AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON [        ], 2006
                                                        REGISTRATION NO. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            KIMCO REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MARYLAND                         6798                     13-2744380

   (State or other              (Primary Standard           (I.R.S. Employer
   jurisdiction of                  Industrial             Identification No.)
  incorporation or             Classification Code
    organization)                    Number)

                            3333 NEW HYDE PARK ROAD
                            NEW HYDE PARK, NY 11042
                                 (516) 869-9000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          ----------------------------

                              BRUCE KAUDERER, ESQ.
                             3333 NEW HYDE PARK ROAD
                       NEW HYDE PARK, NEW YORK 11042-0020
                                 (516) 869-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                   COPIES TO:
        ADAM O. EMMERICH, ESQ.                    PETER M. FASS, ESQ.
           DAVID E. SHAPIRO, ESQ.             STEVEN L. LICHTENFELD, ESQ.
    WACHTELL, LIPTON, ROSEN & KATZ                PROSKAUER ROSE LLP
          51 WEST 52ND STREET                        1585 BROADWAY
       NEW YORK, NEW YORK 10019              NEW YORK, NEW YORK 10036-8200
           (212) 403-1000                           (212) 969-3000
                          ----------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

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                                          PROPOSED
                                          MAXIMUM      PROPOSED
                                          OFFERING     MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT         PRICE     AGGREGATE      AMOUNT OF
    SECURITIES TO BE          TO BE         PER        OFFERING     REGISTRATION
       REGISTERED          REGISTERED      SHARE        PRICE          FEE
--------------------------------------------------------------------------------
Common Stock, par value       Not            Not     $82,500,000(2) $8,828(3)
$.01 per share........... Applicable(1)  Applicable
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares is not set forth herein.

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant's common stock expected to be issued. In the proposed merger, the registrant will issue shares of common stock with a value of $82,500,000 plus the amount of Atlantic Realty Trust's cash on hand plus approved lease expenses less expenses associated with the merger of Atlantic Realty Trust with a subsidiary of the Registrant, less Atlantic Realty liabilities and less unpaid dividends. For purposes of calculating the maximum aggregate offering price, the Registrant has assumed that the amount of Atlantic Realty Trust's cash on hand plus approved lease expenses will not exceed the sum of expenses associated with the merger of Atlantic Realty Trust with a subsidiary of the Registrant, Atlantic Realty liabilities and unpaid dividends.

(3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by .000107.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/ prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.]

             PRELIMINARY -- SUBJECT TO COMPLETION -- DATED FEBRUARY 6, 2006

                  MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

      The Board of Trustees of Atlantic Realty Trust has approved a merger agreement authorizing the merger of Atlantic Realty Trust and SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation which we refer to as Merger Sub. As a result of the merger, Kimco will acquire Atlantic Realty. We are sending you this proxy statement/prospectus to ask you to vote on the approval of the merger.

      In the merger, Atlantic Realty will merge with and into Merger Sub. If the merger is completed, each outstanding share of beneficial ownership of Atlantic Realty, which we refer to in this proxy statement/prospectus as Atlantic Realty common stock, will be converted into the right to receive merger consideration with an aggregate value equal to $82,500,000 plus the amount of Atlantic Realty's cash on hand at closing and certain lease expenses less expenses associated with the merger, Atlantic Realty's liabilities and unpaid dividends. On the last business day prior to the date of closing, Atlantic Realty will declare a dividend in an amount necessary for Atlantic Realty to qualify as a real estate investment trust under applicable federal tax law. The merger consideration will be paid in shares of Kimco common stock valued as of the last trading day before the date of closing. Because the value of the consideration is dependent on amounts that will not be known until immediately prior to the date of closing, the exact number of shares of Kimco common stock that you will be entitled to receive for each of your shares of Atlantic Realty common stock will not be known until that time.

      This proxy statement/prospectus gives you detailed information about the special meeting of shareholders and the proposed merger. We urge you to read this proxy statement/prospectus carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER BEGINNING ON PAGE 11. You may obtain additional information about Atlantic Realty and Kimco from documents that each company has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

      Atlantic Realty common stock is quoted on The NASDAQ Capital Market under the symbol "ATLRS." Kimco common stock is listed on the New York Stock Exchange under the symbol "KIM."

      On August 1, 2005, Atlantic Realty's Board of Trustees formed a Special Committee consisting of three of Atlantic Realty's independent trustees, Messrs. Blank, Goldberg and Rosoff, to review, evaluate and make recommendations to the Board of Trustees on behalf of Atlantic Realty's shareholders with respect to a possible sale of Atlantic Realty. The Special Committee believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Atlantic Realty and its shareholders, other than Kimco and its affiliates. THE SPECIAL COMMITTEE RECOMMENDS THAT HOLDERS OF ATLANTIC REALTY COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER.

      BASED IN PART ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, ATLANTIC REALTY'S BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AT THE SPECIAL MEETING.

      YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless, among other things, the holders of 80 percent of the outstanding shares of Atlantic Realty common stock and holders of two-thirds of the outstanding shares of Atlantic Realty common stock not held by Kimco or its affiliates to vote to adopt the merger agreement. Atlantic Realty has scheduled a special meeting of its shareholders to vote on the approval of the merger. The special meeting will
be held at [           ], on [           ], 2006 at [      ], local time.
Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting. If you do not vote by submitting your proxy or by attending the special meeting in person and voting, it will have the same effect as voting against the merger proposal.


      Joel Pashcow
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This proxy statement/prospectus is dated            , 2006, and is first
 being mailed to shareholders of Atlantic Realty on or about          , 2006.

                             ADDITIONAL INFORMATION

      This proxy statement/prospectus incorporates important business and financial information about Atlantic Realty and Kimco from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

By Mail:  Atlantic Realty Trust         By Mail:  Kimco Realty Corporation
          747 Third Avenue                        3333 New Hyde Park Road
          New York, New York  10017               New Hyde Park, New York
          Attention:  Edwin R. Frankel,             11042-0020
                      Secretary                   Attention:  Investor
                                                              Relations

By Telephone:  (212) 702-8561           By Telephone:  (516) 869-9000

      TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE ATLANTIC
REALTY SPECIAL MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN [    ], 2006.

      See "Where You Can Find More Information" beginning on page 74.

                            VOTING ELECTRONICALLY OR
                                  BY TELEPHONE

      Atlantic Realty shareholders of record on the close of business on [    ],
2006, the record date for the Atlantic Realty special meeting, may submit their proxies:

     o by telephone by calling the toll-free number 1-800-322-2885 on a touch-tone phone and following the recorded instructions; or

     o    by email at proxy@mckenziepartners.com.

                              ATLANTIC REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD [    ], 2006

To the Holders of Common Stock of Atlantic Realty Trust:

      A special meeting of the shareholders of Atlantic Realty Trust will be
held at [       ],               on [    ], 2006 at [   ], local time, for the
following purposes:

      1. To consider and vote on a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust, including the merger of Atlantic Realty Trust with and into SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation.

      2. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

      We have included a copy of the merger agreement as Annex A to the proxy statement/prospectus. The proxy statement/prospectus further describes the matters to be considered at the special meeting.

      Only shareholders of record at the close of business on [      ], 2006
will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. The approval of the merger requires the affirmative vote of the holders of 80 percent of the outstanding shares of Atlantic Realty common stock and holders of two-thirds of the outstanding shares of Atlantic Realty common stock not held by Kimco or its affiliates. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO US OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET. You may also cast your vote in person at the special meeting. Please vote promptly whether or not you expect to attend the special meeting.

      If you do not vote in favor of the approval of the merger, you will have the right to seek appraisal of the fair value of your shares if the merger is completed, but only if you submit a written objection to the proposed transaction at or before the Atlantic Realty shareholder meeting and you comply with all requirements of Maryland law, which are summarized in the accompanying document.

      A Special Committee of the Atlantic Realty Board formed for the purposes of reviewing, evaluating and making recommendations to the Board of Trustees on behalf of Atlantic Realty's shareholders (other than Kimco and its affiliates) with respect to a possible acquisition of Atlantic Realty, recommends to the holders of Atlantic Realty common stock that they vote FOR the approval of the merger.

      BASED IN PART ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF TRUSTEES OF ATLANTIC REALTY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER.

By order of the Board of Trustees,

Joel Pashcow
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

[             ], 2006

PLEASE VOTE YOUR SHARES PROMPTLY. INSTRUCTIONS FOR VOTING ARE ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. AT
(212) 929-5500 (CALL COLLECT) OR (800) 322-2885 (TOLL FREE).

                                TABLE OF CONTENTS

                                                                            PAGE

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE
      SPECIAL MEETING..........................................................1
SUMMARY........................................................................3
      The Companies............................................................3
      The Merger...............................................................3
      What Atlantic Realty Shareholders Will Receive in the Merger.............3
      Material United States Federal Income Tax Consequences of the Merger.....4
      Opinion of Atlantic Realty's Financial Advisor...........................5
      Recommendation of Atlantic Realty's Special Committee....................5
      Recommendation of Atlantic Realty's Board of Trustees....................5
      Interests of Atlantic Realty's Trustees and Executive Officers in
        the Merger.............................................................5
      Regulatory Approvals Required for the Merger.............................6
      Conditions to Completion of the Merger...................................6
      Termination of the Merger Agreement......................................6
      Termination Fee..........................................................7
      Special Meeting of Atlantic Realty Shareholders (see page 15)............7
      Appraisal Rights.........................................................7
      Accounting Treatment of the Merger.......................................8
      Comparative Per Share Data and Comparative Market Prices.................8
SELECTED HISTORICAL FINANCIAL DATA OF KIMCO....................................9
SELECTED HISTORICAL FINANCIAL DATA OF ATLANTIC REALTY.........................10
RISK FACTORS..................................................................11
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS..............................13
INFORMATION ABOUT THE COMPANIES.............................................. 14
      Kimco Realty Corporation............................................... 14
      SI 1339, Inc............................................................14
      Altantic Realty Trust...................................................14
THE SPECIAL MEETING OF ATLANTIC REALTY SHAREHOLDERS...........................15
      General................................................................ 15
      When and Where the Atlantic Realty Special Meeting Will Be Held.........15
      Purpose.................................................................15
      Record Date and Quorum..................................................15
      Required Vote...........................................................15
      Proxies; Revocation.....................................................16
      Attending the Meeting...................................................17
      Voting Electronically or by Telephone...................................17
      Solicitation of Proxies.................................................17
THE MERGER....................................................................19
      Background of the Merger................................................19
      Atlantic Realty's Reasons for the Merger; Recommendation of
        Atlantic Realty's Board of Trustees and Special Committee.............25
      Opinion of Atlantic Realty's Financial Advisor..........................28

                                                                            PAGE
      Rockwood Estimate of Market Value.......................................35
      Interests of Atlantic Realty's Trustees and Executive Officers in
        the Merger............................................................38
      Kimco's Reasons for the Merger..........................................39
      Kimco's Board of Directors and Management after the Merger..............40
      Material United States Federal Income Tax Consequences of the Merger....40
      Accounting Treatment of the Merger......................................43
      Regulatory Approvals Required for the Merger............................43
      Conversion of Shares; Exchange of Certificates; Dividends;
        Withholding...........................................................43
      Appraisal Rights........................................................44
      Restrictions on Sales of Shares by Affiliates of Atlantic Realty........46
      Stock Exchange Listings.................................................46
      Delisting and Deregistration of Atlantic Realty Stock after the
        Merger................................................................46
      Transactions with Interested Shareholders...............................46
THE MERGER AGREEMENT..........................................................48
      Structure...............................................................48
      Effective Time and Timing of Closing....................................48
      Consideration To Be Received in the Merger..............................48
      Stock Options and Other Stock-Based Awards..............................50
      Representations and Warranties..........................................50
      Conduct of Business Pending the Merger..................................51
      Shareholders Meeting and Duty to Recommend..............................53
      No Solicitation of Alternative Transactions.............................54
      Employee Matters........................................................56
      Indemnification and Insurance...........................................56
      Estoppels...............................................................56
      Casualty and Condemnation...............................................57
      Title Insurance.........................................................57
      Additional Agreements...................................................58
      Conditions to Complete the Merger.......................................58
      Termination of the Merger Agreement.....................................59
      Amendment, Waiver and Extension of the Merger Agreement.................61
      Fees and Expenses.......................................................62
COMPARATIVE MARKET PRICE AND DIVIDEND DATA....................................63
INFORMATION ABOUT ATLANTIC REALTY.............................................65
DESCRIPTION OF KIMCO CAPITAL STOCK............................................66
DESCRIPTION OF COMMON STOCK...................................................66
PREFERRED STOCK...............................................................68
ANTI-TAKEOVER CONSIDERATIONS..................................................69
COMPARISON OF SHAREHOLDER RIGHTS..............................................70
LEGAL MATTERS.................................................................74
EXPERTS.......................................................................74
SHAREHOLDER PROPOSALS.........................................................74
WHERE YOU CAN FIND MORE INFORMATION...........................................74

ANNEX A -- Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust

ANNEX B -- Opinion of Robert A. Stanger & Co., Inc.

ANNEX C -- Estimate of Market Value of the Hylan Plaza Shopping Center prepared by Rockwood Realty Associates, L.L.C.

ANNEX D -- Sections 3-201 et. seq. of the Maryland General Corporation Law

ANNEX E -- Atlantic Realty's Annual Report on Form 10-K for the year ended
           December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005

             QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE
                                 SPECIAL MEETING

      THE QUESTIONS AND ANSWERS BELOW HIGHLIGHT ONLY SELECTED PROCEDURAL INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS. THEY DO NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE DOCUMENT AND THE ADDITIONAL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING AND THE VOTING PROCEDURES.

Q: WHAT IS THE PROPOSED TRANSACTION FOR WHICH I AM BEING ASKED TO VOTE?

A: You are being asked to vote to approve the transactions contemplated by an Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust, including the merger, subject to the terms and conditions of the merger agreement of Atlantic Realty Trust with and into SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read and considered the information contained in this proxy statement/prospectus, indicate on your proxy card how you want your shares to be voted. Then complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares will be represented and voted at the special meeting. Alternatively, you may submit your proxy by telephone or the internet. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted FOR the approval of the merger.

Q: WHY IS MY VOTE IMPORTANT?

A: The merger must be approved by (i) holders of 80 percent of the outstanding shares of Atlantic Realty common stock and (ii) holders of two-thirds of the outstanding shares of Atlantic Realty common stock not held by Kimco or its affiliates. If you fail to vote, that will have the same effect as a vote AGAINST approval of the merger.

Q: IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER OR BANK, WILL MY BROKER OR
   BANK AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares by following the instructions your broker or bank provides. If you do not instruct your broker or bank, they will generally not have the discretion to vote your shares, which will have the same effect as a vote AGAINST approval of the merger.

Q: CAN I CHANGE MY VOTE?

A: Yes, you may change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of your shares, you can change your vote in any of the following three ways:

     o You may send a written notice to the Corporate Secretary of Atlantic Realty, 747 Third Avenue, New York, New York 10017, stating that you would like to revoke your proxy.

     o You may complete and submit a new proxy card or submit a new proxy by telephone or the internet. The latest vote actually received before the special meeting will be counted, and any earlier proxies will be revoked.

     o You may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy.

   If your shares are held in "street name," you should contact your broker or bank and follow the directions you receive from your broker or bank in order to change or revoke your vote.

Q: IF I HOLD MY ATLANTIC REALTY SHARES IN CERTIFICATED FORM, SHOULD I SEND IN
   MY ATLANTIC REALTY STOCK CERTIFICATES NOW?

A: No.  Please DO NOT send your stock certificates with your proxy card.
   Atlantic Realty shareholders will receive written instructions from the exchange agent after the merger is completed on how to exchange Atlantic Realty stock certificates you may have for the merger consideration.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger in the first or second quarter of 2006.
   However, we cannot assure you when or if the merger will occur. We must first obtain the requisite approval of Atlantic Realty shareholders at the special meeting.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy card, you should contact:

   Mackenzie Partners, Inc. by telephone at 1-212-929-5500 (call collect) or 1-800-322-2885 (toll free) or by email at proxy@mckenziepartners.com

   If your broker or bank holds your shares, you should also contact your broker or bank for additional information.

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THE ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH THIS PROXY STATEMENT/PROSPECTUS REFERS IN ORDER TO FULLY UNDERSTAND THE MERGER AND THE RELATED TRANSACTIONS. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 75. EACH ITEM IN THIS SUMMARY REFERS TO THE PAGE OF THIS PROXY STATEMENT/PROSPECTUS ON WHICH THAT SUBJECT IS DISCUSSED IN MORE DETAIL.

THE COMPANIES  (SEE PAGE 14)

KIMCO

      Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 45 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,019 properties comprising approximately 129.0 million square feet of leasable space located throughout 44 states, Canada and Mexico. The address of Kimco's principal executive offices is 3333 New Hyde Park Road, New Hyde Park, New York 11042, and its telephone number is (516) 869-9000.

MERGER SUB

      SI 1339, Inc., or Merger Sub, is a Maryland corporation, recently organized as a wholly owned subsidiary of Kimco solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the merger. Merger Sub's executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042 and its telephone number is (516) 869-9000.

ATLANTIC REALTY

      Atlantic Realty is a Maryland real estate investment trust formed for the purpose of liquidating its interests in real properties, its mortgage loan portfolio and certain other assets and liabilities that were transferred to Atlantic Realty from Ramco-Gershenson Properties Trust. Atlantic Realty currently owns one retail property, the Hylan Plaza Shopping Center, located in Staten Island, New York. The address of Atlantic Realty's principal executive offices is 747 Third Avenue, New York, New York 10017, and its telephone number is (212) 702-8561.

THE MERGER (SEE PAGE 19)

      We are proposing a merger of Atlantic Realty with and into SI 1339, Inc., a wholly owned subsidiary of Kimco, with SI 1339, Inc. as the surviving corporation in the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

WHAT ATLANTIC REALTY SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 48)

      Upon completion of the merger, each outstanding share of Atlantic Realty common stock will be converted into the right to receive merger consideration with an aggregate value equal to $82,500,000 plus the amount of Atlantic Realty's cash on hand at closing plus specified lease expenses less expenses associated with the merger, Atlantic Realty's liabilities and unpaid dividends. On the last business day prior to the date of closing, Atlantic Realty will declare a dividend in an amount necessary for Atlantic Realty to qualify as a real estate investment trust under applicable federal income tax law. The merger consideration will be paid in shares of Kimco common stock valued as of the last trading day before the date of closing. Because the value of the consideration is dependent on amounts that will not be known until immediately prior to the date of closing, the exact number of shares of Kimco common stock that you will be entitled to receive for each of your shares of Atlantic Realty common stock will not be known until that time.

      As of the date of the signing of the merger agreement, Atlantic Realty had cash on hand and specified lease expenses of $9,667,000 and it also anticipated at that time that it would have merger expenses and other liabilities (including certain agreed upon liabilities) for which it is responsible of $10,434,000. Since the date of the merger agreement, Atlantic Realty paid a dividend of $.45 per share (approximately $1,603,000 in the aggregate) which will have the effect of reducing the merger consideration by such amount. These amounts do not reflect the impact of future dividends that may be paid by Atlantic Realty, property cash flow that may be received or additional liabilities that may be incurred between the date of the signing of the merger agreement and the date of the closing of the merger, none of which can be predicted with any certainty.

      By way of example only, if Atlantic Realty's cash and specified lease expenses at closing are $8,064,000 (the amount of such cash and expenses at signing less the dividend paid since signing) and the estimate of the merger expenses and other liabilities is accurate and does not change from signing, Atlantic Realty shareholders would be entitled to receive Kimco common stock based on a value of Atlantic Realty of approximately $80,130,000 in the aggregate. Based on that aggregate amount of consideration, the chart below sets forth the number of shares of Kimco common stock that would be received for each share of Atlantic Realty common stock outstanding on the date of the closing of the merger. There can be no assurance that as of the date of the closing of the merger that Kimco shares will have a market value in the range indicated. Because this chart does not account for future dividends, property cash flow or additional liabilities and makes assumptions as to the Company's expenses and the price of the Kimco common stock on the last trading day before the date of closing, the actual number of Kimco shares that you will receive will likely be different from the numbers used in this example.

               -----------------------------------------
                HYPOTHETICAL                NUMBER OF
                    KIMCO                 KIMCO SHARES
                STOCK PRICE              TO BE RECEIVED
               -----------------------------------------
                   $28.00                     0.8035
               -----------------------------------------
                    28.50                     0.7894
               -----------------------------------------
                    29.00                     0.7758
               -----------------------------------------
                    29.50                     0.7627
               -----------------------------------------
                    30.00                     0.7500
               -----------------------------------------
                    30.50                     0.7377
               -----------------------------------------
                    31.00                     0.7258
               -----------------------------------------
                    31.50                     0.7142
               -----------------------------------------
                    32.00                     0.7031
               -----------------------------------------
                    32.50                     0.6923
               -----------------------------------------
                    33.00                     0.6818
               -----------------------------------------
                    33.50                     0.6716
               -----------------------------------------
                    34.00                     0.6617
               -----------------------------------------
                    34.50                     0.6521
               -----------------------------------------
                    35.00                     0.6428
               -----------------------------------------

      No fractional shares of Kimco common stock will be issued in the merger. Instead of fractional shares, Atlantic Realty shareholders will receive cash in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the closing price of one share of Kimco common stock on the last trading day before the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE
PAGE 40)

      The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, so that, assuming the merger does so qualify, you will not recognize any gain or loss upon the exchange of your shares of Atlantic Realty common stock for shares of Kimco common stock in the merger, but you will recognize gain (but not loss) for United States federal income tax purposes as a result of the merger to the extent of any cash received as part of the merger consideration. The merger is conditioned on the receipt by Atlantic Realty of a legal opinion that the merger will qualify as a reorganization for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences of the Merger" beginning on page 40.

      TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO ATLANTIC REALTY SHAREHOLDERS WILL DEPEND ON EACH SHAREHOLDER'S PARTICULAR TAX SITUATION. ATLANTIC REALTY SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO THEM.

OPINION OF ATLANTIC REALTY'S FINANCIAL ADVISOR (SEE PAGE 28)

      Stanger has acted as financial advisor to Atlantic Realty in connection with the Merger and has delivered to the Atlantic Realty Special Committee and its Board of Trustees a written opinion, dated November 18, 2005, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received in the merger is fair, from a financial point of view to the shareholders of Atlantic Realty, other than Kimco and its affiliates. The full text of the written opinion of Stanger, dated November 18, 2005, which sets forth the assumptions made, matters considered and limitation on the review undertaken, is attached as Annex B to this proxy statement/prospectus and should be read carefully in its entirety. The opinion of Stranger is directed to the Atlantic Realty Special Committee and its Board of Trustees and relates only to the fairness, from a financial point of view, of the merger consideration to be received by the shareholders (other than Kimco and its affiliates), does not address any other aspect of the merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting of shareholders of Atlantic Realty. In connection with the rendering of its opinion and related services, Stranger was paid a fee of $150,000. See "The Merger -- Opinion of Atlantic Realty's Financial Advisor."

RECOMMENDATION OF ATLANTIC REALTY'S SPECIAL COMMITTEE (SEE PAGE 25)

      On October 1, 2005, the Atlantic Realty Board of Trustees formed a Special Committee consisting of three independent trustees, Messrs. Blank, Goldberg and Rosoff, to review and to consider any bona fide offer to acquire Atlantic Realty. The Special Committee believes the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Atlantic Realty and its shareholders, other than Kimco and its affiliates. Atlantic Realty's Special Committee unanimously recommends that Atlantic Realty shareholders vote FOR approval of the merger.

RECOMMENDATION OF ATLANTIC REALTY'S BOARD OF TRUSTEES (SEE PAGE 25)

      Atlantic Realty's Board of Trustees has unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Atlantic Realty and its shareholders, other than Kimco and its affiliates. Based in part on the recommendation of the Special Committee, the Atlantic Realty Board of Trustees unanimously recommends that Atlantic Realty shareholders vote FOR approval of the merger.

INTERESTS OF ATLANTIC REALTY'S TRUSTEES AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 38)

      Atlantic Realty's executive officers and trustees have financial interests in the merger that are different from, or in addition to, the interests of Atlantic Realty's shareholders. These interests include rights of executive officers (one of whom is also a trustee but not a member of the Special Committee) to receive retention payments in the aggregate amount of approximately $703,725, rights to continued indemnification and insurance coverage by Kimco after the merger for acts or omissions occurring before the merger. In addition, two of Atlantic Realty's trustees, neither of whom is a member of the Special Committee, will receive payments in respect of services in 2005 of $60,000 each and may receive additional payments in an aggregate amount not to exceed $100,000 for services rendered in 2006. The Atlantic Realty Board of Trustees and Special Committee were aware of these interests and considered them in their decision to approve the merger.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (SEE PAGE 43)

      Neither Kimco nor Atlantic Realty is aware of any material regulatory approvals which are required to be obtained in order to consummate the merger.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 58)

      As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of mutual conditions being satisfied or waived, including:

     o    the required approvals of Atlantic Realty's shareholders;

     o the absence of any restriction, injunction or prohibition on consummation of the merger by a court or provision of law;

     o the registration statement of which this proxy statement/prospectus forms a part having become effective and not being subject to any stop order or proceeding seeking a stop order, and compliance with state securities laws;

     o the listing on the New York Stock Exchange of the shares of Kimco common stock to be issued; and

     o the receipt by Atlantic Realty of an opinion of counsel that the merger will be treated as a reorganization for United States federal income tax purposes.

Each of Kimco's and Atlantic Realty's obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions, including:

     o the other party's representations and warranties in the merger agreement being true and correct, subject to the materiality standards contained in the merger agreement; and

     o    material compliance by the other party with its covenants.

Kimco's obligations to complete the merger are further subject to the satisfaction or waiver of the following conditions:

     o there not having occurred a material adverse change in the business of Atlantic Realty since December 31, 2004;

     o the receipt of certain tax opinions relating to among other things, that both Ramco-Gershenson Property Trust and Atlantic Realty are and were qualified as real estate investment trusts under the federal income tax code; and

     o    the receipt of tenant estoppels.

Kimco and Atlantic Realty cannot be certain of when, or if, the conditions to the merger will be satisfied or, where permissible, waived or whether or not the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 59)

      Kimco and Atlantic Realty can agree at any time to terminate the merger agreement without completing the merger, even if Atlantic Realty's shareholders have approved the merger. Also, either of Kimco or Atlantic Realty can terminate the merger agreement if:

     o the merger has not been completed by June 30, 2006 (other than because of a breach of the merger agreement by the party seeking termination);

     o a governmental entity issues a final non-appealable order enjoining or prohibiting the merger;

     o Atlantic Realty's shareholders fail to approve the merger at the Atlantic Realty special meeting; or

     o the other party breaches the merger agreement in a manner that would entitle the party seeking to terminate the merger agreement not to consummate the merger, subject to the right of the breaching party to cure, if curable, the breach within a specified cure period.

      Additionally, Kimco may terminate the merger agreement if:

     o Atlantic Realty's Board of Trustees fails to recommend the merger to Atlantic Realty's shareholders or has withdrawn, modified or changed in a manner adverse to Kimco its recommendation of the merger or refuses to reaffirm its recommendation of the merger within five days after a request by Kimco that it do so;

     o there is damage or destruction to the Hylan Plaza Shopping Center, Atlantic Realty's principal asset, or a governmental required alteration or addition in excess of $1,000,000 or there is any condemnation or eminent domain proceedings affecting the Hylan Plaza Shopping Center; or

     o an updated title commitment reveals certain title defects, property restrictions or other encumbrances relating to the Hylan Plaza Shopping Center that are not cured within a specified cure period.

TERMINATION FEE (SEE PAGE 61)

      Atlantic Realty has agreed to pay to Kimco a termination fee of $2,475,000 and reimburse Kimco's expenses up to $412,500 if the merger agreement is terminated under the circumstances specified in "The Merger Agreement -- Termination of the Merger Agreement -- Termination Fee."

SPECIAL MEETING OF ATLANTIC REALTY SHAREHOLDERS (SEE PAGE 15)

      Atlantic Realty will hold a special meeting of its shareholders at [ ], on [ ], 2006 at [ ], local time. At the special meeting, Atlantic Realty shareholders will be asked:

     o    to vote to approve the merger; and

     o to vote to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger.


      Atlantic Realty's shareholders may vote at the special meeting if they owned shares of Atlantic Realty common stock at the close of business on the record date, [ ], 2006. On that date, there are expected to be [ ] shares of Atlantic Realty common stock outstanding and entitled to vote at the special meeting, approximately [ ]% of which were owned and entitled to be voted by Atlantic Realty and its affiliates. On that date, Kimco and its affiliates will own 992,113 shares of Atlantic Realty common stock, or approximately 37.9% of the outstanding shares of Atlantic Realty common stock entitled to vote at the Atlantic Realty special meeting. Pursuant to a Standstill Agreement between Kimco and Atlantic Realty, Kimco and certain of its affiliates have agreed to vote the shares that they own in excess of 9.8% of the outstanding shares of Atlantic Realty in accordance with the recommendation of Atlantic Realty's Board of Trustees.

      Atlantic Realty's shareholders can cast one vote for each share of Atlantic Realty common stock they owned on the record date. Approval of the merger requires the affirmative vote of (i) the holders of 80 percent of the outstanding shares of Atlantic Realty common stock and (ii) the holders of two-thirds of the outstanding shares of Atlantic Realty common stock not held by Kimco or its affiliates.

APPRAISAL RIGHTS (SEE PAGE 44)

      Under Maryland law, holders of Atlantic Realty common stock may have the right to receive an appraisal of the fair value of their shares of Atlantic Realty common stock in connection with the merger. To exercise these appraisal rights, an Atlantic Realty shareholder must submit a written notice of objection to the merger at or before the shareholder meeting, must not vote for approval of the merger and must strictly comply with all of the procedures required by Maryland law. These procedures are described more fully beginning on page 44.

A COPY OF MARYLAND GENERAL CORPORATION LAW -- SECTIONS 3-201 ET. SEQ. -- APPRAISAL RIGHTS IS INCLUDED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 43)

      Kimco will account for the merger as a purchase for financial reporting purposes.

COMPARATIVE PER SHARE DATA AND COMPARATIVE MARKET PRICES (SEE PAGE 63)

      Kimco common stock is listed on the New York Stock Exchange under the symbol "KIM." Atlantic Realty common stock is listed on The NASDAQ Capital Market under the symbol "ATLRS." The following table sets forth the closing sale prices of Kimco common stock and Atlantic Realty common stock as reported on the New York Stock Exchange and NASDAQ Capital Market, respectively, on December 1, 2005, the last trading day prior to the date of the merger agreement, and on
[             ], 2006, the last trading day prior to the printing of this proxy statement/prospectus for which it was practicable to obtain this information. Using these historical market prices, this table also shows the equivalent per share price of Atlantic Realty common stock, assuming that Atlantic Realty has cash on hand and approved lease expenses of $8,064,000 (representing cash on hand and approved lease expenses of $9,667,000 as of the date of the signing of the merger agreement minus $1,603,000 attributable to a dividend paid by Atlantic Realty to its shareholders on December 29, 2005) and merger expenses and other liabilities for which it is responsible of $10,434,000. Because these numbers do not account for future dividends, property cash flow or additional liabilities or changes in the market price of Kimco's common stock and make assumptions as to Atlantic expenses, the value of the Kimco shares that you will receive will likely be different from the numbers used in the table below.

                                        ATLANTIC
                           KIMCO         REALTY         EQUIVALENT
                          COMMON         COMMON         PER SHARE
            DATE          STOCK          STOCK             PRICE
          --------        ------        --------        ----------
          December        $31.61         $22.25            $22.50
          1, 2005

          [  ], 2006      $__.__         $__.__            $22.50

                  SELECTED HISTORICAL FINANCIAL DATA OF KIMCO

      Kimco is providing the following information to aid you in your analysis of the financial aspects of the merger. Kimco derived the financial information as of and for the years ended December 31, 2000 through December 31, 2004 from its historical audited financial statements for these years. Kimco derived the financial information as of and for the nine months ended September 30, 2004 and 2005 from its unaudited financial statements, which financial statements include, in the opinion of Kimco's management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of those results. The results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. This information is only a summary, and you should read it in conjunction with Kimco's consolidated financial statements and the related notes contained in Kimco's periodic reports filed with the Securities and Exchange Commission that have been incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 74.


                        For the nine  For the nine
                        months ended  months ended                    Year ended December 31,(2)
                        ------------  ------------  ---------------------------------------------------------------------------
(All amounts in         September     September
thousands, except per   30,           30,
share information)      2005          2004          2004           2003           2002           2001           2000
                        ------------  ------------  -------------  -------------  -------------  -------------  -------------
Operating Data:
Revenues from rental
property(1)               $ 388,177     $ 386,366      $ 508,993      $ 467,321      $ 419,961      $ 416,393      $ 409,440
Interest expense(3)       $  93,027     $  81,134      $ 107,311      $ 102,491      $  84,985      $  86,188      $  90,506
Depreciation and
amortization(3)           $  79,364     $  75,301      $  99,904      $  83,492      $  68,359      $  66,008      $  63,911
Gain on sale of develop-
ment properties           $  28,410     $  12,339      $  16,835      $  17,495      $  15,880      $  13,418      $      --
Gain on sale of operat-
ing properties(3)         $      --     $      --      $      --      $   3,177      $      --      $   3,040      $   3,962
Provision for income
taxes                     $  13,648     $  10,330      $   8,320      $   8,514      $  12,904      $  19,376      $      --
Income from continuing
operations                $ 236,188     $ 207,661      $ 281,231      $ 243,453      $ 235,399      $ 211,120      $ 182,340
Income per common share,
from continuing
operations(4):
  Basic                   $    1.02     $    0.89      $    1.21      $    1.03      $    1.04      $    0.97      $    0.84
  Diluted                 $    1.00     $    0.88      $    1.19      $    1.02      $    1.03      $    0.95      $    0.84
Weighted average number
of shares of common
stock(4):
  Basic                     226,310       222,302        222,860        214,184        208,916        192,634        185,376
  Diluted                   230,585       226,518        227,144        217,540        210,922        202,326        187,306
Cash dividends declared
per common share(4)       $    0.94     $    0.86      $    1.16      $    1.10      $    1.05      $    0.98       $   0.91

                                                                                 December 31,
                                                         ------------------------------------------------------------------
                              September   September
                              30, 2005     30, 2004       2004          2003            2002           2001           2000
                              --------     --------       ----          ----            ----           ----           ----

Balance Sheet Data:
Real estate, before
accumulated depreciation  $ 4,276,461  $ 3,821,049    $ 4,092,222    $ 4,174,664    $ 3,398,971    $ 3,201,364    $ 3,114,503
Total assets              $ 5,168,476  $ 4,377,118    $ 4,749,597    $ 4,641,092    $ 3,758,350    $ 3,387,342    $ 3,175,294
Total debt                $ 2,357,129  $ 1,819,237    $ 2,118,622    $ 2,154,948    $ 1,576,982    $ 1,328,079    $ 1,325,663
Total stockholders'
equity                    $ 2,344,774  $ 2,211,255    $ 2,236,400    $ 2,135,846    $ 1,908,800    $ 1,892,647    $ 1,708,285


Cash flow provided by
 operations               $ 320,332    $ 294,073      $ 365,176      $ 308,632      $ 278,931      $ 287,444      $ 250,546
Cash flow used for
 investing activities     $(392,657)   $ 69,762       $(303,378)     $(642,365)     $(396,655)     $(157,193)     $(191,626)
Cash flow provided by
 (used for) financing
 activities               $ 104,045    $(278,092)     $(71,866)      $ 346,059      $ 59,839       $(55,501)      $(67,899)


     -----------------------------
     (1) Does not include (i) revenues from rental property relating to unconsolidated joint ventures, (ii) revenues relating to the investment in retail stores leases and (iii) revenues from properties included in discontinued operations.
     (2) All years have been adjusted to reflect the impact of operating properties sold during the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002 and properties classified as held for sale as of September 30, 2005 and December 31, 2004, which were reflected in Discontinued operations in the Consolidated Statements of Income.
     (3)  Does not include amounts reflected in Discontinued operations.
     (4) On July 21, 2005, Kimco's Board of Directors declared a two-for-one split (the "Stock Split") of Kimco's common stock which was effected in the form of a stock dividend paid on August 23, 2005 to stockholders of record on August 8, 2005. All share and per share data has been adjusted to reflect this Stock Split.

             SELECTED HISTORICAL FINANCIAL DATA OF ATLANTIC REALTY

      Atlantic Realty is providing the following information to aid you in your analysis of the financial aspects of the merger. Atlantic Realty derived the financial information as of and for the years ended December 31, 2000 through December 31, 2004 from its historical audited financial statements for these years. Atlantic Realty derived the financial information as of and for the nine months ended September 30, 2004 and 2005 from its unaudited financial statements, which financial statements include, in the opinion of Atlantic Realty's management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of those results. The results for the nine months ended September 30, 2005 are not necessarily indicative of the net change in Net Assets in Liquidation that may be expected for the year ending December 31, 2005. This information is only a summary, and you should read it in conjunction with Atlantic Realty's consolidated financial statements and the related notes contained in Atlantic Realty's periodic reports filed with the Securities and Exchange Commission that have been incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 74.


                              For the nine    For the nine
                              months ended    months ended                            Year ended December 31,
                              ------------    ------------    --------------------------------------------------------------
                             September 30,    September 30,
                              2005               2004        2004           2003          2002           2001           2000
                              ----               ----        ----           ----          ----           ----           ----

Statement of Net Assets
In Liquidation:
     Total Assets          $ 89,808,691  $ 66,489,423   $ 89,273,922   $ 67,607,443   $ 66,876,929   $ 63,286,177   $ 62,691,522
     Total Liabilities     $  7,557,709  $  8,525,882   $  8,600,164   $ 12,547,752   $  4,971,363   $  5,430,048   $  4,545,181
     Net Assets in         $ 82,250,982  $ 67,963,541   $ 80,673,758   $ 55,059,691   $ 61,905,566   $ 57,856,129   $ 58,146,371
     Liquidation

Statement of Changes in
Net Assets in
 Liquidation:
Increase (Decrease)

Distributions Paid          --           $(11,575,006)  $(13,035,333)  $(1,638,314)   $(2,208,163)   $(2,706,780)   $ (3,062,936)
Adjustments to Reflect
Liquidation
Basis of Accounting        $ 1,577,224   $ 14,478,946   $ 38,649,400   $(5,207,561)   $ 6,257,600    $ 2,416,538    $ 3,777,618
Net Change in Net          $ 1,577,224   $  2,903,850   $ 25,614,067   $(6,845,875)   $ 4,049,437    $(290,242)     $   714,682
  Assets in Liquidation



                                  RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE MATTERS ADDRESSED UNDER THE CAPTION "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 13, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER.

SHAREHOLDERS WILL NOT KNOW UNTIL THE CLOSING OF THE MERGER THE NUMBER OF SHARES OF KIMCO COMMON STOCK THAT WILL BE ISSUED IN THE MERGER.

      Upon the completion of the merger, each share of Atlantic Realty common stock outstanding immediately prior to the merger will be converted into the right to receive shares of Kimco common stock. The merger consideration will be determined based on a number of factors, including the amount of Atlantic Realty's cash on hand (which is itself dependent on future dividends, property cash flow and other factors), the amount of approved lease expenses, the expenses associated with the merger and Atlantic Realty's liabilities and unpaid dividends. None of these factors can be determined with certainty prior to the closing of the merger. In addition, the merger consideration will be paid in shares of Kimco common stock with a market price valued as of the last trading day before the date of the closing. This market price may vary from the closing price of Kimco common stock on the date the merger was announced, on the date that this proxy statement/prospectus was mailed to Atlantic Realty shareholders and on the date of the Atlantic Realty special meeting. Accordingly, the exact number of shares of Kimco common stock that you will be entitled to receive for each of your Atlantic Realty shares will not be known until immediately prior to the date of the closing of the merger.

      Neither Kimco nor Atlantic Realty is permitted to terminate the merger agreement or resolicit the vote of Atlantic Realty shareholders solely because of changes in the market prices of either company's stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the respective businesses, operations and prospects of Atlantic Realty and Kimco. Many of these factors are beyond the control of Atlantic Realty or Kimco.

THE MARKET PRICE OF KIMCO COMMON STOCK AFTER THE MERGER MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF ATLANTIC REALTY CURRENTLY.

      The businesses of Kimco and Atlantic Realty are significantly different and, accordingly, the results of operations of Kimco and the market price of Kimco's common stock may be affected by factors different from those currently affecting the results of operations and market prices of Atlantic Realty's common stock. For a discussion of the businesses of Kimco and Atlantic Realty and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 74.

KIMCO MAY NOT QUALIFY OR CONTINUE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES.

      Kimco has been organized as, and believes that its past and present operations qualify it as, a real estate investment trust, which we refer to as a "REIT" under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." In addition, following the Merger, Kimco intends to operate in a manner that will allow it to continue to qualify as a REIT. However, the Internal Revenue Service, or the IRS, could successfully assert that Kimco was not or will not continue to be qualified as a REIT. That is because qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within Kimco's control. If Kimco fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to stockholders in computing taxable income and would become subject to federal income tax at regular corporate tax rates. In such an event, it could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Kimco would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification.

ISSUES ARISING OUT OF THE PENDING AUDIT OF RAMCO-GERSHENSON PROPERTIES TRUST OR ANY CHALLENGE TO THE STATUS OF ATLANTIC REALTY OR RAMCO-GERSHENSON PROPERTIES TRUST AS A REIT COULD PREVENT OR DELAY THE CLOSING OF THE MERGER.

      Atlantic Realty has been organized as, and believes that its past and present operations qualify it as, a REIT. In addition, the public filings of Ramco-Gershenson Properties Trust, from which Atlantic Realty was spun off in 1996, state that it has qualified as a REIT. However, the IRS could assert that Atlantic Realty or Ramco-Gershenson Properties Trust is not qualified as such and, in the case of Ramco-Gershenson Properties Trust, the IRS has made such an assertion. The IRS is currently conducting an examination of Ramco-Gershenson Properties Trust for its taxable years ended December 31, 1996 and 1997. The examination reports seek to disallow certain deductions and losses it took in 1996 and to disqualify it as a REIT for the years 1996 and 1997. In statements made in its public filings, Ramco-Gershenson Properties Trust, has stated that it vigorously disputes the positions of the IRS. Adverse developments with respect to the qualification as a REIT of Ramco-Gershenson Properties Trust or Atlantic Realty could prevent or delay the closing of the merger.

      It is a condition to the obligation of Kimco to effect the merger under the merger agreement that it will have received at closing those opinions and reliance letters, if any, requested by it of Proskauer Rose LLP, counsel to Atlantic Realty, and/or Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Ramco-Gershenson Properties Trust, in the forms agreed to by the parties prior to the date of the signing of the merger agreement, unless otherwise agreed to by the parties. Such opinions and reliance letters, if any, to be delivered at closing relate to issues of Atlantic Realty's and Ramco's qualification as a REIT.

ANY LIABILITY OF ATLANTIC REALTY TO RAMCO-GERSHENSON PROPERTIES TRUST ABOVE AN AGREED AMOUNT WOULD REDUCE THE MERGER CONSIDERATION.

      Ramco-Gershenson Properties Trust has stated that it believes that certain tax deficiencies, interest and penalties that may be assessed against it in connection with the IRS examination, would constitute items covered under a tax agreement with Atlantic Realty. Atlantic Realty believes that it does not have any obligation to make any payment or to indemnify Ramco-Gershenson Properties Trust in any manner for any tax, interest or penalty set forth in the IRS's examination report relating to the taxable years 1996 and 1997 of Ramco-Gershenson Properties Trust. Furthermore, Atlantic Realty does not believe the audit of Ramco-Gershenson Properties Trust will have a material impact on Atlantic Realty or its status as a REIT. However, it is possible that the IRS or a court will disagree. In addition, if Ramco-Gershenson Properties Trust is disqualified as a REIT or incurs additional tax liabilities for its taxable years 1996 and 1997, it could seek reimbursement for any resulting tax liability from Kimco, as successor to Atlantic Realty, under the tax agreement between Atlantic Realty and Ramco-Gershenson Properties Trust. Kimco and Atlantic Realty have agreed to fix the liability under the tax agreement with Ramco-Gershenson Properties Trust (which liability would reduce the merger consideration) in an amount equal to $4,700,000 less amounts paid by Atlantic Realty to Ramco-Gershenson Properties Trust between the date of the merger agreement and
the closing (of which amount $      has been paid as of the mailing of this
proxy statement/prospectus). However, in the event that, prior to the consummation of the merger, Atlantic Realty is obligated to pay (or does pay) Ramco-Gershenson Properties Trust an amount in excess of $4,700,000 pursuant to the tax agreement such amount would reduce the merger consideration by that same amount.

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results and performance; statements about Kimco's and Atlantic Realty's plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "should," "may" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Kimco's and Atlantic Realty's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Kimco and Atlantic Realty. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

      The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

     o those discussed and identified in public filings with the Securities and Exchange Commission made by Kimco and Atlantic Realty;

     o the cash flow produced by Atlantic Realty between the signing of the merger agreement and the closing of the merger;

     o the amount of expenses and other liabilities incurred or accrued between the date of the signing of the merger agreement and date of the closing of the merger;

     o adverse developments in Atlantic Realty's ongoing dispute with Ramco-Gershenson Properties Trust concerning potential tax liabilities; and

     o Atlantic Realty being able to successfully maintain its qualification as a REIT.

      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Atlantic Realty or Kimco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Atlantic Realty and Kimco undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                        INFORMATION ABOUT THE COMPANIES

KIMCO REALTY CORPORATION

      Kimco began operations through a predecessor in 1966, and today is one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as "GLA"). Kimco owns interests in 1,019 properties. These properties have a total of approximately 129 million square feet of GLA and are located in 44 states, Canada and Mexico.

      Kimco's ownership interests in real estate consist of its consolidated portfolio and in portfolios in which it owns an economic interest, such as; Kimco Income REIT, the RioCan Venture, Kimco Retail Opportunity Portfolio and other properties or portfolios where it also retains management.

      Kimco believes that it has operated, and it intends to continue to operate, in such a manner to qualify as a REIT under the Code. Kimco is self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. Kimco has not engaged, nor does it expect to retain, any external advisors in connection with the operation of its properties. Kimco's executive officers are engaged in the day-to-day management and operation of its real estate exclusively, and Kimco administers nearly all operating functions for its properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Kimco's executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and its telephone number is (516) 869-9000. For additional information on Kimco, see "Where You Can Find More Information" beginning on page 74.

SI 1339, INC.

      SI 1339, Inc., or Merger Sub, is a Maryland corporation, recently organized as a wholly owned subsidiary of Kimco solely for the purpose of effecting the merger. It has no material assets and has not engaged in any activities except in connection with the merger. Merger Sub's executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and its telephone number is (516) 869-9000.

ATLANTIC REALTY TRUST

      Atlantic Realty is a Maryland real estate investment trust that was organized in 1995. The principal office of Atlantic is located at 747 Third Avenue, New York, New York 10017, and its telephone number is (212) 702-8561. Atlantic Realty commenced operations on May 10, 1996 as a result of a spin-off from RPS Realty Trust. The spin-off transaction was consummated in order to permit RPS to complete an acquisition of assets from Ramco Gershenson Properties Trust and its affiliates, which permitted RPS to become an equity shopping center REIT. RPS undertook the spin-off transaction, because Ramco was unwilling to consummate the acquisition of Ramco's assets if the assets that were contributed by RPS to Atlantic Realty remained in RPS.

      Atlantic Realty holds an equity investment in one property, the Hylan Plaza Shopping Center, a one-story community shopping center located in Staten Island, New York. The Hylan Plaza Shopping Center contains approximately 359,000 square feet of leasable space, all of which was leased and occupied as of September 30, 2005. Major tenants (I.E., tenants that accounted for 10% or more of the leasable space as of September 30, 2005) include K-Mart Corp., Pathmark Stores, Inc. and Toys "R" Us - NY L.L.C.

              THE SPECIAL MEETING OF ATLANTIC REALTY SHAREHOLDERS

GENERAL

      This proxy statement/prospectus is being furnished to holders of Atlantic Realty common stock for use at a special meeting of Atlantic Realty shareholders and any adjournments or postponements of the meeting.

WHEN AND WHERE THE ATLANTIC REALTY SPECIAL MEETING WILL BE HELD

      The Atlantic Realty special meeting will be held on
[                        ], at [     ], local time, at
[                                            ], subject to any adjournments or
postponements.

PURPOSE

      The purpose of the Atlantic Realty special meeting is to consider and vote on a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco, Merger Sub, a wholly-owned subsidiary of Kimco, and Atlantic Realty, including the merger pursuant to which Atlantic Realty will be merged with and into Merger Sub.

      At the Atlantic Realty special meeting, Atlantic Realty shareholders will also be asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger, and to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE AND QUORUM

      Atlantic Realty shareholders who hold their shares of record as of the close of business on [ ] are entitled to notice of and to vote at the Atlantic Realty special meeting. On the record date, there were 3,561,553 shares of Atlantic Realty common stock outstanding and entitled to vote at the Atlantic
Realty special meeting, held by approximately [   ] holders of record.

      The holders of a majority of the outstanding shares of Atlantic Realty common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE

      The affirmative vote of (i) holders of at least 80 percent of the outstanding shares on the record date of Atlantic Realty common stock and (ii) holders of two-thirds of the outstanding shares on the record date of Atlantic Realty common stock not held by Kimco or its affiliates is required to approve the merger. If Atlantic Realty shareholders fail to approve this proposal, the merger will not occur. Each share of Atlantic Realty common stock is entitled to cast one vote on all matters properly submitted to the Atlantic Realty shareholders.

     As of the record date, trustees and executive officers of Atlantic Realty and their affiliates beneficially owned and were entitled to vote [ ] shares of Atlantic Realty common stock, or approximately [ ]% of the outstanding shares of Atlantic Realty common stock entitled to vote at the

Atlantic Realty special meeting. At that date, Kimco, and its trustees and executive officers and their affiliates beneficially owned 992,113 shares of Atlantic Realty common stock, or approximately 37.9% of the outstanding shares of Atlantic Realty common stock entitled to vote at the Atlantic Realty special meeting. Pursuant to a Standstill Agreement between Kimco and Atlantic Realty, Kimco and certain of its affiliates have agreed to vote the shares that they own in excess of 9.8% of the outstanding shares of Atlantic Realty in accordance with the recommendation of the Atlantic Realty Board of Trustees. Kimco and Atlantic Realty currently expect that their respective trustees and executive officers and their affiliates will vote their shares of Atlantic Realty common stock FOR approval of the merger, although other than as described above, none of them has entered into an agreement requiring them to do so.

      When considering the Atlantic Realty Board of Trustees' and Special Committee's recommendation that you vote in favor of the approval of the merger, you should be aware that some executive officers and trustees of Atlantic Realty may have financial interests in the merger that may be different from, or in addition to, the interests of shareholders of Atlantic Realty. See "The Merger--Interests of Atlantic Realty's Trustees and Executive Officers in the Merger" beginning on page 38.

PROXIES; REVOCATION

      If you are a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, or vote by telephone or the internet as described below under "--Voting Electronically or by Telephone," in order to ensure that your vote is counted at the Atlantic Realty special meeting, or at any adjournment or postponement of the Atlantic Realty special meeting, regardless of whether you plan to attend the Atlantic Realty special meeting. All shares of Atlantic Realty common stock represented by properly executed proxies received before or at the Atlantic Realty special meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on your proxy card, your shares of Atlantic Realty common stock will be voted FOR the approval of the merger and FOR any adjournment of the special meeting, if necessary, to solicit additional proxies.

      If your shares are held in "street name" by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you instructions on how to vote your shares. Under the rules of the NASDAQ, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of the merger (i.e., "broker non-votes"). Shares of Atlantic Realty common stock held by persons attending the special meeting but not voting, or shares for which Atlantic Realty has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote AGAINST approval of the merger. ACCORDINGLY, IF YOU ARE AN ATLANTIC REALTY SHAREHOLDER, THE ATLANTIC REALTY BOARD OF TRUSTEES URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR TO VOTE BY FOLLOWING THE INSTRUCTIONS OF YOUR BANK OR BROKER WITH RESPECT TO SHARES YOU HOLD IN STREET NAME.

      You may revoke your proxy at any time before the vote is taken at the Atlantic Realty special meeting. If you have not voted through your bank or broker, you may revoke your proxy by:

     o submitting written notice of revocation to the Corporate Secretary of Atlantic Realty prior to the voting of that proxy;

     o    submitting a properly executed proxy of a later date; or

     o voting in person at the Atlantic Realty special meeting; however, simply attending the Atlantic Realty special meeting without voting will not revoke an earlier proxy.

      Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

      Atlantic Realty Trust
      747 Third Avenue
      New York, New York  10017
      Attention:  Edwin R. Frankel, Secretary

      IF YOUR SHARES ARE HELD IN STREET NAME, YOU SHOULD FOLLOW THE INSTRUCTIONS OF YOUR BANK OR BROKER REGARDING THE REVOCATION OF PROXIES.

ATTENDING THE MEETING

      If you hold your shares of Atlantic Realty common stock in street name and you want to vote these shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING ELECTRONICALLY OR BY TELEPHONE

      Shareholders of record and many shareholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions electronically through the internet or by telephone. Please note that there are separate arrangements for using the internet and telephone depending on whether your shares are registered in Atlantic Realty's stock records in your name or in the name of a broker, bank or other nominee who holds your shares. If you hold your shares through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your shares to see which options are available.

      In addition to submitting the enclosed proxy by mail, Atlantic Realty shareholders of record may submit their proxies:

     o by telephone by calling the toll-free number 1-800-322-2885 on a touch-tone phone and following the recorded instructions; or

     o    by email at proxy@mckenziepartners.com.

SOLICITATION OF PROXIES

      Atlantic Realty will pay the cost of the Atlantic Realty special meeting and the cost of soliciting proxies for the Atlantic Realty special meeting. In addition to soliciting proxies by mail, Atlantic Realty may solicit proxies by person, telephone and other solicitations by trustees, directors, officers or employees of Kimco and Atlantic Realty. No director, officer or employee of Kimco or Atlantic Realty will be specifically compensated for these activities. Atlantic Realty also intends to request that brokers, banks and other nominees solicit proxies from their principals, and Atlantic Realty will pay the brokers, banks and other nominees certain expenses they incur for those activities. Atlantic Realty has retained

MacKenzie Partners, Inc., a proxy soliciting firm, to assist Atlantic Realty in the solicitation of proxies. MacKenzie's solicitation fee is $7,500, plus reasonable expenses.

      ATLANTIC REALTY SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THE PROXY CARDS. YOU WILL RECEIVE SEPARATE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE YOUR ATLANTIC REALTY STOCK CERTIFICATES FOR THE MERGER CONSIDERATION IF THE MERGER IS COMPLETED.

                                   THE MERGER

BACKGROUND OF THE MERGER

      Atlantic Realty commenced operations on May 10, 1996, as a result of a spinoff from RPS Realty Trust. The spin-off transaction was consummated in order to permit RPS to complete an acquisition of assets from Ramco Gershenson, Inc. and its affiliates. RPS undertook the spin-off transaction because Ramco Gershenson, Inc. and its affiliates were unwilling to consummate the acquisition if the assets that were contributed by RPS to Atlantic Realty remained in RPS. In the spin-off, the Board of Trustees of RPS approved a distribution of one share of Atlantic Realty common stock for every eight shares of beneficial interest of RPS held by stockholders of RPS.

      Under the provisions of its Declaration of Trust, Atlantic Realty was to continue for a period of 18 months from May 10, 1996, during which time Atlantic Realty was to reduce its assets to cash or cash equivalents and either (i) make a liquidating distribution to its shareholders or (ii) agree to merge or combine operations with another real estate entity, in either case, as soon as practicable and within the 18-month period. The 18-month period was subject to extension if (i) Atlantic Realty had not achieved this objective and the holders of at least two-thirds of its outstanding shares approved the extension of such date or (ii) a contingent tax liability relating to RPS that had been assumed by Atlantic Realty had not been satisfactorily resolved. Because various tax issues were not satisfactorily resolved (as described below), Atlantic Realty continued its business past this 18-month period.

      Consistent with Atlantic Realty's Declaration of Trust, its principal investment objective has been to maximize shareholder value from the reduction of its assets to cash or cash equivalents. As part of its plan to liquidate its assets to cash or cash equivalents, subject to certain tax claims filed by the Internal Revenue Service, Atlantic Realty has operated with a general intent to
(i) contact strategic buyers of its remaining asset (the Hylan Plaza Shopping Center, located in Staten Island, New York) regarding possible sales transactions and (ii) list the Hylan Plaza Shopping Center for sale with qualified real estate brokers. In addition, Atlantic Realty has generally explored, from time to time, the possibility of merging or entering into a business combination with another real estate entity.

      On the date of the spin-off transaction, Atlantic Realty held seven mortgages and owned three properties, including the Hylan Plaza Shopping Center. By the end of 1998, Atlantic Realty had sold or otherwise disposed of all of its property and mortgage holdings, other than the Hylan Plaza Shopping Center. Atlantic Realty's Board of Trustees decided that Atlantic Realty should not attempt to sell the Hylan Plaza Shopping Center until tax issues relating to its assumption of liabilities in connection with the spinoff transaction from RPS were substantially resolved. In December 2003, many of the tax issues related to the spinoff transaction from RPS were resolved.

      On January 12, 2004, First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, and Michael L. Ashner, the Chief Executive Officer of First Union, filed a Statement of Beneficial Ownership on Schedule 13D pursuant to which they reported, among other things, that they had made a formal proposal to Atlantic Realty to merge Atlantic Realty with and into First Union or one of its subsidiaries.

      First Union's proposal contemplated that each share of Atlantic Realty common stock would receive consideration of $16.25. This amount would be payable, at the election of each of Atlantic Realty's shareholders, in cash or in exchange for First Union's series A cumulative convertible redeemable preferred shares of beneficial interest at a rate of 0.65 First Union series A preferred shares per share of Atlantic Realty common stock. If Atlantic Realty shareholders holding more than 1,901,760 shares in the aggregate elected to receive First Union series A preferred shares, those shareholders would receive
(i) a number of First Union series A preferred shares equal to (a) 0.65 multiplied by (b) a fraction, the numerator of which is 1,901,760 and the denominator of which is the total number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares and (ii) cash equal to (x) $16.25 multiplied by (y) a fraction, the numerator of which is the number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares less 1,901,760 and the denominator of which is the number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares. First Union's proposal further contemplated that the consideration payable would be subject to upward or downward adjustment based on Atlantic Realty's projected post-closing net cash balance, information obtained through First Union's due diligence process and any stock splits, issuances, repurchases, reclassifications and other transactions affecting the value of Atlantic Realty common stock.

      On January 13, 2004, Atlantic Realty's Board of Trustees held a meeting to discuss the First Union proposal and the process that Atlantic Realty would undertake to evaluate it. Atlantic Realty's Board of Trustees formed a Special Disposition Committee of disinterested directors consisting of Messrs. Blank, Glickman and Pashcow to consider any bona fide offer or acquisition proposal made for Atlantic Realty and to ensure that all reasonable steps were taken to maximize shareholder value while having regard to its existing contractual obligations. Among other things, Atlantic Realty's Board of Trustees instructed the Special Disposition Committee to (i) review, negotiate and make recommendations to the Board of Trustees with respect to First Union's proposal,
(ii) conduct such other investigation of First Union's proposal, First Union and Atlantic Realty as may be necessary to determine whether First Union's proposal is in the best interests of its shareholders and (iii) investigate other strategic alternatives available to Atlantic Realty.

      Shortly after the presentation of the First Union proposal, First Union approached Atlantic Realty's Board of Trustees and requested that the Board of Trustees waive the 9.8% ownership limitation in the Declaration of Trust to allow First Union to acquire more than 9.8% of its outstanding shares of common stock. At the meeting of the Board of Trustees on January 13, 2004, its Board of Trustees unanimously agreed to grant the waiver to First Union if First Union agreed to enter into a standstill agreement with Atlantic Realty, pursuant to which First Union and its affiliates would agree not to directly or indirectly (or cause their affiliates to) (i) acquire any shares of Atlantic Realty's common stock in excess of an amount to be agreed upon between First Union and Atlantic Realty, (ii) acquire any of its subsidiaries, assets or properties (including by way of a fundamental transaction with Atlantic Realty, such as a tender offer, business combination, merger or other consolidation), (iii) make any solicitation of proxies to vote any of Atlantic Realty's voting securities,
(iv) form or join a group (other than a group comprised of affiliates) in connection with the foregoing or (v) disclose any intention, plan or arrangement inconsistent with the foregoing. The proposed standstill agreement would also provide that First Union and its affiliates would agree to vote any shares in excess of 9.8% of the outstanding shares of Atlantic Realty common stock then owned by it in accordance with the recommendation of Atlantic Realty's Board of Trustees. The terms of the proposed standstill agreement were identical to the terms of other standstill agreements that Atlantic Realty had entered into with other parties (including Kimco) that had requested a waiver of the 9.8% ownership limitation in Atlantic Realty's Declaration of Trust. After negotiation between Atlantic Realty and First Union regarding the proposed standstill agreement, First Union decided not to enter into the standstill agreement.

      On January 26, 2004, the Special Disposition Committee held an organizational meeting and commenced its evaluation of First Union's proposal as directed by Atlantic Realty's Board. In addition, the Special Disposition Committee retained Rockwood Realty Associates, L.L.C., or Rockwood, an independent real estate brokerage firm, to provide an estimate of market value, and assist Atlantic Realty with the marketing and sale of Atlantic Realty's principal asset, the Hylan Plaza Shopping Center.

      After reviewing the First Union proposal, the Special Disposition Committee determined that, based on the market price of Atlantic Realty's common stock and the Special Disposition Committee's knowledge of the business, prospects, and value of the Hylan Plaza Shopping Center, the First Union proposal was not acceptable and voted unanimously on March 29, 2004 to reject the proposal.

      On April 19, 2004, First Union and its affiliates submitted to Atlantic Realty's Board of Trustees an amended proposal to acquire Atlantic Realty. The amended First Union proposal contemplated that each share of Atlantic Realty common stock would receive consideration of $19.25 per share. This amount would be payable, at the election of each of Atlantic Realty's shareholders, in cash or in exchange for First Union's series A cumulative convertible redeemable preferred shares of beneficial interest at a rate of 0.8 First Union series A preferred shares per share of Atlantic Realty common stock. If Atlantic Realty's shareholders holding more than 1,315,000 shares in the aggregate elected to receive First Union series A preferred shares, these shareholders would receive
(i) a number of First Union series A preferred shares equal to (a) 0.8 multiplied by (b) a fraction, the numerator of which is 1,315,000 and the denominator of which is the total number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares and (ii) cash equal to (x) $19.25 multiplied by (y) a fraction, the numerator of which is the number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares less 1,315,000 and the denominator of which is the number of shares of Atlantic Realty common stock to be exchanged for First Union series A preferred shares. First Union's amended proposal further contemplated that the consideration payable would be subject to upward or downward adjustment based on Atlantic Realty's projected post-closing net cash balance, information obtained through First Union's due diligence process and any stock splits, issuances, repurchases, reclassifications and other transactions affecting the value of Atlantic Realty common stock.

      On April 26, 2004, the Special Disposition Committee held a meeting to discuss First Union's amended proposal and the progress of the independent valuation of the Hylan Plaza Shopping Center. The Special Disposition Committee noted that it expected to receive the final report from Rockwood on or about May 7, 2004 and that it was uncertain whether the Special Disposition Committee would have sufficient time to evaluate this report and make its recommendation with respect to First Union's amended proposal prior to the expiration of the offer period for the proposal on May 7, 2004. On April 26, 2004, following the meeting of the Special Disposition Committee, Atlantic Realty's Board held a special meeting at which the status of the estimate of market value of the Hylan Plaza Shopping Center prepared by Rockwood was discussed. Rockwood's preliminary assessment valued the Hylan Plaza Shopping Center on an "as-is" basis from $57,500,000 to $62,200,000 (after making a negative adjustment of $2,100,000 with respect to deferred maintenance that Rockwood estimated a buyer would require be credited against the purchase price). Rockwood's report also explained that if (i) two tenants at the Hylan Plaza Shopping Center (Modell's and Regal Cinemas) expanded their respective spaces as was proposed at that time and (ii) Atlantic Realty was successful in buying out K-Mart from its lease, the estimated value of the Hylan Plaza Shopping Center would be between $75,100,000 and $80,700,000 (without regard to the cost of buying out the tenant and after making a negative adjustment of $2,100,000 for deferred maintenance). The proposed expansion of Modell's and Regal Cinemas required the consent of K-Mart which Atlantic Realty was unable to obtain. Further, Atlantic Realty was unsuccessful in negotiating a buyout of the K-Mart lease. Rockwood delivered its estimate in writing on June 1, 2004 based upon the market at that time.

      At that meeting, the Special Disposition Committee members proposed that the Board authorize the engagement of an investment banker, Robert A. Stanger & Co., Inc. or Stanger, to assist Atlantic Realty with the evaluation of any proposals received for any proposed business combination that would involve all or substantially all of Atlantic Realty's stock or assets. The Special Disposition Committee informed the Board that it had requested proposals from other investment banks and that it believed that the proposal received from Stanger represented the best proposal.

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

      The Board then authorized the engagement of Stanger to assist Atlantic Realty in its evaluation of any offer or proposal received by Atlantic Realty to enter into a business combination with Atlantic Realty or to acquire all or substantially all of Atlantic Realty's assets.

      Also at the April 26, 2004 meeting, the Board determined that the cash balance maintained by Atlantic Realty was in excess of the amount of cash necessary to pay the costs of liquidation of the balance of Atlantic Realty's assets. Atlantic Realty had maintained a substantial cash balance in order to be able to make any indemnification payments required under Atlantic Realty's tax agreement with RPS and to pay any liquidation costs. After the December 2003 resolution of the tax issue arising from Atlantic Realty's spinoff from RPS, Atlantic Realty determined that its cash balance was in excess of what was necessary for liquidation and, as a result, the Board voted to issue a return of capital of $3.25 per share of Atlantic Realty common stock.

      On April 27, 2004, Atlantic Realty issued a press release announcing that its Board of Trustees had declared a one-time return of capital of $3.25 per share of Atlantic Realty common stock payable on May 19, 2004.

      On May 5, 2004, the Special Disposition Committee held a meeting at which it unanimously decided to reject the amended First Union proposal, based on the advice of Stanger. On May 5, 2004, the Special Disposition Committee issued a press release announcing that it had unanimously rejected First Union's amended proposal.

      Commencing in July 2004, at the request of Atlantic Realty's Board of Trustees and the Special Disposition Committee, Rockwood contacted approximately 300 domestic and international investors regarding the potential purchase of the Hylan Plaza Shopping Center. As a result of these efforts, approximately 100 potential purchasers executed a confidentiality agreement and were provided with a copy of an offering memorandum prepared by Rockwood describing the Hylan Plaza Shopping Center. An offering letter from Atlantic Realty was also circulated to the potential purchasers indicating that Atlantic Realty was offering the Hylan Plaza Shopping Center for sale on an "as-is," all cash basis. The letter further indicated that Atlantic Realty would consider acquisition proposals that included an exchange of an acquirer's securities for (1) Atlantic Realty's outstanding common stock or (2) the Hylan Plaza Shopping Center, in each case in a tax free transaction and that to the extent securities were provided, Atlantic Realty had a preference for securities that were readily susceptible to valuation such as securities with a fixed income stream (with a demonstrated ability to satisfy the proposed dividend), with a liquidation preference, or in the case of common equities securities which enjoy the benefits of a wide collar or other value assurance mechanism and significant liquidity in the market. In late August 2004, the marketing effort was suspended to allow Atlantic Realty to explore potential leasing alternatives with respect to the space occupied by one of the principal tenants of the Hylan Plaza Shopping Center.

      On July 15, 2004, Atlantic Realty issued a press release reporting that it had entered in a letter of intent with a major retailer for the lease of approximately 104,000 square feet of building space in the Hylan Plaza Shopping Center. The proposed new lease could be entered into only if Atlantic Realty could agree to terms with K-Mart with respect to a buyout of its lease and Atlantic Realty was unable to come to terms for such a buyout.

      During July 2004, First Union approached both Atlantic Realty and Kimco about the possibility of Kimco purchasing all of First Union's shares of Atlantic Realty common stock. On or about August 1, 2004, Kimco approached Atlantic Realty's Board of Trustees to request an amendment to the Second Amended and Restated Standstill Agreement between Kimco and Atlantic Realty to permit Kimco to purchase the shares of Atlantic Realty common stock owned by First Union. On August 3, 2004, Kimco, certain of Kimco's affiliates and Atlantic Realty entered into a Third Amended and Restated Standstill Agreement in order to permit Kimco to purchase in a private transaction up to 235,150 shares of Atlantic

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Realty common stock owned by First Union and its affiliates. As a result of the
Amended Standstill Agreement and, giving effect to that purchase from First Union and its affiliates, Kimco was permitted to own up to 39.61% of the outstanding shares of Atlantic Realty common stock. Consistent with the prior standstill agreements, Kimco also agreed in the Amended Standstill Agreement to vote any shares that it holds in excess of 9.8% of Atlantic Realty's outstanding shares in accordance with the recommendation of Atlantic Realty's Board of Trustees.

      From August 3, 2004 through January 2005, Atlantic Realty negotiated with one of the principal tenants of the Hylan Plaza Shopping Center and the potential lessee for such principal tenant's space in an effort to agree on terms acceptable to all parties. Ultimately, no agreement was reached and the new lease was not entered into.

      In early January 2005, after the lease negotiations had been terminated, Rockwood, at the request of one of the members of Atlantic Realty's Special Disposition Committee, prepared an investment pricing matrix for the Hylan Plaza Shopping Center using a 13 year period instead of the ten year period used in the previous estimate that estimated the value of the property between approximately $77,700,000 and $84,000,000 by discounting projected net operating income over a thirteen year period (from 2006 through 2018) and then discounting such amount at rates ranging from 8.5% to 9.0%. These updated net operating income projections and investment pricing matrix were sent to the entire Special Disposition Committee on or about January 10, 2005 and was sent to the balance of Atlantic Realty's trustees on or around January 15, 2005.

      Also, in January 2005, Rockwood, at the request of Atlantic Realty's Board of Trustees and the Special Disposition Committee, contacted each of the approximately 100 potential purchasers of the Hylan Plaza Shopping Center who had previously executed confidentiality agreements and expressed an interest in purchasing the Hylan Plaza Shopping Center. All such potential buyers were invited by Atlantic Realty to submit written, non-binding indications of interest by February 8, 2005 for the potential acquisition of Atlantic Realty or Atlantic Realty's assets.

      By February 9, 2005, Atlantic Realty had received 12 preliminary indications of interest. The initial purchase prices offered in these preliminary indications of interest ranged from $53 million to $77.5 million, and all such indications of interest were non-binding and were subject to further due diligence. Rockwood prepared and submitted to the Special Disposition Committee a report summarizing the indications of interest.

      On February 15, 2005, the Special Disposition Committee reviewed Rockwood's report. The Special Disposition Committee discussed these preliminary bids and thereafter invited the seven highest bidders that had expressed interest in acquiring Atlantic Realty to participate in the next phase of the potential sale process. A letter was sent to those bidders, inviting them to continue their due diligence review, including discussions with members of Atlantic Realty's management. All seven bidders accepted the opportunity, and through February 21, 2005, their representatives had a number of discussions with Atlantic Realty's management and were provided with access to information regarding Atlantic Realty's property, business, operations, financial condition and other related matters.

      On or prior to February 22, 2005, seven second-round written bids were received, with proposed purchase prices ranging from $76.5 million to $85.0 million and Rockwood submitted to the Special Disposition Committee a report summarizing these bids.

      On February 22, 2005, the Special Disposition Committee reviewed Rockwood's report and the seven written proposals. The Special Disposition Committee thereafter directed Rockwood to continue discussions with the two bidders that had submitted the highest bids. Discussions between management and Rockwood and these bidders continued for the next few weeks.

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

      The two bidders were Kimco and another publicly traded REIT. The Kimco proposal was structured as a tax-free transaction, while the other bid was structured as an all cash transaction that would be taxable to Atlantic Realty's shareholders. The Board of Trustees had initially expressed a preference in a tax-free transaction.

      At the Special Committee's direction, Rockwood discussed with the other bidder the possibility of structuring a tax-free transaction. The other bidder responded that in order to structure the transaction as a tax-free transaction, it would have to reconsider and lower its bid to account for the tax consequences it would suffer as a result of structuring the transaction to be tax-free. After further discussions with the other bidder, the Special Disposition Committee concluded that the Kimco bid was at a higher value than that offered by the other bidder and that the other bidder was not likely to increase its bid. On March 28, 2005, in connection with Kimco's bid, Atlantic Realty entered into an Indemnification Agreement with Kimco in which Atlantic Realty agreed that, commencing on March 28, 2005 and for a period of 45 days thereafter, neither Atlantic Realty nor any of its representatives or agents would engage in negotiations or discussions with any party other than Kimco for the sale of Atlantic Realty's capital stock or assets, including the sale of the Hylan Plaza Shopping Center. The Indemnification Agreement was amended on four occasions in order to extend the exclusivity period, the last of which expired August 26, 2005. The indemnification also permitted Kimco to conduct due diligence on the Hylan Plaza Shopping Center.

      During the exclusivity period, Kimco conducted diligence on Atlantic Realty and at the same time, Atlantic Realty negotiated with Kimco with respect to Atlantic Realty's possible acquisition by Kimco.

      In the spring and early summer of 2005, Atlantic Realty's Special Disposition Committee and Board held a number of meetings to discuss Atlantic Realty's ongoing negotiations with Kimco. As these negotiations progressed, it became apparent that it would not be feasible to structure an asset purchase as a non-taxable transaction to Atlantic Realty's shareholders and the parties focused on structuring the transaction in the form of a statutory merger. Under the proposed asset purchase, Kimco would not have assumed any liabilities of Atlantic Realty and the shareholders of Atlantic Realty would have retained all of Atlantic Realty's past and future liabilities. In switching to a statutory merger, Kimco agreed to assume all of the past and future liabilities of Atlantic Realty in exchange for a price reduction from $84 million to $82.5 million.

      At a meeting of Atlantic Realty's Board on August 1, 2005, Messrs. Glickman and Pashcow informed the Board that they would prefer not to continue to serve on the Special Disposition Committee. At the request of the Board, Messrs. Rosoff and Goldberg agreed to take the place of Messrs. Glickman and Pashcow and the Special Disposition Committee was reconstituted as a committee of Messrs. Blank, Goldberg and Rosoff. We refer to this reconstituted committee as the Special Committee. Between August and November 2005, the Special Committee and its counsel negotiated an agreement and plan of merger with Kimco and its counsel.

      On November 18, 2005, the Special Committee and the Board of Trustees held separate special meetings to deliberate on whether Atlantic Realty should enter into the merger agreement with Kimco. At each of the meetings, a representative of Stanger, Atlantic Realty's financial advisor, made an extensive financial presentation. Among other matters reviewed in detail, such representative (i) summarized the pertinent transaction provisions, (ii) gave an overview of Atlantic Realty's business, (iii) described the assumptions used and basis for the financial analysis of Atlantic Realty's prospects, (iv) discussed a valuation analysis of Atlantic Realty and Atlantic Realty's property using a variety of valuation methods, (v) reviewed the proposed termination fee, and
(vi) presented an analysis of and comparison with other comparable transactions selected in a variety of manners. Stanger's representative presented an analysis prepared by Stanger in connection with determining whether it could render a fairness opinion with respect to the proposed transaction with Kimco and reviewed in detail Stranger's analysis and the different methods Stranger had used to gauge the fairness of the proposed consideration.

      At each meeting, Stanger's representative noted that Stanger was prepared to deliver to the Special Committee and the Board of Trustees a fairness opinion in the form presented to each of the Special Committee and Atlantic Realty's Board of Trustees, as applicable, if such opinion was requested.

      Also at the meetings, representatives of Proskauer Rose LLP, Atlantic Realty's outside counsel, discussed the terms and provisions of the merger agreement, the structure of the merger and the timing of the transaction. In particular, they highlighted details regarding the merger consideration, expenses that were deductible from the merger consideration, the conduct of Atlantic Realty's business prior to consummation of the merger and the termination provisions of the merger agreement.

      After the presentations to, and discussion among, the members of the Special Committee, the Special Committee unanimously agreed that the merger agreement was fair, in the best interests of Atlantic Realty and its shareholders and should be presented to Atlantic Realty's Board of Trustees for approval.

      Shortly after the Special Committee meeting adjourned, the meeting of the Board of Trustees commenced at which time the Board heard the presentations and the report of the Special Committee in which the Special Committee recommended that the Board of Trustees approve the merger agreement and submit the merger agreement to the Atlantic Realty shareholders for consideration. After these presentations and further discussions by the Board and its advisers, the merger agreement was unanimously approved and the Board unanimously recommended that it was advisable and in the best interest of Atlantic Realty and its shareholders that Atlantic Realty merge with and into the Merger Sub, on substantially the terms and conditions set forth in the merger agreement and that the shareholders approve the merger and the merger agreement.

      On December 1, 2005, Atlantic Realty entered into the merger agreement with Kimco and SI 1339, Inc. and issued a press release with respect thereto.

ATLANTIC REALTY'S REASONS FOR THE MERGER; RECOMMENDATION OF ATLANTIC REALTY'S BOARD OF TRUSTEES AND SPECIAL COMMITTEE

      At meetings held on November 18, 2005 (i) the Special Committee unanimously recommended to Atlantic Realty's Board that the merger be approved and (ii) Atlantic Realty's Board, upon the recommendation of the Special Committee, unanimously approved the merger and authorized management to execute the merger agreement on Atlantic Realty's behalf. Atlantic Realty's Board declared the merger and the other transactions contemplated by the merger agreement advisable and in the best interests of Atlantic Realty's shareholders and directed that it be submitted for consideration at a special meeting of Atlantic Realty's shareholders entitled to vote thereon. Accordingly, Atlantic Realty's Board recommends that you vote FOR approval of the merger at the special meeting and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

      In reaching its decision to approve the merger and to recommend that Atlantic Realty's shareholders vote to approve the merger, Atlantic Realty's Special Committee and Board of Trustees considered a number of factors, including the following material factors:

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

     o the proposed merger effectuates Atlantic Realty's principal business objective; as set forth in Atlantic Realty's Declaration of Trust, to maximize shareholder value and to merge or combine operations with another real estate entity;

     o the Special Committee's and Board's familiarity with, and presentations by Atlantic Realty's management and financial advisors, and the estimate of market value prepared by Rockwood that estimated the value of Atlantic Realty's sole asset, the Hylan Plaza Shopping Center, as of June 1, 2004 on an "as-is" basis from $57,500,000 to $62,200,000 (after making a negative adjustment of $2,100,000 for deferred maintenance) and the updated estimate of value, as of January 10, 2005 from $77,700,000 to $84,000,000;

     o the fact that in the Atlantic Realty auction bidders were invited to bid on either the Hylan Plaza Shopping Center;

     o the number of prospective acquirors contacted by Atlantic Realty or Rockwood since July 2004, and the failure of those persons so contacted (in some instances, after prolonged negotiations) to propose an acquisition of Atlantic Realty or the Hylan Plaza Shopping Center for consideration which is more favorable to the shareholders from a financial point of view, than the consideration offered by Kimco;

     o the fact that Kimco agreed to assume all of Atlantic Realty's liabilities in the merger, including certain liabilities relating to Atlantic Realty's tax agreement with respect to Ramco-Gershenson Properties Trust;

     o the fact that the merger agreement allows Atlantic Realty from and after December 1, 2005, through the date of the special meeting, to respond to unsolicited proposals under certain circumstances and to terminate the merger agreement to accept a superior proposal with the payment of a $2,475,000 termination fee, in addition to reimbursement of Kimco's expenses up to $412,500;

     o the fact that Atlantic Realty shareholders will receive fully registered common stock of Kimco which, subject to limited exceptions applicable only to affiliates, can be immediately sold on the New York Stock Exchange and the fact that Kimco's shares maintain significant liquidity in the market based on its average daily trading volume of 734,721 shares for the three month-period ended November 18, 2005;

     o the current and historical market prices of Atlantic Realty common stock relative to those of other industry participants and general market indices, and the fact that the estimated $22.50 per share merger consideration (making the assumptions contained under "The Merger Agreement-Consideration to be Received in the Merger") plus the $0.45 dividend paid December 29, 2005 (aggregating $22.95) represents a 2.6% premium over the closing price of Atlantic Realty common stock on November 18, 2005 of $22.37, shortly before Atlantic Realty's public announcement of the merger agreement;

     o the presentations of Stanger and its opinion that, as of November 18, 2005, the consideration to be paid to the holders of Atlantic Realty's common stock in the merger was fair to such holders (other than Kimco and its affiliates) from a financial point of view;

     o the fact that Atlantic Realty's shareholders would not be assuming market risk with respect to the Kimco shares prior to the closing since the number of shares Atlantic

          Realty's shareholders will receive in the merger will be based on the closing price of the Kimco shares on the day immediately preceding the closing date; and

     o the fact that the merger consideration consists of Kimco common stock, and therefore, the merger will not generally be a taxable transaction for Atlantic Realty's shareholders.

          Atlantic Realty's Special Committee and its Board of Trustees also considered the following factors relating to the specific terms of the merger agreement:

     o the merger agreement is subject to a limited number of conditions and Atlantic Realty's Board believes, after review with its legal advisors, that the conditions to the merger will be satisfied;

     o Kimco's obligation to consummate the merger is not subject to a financing condition;

     o the fact that the merger must be approved by a vote of the holders of 80% of Atlantic Realty common stock not owned by Kimco and by holders of two-thirds of the shares of Atlantic Realty common stock outstanding on the record date for the special meeting and that, accordingly, the merger will not be consummated unless the transaction is supported by a substantial majority of Atlantic Realty's shareholders not affiliated with Kimco;

     o the other terms of the merger agreement, as reviewed by Atlantic Realty's Board with its legal advisors; and

     o The procedural fairness of the transaction based on the fact that negotiations with Kimco regarding the terms of the merger and the determination of any compensation payable to any trustees and officers were reviewed by and approved by the Special Committee (which is comprised entirely of independent trustees whose interest in the merger with Kimco are the same as Atlantic Realty's shareholders (other than Kimco)).

     Atlantic Realty's Board of Trustees and the Special Committee also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

     o certain of Atlantic Realty's trustees and officers may have conflicts of interest in connection with the merger, as they may receive benefits that are different from, and in addition to, those of Atlantic Realty's other shareholders, as described below under the caption "Interests of Atlantic Realty's Trustees and Executive Officers in the Merger;"

     o the risks and costs to Atlantic Realty if the merger does not close, including the diversion of management attention, potential employee attrition and the effect on Atlantic Realty's business relationships; and

     o the possibility that the $2,475,000 termination fee and up to $412,500 in expenses payable under specified circumstances may discourage a competing proposal to acquire Atlantic Realty.

      The foregoing discussion addresses the material information and factors considered by Atlantic Realty's Special Committee and its Board of Trustees in their consideration of the merger. In view of the variety of factors and the amount of information considered, neither the Special Committee nor Atlantic Realty's Board of Trustees found it practicable to make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching their determinations. Each of the

Special Committee's and the Atlantic Realty's Board of Trustees' recommendation was made after consideration of all the factors as a whole. In addition, individual members of the Special Committee and Atlantic Realty's Board of Trustees may have given different weights to different factors.

OPINION OF ATLANTIC REALTY'S FINANCIAL ADVISOR

      Robert A. Stanger & Co., Inc., which is referred to as Stanger, an independent investment banking firm with substantial real estate transaction experience, was engaged by the Special Committee of the Board of Trustees of Atlantic Realty to render an opinion, which is referred to as the fairness opinion, as to the fairness from a financial point of view of the Merger Consideration to be received by Atlantic Realty's shareholders, other than Kimco and its affiliates. The fairness opinion is addressed to the Special Committee of the Board of Trustees of Atlantic Realty and to the Board of Trustees of Atlantic Realty.

      THE FULL TEXT OF THE FAIRNESS OPINION, WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS APPLICABLE TO THE REVIEW AND ANALYSIS BY STANGER, IS SET FORTH IN ANNEX B TO THIS INFORMATION STATEMENT AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. THE MATERIAL ASSUMPTIONS AND QUALIFICATIONS TO THE FAIRNESS OPINION ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VARIOUS INQUIRIES AND ANALYSES UNDERTAKEN BY STANGER IN RENDERING THE FAIRNESS OPINION. ARRIVING AT A FAIRNESS OPINION IS A COMPLEX ANALYTICAL PROCESS NOT NECESSARILY SUSCEPTIBLE TO PARTIAL ANALYSIS OR AMENABLE TO SUMMARY DESCRIPTION.

      Although Atlantic Realty and the Special Committee advised Stanger that certain assumptions were appropriate in their view, Atlantic Realty and the Special Committee imposed no conditions or limitations on the scope of the investigation by Stanger or the methods and procedures to be followed by Stanger in rendering the fairness opinion. The fees and expenses of Stanger will be treated as a transaction expense and will be borne by Atlantic Realty. In addition, Atlantic Realty has agreed to indemnify Stanger against certain liabilities, which indemnity will be assumed by the Parent upon closing of the transaction.

   LIMITATIONS AND QUALIFICATIONS TO FAIRNESS OPINION

      In connection with rendering the fairness opinion, Stanger was not engaged to and therefore did not: (i) appraise Hylan Plaza; (ii) solicit interest in or otherwise attempt to market Hylan Plaza or interests in Atlantic Realty; (iii) select the method of determining the type or amount of Merger Consideration in the transaction or the method for determining the number of Kimco Shares to be received by any shareholder of Atlantic Realty; (iv) make any recommendation to the Special Committee or the Board of Trustees or any shareholder of Atlantic Realty with respect to whether to accept or reject the Transaction or the impact, tax or otherwise, on Atlantic Realty or its shareholders of the acceptance or rejection of the Transaction; (v) express any opinion as to alternatives to the Transaction; (vi) express any opinion as to the amounts or allocation of expenses relating to the Transaction, including but not limited to Atlantic Realty Merger Expense estimates or any terms of the Transaction other than the Merger Consideration; (vii) express any opinion as to the past or continuing qualification of Atlantic Realty as a REIT for federal income tax purposes, the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or any other tax-related matters; or (viii) express any opinion as to the price at which Parent Common Stock may trade following the completion of the Transaction. Stanger's fairness opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of its analysis and addresses the consideration in the context of information available as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the fairness opinion.

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

      In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not prepare any written report or compendium of its analysis for internal or external use beyond the opinion set forth in Annex B and a status review provided to the Special Committee and the Board of Trustees.

      THE FAIRNESS OPINION WAS DELIVERED TO THE BOARD OF TRUSTEES OF ATLANTIC REALTY AND THE SPECIAL COMMITTEE ON NOVEMBER 18, 2005. THROUGHOUT THIS DOCUMENT, THE MERGER CONSIDERATION HAS BEEN OR MAY BE DISCUSSED AFTER GIVING EFFECT TO THE DIVIDEND PAID BY ATLANTIC REALTY TO ITS SHAREHOLDERS ON DECEMBER 29, 2005 BUT THE SUMMARY OF THE FAIRNESS OPINION SPEAKS AS OF NOVEMBER 18, 2005 AND THEREFORE, THE MERGER CONSIDERATION ANALYSIS PRESENTED DOES NOT REFLECT THE PAYMENT OF THE DIVIDEND AS DESCRIBED IN THE OTHER PORTIONS OF THIS PROXY STATEMENT/PROSPECTUS.

   EXPERIENCE OF STANGER

      Since its founding in 1978, Robert A. Stanger & Co., Inc. has provided information, research, appraisal, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships and REIT. The investment banking activities of Stanger include mergers and acquisitions advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

      Stanger was selected based on the strength of its proposal to the Atlantic Realty Special Disposition Committee and because of its experience in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes, including the valuation of real estate securities and the assets typically held through such securities, including real estate assets.

   STANGER'S ANALYSIS

      In connection with rendering its opinion, Stanger conducted the following analyses and reviews: (1) review of the marketing process and bids received; (2) reviews of the historical and budgeted operation of the property and local market conditions; (3) reviews of the valuation parameters for similar properties among current investors; (4) review of the cash flow projections for the property prepared by management and Rockwood; (5) analysis of the estimated value of the property based on the income approach; (6) analysis of the estimated value of the property based on the sales comparison approach; and (7) review of the trading prices for the Atlantic Realty shares; and (8) review of the Merger Consideration. The following paragraphs describe these reviews and analyses.

   REVIEW OF PROPERTY MARKETING AND BIDS

      Stanger interviewed key personnel of Rockwood, the firm which marketed the Hylan Plaza property, concerning the process followed in marketing the property. Stanger reviewed the confidential memorandum prepared by Rockwood for the purpose of marketing the property and noted that it included descriptions of the property and local market and an in-depth analysis of the physical and economic attributes of Hylan Plaza.

      Rockwood advised Stanger that it initiated contact with more than 310 prospective purchasers, delivered confidential memorandums to approximately 100 interested parties, and received first round bids for the property from 12 prospective buyers ranging from approximately $53 million to $77.5 million. Rockwood solicited second round bids and received bids from 7 prospective buyers ranging from approximately $76.5 million to $85 million, prior to any property due diligence being performed by the prospective buyers. Upon completion of the bidding process, Kimco's bid was $84 million for a purchase of Hylan Plaza without assuming any Atlantic Realty liabilities and subsequently revised to $82.5 million and the assumption of all of Atlantic Realty's historic and future liabilities. Only one bidder (the "Nominally Higher Bidder") exceeded Kimco's bid and such bidder indicated that if the form of consideration to be paid in the transaction was not all cash, a downward adjustment would be warranted. Atlantic Realty noted that an all-cash transaction would require immediate recognition by the Atlantic Realty's shareholders of any taxable gain. The Nominally Higher Bidder also did not include any estimate of deferred maintenance or capital expenditures in its bid estimate.

      Stanger was advised by Atlantic Realty that the Kimco bid was deemed superior to the other bids based upon the value ascribed to Hylan Plaza, the initial capital expenditure estimate, the tax-deferred nature of the proposed transaction and the financial condition and credit quality of Kimco. Stanger also noted that an unsolicited offer received by Atlantic Realty in May 2004 had an implicit valuation of the Hylan Plaza property at approximately $55 million, which offer was, after consideration by the Board of Trustees, rejected by Atlantic Realty.

      Stanger concluded that the confidential memorandum was professionally prepared, an extensive marketing effort was undertaken by Rockwood, and substantial interest in a transaction involving Hylan Plaza and Atlantic Realty was developed by Rockwood.

   REVIEW OF PROPERTY OPERATIONS AND LOCAL MARKET CONDITIONS

      Representatives of Stanger conducted a site inspection of the property during September 2005. In the course of this site visit, the physical facilities of the property were observed, information on the local market and the subject property was gathered, competing properties were identified, and data on local market rental rates and occupancies was obtained. Stanger gathered available data concerning actual sale transactions involving retail properties. Stanger also discussed with Atlantic Realty and property management personnel conditions in retail property markets, conditions in the local market of the property, and the current and expected operations of the property. Stanger also reviewed the property's current rent roll, historical operating statements for 2003, 2004, year-to-date 2005, and budgeted 2005 operating statements.

      These reviews were utilized by Stanger in connection with its analysis of the estimated value of the property as described below.

   REVIEW OF VALUATION PARAMETERS

      Stanger also reviewed real estate valuation parameters derived from surveys of real estate investors and advisors prepared by Real Estate Research Corporation (as of the Summer of 2005) and PricewaterhouseCoopers/ Korpacz (Real Estate Investor Survey(R) Third Quarter 2005, Volume 18, Number 3). Each of the surveys provides data collected on valuation parameters for retail shopping center properties on a national basis. Stanger observed that Real Estate Research Corporation also provides more specific data on valuation parameters in the New York and the Northeast region. The valuation parameters reviewed by Stanger included the direct capitalization rate (a rate utilized to capitalize expected net operating income from a property in order to estimate value), the terminal capitalization rate, and the discount rate. Stanger observed that the terminal capitalization rate is the rate utilized to capitalize the net operating income at the end of a projection period (usually ten years or longer) to derive the residual value of a property at the end of such period. Stanger further noted that the discount rate is the rate used to discount the cash flows and residual value developed in a multi-year cash

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

flow projection to determine the present value of a property. A summary of the valuation parameters derived from the surveys reviewed by Stanger is as follows:

                         DIRECT            TERMINAL
                     CAPITALIZATION     CAPITALIZATION          DISCOUNT
                          RATE               RATE                RATE
                   -----------------------------------------------------------
                   LOW   HIGH AVERAGE LOW   HIGH  AVERAGE  LOW   HIGH  AVERAGE
                   ---   ---- ------- ---   ----  -------  ---   ----  -------
Real Estate
Research Corp.
   National        6.5%  9.5%  7.4%  7.0%   10.0%  8.1%   7.5%  11.0%   9.0%
   First Tier -    6.5%  8.5%  7.8%  7.0%    9.5%  8.4%   8.0%  10.5%   9.6%
   North East
   Second Tier -   7.5%  9.5%  8.6%  8.0%   10.3%  9.1%   9.0%  11.3%  10.3%
   North East
   New York        N/A   N/A   7.6%   N/A    N/A   8.5%    N/A   N/A   10.1%

PricewaterhouseCoopers/
Korpacz
   National        6.0%  9.0%  7.45%  7.0%   10.0% 8.3%   7.0%  10.5%  8.83%

      Such surveys provide a range of direct capitalization rates from 6.0% to 9.5% for retail shopping center assets. The terminal capitalization rate ranges provided by the surveys are 7.0% to 10.3% for retail shopping center assets. Discount rates derived from the surveys range from 7.0% to 11.3%. Based upon such data, Stanger utilized the following range of valuation parameters to estimate the value of Hylan Plaza in its income approach analysis:

               Terminal Capitalization Rate     8.0% to 8.5%

               Discount Rate                    9.0% to 9.5%


REVIEW OF CASH FLOW PROJECTIONS PROVIDED BY ROCKWOOD

      Rockwood's estimate of market value included a multi-year cash flow projection for Hylan Plaza which is included in Annex C. Stanger reviewed this projection and, based on its review of property operations and local market conditions, adjusted such projection as described below. Stanger noted that the adjusted first-year net operating income from the property was $4,068,000 and such amount represents Stanger's estimate of expected revenues in excess of expected expenses from the property. Stanger noted that the implied capitalization rate of the Kimco bid was 4.93%. Stanger also noted that such capitalization rate reflected the existence of a long-term, below-market rate lease at the property.

      Stanger then estimated the market value of Hylan Plaza utilizing the sales comparison approach and the income approach to valuation, as described below. Stanger considered the income approach and sales comparison approach the primary valuation methodologies.

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

   ANALYSIS OF ESTIMATED PROPERTY VALUE USING INCOME APPROACH

      The income approach involves an economic analysis of the subject property based on its potential to provide future net annual income. This approach is based on the assumption that the value of a property is dependent upon the property's ability to produce income. In the income approach, a discounted cash flow, or DCF, analysis was used to determine the value of the leased fee interest in Hylan Plaza. A direct capitalization analysis was not utilized as Hylan Plaza is encumbered by a long-term lease to Kmart which is well below market. As such, a discounted cash flow analysis which extended beyond the expiration of the Kmart lease was deemed a better value indicator by Stanger. The DCF analysis utilizes projections of net operating cash flow from the Property and estimated residual proceeds from sale of the property at the end of a multi-year holding period and discounts such cash flows to present value at a rate deemed appropriate to estimate the present value of the property. The indicated value by the income approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property.

      In the course of preparing the Income Approach analysis, Stanger developed an estimate of effective gross income for Hylan Plaza. At the time of the site inspections, competing properties were identified and data on local market rental rates and occupancy was obtained. Such data was compared to the available quoted rental rates and occupancy report for the Property. The property's recent historical and budgeted effective gross income was also reviewed. After assessing the above factors, an effective gross income estimate was prepared based upon the existing leases, square footage configuration, market rental rates, occupancy rate and other income estimates (including expense reimbursements).

      Historical data provided to Stanger on expenses was reviewed and property tax assessments were confirmed with local municipalities. Expenses were estimated based upon this review and expense data derived from the review of published surveys of expenses at similar properties. Stanger then estimated the net operating income for Hylan Plaza by deducting estimated expenses from estimated effective gross income. Stanger then employed the DCF analysis to estimate the value of the properties.

      DISCOUNTED CASH FLOW ANALYSIS -- In applying the DCF analysis, Stanger reviewed the pro forma statements of operations for Hylan Plaza prepared by Rockwood, including revenues and expenses, and a multi-year projection of cash flows was prepared, at the end of which the property was assumed to be sold. Such projection was adjusted by Stanger using ARGUS software and considered the following factors: (i) the terms of the existing leases, including any rent escalations during the terms of the lease; (ii) the releasing of vacant space;
(iii) estimated market rental rates per square foot for similar properties in the local market; (iv) tenant improvement allowances and leasing commissions upon releasing of space at the expiration of existing leases; (v) property operating expenses and tenant expense reimbursements to the owner; and (vi) reserves for capital expenditures.

      The reversion value of the property which might be realized upon sale at the end of the holding period was estimated based on the capitalization of the estimated net operating income of the property in the following year, utilizing a capitalization rate range of 8.0% to 8.5% deemed appropriate in light of the age, anticipated functional and economic obsolescence and competitive position of the property at the time of sale. Net proceeds to owners were determined by deducting estimated costs of sale equal to 2% of the estimated sale price, as determined by Stanger after considering survey data prepared by PricewaterhouseCoopers/Korpacz (Real Estate Investor Survey(R) Third Quarter 2005, Volume 18, Number 3), which indicated a range of selling expenses from 1% to 4% and averaging 2%. The estimated net cash flows from Hylan Plaza for the multi-year period (including the reversion value net of selling expenses) were discounted to present value at a discount rate range of 9.0% to 9.5%, as deemed appropriate by Stanger, for the property based upon national surveys of target rates of return for buyers of similar properties, as described above.

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

      Based upon the discounted cash flow analysis described above, Stanger estimated a range of value for Hylan Plaza at $76,060,000 to $82,310,000.

      ANALYSIS OF ESTIMATED PROPERTY VALUE USING SALES COMPARISON APPROACH

      The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Based upon available data gathered by Stanger for actual sales transactions for retail properties, an index of value based on a range of observed sale prices per rentable square foot was derived considering age, location and other factors. The range of price per square foot, as estimated by reference to comparable sales transactions, was multiplied by the rentable square footage of the property to derive an estimate of the range of value of Hylan Plaza.

      Based upon the Sales Comparison Approach described above, Stanger estimated a range of value for Hylan Plaza of $74,640,000 to $78,240,000.

        COMPARISON OF ESTIMATED PROPERTY VALUES TO PROPERTY VALUE ASCRIBED IN THE MERGER

      Stanger compared its range of estimated value based on the income approach and sales comparison approach to the value ascribed to Hylan Plaza in the transaction as follows:

                         VALUE ASCRIBED TO HYLAN PLAZA

               Per Merger Agreement               $82,500,000

               Discounted Cash Flow Analysis
                    Low                            76,060,000
                    High                           82,310,000
                    Mean                           79,185,000

               Sales Comparable Analysis
                    Low                            74,640,000
                    High                           78,240,000
                    Mean                           76,440,000

      Stanger observed that the value ascribed to Hylan Plaza in the Merger Agreement exceeds the mean valuation indicated in the income approach analysis by approximately 4.2% and the mean value indicated in the sales comparison approach analysis by approximately 7.9%. Stanger also observed that the value ascribed to Hylan Plaza in the Merger Agreement exceeds the high end of the range in both the discounted cash flow analyses and sales comparable analyses prepared by Stanger.

      REVIEW OF TRADING PRICE RANGE OF THE ATLANTIC REALTY SHARES

      Stanger reviewed the range of trading prices of Atlantic Realty's common stock and compared recent trading prices to the Merger Value Per Atlantic Realty Share. The following summarizes data on the trading price range of Atlantic Realty's common stock:

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

               52 Week Data (as of 11/17/05)
                    High                               $24.99
                    Low                                $16.70
                    Current (as of 11/17/05)           $23.00


               20 Trading Days (as of 11/17/05)
                    High                               $23.45
                    Low                                $21.86
                    Average                            $22.52

      Stanger noted that the Merger Value Per Atlantic Realty Share, as of the date of Stanger's opinion (November 18, 2005) and before the $1,603,000 dividend paid December 29, 2005, of $22.95 exceeded the average trading price of Atlantic Realty's shares during the twenty trading days preceding November 18, 2005.

      REVIEW OF PER SHARE MERGER CONSIDERATION

      Stanger noted that the per share Merger Consideration is based upon a value of $82,500,000 ascribed to the Hylan Plaza property adjusted for the following: (i) cash and cash equivalents as of the close of business on the day immediately preceding the closing date; (ii) lease expenses (including leasing commissions, tenant improvement costs, legal fees and related expenses) with respect to the Telco store lease and leases entered into after the execution of the Merger Agreement; (iii) Atlantic Realty Merger Expenses as defined in the Merger Agreement (which include balance sheet liabilities); and (iv) the REIT Dividend Amount and 2005 Dividend Amount. Stanger noted that the resulting total of these amounts will then be divided by the closing price of Kimco common stock on the New York Stock Exchange on the final full day of trading immediately preceding the closing to determine the Total Stock Consideration. Stanger observed that the Total Stock Consideration will be divided by the number of shares of Atlantic Realty common stock to derive the Per Share Stock Consideration.

      Stanger noted that the Per Share Stock Consideration will be calculated on the closing date based upon balances as of the day immediately preceding the closing date. Stanger further noted that the Per Share Merger Consideration will be paid in common stock of Kimco based upon the closing price for Kimco shares on the New York Stock Exchange for the day immediately preceding the closing date. Stanger noted that the closing price for Kimco common stock on the New York Stock Exchange on November 17, 2005 and for the twenty trading days ended November 17, 2005 is summarized as follows:

                                CLOSING PRICE FOR

                               KIMCO COMMON STOCK

          As of November 17, 2005                      $30.95

          20-Day  Average  as of  November 17, 2005    $29.63

   ASSUMPTIONS

      In rendering its opinion, Stanger has relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial, tax and other information furnished or otherwise communicated to Stanger by Atlantic Realty, its management and representatives, and Rockwood. Stanger has not performed an independent appraisal of the property and has relied upon representations of Atlantic Realty concerning the Telco lease, the physical condition and capital expenditure requirements of the property and Atlantic Realty's estimate of Merger Expenses. Stanger has also relied on the assurance of Atlantic Realty that any pro forma financial statements, projections, budgets, value estimates, tax estimates or adjustments provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of Hylan Plaza or the information reviewed between the date such information was provided and the date of the fairness opinion and that Atlantic Realty and its management are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

   CONCLUSIONS

      Stanger concluded that, based upon and subject to its analysis and assumptions and limiting conditions, and as of the date of the fairness opinion, the Merger Consideration to be received by the shareholders of Atlantic Realty, other than Kimco and its affiliates, is fair to the shareholders of Atlantic Realty from a financial point of view.

   COMPENSATION AND MATERIAL RELATIONSHIPS

      Stanger has been paid a fee of $150,000 for its services as described herein and preparing to deliver the fairness opinion. In addition, Stanger will be reimbursed for all reasonable out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities, including certain liabilities under the securities laws. The fee was negotiated between Atlantic Realty and Stanger. Payment of the fee to Stanger is not dependent upon completion of the transaction and was not conditioned upon any specific findings of Stanger with respect to the fairness opinion. During the past two years, Stanger was retained by Atlantic Realty to render an opinion in connection with the evaluation of a previous unsolicited bid for the property. Stanger was paid a total of $150,000 in connection with such assignment.

ROCKWOOD ESTIMATE OF MARKET VALUE

      As part of Atlantic Realty's consideration of the unsolicited offer it received from First Union and as a prelude to the solicitation of offers for Atlantic Realty or the Hylan Plaza Shopping Center, Atlantic Realty asked Rockwood to provide it with an estimate of the market value of the Hylan Plaza Shopping Center. Rockwood advised the Atlantic Realty Board of Trustees that investors typically formulate their offers to purchase shopping centers based on a five to ten-year investment horizon. Accordingly, Rockwood based its estimate of market value on a ten-year holding period. A copy of Rockwood's estimate of market value as of June 1, 2004 is attached to this proxy statement/prospectus as Annex C.

      THE FULL TEXT OF THE ESTIMATE OF MARKET VALUE AS OF JUNE 1, 2004, WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS APPLICABLE TO THE REVIEW AND ANALYSIS BY ROCKWOOD, IS SET FORTH IN ANNEX C TO THIS INFORMATION STATEMENT AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. THE MATERIAL ASSUMPTIONS AND QUALIFICATIONS TO THE VALUATION ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VARIOUS INQUIRIES AND ANALYSES UNDERTAKEN BY ROCKWOOD IN PREPARING THE VALUATION. ARRIVING AT A VALUATION IS A COMPLEX ANALYTICAL PROCESS NOT NECESSARILY SUSCEPTIBLE TO PARTIAL ANALYSIS OR AMENABLE TO SUMMARY DESCRIPTION.

      Rockwood provided Atlantic's Board of Trustees with two valuation scenarios with respect to the Hylan Plaza Shopping Center. In one scenario, Rockwood valued the Hylan Plaza Shopping Center on an "as is" basis. In the other scenario, Rockwood valued the Hylan Plaza Shopping Center on an "as

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

expanded" basis. In the "as expanded" scenario Rockwood provided an estimate of market value after giving effect to the potential expansion of property and the space occupied by two tenants, Modell's and Regal Cinemas, and the buyout of the K-Mart lease and the re-tenanting of that space at a market rent. Further, Rockwood assigned a low, middle and high estimate of market value to each valuation scenario based on a 10-year hold period.

      The Rockwood valuation was based upon a discounted cash flow analysis. Under the analysis, the projected net operating income (net of tenant improvement costs, leasing commissions and capital reserves) for the ten year period 2005 through 2014 was discounted at a rate of 10% with respect to the low valuation, 9.5% with respect to mid valuation and 9.0% with respect to the high valuation. A terminal value was derived by capitalizing the eleventh year net operating income at a rate of 6.75% with respect to the "as is" valuation and 8.00% with respect to the "as expanded" valuation.

      Rockwood concluded that because the leases of two tenants at the Hylan Plaza Shopping Center, Toys "R" Us and K-Mart, are significantly below market and because those leases expire (assuming the exercise of all option terms) after the valuation period (October 31, 2015 with respect to the Toys "R" Us lease and January 31, 2017 with respect to the K-Mart lease), a termination capitalization rate that was 125 basis points lower (6.75% as compared to 8.0%) was appropriate in capturing the significant revenue increase that should be realized when the K-Mart and Toys "R" Us leases expire and the space is relet at market rents.

      Rockwood's "as expanded" valuation scenario made the following assumptions regarding potential revenue enhancing events at the Hylan Plaza Shopping Center that were under discussion by Atlantic Realty at the time the valuation report was prepared:

           o Modell's would expand its existing 6,000 square foot store by approximately 5,300 square feet, effective September 30, 2005, which lease would provide for a $106,000 increase in base rental revenue in the first full lease year.

           o Atlantic Realty would buy out the K-Mart lease effective September 30, 2004 and after a twelve month re-financing period (during which period the space occupied by K-Mart would be vacant), Atlantic Realty would relet the space (approximately 103,920 square feet) at initial base rent of $18.54 square foot (as compared with a current base rent of $2.26 per square foot) for a total annual base rent of approximately $1,927,000. Rockwood also assumed that Atlantic Realty would incur tenant improvement costs of approximately $2,138,000 and leasing commissions of approximately $1,056,000 as part of obtaining this new lease. However, Rockwood did not take into account any cost to Atlantic Realty relating to the buyout of the K-Mart lease.

      The expansion of the Modell's and Regal Cinema's spaces required the approval of K-Mart in accordance with the terms of the K-Mart lease. Atlantic Realty was unsuccessful in obtaining K-Mart's consent to the expansion of the Modell's and Regal Cinemas spaces. Further, Atlantic Realty was unsuccessful in negotiating a buyout of the K-Mart lease.

      The chart set forth below illustrates the estimates of market value of the Hylan Plaza Shopping Center established by Rockwood on an "as is" and "as expanded" basis as described above. The estimates of market value based on the discounted cash flow analysis described above were reduced by Rockwood to reflect approximately $2,100,000 of deferred maintenance which Rockwood estimated a purchaser would require be deducted from the purchase price. The valuation set forth in the chart set forth below reflects this $2,100,000 deduction.

                          HYLAN PLAZA SHOPPING CENTER
                    ESTIMATE OF MARKET VALUE - 10 YEAR HOLD

                                Low              Mid            High

              As-Is          57,500,000      $59,700,000     62,200,000
            As-Expanded      75,100,000      $77,800,000     80,700,000

      On January 10, 2005, Rockwood, at the request of one of the members of the Special Committee prepared an investment pricing matrix that valued the Hylan Plaza Shopping Center between $77,700,000 and $84,000,000. This estimate which was not accompanied by a narrative report, discounted projected net operating income from the property over a thirteen year period (from 2006 through 2018) instead of the ten year period used in the initial estimate, and then discounted these amounts at rates ranging from 8.5% to 9.0%. Rockwood was not requested, nor did it prepare, an estimate of market value after January 10, 2005.

      The projections utilized by Rockwood in connection with its estimate of market value as updated to include the terms of leases in place at the time Stanger rendered its opinion, were utilized by Stanger as part of its analysis underlying its opinion that the consideration to be received by Atlantic Realty's shareholders (other than Kimco and its affiliates) in connection with the merger, is fair from a financial point of view. Further the Rockwood valuation was considered by Atlantic Realty's Board of Trustees and Special Committee as part of their respective determination to approve the merger with Kimco.

   CERTAIN INFORMATION PROVIDED TO ROCKWOOD

      Neither the Kimco nor Atlantic Realty as a matter of course publicly discloses detailed forecasts or internal projections as to future revenues, earnings or financial condition. However, in the course of Atlantic Realty's engagement of Rockwood in connection with the marketing and sale of the Hylan Plaza Shopping Center, as discussed under "Background of the Merger," Atlantic Realty provided Rockwood with certain business and financial data that Atlantic Realty believes was not publicly available. This business and financial data was used by Rockwood in determining a valuation of the Hylan Plaza Shopping Center and has been included in Annex C -- Estimate of Market Value of the Hylan Plaza Shopping Center prepared by Rockwood Realty Associates, L.L.C.

      While the projections provided to Rockwood and included in Annex C were prepared in good faith by Atlantic Realty management, no assurance can be made regarding future events. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of Atlantic Realty and will be beyond the control of Kimco. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the financial data. Such projections cannot, therefore, be considered a reliable predictor of future operating results, and this information should not be relied on as such. The information in Annex C was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. generally accepted accounting principles. In the view of Atlantic Realty management, the information was prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information.

           SEE CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION UNDER "FORWARD-LOOKING STATEMENTS."

      The prospective financial data included in this document has been prepared by, and is the responsibility of Atlantic Realty management. Neither PricewaterhouseCoopers LLP nor Deloitte & Touche LLP has examined or compiled the accompanying prospective financial data and, accordingly, neither PricewaterhouseCoopers LLP nor Deloitte & Touche LLP has examined compiled the accompanying prospective financial information and, accordingly, both PricewaterhouseCoopers LLP and Deloitte & Touche LLP express no opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report and the Deloitte & Touche LLP report included in this document relate to Kimco's historical financial information and Atlantic Realty's historical financial data, respectively. They do not extend to the prospective financial information and data and should not be read to do so.

      The projections included in Annex C were prepared more than one year before the date of this proxy statement/prospectus and are no longer current. Neither the Kimco nor Atlantic Realty intends to update or otherwise revise the prospective financial data to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, neither Kimco nor Atlantic Realty intends to update or revise the prospective financial data to reflect changes in general economic or industry conditions.

      These projections are not included in this document in order to induce any member or stockholder to vote in favor of the approval and adoption of the merger agreement or to acquire securities of Kimco or to elect not to seek appraisal for his or her Atlantic Realty common stock.

   COMPENSATION AND MATERIAL RELATIONSHIPS

      Pursuant to the terms of Rockwood's engagement, Atlantic Realty has agreed to pay Rockwood a fee of 1.00% of the total aggregate consideration paid in connection with the sale of the Hylan Plaza Shopping Center (or approximately $825,000), subject to and conditioned upon consummation of the merger. Atlantic Realty has also agreed to indemnify and hold harmless Rockwood, each person or entity deemed to be controlled by Rockwood and its and their respective shareholders, partners, directors, officers and employees from and against any claim, damage, liability cost or expense relating to or as a result of a claim by any other party that it is entitled to a brokerage fee or other commission or fee in connection with the sale of the Hylan Plaza Shopping Center. In addition, during the past two years, Rockwood has provided real estate investment banking services to Kimco and received a total of $408,000 in fees for its services during that period. Rockwood may seek real estate investment banking business from Kimco in the future.

INTERESTS OF ATLANTIC REALTY'S TRUSTEES AND EXECUTIVE OFFICERS IN THE MERGER

      In considering the recommendation of the Atlantic Realty Board of Trustees with respect to the merger agreement, Atlantic Realty shareholders should be aware that some of Atlantic Realty's executive officers and trustees have interests in the merger and have arrangements that are different from, or in addition to, those of Atlantic Realty shareholders generally. The Atlantic Realty Board of Trustees and the Special Committee were aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that Atlantic Realty shareholders vote in favor of adopting the merger agreement.

      RETENTION PAYMENTS. Atlantic Realty has agreed to make the payments to each of the executive officers and trustees listed in the table below, if the listed executive officers and trustees remain continuously employed by Atlantic Realty through the date of the completion of the merger and sign a release of claims against Atlantic Realty.

                    ------------------------------
                         EMPLOYEE        AMOUNT
                    ------------------------------
                    Joel Pashcow       $150,000
                    ------------------------------
                    Edwin Frankel      $553,725
                    ------------------------------

      OTHER PAYMENTS. Two of Atlantic Realty trustees, neither of whom is a member of the Special Committee, will receive payments in respect of services in 2005 of $60,000 each and may receive additional payments in an aggregate amount not to exceed $100,000 for services rendered in 2006. Atlantic Realty has also agreed on consummation of the merger to forgive a loan to Edwin Frankel in the amount of $37,500 and Kimco has agreed to cause the company surviving the merger to honor Atlantic Realty's obligation to Edwin Frankel under the merger agreement.

      INDEMNIFICATION AND INSURANCE. Kimco has agreed to indemnify and hold harmless all past and present officers and trustees of Atlantic Realty and its subsidiaries in their capacities as such against all losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement to the fullest extent such persons would be entitled to such indemnification under applicable law and the by-laws of Atlantic Realty as in effect on the date of the merger agreement.

      The merger agreement also provides that prior to the effective time, Atlantic Realty will purchase an insurance "tail policy" which provides for coverage substantially similar to the current policies of the directors' and officers' liability insurance currently maintained by Atlantic Realty for a six year period, subject to specified cost limitations.

KIMCO'S REASONS FOR THE MERGER

      The factors that the Kimco Board of Directors considered in reaching its determination to approve the Merger Agreement are that:


     (i) Kimco is currently Atlantic Realty's largest shareholder, although it has no management rights or other ability to exercise control over Atlantic Realty or its assets and that the Merger, if successful, will provide Kimco with ownership and control of Atlantic Realty and its assets;

     (ii) the Merger will result in the addition of the Hylan Plaza Shopping Center to the Kimco portfolio of properties and that Kimco expects that economies of scale and efficiencies in the operations of the Hylan Plaza Shopping Center should result from the Merger;

     (iii) the Merger is intended to qualify as a tax-free reorganization for federal income tax purposes;

     (iii) Kimco will effectuate the Merger through the issuance of equity securities; and

     (iv) the belief of the Board of Directors of Kimco that the overall terms of the Merger Agreement are fair to Kimco.

      The Kimco Board of Directors also considered certain potentially negative factors that could arise from the proposed Merger. The material potentially negative factors considered were as follows:

     (i) that the merger consideration is fixed, regardless of the value of the Kimco common stock and accordingly any decrease in the value of the Kimco common stock will increase the number of shares that Kimco is required to issue; and

      (ii) the risk that the anticipated benefits of the Merger might not be fully realized.

      The foregoing discussion addresses the material information and factors considered by Kimco's Board of Directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, Kimco's Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. Kimco's Board's recommendation was made after consideration of all the factors as a whole. In addition, individual members of Kimco's Board may have given different weights to different factors.

KIMCO'S BOARD OF DIRECTORS AND MANAGEMENT AFTER THE MERGER

      The directors and officers of Kimco are not expected to change in connection with the merger. The directors and officers of Kimco immediately prior to the merger will continue to be the directors and officers of Kimco after completion of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following is a summary of the material anticipated United States federal income tax consequences generally applicable to a U.S. holder of Atlantic Realty common stock with respect to the exchange of Atlantic Realty common stock for Kimco common stock pursuant to the merger. This discussion assumes that U.S. holders of Atlantic Realty common stock hold their Atlantic Realty common stock as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and Treasury Regulations, each as in effect as of the date of this proxy statement/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS, regarding the United States federal income tax consequences of the merger. As a result, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

      This summary does not address any tax consequences arising under United States federal tax laws other than United States federal income tax laws, nor does it address the laws of any state, local, foreign or other taxing jurisdiction. In addition, this summary does not address all aspects of United States federal income taxation that may apply to holders of Atlantic Realty common stock in light of their particular circumstances or holders that are subject to special rules under the Code, including, without limitation, holders of Atlantic Realty common stock that are not U.S. holders, partnerships or other pass-through entities (and persons holding their Atlantic Realty common stock through a partnership or other pass-through entity), persons who acquired shares of Atlantic Realty common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons subject to the alternative minimum tax, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the U.S. dollar, persons holding their Atlantic Realty common stock as part of a straddle, hedging, constructive sale or conversion transaction and persons who have ceased to be U.S. citizens or resident aliens.

      For purposes of this summary, a "U.S. Holder" is a beneficial owner of Atlantic Realty common stock that is for United States federal income tax purposes:

     o    a United States citizen or resident alien;

     o a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state therein or the District of Columbia;

     o an estate, the income of which is subject to United States federal income taxation regardless of its source; and

     o a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of substantial decisions of the trust, or
          (2) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

      If a partnership (including any other entity treated as a partnership for United States federal income tax purposes) holds Atlantic Realty common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor.

      THIS DISCUSSION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE TO ANY HOLDER OF ATLANTIC REALTY COMMON STOCK. HOLDERS ARE URGED TO CONSULT AND RELY ON THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

      The merger is intended to qualify as a reorganization under Section 368(a) of the Code. Proskauer Rose LLP, as counsel to Atlantic Realty, and Wachtell, Lipton, Rosen & Katz, as counsel to Kimco and Merger Sub, will each provide an opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by Atlantic Realty and Kimco and on customary factual assumptions. If any of the factual representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the merger could be adversely affected, the opinions and this summary may not accurately describe the United States federal income tax treatment of the merger, and the tax consequences of the merger to holders of Atlantic Realty common stock may be materially different from those described in this summary. The determination by tax counsel as to whether the proposed merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code will depend upon the facts and law existing at the effective time of the proposed merger. The statements in this proxy statement/prospectus, and the opinion of counsel, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result.

      Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code, Atlantic Realty and Kimco will not recognize any gain or loss for United States federal income tax purposes as a result of the merger. Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code, the United States federal income tax consequences of the merger to U.S. holders of Atlantic Realty common stock are, in general, as follows:

      EXCHANGE OF ATLANTIC REALTY COMMON STOCK FOR KIMCO COMMON STOCK (PLUS ANY CASH IN LIEU OF A FRACTIONAL SHARE)

      An Atlantic Realty shareholder that receives Kimco common stock in exchange for its shares of Atlantic Realty common stock in the merger will not recognize gain or loss on the exchange, except to the extent that the shareholder receives cash in lieu of a fractional share interest in Kimco common stock. An Atlantic Realty shareholder that receives cash in lieu of a fractional share should be treated as if such shareholder had received a fractional share of Kimco common stock and then exchanged such fractional share for cash in a redemption by Kimco. Assuming that the deemed redemption of a fractional share of Kimco common stock is treated as a sale or exchange, and not as a dividend, an Atlantic Realty shareholder will generally recognize capital gain or loss on such deemed redemption of the fractional share in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the shareholder's tax basis in the fractional share of Kimco common stock. Such capital gain or loss will be long term capital gain or loss if the Atlantic Realty common stock exchanged was held for more than one year.

      The aggregate tax basis of the shares of Kimco common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described above) will be equal to the aggregate tax basis in the shares of Atlantic Realty common stock surrendered in exchange for the Kimco common stock, and an exchanging Kimco stockholder's holding period in the Kimco common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described above) will include the holding period of the shares of Atlantic Realty common stock surrendered in exchange for shares of Kimco common stock. If an Atlantic Realty shareholder acquired any of its shares of Atlantic Realty common stock at different prices, recently finalized Treasury Regulations provide guidance on how taxpayers may allocate their basis in these circumstances. Atlantic Realty shareholders that hold multiple blocks of Atlantic Realty common stock should consult their tax advisors regarding the proper allocation of their basis among shares of Kimco common stock received, and the potential impact of the final Treasury Regulations on their tax consequences from the merger.

      DISCLOSURE OF REPORTABLE TRANSACTIONS

      A taxpayer that participates in a "reportable transaction" is required to attach a disclosure statement to their federal income tax return disclosing such taxpayer's participation in the transaction. Subject to various exceptions, a reportable transaction can include a transaction that results in a loss exceeding certain thresholds. Under recently enacted legislation, failure to comply with these and other reporting requirements could result in the imposition of significant penalties. Atlantic Realty shareholders are urged to consult their tax advisors regarding the applicability of any disclosure requirements to them.

      INFORMATION REPORTING AND BACKUP WITHHOLDING

      A non-corporate U.S. Holder of Atlantic Realty common stock may be subject to information reporting and backup withholding on any cash payments it receives instead of fractional share interests in Kimco common stock. Backup withholding will not apply, however, if such holder:

     o furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding (generally on a substitute Form W-9); or

     o    otherwise establishes an exemption from backup withholding.

      Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the Atlantic Realty shareholder's United States federal income tax liability, provided such shareholder timely furnishes the required information to the IRS. Atlantic Realty shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for establishing an exemption.

      REPORTING REQUIREMENTS

      An Atlantic Realty shareholder that receives Kimco common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with its United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

ACCOUNTING TREATMENT OF THE MERGER

      The merger will be accounted for using the purchase method of accounting, with Kimco treated as the acquiror. Under this method of accounting, Atlantic Realty's assets and liabilities will be recorded by Kimco at their respective fair values as of the closing date of the merger and added to those of Kimco. Financial statements of Kimco issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Atlantic Realty prior to the merger. The results of operations of Atlantic Realty will be included in the results of operations of Kimco beginning on the effective date of the merger.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

      Kimco and Atlantic Realty are not aware of any significant governmental approvals that are required for consummation of the merger. If any approval or action is required, it is presently contemplated that Kimco and Atlantic Realty would seek to obtain such approval. There can be no assurance that any other approvals, if required, will be obtained.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES; DIVIDENDS; WITHHOLDING

      CONVERSION AND EXCHANGE OF SHARES. The conversion of shares of Atlantic Realty common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. The exchange agent will, promptly after the effective time of the merger, exchange Atlantic Realty shares for the merger consideration to be received in the merger pursuant to the terms of the merger agreement.

      LETTER OF TRANSMITTAL. As soon as reasonably practicable after the effective time of the merger, the exchange agent will send a letter of transmittal to those persons who were record holders of shares of Atlantic Realty common stock at the effective time of the merger. This mailing will contain instructions on how to surrender Atlantic Realty shares in exchange for the merger consideration the holder is entitled to receive under the merger agreement. When you deliver to the exchange agent your properly completed letter of transmittal and any other required documents (including your Atlantic Realty stock certificate(s) if you hold your shares in certificated form), your shares will be cancelled.

      IF YOU HOLD YOUR SHARES IN CERTIFICATED FORM, DO NOT SUBMIT YOUR ATLANTIC REALTY STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

      If a certificate for Atlantic Realty common stock has been lost, stolen or destroyed, the exchange agent will issue the applicable merger consideration properly payable under the merger agreement upon compliance by the applicable shareholder with the replacement requirements established by Kimco.

      FRACTIONAL SHARES. You will not receive fractional shares of Kimco common stock in connection with the merger. Instead, each holder of Atlantic Realty shares exchanged in the merger who would otherwise have received a fraction of a share of Kimco common stock will receive cash in an amount
                                       43
determined by multiplying the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Atlantic Realty common stock owned by such holder at the effective time of the merger) by the average of the closing price of one share of Kimco common stock on the last trading day immediately preceding the closing date of the merger on the New York Stock Exchange as reported by THE WALL STREET JOURNAL.

      DIVIDENDS AND DISTRIBUTIONS. Until shares of Atlantic Realty common stock are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to shares of Kimco common stock into which Atlantic Realty shares may have been converted will accrue but will not be paid. Kimco will pay to former Atlantic Realty shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their shares. After the effective time of the merger, there will be no transfers on the stock transfer books of Atlantic Realty of any Atlantic Realty shares. If shares of Atlantic Realty common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the applicable merger consideration into which such shares have been converted pursuant to the merger agreement.

      WITHHOLDING. Kimco or the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any Atlantic Realty shareholder the amounts it is required to deduct and withhold under the Code or any provision of any federal, state, local or foreign tax law. To the extent that Kimco or the exchange agent withholds any amounts and pays over such amounts to the appropriate taxing authority, these amounts will be treated for all purposes of the merger as having been paid to the shareholders in respect of whom such deduction and withholding were made.

APPRAISAL RIGHTS

      If the merger is completed, Atlantic Realty shareholders who do not vote for the approval of the merger and who otherwise comply with the provisions of Sections 3-201 et seq. of the Maryland General Corporation Law summarized below will be entitled to petition the Circuit Court for Baltimore City, Maryland for an appraisal of the "fair value" of their shares of Atlantic Realty common stock.

      To perfect their appraisal rights Atlantic Realty shareholders must strictly comply with the procedures in Sections 3-201 et seq. Failure to strictly comply with these procedures will result in the loss of appraisal rights.

      Under the Maryland General Corporation Law, each holder of shares of Atlantic Realty common stock will be entitled to demand and receive payment of the fair value of the holder's shares in cash, if the holder:

     o before or at the special meeting, files with Atlantic Realty a written objection to the merger,

     o    does not vote in favor of the merger, and

     o within 20 days after articles of merger have been accepted for record by the State Department of Assessments and Taxation of the State of Maryland, makes written demand on Kimco for payment of his or her shares, stating the number of shares for which payment is demanded.

      Any written objection should be sent to Atlantic Realty. Any shareholder who fails to comply with all of the requirements described above will be bound by the terms of the merger. A demand for payment may be withdrawn only with the consent of Kimco. Fair value will be determined as of the close of business on the date of the shareholders vote on the merger.

      Kimco will promptly deliver or mail to each objecting shareholder written notice of the date of acceptance of the articles of merger for record by the State Department of Assessments and Taxation of the State of Maryland. Kimco may also deliver or mail to each objecting shareholder a written offer to pay for his or her stock at a price deemed by Kimco to be the stock's fair value. Within 50 days after acceptance of the articles of merger for record by the State Department of Assessments and Taxation of the State of Maryland, either Kimco or any objecting shareholder who has not received payment for his or her shares may petition the Circuit Court for Baltimore City, Maryland, for an appraisal to determine the fair value of the shares. If the court finds that an objecting shareholder is entitled to appraisal of his or her stock, the court will appoint three disinterested appraisers to determine the fair value of the shares on terms and conditions the court determines proper, and appraisers will, within 60 days after appointment (or a longer period as the court may direct) file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of the shares. Within 15 days after the filing of the report, any party may object to the report and request a hearing on the matter. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting shareholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the shareholders' vote on the action to which objection was made, unless the court finds that the shareholder's refusal to accept a written offer to purchase the stock made by Kimco as described above was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorneys' fees) will be determined by the court and will be assessed against Kimco or, under certain circumstances, the objecting shareholder, or both.

      At any time after the filing of a petition for appraisal, the court may require any objecting shareholder to submit his or her certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. To receive payment, whether by agreement with Kimco or pursuant to a judgment, the shareholder must surrender the stock certificates indorsed in blank and in proper form for transfer. A shareholder demanding payment for shares will not have the right to receive any dividends or distribution payable to holders of record after the close of business on the date of the shareholders' vote and will cease to have any rights as a shareholder with respect to the shares except the right to receive payment of the fair value of the shares. The shareholder's rights may be restored only upon the withdrawal, with the consent of Kimco, of the demand for payment, the failure of either party to file a petition for appraisal within the time required, a determination of the court that the shareholder is not entitled to an appraisal, or the abandonment or rescission of the merger.

      This summary of the rights of dissenting shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their dissenters' rights. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each shareholder desiring to exercise dissenters' rights should refer to Sections 3-201 et seq., entitled "Rights of Objecting Stockholders," of the Maryland General Corporation Law, a copy of which is attached as Annex D to this proxy statement/prospectus, for a complete statement of the shareholder's rights and the steps which must be followed in connection with the exercise of those rights.

ALL WRITTEN DEMANDS FOR APPRAISAL MUST BE MAILED OR DELIVERED TO:

                             ATLANTIC REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                         ATTENTION: CORPORATE SECRETARY

OR SHOULD BE DELIVERED TO THE SECRETARY AT THE ATLANTIC REALTY SPECIAL MEETING BEFORE THE VOTE ON THE MERGER.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF ATLANTIC REALTY

      The shares of Kimco common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of Kimco common stock issued to any person who is deemed to be an "affiliate" of Atlantic Realty at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Atlantic Realty and may include Atlantic Realty's executive officers, trustees and significant shareholders. Affiliates may not sell their shares of Kimco common stock acquired in connection with the mergers except pursuant to:

     o an effective registration statement under the Securities Act covering the resale of those shares;

     o    an exemption under paragraph (d) of Rule 145 under the Securities Act;
          or

     o    any other applicable exemption under the Securities Act.

      Atlantic Realty has agreed to use it reasonable best efforts to deliver to Kimco a letter agreement executed by each of its affiliates not later than 10 days prior to the effective time of the merger, pursuant to which these affiliates will agree, among other things, not to transfer any shares of Kimco common stock received in the merger except in compliance with the Securities Act. This proxy statement/prospectus does not cover resales of Kimco common stock received in the merger by affiliates of Atlantic Realty.

STOCK EXCHANGE LISTINGS

      Kimco has agreed to use its reasonable best efforts to cause the shares of Kimco common stock to be issued in the merger to be approved for listing on the New York Stock Exchange. It is a condition to the consummation of the merger that such shares be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Following the merger, the shares of Kimco common stock will continue to trade on the New York Stock Exchange under the symbol "KIM."

DELISTING AND DEREGISTRATION OF ATLANTIC REALTY STOCK AFTER THE MERGER

      When the merger is completed, the Atlantic Realty common stock will be delisted from The NASDAQ Capital Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

      Sections 3-602(a) of the Maryland General Corporation Law prohibits for a period of five years (we refer to this period as the five year moratorium period) any second-step "business combination" between a Maryland corporation and any "interested stockholder." "Interested stockholder" is defined in Section 3-601 as the beneficial owner of at least 10% of the voting power of the corporation. Kimco is an interested stockholder with respect to Atlantic Realty. The five year moratorium period is no longer applicable to Kimco.

      According to Section 3-601 the following transactions between Atlantic Realty, as a corporation subject to Section 3-601, or any of Atlantic Realty's subsidiaries and Kimco, as an interested stockholder, or persons related to Kimco are "business combinations," and, as a result, were prohibited during the five-year moratorium period:

     o Mergers, consolidations, or share exchanges (unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the charter or change or convert in whole or in part the outstanding shares of stock of Atlantic Realty);

     o The sale, lease, transfer, or other disposition of certain significant amounts of Atlantic Realty's assets;

     o The issuance or transfer by Atlantic Realty or any subsidiary of equity securities of Atlantic Realty or any subsidiary which have an aggregate market value of 5 % or more of the total market value of the outstanding stock of Atlantic Realty, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of Atlantic Realty's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

     o The adoption of any plan or proposal for the liquidation or dissolution of Atlantic Realty in which anything other than cash will be received by Kimco or any affiliate of Kimco;

     o Certain reclassifications of Atlantic Realty's securities (including any reverse stock split), or recapitalizations of Atlantic Realty with any of its subsidiaries with the effect of increasing by 5% or more the shares of Atlantic Realty owned by Kimco or any affiliate of Kimco; or

     o The receipt by Kimco or any affiliate of Kimco of any loan, advance, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage from Atlantic Realty or any subsidiary, that is not shared proportionately by all shareholders.

      After the five-year moratorium period, any of the transactions listed above between Atlantic Realty and Kimco generally require:

     o Approval by the affirmative vote of at least (a) 80% of all the votes entitled to be cast by outstanding shares voting stock, voting together as a single group, and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by an "interested stockholder" or a related party; or

     o Satisfaction of the statutory "fair price" (found in Section 3-603(b) of the Maryland General Corporation Law) requirements that apply to shares held by persons other than the interested stockholder.

                              THE MERGER AGREEMENT

      THIS SECTION OF THE DOCUMENT DESCRIBES THE MATERIAL TERMS OF THE MERGER AGREEMENT. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, WHICH IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS. YOU ARE URGED TO READ THE FULL TEXT OF THE MERGER AGREEMENT.

      The merger agreement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties to the agreement as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating its terms. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

STRUCTURE

      Subject to the terms and conditions of the merger agreement, and in accordance with Maryland law, at the completion of the merger, Atlantic Realty will merge with and into SI 1339, a wholly-owned subsidiary of Kimco ("Merger Sub"). Merger Sub will continue as the surviving corporation in the merger and will continue its corporate existence under the laws of the State of Maryland.

      Each share of Atlantic Realty common stock issued and outstanding at the effective time of the merger (other than shares for which appraisal rights have been perfected) will be converted into the right to receive Kimco common stock, as described below. See "--Consideration To Be Received in the Merger."

      The articles of incorporation of Merger Sub will be the articles of incorporation of the combined company, and the bylaws of Merger Sub will be the bylaws of the combined company.

EFFECTIVE TIME AND TIMING OF CLOSING

      The merger will be completed and become effective when the articles of merger are filed with the State Department of Assessments and Taxation of the State of Maryland. The closing of the merger will take place as promptly as practicable (and in any event within three business days) after the conditions to the merger have been satisfied or waived, or on such other date as Kimco and Atlantic Realty may agree.

      Kimco and Atlantic Realty anticipate that the merger will be completed during the first or second quarter of 2006. However, completion of the merger could be delayed if there is a delay in satisfying any of the conditions to the merger. There can be no assurances as to whether, or when, Kimco and Atlantic Realty will complete the merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

      Upon completion of the merger, each outstanding share of Atlantic Realty common stock (other than shares for which appraisal rights have been perfected) will be converted into the right to receive merger consideration with an aggregate value equal to $82,500,000 plus the amount of Atlantic Realty's cash on hand at closing plus certain approved lease expenses less expenses associated with the merger and unpaid dividends. On the last business day prior to closing Atlantic Realty will declare a dividend in an amount necessary for Atlantic Realty to qualify as a REIT. The merger consideration will be paid in shares of Kimco common stock valued as of the day before the closing. Because the value of the consideration is dependent on amounts that will not be known until immediately prior to closing, the exact number of shares of Kimco common stock into which each Atlantic Realty share will be converted will not be known until that time.

      No fractional shares of Kimco common stock will be issued in the merger. Instead of fractional shares, Atlantic Realty shareholders will receive cash in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the closing prices of one share of Kimco common stock on the last trading day before the merger.

      The following table illustrates the number of Kimco shares to be received for each share of Atlantic Realty common stock, based upon a hypothetical range of per share closing prices for Kimco common stock on the final full trading day before closing. The table assumes that Atlantic Realty had an approved lease expense of $8,064,000 and merger expenses and other liabilities (including certain agreed upon liabilities) for which it was responsible of $10,434,000, or that or total merger consideration would be approximately $80,130,000 (which gives effect to the $1,603,000 dividend paid by Atlantic Realty to its shareholders on December 29, 2005). These numbers do not reflect the impact of future dividends, property cash flow or additional liabilities that may be incurred between now and the closing of the merger, none of which can be predicted with any certainty.

                    IMPLIED PER SHARE MERGER CONSIDERATION

         -------------------------------------------------------------
                             NUMBER OF SHARES OF
                              KIMCO STOCK TO BE    VALUE OF PER SHARE
         KIMCO STOCK PRICE         RECEIVED        STOCK CONSIDERATION
         -------------------------------------------------------------
              $28.00                 0.8035             $22.50
         -------------------------------------------------------------
               28.50                 0.7894              22.50
         -------------------------------------------------------------
               29.00                 0.7758              22.50
         -------------------------------------------------------------
               29.50                 0.7627              22.50
         -------------------------------------------------------------
               30.00                 0.7500              22.50
         -------------------------------------------------------------
               30.50                 0.7377              22.50
         -------------------------------------------------------------
               31.00                 0.7258              22.50
         -------------------------------------------------------------
               31.50                 0.7142              22.50
         -------------------------------------------------------------
               32.00                 0.7031              22.50
         -------------------------------------------------------------
               32.50                 0.6923              22.50
         -------------------------------------------------------------
               33.00                 0.6818              22.50
         -------------------------------------------------------------
               33.50                 0.6716              22.50
         -------------------------------------------------------------
               34.00                 0.6617              22.50
         -------------------------------------------------------------
               34.50                 0.6521              22.50
         -------------------------------------------------------------
               35.00                 0.6428              22.50
         -------------------------------------------------------------

     For the purpose of calculating the merger consideration, lease expenses include $100,735 of lease expenses incurred by Atlantic Realty prior to the signing will be included, as well as any expenses incurred with respect to leases entered into by Atlantic Realty after the signing of the merger agreement which have been approved by Kimco. Merger expenses deducted from the merger consideration include all brokerage fees, legal and accounting fees, advisory, consulting and severance fees, printing and SEC filing expenses, transfer taxes, any other liabilities that Atlantic Realty would have to include on its consolidated balance sheet, and other unpaid fees and expenses. In respect of any liabilities Atlantic Realty may have under its tax agreement with Ramco-Gershenson Properties Trust, Atlantic Realty and Kimco have agreed to fix the amount of the liability at an amount equal to $4,700,000 less amounts paid by Atlantic Realty to Ramco-Gershenson Properties Trust between the date of the merger agreement and

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

the closing (of which amount $_________ has been paid as of the date of this proxy statement/prospectus). However in the event that, prior to the consummation of the merger, Atlantic Realty is legally obligated to pay (or does pay) Ramco-Gershenson Properties Trust an amount in excess of $4,700,000 pursuant to the tax agreement such amount would reduce the merger consideration by that same amount. Although Ramco-Gershenson Properties Trust has made additional claims under the tax agreement that when added to amounts previously paid by Atlantic Realty since the date of the merger agreement, would exceed the $4,700,000 threshold, Atlantic Realty does not believe that it has any legal obligation to make additional payments to Ramco-Gershenson Properties Trust under such agreement which could result in a further reduction of the merger consideration.

STOCK OPTIONS AND OTHER STOCK-BASED AWARDS

      There are no outstanding options to purchase shares of Atlantic Realty common stock.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains generally customary representations and warranties of Kimco and Atlantic Realty relating to their respective businesses. For purposes of determining the satisfaction of the closing conditions relating to each party's representations and warranties as described under "--Conditions to Complete the Merger" below, subject to limited exceptions relating to representations about Atlantic Realty's title to the Hylan Plaza Property, each representation and warranty will be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be true and correct, individually or in the aggregate, results or would reasonably be expected to result in a "material adverse effect" with respect to the party making the representations and warranties. For purposes of the merger agreement, assets, liabilities, properties "material adverse effect" means with respect to Atlantic Realty, (i) a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of Atlantic Realty and its subsidiary taken as a whole, or (ii) a material adverse effect on Atlantic Realty's ability to consummate the merger and the other transactions contemplated by the merger agreement. However, in determining whether a material adverse effect has occurred, there will be excluded any effect on Atlantic Reality arising out of or in connection with the execution or announcement of the merger agreement or the transactions contemplated by the merger agreement. With respect to Kimco and Merger Sub, "material adverse effect" means a material adverse effect on such party's ability to consummate the merger and the other transactions contemplated by the merger agreement.

      Each of Kimco, Merger Sub and Atlantic Realty has made representations and warranties to the other regarding, among other things:

     o    corporate matters, including due organization and qualification;

     o    capitalization;

     o    authority relative to execution and delivery of the merger agreement;

     o absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger and governmental filings, and consents necessary to complete the merger;

     o the timely filing and accuracy of SEC reports and financial statements;

     o    the absence of undisclosed liabilities;

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

     o    legal proceedings;

     o    compliance with applicable law;

     o    tax matters;

     o the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents; and

     o    broker's fees payable in connection with the merger.

      In addition, Atlantic Realty has made other representations and warranties about itself to Kimco and Merger Sub as to:

     o    certain employee matters and benefit plans;

     o    real property;

     o    environmental matters;

     o    the inapplicability of state takeover laws;

     o    matters relating to certain contracts;

     o    insurance matters;

     o    the receipt of fairness opinions from Stanger; and

     o    the issuance of a favorable recommendation by the board.

      In addition, Kimco and Merger Sub have made other representations and warranties about itself to Atlantic Realty as to:

     o    authorization to issue common stock.

CONDUCT OF BUSINESS PENDING THE MERGER

CONDUCT OF BUSINESS OF ATLANTIC REALTY PENDING THE MERGER

      Atlantic Realty has agreed in the merger agreement that, prior to the completion of the merger, except as expressly contemplated or permitted by the merger agreement or otherwise agreed to in writing by Merger Sub, and with certain other exceptions, it will, and will cause its subsidiary to, (i) conduct their respective businesses in a professional manner and to carry on their respective businesses in the usual, regular and ordinary course in accordance in all material respects with past practice and all applicable laws, and (ii) use reasonable best efforts to preserve Atlantic Realty's status as a REIT within the meaning of the code, to preserve intact their present business organizations and properties, and keep available the services of their employees and preserve their business relationships.

      Atlantic Realty further has agreed that, except as expressly contemplated or permitted by the merger agreement or otherwise agreed to in writing by Merger Sub, and with certain other exceptions,

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Atlantic Realty will not, and will not permit its subsidiary to, among other things, undertake the following actions:

     o make, declare or pay dividends or other distributions on any shares of its capital stock, other than dividends to Atlantic Realty by its subsidiaries, dividends, after consultation with Kimco, that Atlantic Realty deems reasonably necessary to qualify as a REIT in 2006, and, if closing occurs after December 23, 2005, the dividend that Atlantic Realty deems necessary to qualify as a REIT for 2005;

     o split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

     o purchase, redeem or otherwise acquire, any shares of its capital stock;

     o    create any subsidiaries;

     o issue shares of its capital stock, any other voting securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities;

     o    amend its declaration of trust or by-laws;

     o acquire or agree to acquire any business organization or division thereof, or any assets, other than in the ordinary course of business, consistent with past practice and in accordance with the budget provided to Kimco;

     o sell, contribute, assign or create any right, title or interest whatsoever in or to the Hylan Plaza Shopping Center; cause any lien, assessment, obligation, interest, encroachment or liability to be placed or remain of record against the Hylan Plaza Shopping Center; or knowingly impair or modify in any material respect the status of title of the Hylan Plaza Shopping Center;

     o enter into any new (or extend, renew or replace any existing) lease, agreement, service contract, employment contract, permit or obligation affecting Hylan Plaza Shopping Center, unless such contract is entered into in the ordinary course of business, is terminable without penalty on not more than 30 days' notice and is disclosed promptly in writing to Merger Sub; however, Atlantic Realty can enter new leases which have been approved by Kimco and Merger Sub;

     o change, alter, file for, pursue, accept or obtain any zoning, land use permit or other development approval or entitlement; or consent to the inclusion of any portion of the Hylan Plaza Shopping Center into any special district;

     o    terminate any space lease or service contract;

     o make or rescind any material election relating to taxes, unless Atlantic Realty reasonably determines that such action is required by law or necessary to preserve its status as a REIT;

     o change in any material respect (except as required by law) its tax or financial accounting methods; or settle any action, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes, except as may be required by the SEC, changes in applicable law or GAAP;

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     o    incur or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of another person, or enter into any "keep well" or other agreement to maintain any financial condition of another person; or make any loans, advances or capital contributions to, or investments in, any other person, other than to Atlantic Realty and any direct or indirect subsidiary;

     o enter into or modify in any material respect any employment, severance, termination or similar agreements with, grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee;

     o accelerate the vesting or payment of the compensation payable or the benefits provided to any of Atlantic Realty's, or any of its subsidiaries', current or former trustees, officers, employees or consultants, or otherwise pay any amounts not due such individual under an existing benefit plan;

     o    settle any legal actions

     o modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any service contract, space lease or other contract;

     o make any payments in respect of policies of directors' and officers' liability insurance other than premiums paid in respect of its current policies or a renewal therefor;

     o take any action to exempt or make not subject to any state takeover statutes;

     o on the closing date, make any payment, issue any checks or initiate any transfers;

     o accelerate the receipt of amounts due with respect to trade accounts receivable or any other accounts receivable, or lengthen the period for payment of accounts payable;

     o take any action that could likely result in a violation or breach of any agreement, covenant, representation or warranty contained in the merger agreement;

     o allow any pending applications for approval or permit in connection with the Hylan Plaza Shopping Center to be withdrawn or permitted to lapse without Merger Sub's consent;

     o knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code; or

     o authorize any of, or commit or agree to take any of, the foregoing actions.

SHAREHOLDERS MEETING AND DUTY TO RECOMMEND

      Atlantic Realty has agreed to hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining Atlantic Realty shareholder approval of the merger agreement and has agreed to take all lawful action to solicit such approval.

      Atlantic Realty's Board of Trustees has agreed not to withdraw, modify or qualify its recommendation in any manner adverse to Kimco or Merger Sub, or take any action or make any statement in connection with the Atlantic Realty shareholder meeting inconsistent with its

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

recommendation; however, if Atlantic Realty complies with its non-solicitation obligations described under "--No Solicitation of Alternative Transactions," it may do so. The merger agreement requires Atlantic Realty to submit the merger agreement to a shareholder vote even if its Board of Trustees no longer recommends approval of the merger.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

      Atlantic Realty has agreed that it, its subsidiary and their officers, trustees, directors and agents, including investment bankers, financial advisors, attorneys, accountants or other representatives acting on their behalf will not, directly or indirectly:

     o initiate, solicit, encourage (including by way of furnishing non-public information) or take any other action to facilitate any inquiries or proposals that constitute or can reasonably be expected to lead to a competing proposal or the withdrawal of the board's recommendation of the transaction;

     o enter into, participate or maintain or continue discussions or negotiate with any person or entity to obtain a competing transaction or in furtherance of inquiries about one; or

     o    agree to or endorse any competing transaction.

      However, if prior to the date of the shareholders meeting, Atlantic Realty's Board of Trustees or the Special Committee (and the officers, trustees, agents and financial advisors of the company acting at the direction of the company's Board of Trustees or the Special Committee) may furnish information to, or enter into discussions or negotiations with any person that previously has made an unsolicited BONA FIDE written competing proposal if and only to the extent that:

     o Atlantic Realty's Board of Trustees after consulting with and having considered the advice of independent outside legal counsel determines in good faith that the competing proposal constitutes a superior proposal and that failure to take such actions would result in a violation of its duties under the declaration of trust or applicable law;

     o prior to taking any such actions, Atlantic Realty provides Kimco with reasonable notice (but in no event later than 48 hours) that it is taking such action and receives from the person making the acquisition proposal an executed confidentiality agreement in reasonably customary form;

     o Atlantic Realty notifies Kimco and Merger Sub as promptly as practicable of all of the relevant details relating to all inquiries and proposals relating to such matters, and, if such inquiry or proposal is in writing, delivering of a copy of such inquiry or proposal.

          Atlantic Realty has also agreed to:

     o provide Kimco with a copy of any competing proposal or amendments or supplements thereto;

     o promptly inform Kimco of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such competing proposal;

     o promptly give Kimco a copy of any information delivered to such person that has not previously been reviewed by Kimco; and cease and terminate any existing activities, discussions or negotiations with any parties with respect to any possible competing proposal, and cause its subsidiaries and affiliates to do the same.

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

      Atlantic Realty's Board of Trustees has agreed not to approve or recommend or permit the Company to enter into any agreement with respect to a competing proposal, or withdraw, modify or qualify its recommendation in any manner adverse to Kimco or Merger Sub, or take any action or make any statement in connection with the Atlantic Realty shareholder meeting inconsistent with its recommendation, unless:

     o Atlantic Realty's Board of Trustees, after having considered the advice of independent outside legal counsel, determines in good faith that failing to take such action would constitute a breach of its obligations under the company's declaration of trust or applicable law;

     o such action is taken before the date of the Atlantic shareholder meeting at which this merger will be voted on;

     o Atlantic Realty provides written notice Kimco, advising Kimco in writing that Atlantic Realty's board has received a competing proposal which it believes constitutes a superior proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, which must be received by Kimco at least five business days prior to the time it intends to cause the Company to enter into such agreement with respect to a competing proposal;

     o the written notice provides a copy of any written offer or proposal describing the superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal;

     o at the end of the five day notice period, Kimco does not notify the Company in writing that it has determined to revise the terms of the merger to provide that the merger consideration will be equal to or greater than the consideration to be paid to Atlantic Realty shareholders pursuant to the superior proposal; and

     o Atlantic terminates the merger agreement with Kimco and Merger Sub within 48 hours after the lapse of the five day notice period and immediately thereafter enters into an agreement with respect to the superior proposal.

      For purposes of the merger agreement, the term "competing proposal" means any proposal that constitutes or may reasonably be expected to lead to:

     o any acquisition in any manner, directly or indirectly, of 10% or more of any class of equity securities of Atlantic Realty, or assets representing a material portion of the assets of Atlantic Realty or of the Hylan Plaza Shopping Center;

     o any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of Atlantic Realty; or

     o any public announcement of a proposal, plan or intent to do any of the foregoing or any agent to engage in any of the foregoing.

      For purposes of the merger agreement, the term "superior proposal" means any BONA FIDE competing proposal not directly or indirectly initiated, solicited, encouraged or facilitated by Atlantic Realty in contravention of the agreement which Atlantic Realty's Board of Trustees or the Special Committee determines in good faith, based on the advice of an investment banker of nationally recognized reputation and taking into account all legal, financial, regulatory and other aspects of the

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

proposal, including tax consequences to Atlantic Realty and its shareholders and the identity of the person making the proposal:

     o would, if consummated, result in a transaction that is more favorable to Atlantic Realty's shareholders from a financial point of view than the merger agreement with Kimco and Merger sub; and

     o    is reasonably capable of being completed.

     However, for purposes of the definition of superior proposal, the references to 10% in the definition of competing proposal will be deemed to be references to 100%.

EMPLOYEE MATTERS

      Kimco has agreed that it will cause the surviving corporation in the merger to honor:

o certain employment and consulting agreements to which Atlantic Realty or its subsidiary are parties; and

o obligations to Atlantic Realty's employees and former employees under the continuation coverage requirements of Section 4980B of the Code ("COBRA"), provided that Kimco and Merger Sub are not obligated to pay or reimburse such employees or former employees for any COBRA related costs they are responsible for paying under applicable law.

INDEMNIFICATION AND INSURANCE

      Kimco agrees that all rights to indemnification existing as of the closing date in favor of any trustee, officer, employee, or agent of Atlantic Realty or its subsidiary as provided in their respective declaration of trust, by-laws or comparable organizational documents or in indemnification or reimbursement agreements will survive the merger and shall continue in full force and effect for a period of not less than six years and 90 days after the completion of the merger. Kimco also agrees to indemnify all indemnified parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' fulfillment of their respective positions.

      In the event any indemnified party is or becomes involved in any in connection with any matter, Kimco will pay such party's reasonable legal fees and expenses of counsel selected by the party, which counsel shall be reasonably satisfactory to Kimco, and otherwise advance to such party upon request reimbursement of documented incurred expenses, including the cost of any investigation and preparation, to the extent permitted by Maryland law.

      The merger agreement also provides that prior to the effective time, Atlantic Realty will purchase an insurance "tail policy" which provides for coverage substantially similar to the current policies of the directors' and officers' liability insurance currently maintained by Atlantic Realty for a six year period, subject to specified cost limitations.

ESTOPPELS

      Atlantic Realty agrees to deliver executed estoppel certificates from certain tenants specified in the merger agreement and other tenants that in the aggregate lease at least 50% of the gross leaseable area of the Hylan Plaza Shopping Center to Merger Sub five days before closing that will be dated effective as of no earlier than the 30th day prior to closing.

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

CASUALTY AND CONDEMNATION

      In the event of any damage to or destruction of all or part of the Hylan Plaza Shopping Center, Atlantic Realty agrees to give notice to Merger Sub as soon as practicable and promptly repair or replace such damage or destruction. If the cost of the repair or replacement exceeds $1,000,000, or the damage would take more than 60 days to repair or rebuild, then Kimco will have the right to terminate the merger agreement by giving Atlantic Realty written notice of its intention to do so within seven days of Merger Sub's receipt of notice from Atlantic Realty.

      In the event that any governmental authority having jurisdiction of all or part of the Hylan Plaza Shopping Center notifies Atlantic Realty or its subsidiary before the closing that some alteration of or addition to the Hylan Plaza Shopping Center is required to be made by law, rule or regulation (notice of which will be given to Merger Sub by Atlantic Realty as soon as practicable) or otherwise requires a cure of a violation, Atlantic Realty agrees to promptly undertake the alteration or addition or cure and complete it by the closing. If the cost of the alteration or addition or cure will exceed $1,000,000, then Kimco will have the right to terminate the merger agreement by giving Atlantic Realty written notice of its intention to do so within 15 days of Merger Sub's receipt of notice from Atlantic Realty.

      In the event that any condemnation or eminent domain proceedings affecting the Hylan Plaza Shopping Center is threatened, contemplated, commenced or consummated prior to the closing, Atlantic Realty agrees to notify Merger Sub as soon as practicable, and Kimco will have the right to terminate the merger agreement by giving Atlantic Realty written notice of its intention to do so within 15 days of Merger Sub's receipt of notice from Atlantic Realty.

TITLE INSURANCE

      Kimco agrees to notify Atlantic Realty in writing of any encumbrances, property restrictions or other defects of title (other than encumbrances which are permitted by the merger agreement) which are disclosed in any update or continuation of the title commitment for the Hylan Plaza Shopping Center within ten business days of Kimco receiving notice of those encumbrances.

      If Kimco notifies Atlantic Realty of any encumbrances, property restrictions or other defects of title (other than encumbrances which are permitted by the merger agreement), Atlantic Realty may cure the defect or within ten days provide Kimco notice that it has elected not to cure the defect, or is unable to cure the defect. If Atlantic Realty has not cured the defect within 45 business days of receiving Kimco's notice or if Atlantic Realty has failed to provide Kimco notice within ten days that it will not cure the defect, then Kimco may at its option accept the title to the Hylan Plaza Shopping Center subject to the title defect without reducing the merger consideration or terminate the merger agreement. In this instance, Kimco must notify Atlantic Realty within ten business days whether it will accept the property or terminate the merger agreement and if it does not do so, Kimco will be deemed to have elected to accept the property.

      Atlantic Realty is not obligated to pay for title insurance policy or survey relating to the Hylan Plaza Shopping Center. Unpaid liens for taxes, water charges and assessments are not encumbrances for the purposes of this provision of the merger agreement nor are financing statements which were filed more than five years prior to the closing and which were not continued if a title insurer will afford Atlantic Realty's subsidiary insurance coverage. In addition unpaid state franchise taxes and/or municipal corporate business taxes are not an encumbrance for the purposes of this section; however, the unpaid taxes will reduce the merger consideration unless a title insurer will insure against losses as a result of those unpaid taxes.

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ADDITIONAL AGREEMENTS

      Further, Kimco and Atlantic Realty have agreed to cooperate with each other and use reasonable best efforts to:

     o take all actions and to do all things necessary under the merger agreement and applicable law to consummate the merger as soon as practicable; and

     o promptly prepare and file all necessary documentation to obtain the consent, approval and authorization of all third parties and governmental entities which are necessary or advisable to consummate the merger.

      The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, public announcement and confidentiality and access to information.

CONDITIONS TO COMPLETE THE MERGER

      CONDITIONS TO BOTH PARTIES' OBLIGATIONS. The obligations of Kimco and Atlantic Realty to complete the merger are subject to the satisfaction or waiver of the following conditions:

     o the approval of the merger agreement by the Atlantic Realty shareholders;

     o expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Act, if applicable, or mutual determination that no filing under the HSR Act is required. Kimco and Atlantic Realty have agreed that no such filing is required;

     o the consummation of the merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or provision of applicable law;

     o this registration statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the shares of Kimco following the merger shall have been complied with;

     o the shares of Kimco common stock to be issued in connection with the merger shall have been validly registered under the Securities Act and listed for trading on the NYSE; and

     o Atlantic Realty shall have received the opinion dated the closing date of a nationally recognized law firm selected by Atlantic Realty concluding that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

      ADDITIONAL CONDITIONS TO ATLANTIC REALTY'S OBLIGATIONS. Atlantic Realty's obligation to complete the merger is further subject to following conditions, unless otherwise waived by the company:

     o Kimco and Merger Sub shall have performed in all material respects their agreements contained in the merger agreement required to be performed at or prior to the consummation of the merger and their representations and warranties shall be true and correct in all respects (but without regard to any material qualification references to a material adverse effect contained in any specific representation or warranty) when made and (except for representations and warranties

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

          made as of a specified date, which not only be true and correct as of such date) as of the consummation of the merger except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute have a material adverse effect on Kimco.

      ADDITIONAL CONDITIONS TO KIMCO'S OBLIGATIONS. Kimco's obligation to complete the merger is further subject to following conditions, unless otherwise waived by the Merger Sub:

     o Atlantic Realty shall have performed in all material respects its agreements contained in the merger agreement required to be performed at or prior to the consummation of the merger and its representations and warranties (other than the representations and warranties regarding the quality of Atlantic Realty's subsidiary's title to the Hylan Plaza Shopping Center), shall be true and correct in all respects (but without regard to any materiality qualifications or references to a material adverse effect contained in any specific representation or warranty) when made and (except for representations and warranties made as of a specified date, which need only be true and correct as of such date) as of the consummation of the merger, except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute a material adverse effect on Atlantic Realty;

     o since December 31, 2004, there shall not have been any events which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect;

     o Merger Sub shall have received the opinion of Wachtell, Lipton, Rosen & Katz that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

     o Kimco and Merger Sub shall have received those opinions and reliance letters, if any, requested by Kimco of Proskauer Rose LLP and/or Wolf, Block, Schorr and Solis-Cohen LLP relating to among other things, that both Ramco-Gershenson Properties Trust and Atlantic Realty are and were qualified as REIT under the tax code;

     o Kimco and Merger Sub shall have received from Atlantic Realty the executed tenant estoppels contemplated by the merger agreement; and

     o Atlantic Realty's representations and warranties regarding the quality of Atlantic Realty's subsidiary's title to the Hylan Plaza Shopping Center shall be true and correct in all respects.

TERMINATION OF THE MERGER AGREEMENT

GENERAL

      The merger agreement may be terminated at any time prior to the consummation of the merger by:

     o    mutual written consent of Kimco, Merger Sub and Atlantic Realty;

     o Atlantic Realty, upon a material breach of the merger agreement by Merger Sub or Kimco which is not curable or has not been cured within 20 business days after the giving of notice, or which would cause any of the applicable conditions of closing to be incapable of being satisfied by June 30, 2006;

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     o    Kimco, upon a material breach of the merger agreement by Atlantic
          Realty which is not curable, has not been cured within 20 business days after the giving of notice (60 business days in the case of a breach of a representation or warranty regarding the quality of Atlantic Realty's subsidiary's title to the Hylan Plaza Shopping Center), or which would cause any of the applicable conditions of closing to be incapable of being satisfied by June 30, 2006;

     o Kimco or Atlantic Realty if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any final and nonappealable order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the merger;

     o Kimco or Atlantic Realty if the merger shall not have been consummated on or before June 30, 2006, provided that this termination right will not be available to any party that is in material breach of its representations, warranties or obligations under the merger agreement;

     o Kimco or Atlantic Realty if the meeting of the Atlantic Realty shareholders to approve the merger shall have concluded without Atlantic Realty having obtained shareholder approval;

     o Kimco if, prior to the Atlantic Realty shareholder meeting, Atlantic Realty's board has changed its recommendation or Atlantic Realty's Board of Trustees shall have refused to affirm its recommendation in favor of the merger within five days of any written request from Kimco;

     o Atlantic Realty, if its Board of Trustees shall have determined that a competing proposal constitutes a superior proposal, followed the procedure required in the consideration of superior proposals (as described in "--Shareholders Meeting and Duty to Recommend"), delivered to Kimco a written notice of the determination by its Board of Trustees to terminate the merger agreement, immediately prior to such termination the Company shall have paid the termination fee, and immediately after such termination Atlantic Realty shall have entered into a definitive acquisition, merger or similar agreement to effect the competing proposal;

     o Kimco, in the event that any condemnation or eminent domain proceedings affecting the Hylan Plaza Shopping Center shall be threatened, contemplated or commenced prior to closing (as described in "--Casualty and Condemnation"); and

     o Kimco, in the event that Atlantic Realty fails to cure within a specified cure period any encumbrances, property restrictions or other defects in the title commitment for the Hylan Plaza Shopping Center (other than permitted encumbrances) of which it has been notified (as described in "--Title Insurance").

EFFECT OF TERMINATION

      In the event the merger agreement is terminated as described above, the merger agreement will become void and neither Kimco nor Atlantic Realty will have any liability under the merger agreement, except that:

     o both Kimco and Atlantic Realty will remain liable for any breach of the merger agreement; and

     o designated provisions of the merger agreement, including the payment of fees and expenses, public announcements and the confidential treatment of information, governing law, and notices will survive the termination.

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TERMINATION FEE

      The merger agreement provides that Atlantic Realty will be required to promptly pay a termination fee of $2,475,000 to Kimco if:

     o Kimco has terminated the merger agreement on the grounds that Atlantic Realty's board has changed its recommendation or Atlantic Realty's Board of Trustees shall have refused to affirm its recommendation in favor of the merger within five days of any written request from Kimco; or

     o Atlantic Realty has terminated the merger agreement to enter into a definitive acquisition, merger or similar agreement to effect the competing proposal;

     Atlantic Realty must also pay a termination fee in the same sum if either:

     o Kimco, upon a material breach of the merger agreement by Atlantic Realty which is not curable, has not been cured within 20 business days after the giving of notice (60 business days in the case of a breach of a representation or warranty regarding the quality of Atlantic Realty's subsidiary's title to the Hylan Plaza Shopping Center), or which would cause any of the applicable conditions of closing to be incapable of being satisfied by June 30, 2006;

     o Kimco or Atlantic Realty if the merger shall not have been consummated on or before June 30, 2006, provided that this termination right will not be available to any party that is in material breach of its representations, warranties or obligations under the merger agreement; or

     o the meeting of the Atlantic Realty shareholders to approve the merger concludes without Atlantic Realty having obtained shareholder approval;

     and if one of the following has also occurred:

     o a competing proposal shall have been previously publicly proposed or publicly announced or any person has previously publicly announced an intention to make a competing proposal; or

     o within 12 months after termination, Atlantic Realty or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any competing proposal.

      In any of these cases, the termination fee will be payable upon the earlier of Atlantic Realty entering into any definitive agreement or the consummation of a competing proposal.

      In the event that Atlantic Realty must pay a termination fee, it must also reimburse Kimco and Merger Sub for up to $412,500 in aggregate expenses incurred in connection with the merger agreement and the merger.

AMENDMENT, WAIVER AND EXTENSION OF THE MERGER AGREEMENT

AMENDMENT

      Kimco and Atlantic Realty may amend the merger agreement by action taken or authorized by their Board of Directors and Board of Trustees, respectively. However, after the approval of the merger by the Atlantic Realty shareholders, there may not be any further amendment except as allowed under applicable law.

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WAIVER

      Kimco and Atlantic Realty may waive a breach of any term or provision of the merger agreement. Such waiver shall not be construed as a waiver of any subsequent breach.

FEES AND EXPENSES

      In general, except in the event of that a termination fee is incurred (in which case Atlantic Realty will bear all expenses up to $412,500) or to the extent that the agreement specifies certain expenses as payable by Atlantic Realty, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expense, whether or not the merger is consummated.

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                  COMPARATIVE MARKET PRICE AND DIVIDEND DATA

KIMCO

      Kimco common stock is listed on the New York Stock Exchange under the symbol "KIM." The following table sets forth the high and low sale prices per share of Kimco common stock for the calendar quarters indicated, as reported on the New York Stock Exchange Composite Tape, and the quarterly cash dividends paid per share in the periods indicated. All stock prices and dividend amounts have been adjusted for Kimco's two-for-one stock split on August 23, 2005.


                                                            DIVIDEND
CALENDAR QUARTER                     HIGH        LOW        DECLARED
--------------------------------   -------     -------      --------

2006
   First Quarter (through
     [       ], 2006)
2005
   Fourth Quarter.............     $33.210     $27.810      $0.330(b)
   Third Quarter...............     33.350      30.040       0.330
   Second Quarter..............     29.995      26.170       0.305
   First Quarter...............     29.909      25.900       0.305
2004
   Fourth Quarter..............    $29.640     $25.265      $0.305(a)
   Third Quarter...............     25.900      22.415       0.285
   Second Quarter..............     25.595      19.765       0.285
   First Quarter...............     25.660      21.875       0.285
(a) Paid on January 18, 2005 to stockholders of record on January 3, 2005.
(b) Paid on January 17, 2006 to stockholders of record on January 3, 2006.

      On November 30, 2005, the last full trading day before the public announcement of the merger agreement, the high and low sale prices of Kimco common stock on the New York Stock Exchange were $31.67 and $31.28,
respectively. On [         ], 2006, the last full trading day before the date of
this proxy statement/prospectus for which it was practicable to obtain this information, the high and low sale prices of Kimco common stock, on the New York
Stock Exchange, were $[      ] and $[     ], respectively.

      As of [        ], 2006, the last date prior to the printing of this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately [ ] registered holders of Kimco common stock.

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ATLANTIC REALTY

      Atlantic Realty common stock is listed on The NASDAQ Capital Market under the symbol "ATLRS." The following table sets forth the high and low sale prices per share of Atlantic Realty common stock for the calendar quarters indicated, on The NASDAQ Capital Market.

CALENDAR QUARTER                     HIGH        LOW
--------------------------------   -------     -------

2006
   First Quarter (through
     [         ], 2006)........
2005
   Fourth Quarter..............     $24.00      $20.02
   Third Quarter...............      24.20       18.82
   Second Quarter..............      24.99       19.22
   First Quarter...............      24.00       16.70
2004
   Fourth Quarter..............     $18.11      $16.55
   Third Quarter...............      17.30       16.22
   Second Quarter..............      21.00       15.54
   First Quarter...............      18.30       15.00

      Atlantic Realty paid distributions of $.45, $.41, $.46 and $.62 per share for the years ended December 31, 2005, 2004, 2003 and 2002, respectively, which distributions represented ordinary income for income tax purposes. In addition, in May 2004 Atlantic Realty paid a return of capital of $3.25 per share.

      On November 30, 2005, the last full trading day before the public announcement of the merger agreement, the high and low sale prices of Atlantic Realty common stock on The NASDAQ Capital Market were $22.82 and $22.00, respectively. On [ ], 2006, the last full trading day before the date of this proxy statement/prospectus for which it was practicable to obtain this information, the high and low sale prices of Atlantic Realty common stock on The NASDAQ Capital Market were $[ ] and $[ ], respectively.

      As of [ ], 2006, the last date prior to the printing of this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately [ ] registered holders of Atlantic Realty common stock.

      The merger agreement provides that, on the last business day prior to closing, Atlantic Realty will declare a dividend payable to its shareholders in an amount necessary for Atlantic Realty to qualify as a REIT.

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

                        INFORMATION ABOUT ATLANTIC REALTY

      Atlantic Realty is a Maryland real estate investment trust that was organized in 1995. The principal office of Atlantic is located at 747 Third Avenue, New York, New York 10017, and its telephone number is (212) 702-8561. Atlantic Realty commenced operations on May 10, 1996 as a result of a spin-off from RPS Realty Trust. The spin-off transaction was consummated in order to permit RPS to complete an acquisition of assets from Ramco-Gershenson Properties Trust and its affiliates, which permitted RPS to become an equity shopping center REIT. RPS undertook the spin-off transaction, because Ramco was unwilling to consummate the acquisition of Ramco's assets if the assets that were contributed by RPS to Atlantic Realty remained in RPS.

      Atlantic Realty holds an equity investment in one property, the Hylan Plaza Shopping Center, a one-story community shopping center located in Staten Island, New York. The Hylan Plaza Shopping Center contains approximately 359,000 square feet of leasable space, all of which was leased and occupied as of September 30, 2005. Major tenants (I.E., tenants who accounted for 10% or more of the leasable space as of September 30, 2005) include K-Mart Corp., Pathmark Stores, Inc. and Toys "R" Us - NY L.L.C.

      Certain information relating to the executive compensation, various benefit plans, voting securities, including the principal holders of those securities, certain relationships and related transactions and other matters as to Atlantic Realty is set forth in Atlantic Realty's Annual Report on Form 10-K for the year ended December 31, 2004 or in Atlantic Realty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which are included in Annex E to this proxy statement/prospectus. Shareholders desiring copies of this proxy statement/prospectus and other documents may contact Atlantic Realty at its address or telephone number indicated under "Where You Can Find More Information."

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                       DESCRIPTION OF KIMCO CAPITAL STOCK

      The following summary is a description of the material terms of Kimco's capital stock and is not complete. This summary is qualified in its entirety by reference to applicable Maryland law, Kimco's amended and restated articles of incorporation and Kimco's restated bylaws, as described below. See "Where You Can Find More Information" beginning on page 74.

                           DESCRIPTION OF COMMON STOCK

      Kimco has the authority to issue 300,000,000 shares of common stock, par value $.01 per share, and 153,000,000 shares of excess stock, par value $.01 per share. At September 30, 2005, Kimco had outstanding 227,252,825 shares of common stock and no shares of excess stock. Prior to August 4, 1994, Kimco was incorporated as a Delaware corporation. On August 4, 1994, Kimco reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by Kimco's stockholders. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of Kimco's charter and bylaws.

      Holders of Kimco common stock will be entitled to receive dividends when, as and if authorized by the Kimco Board of Directors and declared by Kimco, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by Kimco will be subject to certain restrictions if Kimco fails to pay dividends on its preferred stock. Upon Kimco's liquidation, dissolution or winding up, holders of common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of Kimco's debts and other liabilities and the preferential amounts owing with respect to any of Kimco's outstanding preferred stock. The common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of Kimco's common stock voting for the election of directors are able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Kimco at a subsequent date.

      Under Maryland law and Kimco's charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, Kimco is able to pay its indebtedness as it becomes due in the usual course of business and its total assets are greater than its total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock and Kimco can pay its debts as they become due. Kimco has complied with these requirements in all of its prior distributions to holders of common stock.

      RESTRICTIONS ON OWNERSHIP

      For Kimco to qualify as a REIT under the Code, not more than 50% in value of its outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Kimco's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

      Subject to the exceptions specified in Kimco's charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of Kimco's common stock. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of the common stock (or the acquisition of an interest in an entity which owns common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% in value of the common stock, and thus subject such common stock to the ownership limit.

      Existing stockholders who exceeded the ownership limit immediately after the completion of Kimco's initial public offering of its common stock in November 1991 may continue to do so and may acquire additional shares through the stock option plan, or from other existing stockholders who exceed the ownership limit, but may not acquire additional shares from such sources such that the five largest beneficial owners of common stock could own, actually or constructively, more than 49.6% of the outstanding common stock, and in any event may not acquire additional shares from any other sources. In addition, because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, Kimco's charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of Kimco's outstanding common stock. This ownership limitation is referred to as the related party limit. Kimco's Board of Directors may waive the ownership limit and the related party limit with respect to a particular stockholder (such related party limit has been waived with respect to the existing stockholders who exceeded the related party limit immediately after the initial public offering of Kimco's common stock) if evidence satisfactory to Kimco's Board of Directors and Kimco's tax counsel is presented that such ownership will not then or in the future jeopardize Kimco's status as a REIT. As a condition of that waiver, Kimco's Board of Directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving Kimco's REIT status. The foregoing restrictions on transferability and ownership will not apply if Kimco's Board of Directors determines that it is no longer in Kimco's best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause Kimco to be "closely held" within the meaning of the Code or would otherwise result in Kimco's failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause Kimco to be "closely held" within the meaning of the Code or would otherwise result in Kimco's failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which is referred to as excess stock, that will be transferred by operation of law to Kimco as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

     o    the price paid by the intended transferee, or

     o if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee,

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

at which point the shares will automatically be exchanged for ordinary common stock. In addition, such shares of excess stock held in trust are purchasable by Kimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date Kimco determines to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives Kimco notice of the transfer, or the date Kimco's Board of Directors determines that a violative transfer has occurred if no notice is provided.

      All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

      All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must file an affidavit with Kimco containing the information specified in Kimco's charter within 30 days after January 1 of each year. In addition, each common stockholder shall upon demand be required to disclose to Kimco in writing such information with respect to the actual and constructive ownership of shares as Kimco's Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

      The registrar and transfer agent for Kimco's common stock is The Bank of New York.

                                 PREFERRED STOCK

      Kimco is authorized to issue 3,600,000 shares of preferred stock, par value $1.00 per share, 345,000 shares of 7 3/4 % Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, 460,000 shares of 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Floating Rate Cumulative Redeemable Preferred Stock, $1.00 par value per share, and 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share. Kimco is also authorized to issue 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share, 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share, 460,000 shares of Class C Excess Preferred Stock, $1.00 par value per share, 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Excess Preferred Stock, $1.00 par value per share, and 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share, which are reserved for issuance upon conversion of certain outstanding Class A preferred stock, Class B preferred stock, Class C preferred stock, Class D preferred stock, Class E preferred stock or Class F preferred stock, as the case may be, as necessary to preserve Kimco's status as a REIT. At October 31, 2005, 700,000 shares of Class F preferred stock, represented by 7,000,000 depositary shares, were outstanding.

      Under Kimco's charter, Kimco's Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

      Kimco's charter authorizes the Kimco Board of Directors to classify and reclassify any unissued shares of Kimco's preferred stock into other classes or series of stock. Prior to the issuance of shares of each class or series, Kimco's board is required by Maryland law and by Kimco's charter to set, subject to its charter restrictions on transfer of its stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, Kimco's board could authorize the issuance of

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

shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of Kimco's common stock or otherwise be in their best interest.

      Kimco believes that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to issue the classified or reclassified shares provides it with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which Kimco's securities may be listed or traded. Although Kimco has no present intention of doing so, it could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

                          ANTI-TAKEOVER CONSIDERATIONS

      Maryland law and Kimco's articles of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Kimco. These provisions of Kimco's articles of incorporation and bylaws include, among others, the restrictions on ownership described above. See "Comparison of Shareholder Rights" beginning on page 70.

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                        COMPARISON OF SHAREHOLDER RIGHTS

      Kimco and Atlantic Realty are each incorporated under the laws of the State of Maryland. Upon completion of the merger, each outstanding share of Atlantic Realty common stock will be converted into a number of shares of Kimco common stock determined in accordance with the terms of the merger agreement. Consequently, the rights of Atlantic Realty shareholders who receive shares of Kimco common stock as a result of the merger will be governed by the Maryland General Corporation Law, Kimco's amended and restated articles of incorporation and Kimco's restated bylaws. The following discussion summarizes certain material differences between the rights of holders of Atlantic Realty common stock and Kimco common stock resulting from the differences in their governing documents.

      This discussion does not purport to be a complete statement of the rights of holders of Kimco common stock under applicable Maryland law, Kimco's amended and restated articles of incorporation and Kimco's restated bylaws or the rights of holders of Atlantic Realty common stock under applicable Maryland law, Atlantic Realty's amended and restated declaration of trust and Atlantic Realty's amended and restated bylaws and is qualified in its entirety by reference to the governing corporate documents of Kimco and Atlantic Realty and applicable law. See "Where You Can Find More Information" beginning on page 74.

CAPITAL STOCK

      KIMCO. Kimco's articles of incorporation authorize an aggregate of 461,600,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, 153,000,000 shares of excess stock, par value $0.01 per share, and 8,600,000 shares of preferred stock, par value $1.00 per share. As of October 31, 2005, there were 277,283,664 shares of Kimco common stock and no shares of Kimco excess stock issued and outstanding, and as of October 31, 2005, there were 700,000 shares of Class F preferred stock issued and outstanding.

      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust currently authorizes the issuance of 10,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of excess stock, par value $0.01 per share. As of November 7, 2005, there were 3,561,553 shares of Atlantic Realty common stock and, to Atlantic Realty's knowledge, no shares of excess stock issued and outstanding.

BOARD OF DIRECTORS / TRUSTEES

      KIMCO. Kimco's bylaws provide that the number of directors shall not be less than three nor more than 15 and that the number of directors may be changed by a majority vote of the Kimco Board of Directors. Kimco's Board of Directors currently consists of nine directors. All the directors serve a one-year term of office. There is no cumulative voting on the election of directors.

      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust provides that the number of trustees on the Atlantic Realty Board of Trustees may be increased or decreased pursuant to Atlantic Realty's bylaws. Atlantic Realty's bylaws provide that a majority of the company's entire Board of Trustees may increase or decrease the number of trustees at a regular or special meeting. Atlantic Realty currently has six trustees. Atlantic Realty's bylaws provide that trustees serve one-year terms. There is no cumulative voting on the election of directors.

LIMITATION ON PERSONAL LIABILITY OF DIRECTORS AND TRUSTEES

      KIMCO. Kimco's articles of incorporation provide for the elimination of monetary liability of directors to Kimco or its stockholders to the maximum extent permissible under the laws of Maryland.

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      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust provides for the limitation of personal monetary liability of trustees to Atlantic Realty and its shareholders for breach of fiduciary duties as trustees to the maximum extent permissible under the laws of Maryland.

EXCESS SHARE PROVISION

      KIMCO. Kimco's articles of incorporation have provisions which restrict the ownership of its stock. "See Description of Common Stock--Restrictions on Ownership."

      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust forbids any holder from beneficially or constructively owning more than 9.8% of its common stock, in number or in value, whichever is more restrictive, or 9.8% of its aggregate capital stock in value as determined by the Board of Trustees in good faith. Atlantic Realty's Board of Trustees may waive these limitations if satisfactory evidence, including certain specified evidence regarding interests in Atlantic Realty tenants, is presented that such ownership will not adversely affect Atlantic Realty's ability to qualify as an REIT.

      Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause Atlantic Realty to be "closely held" within the meaning of the Code or would otherwise result in Atlantic Realty's failure to qualify as a REIT, are automatically transferred into trust for the sole benefit of a charitable beneficiary. While shares are held in trust, the prohibited owner will not benefit economically from their ownership and is not entitled to share in any dividends and will not possess any rights attributable to shares, including voting.

      The trustee of the shares is required to sell the excess shares within 20 days of their transfer to the trust to a person designated by the trustee whose ownership of shares will not violate Atlantic Realty's ownership limitations. The prohibited owner will receive the lesser of the price paid by the prohibited owner (or, if prohibited owner did not give value for the shares, the market price on the day the shares were transferred to the trust) or the price received by the trustee in the sale. Any proceeds above the amount payable to the prohibited holder go to the charitable beneficiary.

      All persons who beneficially own more than five percent of the outstanding shares of Atlantic Realty common stock must provide written notice to Atlantic Realty containing the information specified in Atlantic Realty's declaration of trust within 30 days after the end of each taxable year. In addition, each shareholder of Atlantic Realty shall upon demand be required to disclose in writing such information with respect to the actual and constructive ownership of shares as Atlantic Realty's Board of Trustees deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the excess share provision.

REMOVAL OF DIRECTORS / TRUSTEES

      KIMCO. Kimco's bylaws provide that directors may be removed, with or without cause, at any meeting of stockholders by the vote of the holders of a majority of the stock represented and entitled to vote.

      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust provides that trustees may be removed, with or without cause, at a meeting of Atlantic Realty shareholders, by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees.

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FILLING VACANCIES ON THE BOARD OF DIRECTORS / TRUSTEES

      KIMCO. Kimco's bylaws provide that a vacancy on Kimco's board by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or by reason of an authorized increase in the number of directors, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall serve only until the next annual election of directors by stockholders.

      ATLANTIC REALTY. Atlantic Realty's amended and restated bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority vote of the remaining trustees. Any newly elected trustee shall hold office for the unexpired term of the trustee he is replacing.

AMENDMENT OF ARTICLES OF INCORPORATION / DECLARATION OF TRUST

      KIMCO. Under Maryland law, most amendments to Kimco's articles of incorporation must be approved by the Board of Directors and by the vote of at least two-thirds of the votes entitled to be cast at a meeting of stockholders.

      ATLANTIC REALTY. Under Maryland law and Atlantic Realty's amended and restated declaration of trust, most amendments to the declaration of trust must be approved by the Board of Trustees and by the vote of at least a majority of the votes entitled to be cast by shareholders. Atlantic Realty's amended and restated declaration of trust provides that any amendment to provisions governing amendment or the duration of Atlantic Realty shall be valid only if approved by the affirmative vote of two-thirds of all votes entitled to be cast on such amendment, and that all amendments must be signed by a majority of the trustees. Atlantic Reality's declaration of trust also allows the trustees to make amendments without any action by the shareholders for the purposes of qualifying as a real estate investment trust under the Code or Maryland law.

AMENDMENT OF BYLAWS

      KIMCO. Kimco's bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal the section of the bylaws governing amendment or any bylaws made by the stockholders.

      ATLANTIC REALTY. Atlantic Realty's amended and restated bylaws provide that the trustees have the exclusive power to amend the bylaws to make new bylaws.

RIGHT TO CALL SPECIAL MEETING OF SHAREHOLDERS

      KIMCO. Kimco's bylaws provide that a special meeting of stockholders may be called by the president or at the request in writing of a majority of the Board of Directors or of stockholders owning not less than 25% of Kimco's issued and outstanding shares. A special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting held during the preceding 12 months

      ATLANTIC REALTY. Atlantic Realty's amended and restated bylaws permit the chairman of the Board of Trustees, the president, one-third of the trustees, or holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such a meeting to call a special meeting of shareholders.

MERGERS, SALES OF ASSETS AND OTHER TRANSACTIONS

      KIMCO. Under the Maryland General Corporations Law, a proposed consolidation, merger, share exchange or transfer generally must be approved by two-thirds of all the votes of stockholders entitled to be cast on the matter, unless otherwise provided for in the charter.

      ATLANTIC REALTY. Atlantic Realty's amended and restated declaration of trust permits the company to merge, consolidate, or sell, lease, exchange or otherwise transfer all or substantially all of its property with the approval of the Board of Trustees and a majority of all shareholder votes entitled to be cast on the matter.

DURATION

      KIMCO. The Kimco articles of incorporation do not provide for any mandatory discontinuation of Kimco.

      ATLANTIC. Under the provisions of its amended and restated declaration of trust, Atlantic Realty was to continue for a period of 18 months from May 10, 1996, during which time Atlantic Realty was to reduce its assets to cash or cash equivalents and either (i) make a liquidating distribution to its shareholders or (ii) agree to merge or combine operations with another real estate entity, in either case, as soon as practicable and within the 18-month period. The 18-month period was subject to extension if (i) Atlantic Realty had not achieved this objective and the holders of at least two-thirds of its outstanding shares approved the extension of such date or (ii) a contingent tax liability relating to RPS that had been assumed by Atlantic Realty had not been satisfactorily resolved. Because various tax issues were not satisfactorily resolved, Atlantic Realty continued its business past this 18-month period.

                                  LEGAL MATTERS

      The validity of the shares of Kimco common stock to be issued in the merger will be passed upon for Kimco by Bruce M. Kauderer, General Counsel, Secretary and an employee of Kimco. As of January 18, 2006, Mr. Kauderer was the beneficial owner (including options exercisable within 60 days) of approximately 32,781 shares of Kimco common stock and 2,111 shares of Kimco Class F preferred stock and is the trustee of certain family trusts which beneficially own approximately 3,000 shares of Kimco Class F preferred stock.

                                     EXPERTS

      The financial statements incorporated in this Proxy Statement/Prospectus by reference to Kimco Realty Corporation and Subsidiaries' Current Report on Form 8-K dated February 3, 2006 and the financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Kimco Realty Corporation and Subsidiaries for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements included in this proxy statement/ prospectus from Atlantic Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included herein and have been so included upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              SHAREHOLDER PROPOSALS

      Atlantic Realty will hold an annual meeting of its shareholders in 2006 only if the merger is not completed. If Atlantic Realty's 2006 annual meeting is held, in order to be considered for inclusion in Atlantic Realty's proxy statement for the meeting, shareholder proposals must be in writing and must be received by Atlantic Realty at its executive offices on or before December 15, 2005. Any such proposal should be mailed to: Atlantic Realty Trust, 747 Third Avenue, New York, New York, 10017, Attention: Edwin R. Frankel, Secretary. Shareholder proposals must meet applicable regulations of the Securities and Exchange Commission regarding shareholder proposals and the By-Laws, a copy of which is available upon written request from the Secretary of Atlantic Realty.

                       WHERE YOU CAN FIND MORE INFORMATION

      Kimco and Atlantic Realty file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file with the Securities and Exchange Commission at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Securities and Exchange Commission filings are also available to the public at the SEC's website at http://www.sec.gov. Kimco has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of Kimco common stock that Atlantic Realty's shareholders will receive in the merger. This document is part of the registration statement of Kimco on Form S-4 and is a prospectus of Kimco and a proxy statement of Atlantic Realty for the Atlantic Realty special meeting.

      The Securities and Exchange Commission permits Kimco to "incorporate by reference" information into this proxy statement/prospectus. This means that Kimco can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the Securities and Exchange Commission after the date of this proxy statement/prospectus that is incorporated by reference in this proxy statement/prospectus.

      This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Kimco and its financial conditions.

KIMCO SECURITIES AND EXCHANGE
COMMISSION FILINGS (SEC FILE NUMBER
001-10899):                                    PERIOD OR DATE FILED
------------------------------------   ---------------------------------------
Annual Report on Form 10-K..........   Year ended December 31, 2004
Quarterly Reports on Form 10-Q......   Quarters ended March 31,
                                       2005, June 30, 2005, and
                                       September 30, 2005
Current Reports on Form 8-K
and 8-K/A...........................   Filed on February 3, 2005, February 8,
                                       2005, April 7, 2005, April 25, 2005,
                                       June 2, 2005, July 18, 2005, July 26,
                                       2005, July 29, 2005, October 25, 2005,
                                       November 14, 2005, December 1, 2005 and
                                       February 3, 2006 (other than the portions of those documents not deemed to be filed)

Proxy Statement                        Filed on May 17, 2005

      In addition, Kimco also incorporates by reference additional documents that either company may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement/prospectus and the date of the Atlantic Realty special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements.

      Attached to this proxy statement/prospectus as Annex E, are each of the documents set forth below. These documents contain important information about Atlantic Realty and its financial conditions.

ATLANTIC REALTY SECURITIES AND
EXCHANGE COMMISSION FILINGS:                   PERIOD OR DATE FILED
------------------------------------   ---------------------------------------

Annual Report on Form 10-K..........   Year ended December 31, 2004
Quarterly Reports on Form 10-Q......   Quarters ended March 31,
                                       2005, June 30, 2005, and
                                       September 30, 2005

      Documents included or incorporated by reference are available from Kimco and Atlantic Realty, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/ prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

By Mail:   Atlantic Realty Trust          By Mail:  Kimco Realty Corporation
           747 Third Avenue                         3333 New Hyde Park Road
           New York, New York  10017                New Hyde Park, New York
           Attention:  Edwin R. Frankel,            11042-0020
                       Secretary                    Attention:  Investor
                                                                Relations

By Telephone:  (212) 702-8561             By Telephone:  (516) 869-9000

      This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in the affairs of Kimco or Atlantic Realty since the date of this proxy statement/ prospectus. The information contained in this proxy statement/prospectus with respect to Kimco and Merger Sub was provided by Kimco, and the information contained in this proxy statement/prospectus with respect to Atlantic Realty was provided by Atlantic Realty.

                                                                        ANNEX A


================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            KIMCO REALTY CORPORATION,

                                  SI 1339, INC.

                                       and

                              ATLANTIC REALTY TRUST

                                   dated as of

                                December 1, 2005


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1     The Merger.....................................................A-1

Section 1.1   The Merger.....................................................A-1
Section 1.2   Closing........................................................A-2
Section 1.3   Effective Time of the Merger...................................A-2
Section 1.4   Effect of the Merger...........................................A-2

ARTICLE 2     The Surviving Corporation and Conversion of Shares.............A-2

Section 2.1   Charter........................................................A-2
Section 2.2   By-laws........................................................A-3
Section 2.3   Board of Directors; Officers...................................A-3
Section 2.4   Merger Consideration...........................................A-3
Section 2.5   Company Special Dividend.......................................A-4
Section 2.6   Payment........................................................A-4
Section 2.7   Withholding Rights.............................................A-6
Section 2.8   No Further Rights..............................................A-6
Section 2.9   Closing of the Company's Transfer Books........................A-6
Section 2.10  Dissenting Shares..............................................A-6

ARTICLE 3     Representations and Warranties of the Company..................A-6

Section 3.1   Organization...................................................A-6
Section 3.2   Capitalization.................................................A-7
Section 3.3   Authority......................................................A-7
Section 3.4   No Violations; Consents and Approvals..........................A-7
Section 3.5   SEC Documents; Financial Statements............................A-8
Section 3.6   Absence of Certain Changes; No Undisclosed Liabilities.........A-9
Section 3.7   Litigation.....................................................A-9
Section 3.8   Compliance with Applicable Law................................A-10
Section 3.9   Taxes.........................................................A-10
Section 3.10  Certain Employee Plans........................................A-13
Section 3.11  Properties....................................................A-15
Section 3.12  Environmental Matters.........................................A-17
Section 3.13  Information...................................................A-18
Section 3.14  Maryland Takeover Law.........................................A-18
Section 3.15  Broker's Fees.................................................A-19
Section 3.16  Contracts.....................................................A-19
Section 3.17  Insurance.....................................................A-20
Section 3.18  Opinion of Financial Advisor..................................A-20
Section 3.19  Board Recommendation..........................................A-20

ARTICLE 4     Representations and Warranties of Parent and Merger Sub.......A-20

Section 4.1   Organization..................................................A-20
Section 4.2   Capitalization................................................A-21
Section 4.3   Authority.....................................................A-22
Section 4.4   No Violations; Consents and Approvals.........................A-22
Section 4.5   SEC Documents; Financial Statements...........................A-23
Section 4.6   Litigation....................................................A-23
Section 4.7   Taxes.........................................................A-24
Section 4.8   Proxy Statement; Form S-4 Registration Statement; Other
              Information...................................................A-24
Section 4.9   Broker's Fees.................................................A-24
Section 4.10  Authorization for Parent Common Stock.........................A-24

ARTICLE 5     Covenants of the Parties......................................A-25

Section 5.1   Taking of Necessary Action....................................A-25
Section 5.2   Public Announcements; Confidentiality.........................A-27
Section 5.3   Conduct of the Business of the Company........................A-28
Section 5.4   No Solicitation of Transactions...............................A-30
Section 5.5   Information and Access........................................A-32
Section 5.6   Employee and Other Arrangements...............................A-33
Section 5.7   Indemnification...............................................A-33
Section 5.8   Reorganization................................................A-34
Section 5.9   Listing Application...........................................A-34
Section 5.10  Transfer Taxes................................................A-34
Section 5.11  Tax Returns...................................................A-35
Section 5.12  Guaranty......................................................A-35
Section 5.13  Affiliates....................................................A-35
Section 5.14  Estoppels.....................................................A-35
Section 5.15  Casualty; Condemnation........................................A-36
Section 5.16  Title Insurance Policy........................................A-36

ARTICLE 6     Conditions to Closings........................................A-37

Section 6.1   Conditions to Each Party's Obligation to Effect the Merger....A-37
Section 6.2   Conditions to Obligation of the Company to Effect the Merger..A-38
Section 6.3   Conditions to Obligations of the Acquiring Entities to
              Effect the Merger.............................................A-38

ARTICLE 7     Termination, Amendment and Waiver.............................A-39

Section 7.1   Termination...................................................A-39
Section 7.2   Procedure and Effect of Termination...........................A-41
Section 7.3   Expenses......................................................A-42

ARTICLE 8     Miscellaneous.................................................A-42

Section 8.1   Counterparts..................................................A-42
Section 8.2   Governing Law.................................................A-43

Section 8.3   Entire Agreement..............................................A-43
Section 8.4   Notices.......................................................A-43
Section 8.5   Successors and Assigns........................................A-44
Section 8.6   Headings......................................................A-44
Section 8.7   Amendments and Waivers........................................A-44
Section 8.8   Certain Definitions; Interpretation; Absence of Presumption...A-44
Section 8.9   Severability..................................................A-46
Section 8.10  Indemnification Agreement.....................................A-46
Section 8.11  Further Assurances............................................A-46
Section 8.12  Specific Performance..........................................A-47
Section 8.13  Third Party Beneficiaries.....................................A-47
Section 8.14  Survival of Representations and Warranties....................A-47

                             INDEX OF DEFINED TERMS

DEFINED TERM                                               SECTION

Acquiring Entities......................................   Section 5.1(b)

Action..................................................   Section 3.7

Affiliate Agreement.....................................   Section 5.12

Agreement...............................................   Introduction
                                                           Paragraph

Business Day............................................   Section 8.8(ii)

Cash Payments...........................................   Section 2.6(b)

Certificates............................................   Section 2.6(b)

Change in the Company Board Recommendation..............   Section 5.1(c)

Class A Excess Preferred Stock..........................   Section 4.2

Class A Preferred Stock.................................   Section 4.2

Class B Excess Preferred Stock..........................   Section 4.2

Class B Preferred Stock.................................   Section 4.2

Class C Excess Preferred Stock..........................   Section 4.2

Class C Preferred Stock.................................   Section 4.2

Class D Excess Preferred Stock..........................   Section 4.2

Class D Preferred Stock.................................   Section 4.2

Class E Excess Preferred Stock..........................   Section 4.2

Class E Preferred Stock.................................   Section 4.2

Class F Excess Preferred Stock..........................   Section 4.2

Class F Preferred Stock.................................   Section 4.2

Closing Date............................................   Section 1.2

COBRA...................................................   Section 5.6

Code....................................................   Preamble

DEFINED TERM                                               SECTION

Company.................................................   Introduction
                                                           Paragraph

Company Board Recommendation............................   Section 3.19

Company Common Stock....................................   Section 2.4

Company Material Adverse Effect.........................   Section 8.8(iii)

Company Merger Expenses.................................   Section 2.4(c)

Company Permits.........................................   Section 3.8

Company Permitted Encumbrances..........................   Section 3.11(a)

Company Plans...........................................   Section 3.10(a)

Company SEC Documents...................................   Section 3.5

Company Stockholder Meeting.............................   Section 5.1(c)

Competing Transaction...................................   Section 5.4

Contract................................................   Section 3.16

Department..............................................   Section 1.3

Dissenting Shares.......................................   Section 2.10

Effective Time..........................................   Section 1.3

Encumbrances............................................   Section 3.11(a)

Environmental Law.......................................   Section 3.12

ERISA...................................................   Section 3.10(a)

ERISA Affiliate.........................................   Section 3.10(a)

Exchange Act............................................   Section 3.4(b)

Exchange Agent..........................................   Section 2.6(a)

Fairness Opinion........................................   Preamble

Financial Advisor.......................................   Preamble

Form S-4 Registration Statement.........................   Section 5.1(e)

DEFINED TERM                                               SECTION

GAAP....................................................   Section 3.5(c)

GAAP Liabilities........................................   Section 8.8(Iv)

Hazardous Materials.....................................   Section 3.12

HSR Act.................................................   Section 3.4(b)

Indemnification Agreement...............................   Section 5.5

Indemnified Parties.....................................   Section 5.7

Kimco Standstill Agreement..............................   Section 3.9(f)

Liabilities.............................................   Section 8.8(v)

Lien....................................................   Section 3.9(d)

Market Price............................................   Section 2.4(a)

Merger..................................................   Preamble

Merger Consideration....................................   Section 2.4

Merger Sub..............................................   Introduction
                                                           Paragraph

MGCL....................................................   Section 1.1

Non-Cure Notice.........................................   Section 5.16(a)

Notice of Superior Proposal.............................   Section 5.4(b)

NYSE....................................................   Section 2.4(a)

Office Lease............................................   Section 3.11(a)

Parent..................................................   Introduction
                                                           Paragraph

Parent Common Stock.....................................   Section 2.4

Parent Equity Participation Plan........................   Section 4.2

Parent Material Adverse Effect..........................   Section 8.8(vi)

Parent Option Plan......................................   Section 4.2

Parent SEC Documents....................................   Section 4.5

DEFINED TERM                                               SECTION

Per Share Stock Consideration...........................   Section 2.4(a)

Per Share REIT Dividend Amount..........................   Section 2.5

Person..................................................   Section 8.8(vii)

Property................................................   Section 3.11(a)

Property Restrictions...................................   Section 3.11(a)

Proxy Statement.........................................   Section 5.1(b)

Ramco...................................................   Section 6.3(f)

REIT....................................................   Section 3.9(f)

REIT Dividend Amount....................................   Section 2.5

Required Approvals......................................   Section 5.1

Rockwood................................................   Section 3.15

SEC.....................................................   Section 2.4(c)

Securities Act..........................................   Section 3.5

Service Contracts.......................................   Section 3.11(d)

Space Leases............................................   Section 3.11(c)

Special Committee.......................................   Recitals

Special Dividend........................................   Section 2.5

Subsidiaries............................................   Section 8.8(viii)

Superior Proposal.......................................   Section 5.4(b)

Surviving Corporation...................................   Section 1.1

Takeover Statutes.......................................   Section 3.14

Tax Returns.............................................   Section 3.9(p)

Taxes...................................................   Section 3.9(p)

Telco Lease.............................................   Section 8.8(ix)

DEFINED TERM                                               SECTION

Tenant Estoppel.........................................   Section 5.13

Title Commitment........................................   Section 5.16(a)

Title Insurer...........................................   Section 5.16(a)

Total Company Shares....................................   Section 2.4(a)

Total Stock Consideration...............................   Section 2.4(a)

Transfer Taxes..........................................   Section 5.10

2005 Dividend...........................................   Section 8.8(i)

Voting Agreement........................................   Preamble

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 1, 2005, by and among KIMCO REALTY CORPORATION, a Maryland corporation ("PARENT"), SI 1339, Inc., a Maryland corporation ("MERGER SUB"), and ATLANTIC REALTY TRUST, a Maryland real estate investment trust (the "COMPANY").

            WHEREAS, the respective Board of Directors or Board of Trustees, as applicable, of Parent, Merger Sub and the Company have approved the merger of Company with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions set forth herein;

            WHEREAS, a Special Committee of the Board of Trustees (the "SPECIAL COMMITTEE") and the Board of Trustees of the Company has received the written opinion of Robert A. Stanger & Co., Inc. the ("FINANCIAL ADVISOR") to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration to be received by the holders of the shares of Company Common Stock (other than Parent, Merger Sub or any of their respective affiliates) pursuant to the Merger is fair to such holders from a financial point of view (the "FAIRNESS OPINION");

            WHEREAS, the Special Committee has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its stockholders, and has unanimously voted to approve this Agreement, and recommend acceptance and approval by the Board of Trustees of, this Agreement, the Merger, and the other transactions contemplated hereby; and

            WHEREAS, the Board of Trustees has determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its stockholders, and has unanimously voted to approve this Agreement, and recommend acceptance and approval by the Company's stockholders of, this Agreement, the Merger, and the other transactions contemplated hereby; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

            SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3) and in accordance with the provisions of the Maryland General Corporation Law (the "MGCL"), the Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease, and Merger Sub shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

            SECTION 1.2 CLOSING. Unless this Merger Agreement shall have been terminated pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger will take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 (other than conditions that are to be satisfied on the Closing Date, but subject to the fulfillment or waiver of such conditions), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

            SECTION 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the acceptance of the filing of the articles of merger with the State Department of Assessments and Taxation of the State of Maryland (the "DEPARTMENT") in accordance with the MGCL, and by making all other filings required under the MGCL to be made prior to or concurrent with the effectiveness of the Merger, which filings shall be made as soon as practicable on the Closing Date. When used in this Merger Agreement, the term "EFFECTIVE TIME" shall mean the time at which such articles are accepted for record by the Department.

            SECTION 1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and other than as provided herein, all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Company agrees that the Surviving Corporation and its proper officers and directors may execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE 2

               THE SURVIVING CORPORATION AND CONVERSION OF SHARES

            SECTION 2.1 CHARTER. The charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation after the Effective Time, except that the change of name described in the articles of merger shall be effective as an amendment thereto, until thereafter changed or amended as provided therein or by applicable law.

            SECTION 2.2 BY-LAWS. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until, subject to Section 5.7, thereafter changed or amended as provided therein or by applicable law.

            SECTION 2.3 BOARD OF DIRECTORS; OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

            SECTION 2.4 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company, each outstanding share of beneficial interest, par value $0.01 per share, of the Company ("Company Common Stock") shall be converted into and represent the right to receive a number of shares (subject to clause (b) below) of common stock, par value $0.01 per share, of the Parent (the "PARENT COMMON STOCK") equal to the Per Share Stock Consideration (as such term is defined in clause (a) below) (the "MERGER CONSIDERATION"); provided, however, if between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the amounts of cash per share and Parent Common Stock per share shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

            (a) The "PER SHARE STOCK CONSIDERATION" shall be a number of shares of Parent Common Stock equal to the quotient obtained by dividing (I) Total Stock Consideration by (II) Total Company Shares. "TOTAL STOCK CONSIDERATION" shall equal the quotient obtained by dividing (i) the amount by which (x) the sum of (A) Eighty Two Million Five Hundred Thousand Dollars ($82,500,000), (B) the aggregate amount of the Company's and its Subsidiary's cash and cash equivalents on hand or in bank accounts as of the close of business on the Business Day immediately prior to the Closing Date (net of amounts of outstanding checks or transfers) and (C) all Lease Expenses exceeds (y) the sum of (aa) the amount of the Company Merger Expenses and (bb) the REIT Dividend Amount (to the extent not previously paid to the Exchange Agent pursuant to Section 2.6) and (cc) the 2005 Dividend (to the extent not previously paid) by
(ii) the Market Price. "TOTAL COMPANY SHARES" means the number of outstanding shares of Company Common Stock immediately prior to the Effective Time. The "MARKET PRICE" shall equal the closing price on the New York Stock Exchange, Inc. (the "NYSE") (or, if not listed on such date on the NYSE, such other exchange on which such shares are then listed) of shares of Parent Common Stock on the final full trading day immediately preceding the Closing Date. The term "Lease Expenses" means all leasing commissions, tenant improvement costs, legal fees and related expenses with respect to (i) the Telco Stores Lease and (ii) leases entered into following the date hereof and in accordance with Section 5.3(vi).

            (b) FRACTIONAL SHARES. Notwithstanding the provisions of clause (a) of this Section 2.4, no fraction of a share of Parent Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Company Common Stock receiving fractional shares of Parent Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to

Section 2.6, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the Market Price by (y) the fractional interest in Parent Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder). On the Business Day immediately preceding the Closing Date, the chief financial officer of the Company shall deliver to the Merger Sub a certificate, in form and substance reasonably satisfactory to the Parent and signed on behalf of the Company setting forth in reasonable detail
(i) the nature and amount of each of the Company Merger Expenses (whether previously paid or not), (ii) the REIT Dividend Amount, (iii) the 2005 Dividend, if any, (iv) the aggregate amount of the Company's and its Subsidiary's cash and cash equivalents on hand or in bank accounts as of the Business Day immediately prior to the Closing Date (net of amounts of outstanding checks or transfers) and (iv) the Lease Expenses.

            (c) For purposes of this Agreement, "COMPANY MERGER EXPENSES" means all (i) brokerage or similar fees, (ii) legal and accounting fees and disbursements, (iii) advisory, consulting and severance fees and expenses, (iv) printing and Securities and Exchange Commission ("SEC") filing fees and expenses, (v) Transfer Taxes (as such term is defined in Section 5.10) regardless of whether such Transfer Taxes are the obligation of the Company and its Subsidiary or the obligation of Parent and its Subsidiaries but excluding any such Transfer Taxes that are the obligation of any shareholder (other than the Parent and its affiliates) solely in their capacity as a shareholder, (vi) all GAAP Liabilities (including all accounts payable and accrued expenses, and any roll-back property taxes actually assessed and, to the extent applicable, excluding the 2005 Dividend and the Special Dividend), and (vii) other unpaid fees and expenses incurred or accrued by the Company and its Subsidiary, which in each case have not been paid on or prior to the Business Day immediately prior to the Closing Date.

            SECTION 2.5 COMPANY SPECIAL DIVIDEND. The Company shall declare and pay, in accordance with Section 2.6, a dividend (the "SPECIAL DIVIDEND") to its shareholders, the record date for which shall be the close of business on the last Business Day prior to the Closing Date. The Special Dividend shall be in an amount equal to the dividend the Company, in consultation with Parent, reasonably determines is necessary for the Company to declare and pay in order to qualify as a REIT (as such term is defined in Section 3.9) for its taxable year commencing on January 1, 2006 and ended on the Closing Date (the "REIT DIVIDEND AMOUNT") and the per share amount of the REIT Dividend Amount shall be an amount equal to the REIT Dividend Amount divided by the number of shares of Company Common Stock outstanding as of the last Business Day prior to the Closing Date (the "PER SHARE REIT DIVIDEND AMOUNT").

            SECTION 2.6 PAYMENT.

            (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company to act as an exchange agent hereunder for purposes of exchanging shares of Company Common Stock for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 2.4. Parent and Merger Sub agree to make available directly or indirectly to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of any fractional shares pursuant to Section 2.4(b). Prior to the Effective Time, the Company will deposit with the Exchange Agent cash sufficient to pay any dividends and other distributions, if any, including the REIT Dividend Amount and, to the extent not previously paid, the 2005 Dividend.

            (b) Promptly after the Effective Time, the Exchange Agent shall pay the Per Share REIT Dividend Amount and to the extent not previously paid, the 2005 Dividend Amount to holders of record on the last Business Day prior to the Closing Date, in accordance with customary procedures for the payment of dividends, and to mail to each record holder of shares of Company Common Stock as of the Closing Date (i) a letter of transmittal, including if applicable a form of election, which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock shall pass, only upon proper delivery of certificates which immediately prior to the Effective Time represented the Company Common Stock held by such shareholder ("CERTIFICATES") to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent or Merger Sub may reasonably specify (such letter to be reasonably acceptable to the Company prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for Merger Consideration. Upon surrender of the Certificates to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested by such holder) representing, in the aggregate, the whole number of shares of Per Share Stock Consideration that such shareholder has the right to receive pursuant to Section 2.4 (after taking into account all shares of Company Common Stock then held by such shareholder) and
(B) a check in the amount equal to the cash that such shareholder has the right to receive pursuant to the provisions of Section 2.4(a) and Section 2.5, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.4(b) and any unpaid dividends and other distributions, if any, ("CASH PAYMENTS"). No interest will be paid or will accrue on any Cash Payments. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration and any Cash Payments to which such holder is entitled, may be issued with respect to the Company Common Stock to such transferee if such shareholder's Company Common Stock are presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (c) Unless otherwise required by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of shares of Company Common Stock one year after the Effective Time shall be delivered to the Parent and any holders of shares of Company Common Stock who have not theretofore complied with the provisions of this ARTICLE 2 shall thereafter look only to Surviving Corporation for payment of any Merger Consideration to which they are entitled pursuant to this ARTICLE 2. None of Parent, Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash and securities held by Parent, Surviving Corporation or the Exchange Agent for payment pursuant to this ARTICLE 2 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 2.7 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it determines is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to holders of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

            SECTION 2.8 NO FURTHER RIGHTS. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein (including the right to receive (i) the Merger Consideration, (ii) the Per Share REIT Dividend Amount, (iii) any unpaid 2005 Dividend amount and (iv) any cash to be paid in lieu of fractional shares of the Parent Common Stock as set forth in Section 2.4 (b)) or by law.

            SECTION 2.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Time, Certificates are presented to Merger Sub or the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration for each share of Company Common Stock represented as provided in
Section 2.4.

            SECTION 2.10 DISSENTING SHARES. Notwithstanding Section 2.8 hereof, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Title 3. Subtitle 2. of the MGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Title 3. Subtitle 2. of the MGCL and pursuant to the Maryland Business Combination Act; PROVIDED, HOWEVER, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his or her right to appraisal and payment under the MGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive Merger Consideration as set forth in Section 2.4 hereof, and such shares of Company Common Stock shall no longer be Dissenting Shares.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent and Merger Sub as follows:

            SECTION 3.1 ORGANIZATION. The Company is a real estate investment trust and its Subsidiary is a corporation, each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and each of the Company and its Subsidiary has all requisite real estate investment trust or corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of the Company and its Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company owns directly all of the outstanding capital stock or other equity interests of its Subsidiary free and clear of any liens and encumbrances. The Company does not directly or indirectly own any capital stock or other proprietary interest in any person other than its Subsidiary.

            SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 10,000,000 shares of excess common stock, par value $0.01. As of August 31, 2005, there were 3,561,553 shares of Company Common Stock and no shares of excess common stock issued and outstanding. The Company's Subsidiary does not own any shares of Company Common Stock. There are no outstanding options to purchase shares of Company Common Stock. There were not as of the date hereof, and at all times thereafter through the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or its Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests of the Company or its Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares or other equity interests. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and have not been issued in violation of any preemptive rights with respect thereto. There are no outstanding obligations of the Company or its Subsidiary to repurchase, redeem, or otherwise acquire any shares of Company Common Stock or to grant preemptive or anti-dilutive rights with respect to any Company Common Stock.

            SECTION 3.3 AUTHORITY. The Company has full real estate investment trust power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Trustees of the Company, and other than the approval by its shareholders, no other real estate investment trust proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. The Board of Trustees of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding agreement of Parent and Merger Sub, it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

            SECTION 3.4 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate any provision of its declaration of trust or bylaws, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of modification, termination, cancellation or acceleration, or result in the loss of any benefit to which the Company or its Subsidiary is entitled or any increase in any of the Company's or its Subsidiary's payment or performance obligations under any of the terms, conditions or provisions of the Office Lease, any Contract, Space Lease, easement, arrangement, understanding, order, arbitration award, license, franchise, permit judgment, decree, note, bond, mortgage, indenture or other instrument to which the Company or its Subsidiary is a party, or by which the Company or its Subsidiary or any of their respective properties is bound or result in the creation or imposition of any Lien on assets of the Company or its Subsidiary, or (iii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or its Subsidiary or any of their respective properties is bound, excluding from the foregoing clauses (ii) or (iii) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or for which the Company has received or, prior to the Closing Date, shall have received effective consents or waivers.

            (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except
(i) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if a filing under the HSR Act is required, (ii) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the "EXCHANGE ACT"), (iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filing with, and approval of NASDAQ and the SEC with respect to the Merger and the delisting and deregistration of the shares of Company Common Stock, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and (vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            SECTION 3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) The Company has timely filed with the SEC and has made available to Merger Sub copies of each registration statement, form, statement, report, proxy statement, information statement, schedule or other document required to be filed with the SEC by the Company or its Subsidiary since December 31, 1999 under the Securities Act or the Exchange Act (such documents, as supplemented and amended since the time of filing, the "COMPANY SEC DOCUMENTS"). As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the Company SEC Documents, including any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended and the rules promulgated thereunder (collectively, the "SECURITIES ACT"), and the Exchange Act, as the case may be, and none of such Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) None of the Company, its Subsidiary, or any of their respective assets, businesses, or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any Contract or agreement or amendment thereto, that in each case would be required to be filed as an exhibit to a Form 10-K as of the date of this Agreement that has not been filed as an exhibit to a Company SEC Document filed prior to the date of this Agreement.

            (c) As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the consolidated financial statements included in the Company SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the Company's consolidated financial position of the Company and its Subsidiary for the periods then ended.

            SECTION 3.6 ABSENCE OF CERTAIN CHANGES; NO UNDISCLOSED LIABILITIES.

            (a) Except as set forth on Schedule 3.6, since December 31, 2004 through the date of this agreement, the Company has not (i) incurred any Liability or suffered any event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (ii) made any changes in accounting methods, principles or practices
(iii) declared, set aside or paid any dividend or other distribution with respect to its capital stock, or (iv) taken any action that if, taken after the execution of this Agreement, would violate Section 5.3. Since December 31, 2004 to the date of this Agreement, each of the Company and its Subsidiary has conducted its operations according to its ordinary course of business consistent with past practice.

            (b) Except (i) to the extent disclosed or reserved against on the balance sheet of the Company dated as of December 31, 2004 included in the Company SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice and, if incurred after the date of this Agreement, not prohibited by this Agreement, (iii) for Company Merger Expenses, or (iv) as set forth on SCHEDULE 3.6(B), neither the Company nor its Subsidiary has any Liabilities.

            SECTION 3.7 LITIGATION. Except as set forth on SCHEDULE 3.7, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (each an "ACTION") pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary or any of their respective properties or assets, officers or directors, before any governmental entity which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.7, neither the Company nor its Subsidiary is, nor since December 31, 1999 has been, subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

            SECTION 3.8 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in
SCHEDULE 3.8, the Company and its Subsidiary hold, and since December 31, 1999 have held, all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful ownership and operation of the Property (as defined in Section 3.11) or the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in
SCHEDULE 3.8, the Company and its Subsidiaries and the Property (as hereinafter defined) are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
SCHEDULE 3.8, the businesses of the Company and its Subsidiaries and the operation of the Company Properties are not being conducted in violation of any law, ordinance or regulation of any governmental entity except for violations or possible violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in SCHEDULE 3.8, no investigation or review by any governmental entity with respect to the Company or its Subsidiary or any Property is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any governmental entity indicated an intention to conduct the same, other than, in each case, those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            SECTION 3.9 TAXES.

            (a) Except as set forth on SCHEDULE 3.9(A), each of the Company and its Subsidiary has duly and timely filed, or caused to be filed, all federal, state, local and foreign income and other material Tax Returns (as defined in Section 3.9(p) of this Agreement) required to be filed by it. Each such Tax Return is accurate and complete in all material respects. Except as may be required pursuant to Section 5.11, there are no outstanding requests for any extension of time within which to file any Tax Return or within which to pay any Taxes (as defined in Section 3.9(p) of this Agreement) shown to be due on any Tax Return.

            (b) Except as set forth on Schedule 3.9(b) each of the Company and its Subsidiary has duly and timely paid or caused to be duly and timely paid, all Taxes that are shown on all Tax Returns required to be filed by it as due and payable, and has paid, or caused to be paid, all Taxes otherwise required to be paid, other than such Taxes as are being contested in good faith and for which adequate reserves have been established and other than where the failure to so file, pay or withhold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of Company and its Subsidiary has withheld proper and accurate amounts from their employees, customers, depositors, stockholders, and others from whom they are or were required to withhold taxes in compliance with all applicable federal, state, local, provincial and foreign laws and have timely paid all such withheld amounts to the appropriate taxing authorities. There are no waivers or extensions of any applicable statute of limitations to assess any Taxes.

            (c) Except as set forth on SCHEDULE 3.9(C), the Company has incurred no liability for any material Taxes under Sections 857(b), 860(c), or 4981 of the Code, IRS Notice 88-19, Treasury Regulation Section 1.337(d)-5, or Treasury Regulation Section 1.337(d)-6 including any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor its Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on the Company or its Subsidiary.

            (d) Except as set forth on SCHEDULE 3.9(D), there are no material claims or assessments pending against the Company or its Subsidiary for any alleged deficiency in any Tax, and neither the Company nor its Subsidiary knows of any threatened Tax claims or assessments against the Company or its Subsidiary which if upheld would reasonably be expected to result, individually or in the aggregate, in a material cost or liability for the Company or its Subsidiary. There are no pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (the foregoing, and mortgages, deeds of trust, options, covenants, conditions, restrictions, easements and rights of first refusal or first offer, each a "LIEN") for any Taxes upon the assets of the Company or its Subsidiary except for statutory Liens for Taxes not yet due.

            (e) There is no material deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code.

            (f) Except as set forth on SCHEDULE 3.9(F), assuming the accuracy of the representations and warranties made by Parent and its affiliates in the Third Amended and Restated Standstill Agreement dated as of August 3, 2004 (the "KIMCO STANDSTILL AGREEMENT") by and among the Company on the one hand and Parent, Kimco Realty Services, Inc. and Milton Cooper on the other hand, and the accuracy of the representations and warranties made by the parties (other than the Company) to the Standstill Agreement, dated as of January 27, 2004, by and among the Company, on the one hand, and High Rise Capital Management, L.P., High Rise Capital Advisors, L.L.C., Bridge Realty Advisors, L.L.C., Zankel Management GP, L.L.C., Cedar Bridge Realty Fund, L.P., Cedar Bridge Institutional Fund, L.P., a Delaware limited partnership Arthur Zankel and David O'Connor on the other hand, which representations the Company has no reason to believe are not true and accurate, (i) the Company was eligible to and did validly elect to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code for calendar year 1996 and all subsequent taxable periods, (ii) the Company has qualified as REIT, and complied with all applicable laws, rules and regulations, including the Code, relating to REITs, for each taxable year commencing with its taxable year ending December 31, 1996, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT through the Effective Time, and (iii) the Company has not taken or omitted to take any action which could result in a challenge to its status as a REIT.

            (g) No challenge to the Company's status as a REIT is pending, or to the Company's knowledge, is or has been threatened. Neither the Company nor its Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5 or Treasury Regulation Section 1.337(d)-6. The Subsidiary, since its acquisition by the Company, has been and continues to be classified for Federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code and, other than the Subsidiary, the Company does not own (directly or indirectly) any other equity interest in an entity (including a corporation, partnership or limited liability company).

            (h) The Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT year within the meaning of Section 857 of the Code. Neither the Company nor its Subsidiary has made any election, and is not required, to treat any of its assets as owned by another person for tax purposes (other than by reason of a Subsidiary being a "qualified REIT subsidiary").

            (i) Neither the Company nor its Subsidiary has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company and its Subsidiary have disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or the Subsidiaries under any plan or other agreement, program, arrangement or understanding currently in effect.

            (j) Except as set forth in SCHEDULE 3.9(J), and except as set forth in the following sentence, neither the Company nor its Subsidiary has received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes. The Company has entered into a written closing agreement with the Internal Revenue Service with respect to all claims raised by the Internal Revenue Service with respect to the Company's taxable years 1996 and 1997. No issues have been raised in any examination by any taxing authority with respect to the Company or the Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed deficiency or increase in Tax for any other period not so examined.

            (k) Other than the Tax Agreement between the Company and RPS Realty Trust dated May 10, 1996 and listed on SCHEDULE 3.9(K), neither the Company nor its Subsidiary (a) is a party to or is otherwise subject to any Tax allocation or sharing agreement, or (b) has any liability for Taxes of another person under law, by contract or otherwise except for withholding Taxes incurred in the ordinary course of business that have been properly withheld but are not yet required to be deposited with a Tax authority. Except as set forth on SCHEDULE 3.9(K), the Company has no liability (contingent or otherwise) or unsatisfied obligation to RPS Realty Trust under or arising out of the Tax Agreement between the Company and RPS Realty Trust dated May 10, 1996.

            (l) Neither the Company nor its Subsidiary has distributed stock of another person, or has had its stock distributed by another person, in a transaction that occurred on or after January 1, 2000 that was purported or intended to be governed in whole or in part by Code Section 355.

            (m) Neither the Company nor its Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            (n) To the knowledge of the Company as of the Closing Date, neither the Company nor its Subsidiary is or has been a party to any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b).

            (o) Except for the Special Dividend, and the 2005 Dividend, if any, it is not necessary for the Company to declare and pay a dividend in order to maintain its qualification as a REIT.

            (p) For purposes of this Agreement, "TAXES" means all taxes (whether United States federal, state or local or foreign) of any kind whatsoever, including income, alternative or add-on minimum, estimated, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, net worth, social security, worker's compensation, excise, or property taxes, together with any interest, penalties, additions to tax and additional amounts imposed with respect thereto whether disputed or not, and shall include any amounts payable pursuant to any tax sharing agreement or with respect to which any relevant entity is liable as a successor, pursuant to contract or otherwise. For purposes of this Agreement, "TAX RETURNS" means returns, reports, forms or other documentation (including any additional or supporting material and any amendments or supplements) required to be filed with any taxing authority of the United States or any other relevant jurisdiction responsible for the imposition or collection of Taxes, including any information returns, claims for refunds, amended returns, or declarations of estimated Taxes.

            SECTION 3.10 CERTAIN EMPLOYEE PLANS.

            (a) The Company and its Subsidiary have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to each "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of the Company or its Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or its Subsidiary or to which the Company or its Subsidiary is obligated to contribute, including without limitation any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy (the "COMPANY PLANS"). SCHEDULE 3.10(A) sets forth a complete and accurate list of all Company Plans. No Company Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, nor is any Company Plan subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, its Subsidiary and their respective "ERISA Affiliates" (as defined in the next sentence) contributes to or is obligated to contribute to, or has, at any time within the last six years, contributed to or been obligated to contribute to, any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. The term "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b) or (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Liability on the part of the Company or its Subsidiary under (i) Title IV of ERISA, (ii) section 302 of ERISA, or (iii) sections 412 and 4971 of the Code. There does not now exist, nor do any circumstances exist that could result in, any Liability on the part of the Company its Subsidiary under the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, other than such Liabilities that arise solely out of, or relate solely to, the Company Plans. Neither the Company, its Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any Company Plan, engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA)) nor has any Company Plan engaged in any such prohibited transaction which could result in any taxes or penalties or prohibited transactions under Section 4975 of the Code or under
Section 502(i) of ERISA, which, in the aggregate, would reasonably be expected to result in material Liability on the part of the Company or its Subsidiary. Copies of all of the Company Plans and any related trusts and summary plan descriptions have been made available to Merger Sub.

            (b) The Company and its Subsidiary are each in material compliance with all applicable federal, state and local laws respecting employment, employment practices, terms and conditions of employment and wages and hours of employment. Without limiting the foregoing, each individual who renders services to the Company or its Subsidiary who is classified as having the status of an independent contractor or other non-employee status for any purpose is properly so characterized. Neither the Company nor its Subsidiary is a party to or subject to any labor union or collective bargaining agreement with respect to any of its employees. No labor organization or group of employees of the Company or its Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

            (c) Except as set forth on SCHEDULE 3.10(C), none of the execution and delivery of this Agreement, receipt of the Company Stockholder Approval and the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or require, any payment or benefit to any employee or former employee of the Company, or its Subsidiary, either alone or in conjunction with any other event (including, without limitation, termination of employment). SCHEDULE 3.10(C) lists the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its Subsidiary and ERISA Affiliates in connection with the execution and delivery of this Agreement, receipt of the Company Stockholder Approval or the consummation of the transactions contemplated hereby.

            SECTION 3.11 PROPERTIES.

            (a) The Company's Subsidiary owns marketable fee simple title to the real property, whose legal description is listed on SCHEDULE 3.11 attached hereto (the "PROPERTY"). The Property is not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Liens (including Liens for Taxes), mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the "Encumbrances"), except for (i) Property Restrictions and Encumbrances set forth in SCHEDULE 3.11(A), (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys provided to Parent or Parent's representatives prior to the date hereof, and (iv) mechanics', carriers', workmen's, repairmen's Liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not (x) materially and adversely affect the value of the Property or (y) materially and adversely impair the use and operations of the Property (the Property Restrictions and Encumbrances set forth in clauses (i) through (iv) above, in each case subject to expansion as set forth in Section 5.16, being hereinafter referred to collectively as the "COMPANY PERMITTED ENCUMBRANCES"). Valid policies of title insurance have been issued insuring the Company's or its Subsidiary' title to the Property in amounts at least equal to the purchase price thereof, subject only to the Company Permitted Encumbrances and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. The Company's lease for its headquarters at 747 Third Avenue, New York, New York 10017 (the "OFFICE LEASE") is valid, binding and in full force and effect and is not subject to any pledge, lien, mortgage, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy the property leased thereunder. A true and complete copy of the Lease has previously been delivered to Parent, including without limitation all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. The Company is now in possession of the property leased thereunder. There are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under the Lease and the consummation of the transactions contemplated hereby does not require the consent of the lessor under the Lease and will not constitute a breach or default under the Lease. The Company and its Subsidiary have no interests in any real property other than the Property and the Lease.

            (b) Neither the Company nor its Subsidiary has received any notice from any governmental authority, mortgagee, tenant, insurer or other party (i) that any portion of the Property or the use or operation of any portion of the Property is currently in violation of any zoning, environmental or other land use regulations, and to the Company and its Subsidiary's knowledge no such notice has been issued; (ii) that the Company or its Subsidiary is currently in violation or with the passage of time will be in violation of the requirements of any ordinance, law or regulation or order of any government or any agency, body or subdivision thereof (including, without limitation, the local building department) or the recommendations of any insurance carrier or Board of Fire Underwriters affecting the Property, or that any investigation has been commenced, or is contemplated, regarding any such possible violation; or (iii) asserting that the Company or its Subsidiary is required to perform work at the Property and to the Company's knowledge no such notice has been issued.

            (c) Each lease by the Company or its Subsidiary of a portion of the Property to third parties (the "SPACE LEASES") is described (including the name of the tenant, the number of square feet demised, the base monthly rent, and the scheduled expiration date) on SCHEDULE 3.11(C). Each Space Lease is validly existing, in full force and effect and enforceable against the other parties thereto; no Space Lease has been modified or supplemented except (if at all) as set forth on SCHEDULE 3.11(C); no rent has been paid more than one month in advance by any tenant, and no tenant is entitled to any "free rent" period, defense, credit, allowance or offset against rental; the information set forth in SCHEDULE 3.11(C) is true, correct and complete. To the Company's knowledge, there is no default of either landlord or tenant under any of the Space Leases, and no state of facts which with notice and/or the passage of time would ripen into a default, except as set forth on SCHEDULE 3.11(C). There are no persons or entities entitled to possession of the Property other than those listed on
SCHEDULE 3.11(C). No work or installations are required of the Company or its Subsidiary except as specified (if at all) in the Space Leases, and in any case the Company or its Subsidiary has fully completed all tenant improvements specified in any Space Lease to be the responsibility of the landlord and has paid all tenant construction allowances. There are no leasing commissions due nor will any become due in connection with any Space Lease or the renewal thereof, and no understanding or agreement exists in regard to payment of any leasing commissions or fees for future Space Leases. The Company and its Subsidiary has no obligations with respect to contributing for or paying dues or charges to any merchant's association or marketing fund.

            (d) SCHEDULE 3.11(D) contains a complete list and description of each service contract in respect of the Property (the "SERVICE CONTRACTS"). To the Company's knowledge, there is no material default, or event that with notice or lapse of time or both would constitute a material default, by any party to any Service Contract. The Company and its Subsidiary has received no notice that any party to any Service Contract intends to cancel or terminate such agreement.

            (e) There are no agreements or understandings relating to the Property, except for the Company Permitted Encumbrances, Space Leases and Service Contracts;

            (f) True and complete copies of the most recent real property tax bill(s) for the Property (which include bill[s] for all real estate taxes from all municipal authorities assessing same) are annexed as SCHEDULE 3.11(F). No tax reduction proceedings are pending or outstanding. The foregoing are all the taxes on the Property or the income therefrom other than federal and state income taxes on net taxable income. There are no special assessments or betterment assessments (whether payable in installments or otherwise) applicable to the Property and no tenant is entitled to any refund of any tax or other payment by reason of tax reduction proceedings affecting current or prior years.

            (g) No property other than the Property is included in the tax assessment of the Property, and there are no unpaid assessments for utility installations.

            (h) The zoning classification of the Property is not violated by the use(s) and/or improvements at the Property on the date hereof. SCHEDULE 3.11(H) constitutes a list of all of the permits and authorizations in the Company and or its Subsidiary's possession or control in effect as of this date with respect to the Property (including but not limited to certificates of occupancy).

            (i) The Company has no knowledge of any threatened or pending condemnation or eminent domain proceeding or other constraint on present or future use, operation or development of the Property.

            (j) Attached as SCHEDULE 3.11(J) is a list of all on-site employees or hired persons in connection with the management, operation or maintenance of the Property.

            (k) The Company has no knowledge of any structural defects or deferred maintenance in the improvements situated upon the Property. The heating, ventilating and air conditioning, plumbing, electrical and drainage systems at or serving the Property and all facilities and equipment relating thereto are in good condition and working order, and roofs are free of leaks.

            (l) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under, or otherwise adversely affect any Space Lease, or any other Contract, instrument, license or undertaking to which the Company or its Subsidiary is a party or by which any of them or any of their respective properties or assets is or may be bound or that relates to the Property in any respect.

            (m) No tenant under a Space Lease or other person has any option, right of first refusal or other right to purchase the Property or any part thereof or interest therein.

            (n) All construction and/or maintenance work required by the terms of any Space Lease or other Company Permitted Encumbrances, or by any building, zoning or other law, ordinance or regulation affecting the Property, including without limitation any roadway and utility line construction on the Property and/or adjacent property has been satisfactorily completed and there are and will be at Closing no charges, Liens or assessments against the Property for any of same.

            SECTION 3.12 ENVIRONMENTAL MATTERS. None of the Company, its Subsidiary or, to the knowledge of the Company, any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or any other materials that are regulated by or form the basis of liability under any Environmental Law materials (collectively, "HAZARDOUS MATERIALS") on any of the Property, or (b) any unlawful spills, releases, discharges or disposal, dumping or storage of Hazardous Materials to have occurred or be presently occurring on or from the Property as a result of any construction on or operation and use of such properties, which presence or occurrence would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and in connection with the construction on or operation and use of the Property, the Company and its Subsidiary have not failed to comply, in any material respect, with all Environmental Laws. The Company has delivered to Merger Sub true, correct and complete copies of all reports identified on SCHEDULE 3.12 attached hereto.

            For purposes of this Agreement, the term "ENVIRONMENTAL LAW" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as the same may be amended from time to time) and any other law, ordinance or regulation and administrative and judicial orders of any governmental entity, including requirements under permits, licenses, consents and approvals, relating to pollution or protection of human health or safety or the environment, including those that relate to emissions, discharges, releases or threatened releases, or the generation, recycling, manufacturing, processing, distribution, use, reuse, treatment, storage, disposal, transport, or handling, of Hazardous Materials.

            SECTION 3.13 INFORMATION. None of the Proxy Statement (as defined in
Section 5.1(b)) or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity in connection with the transactions contemplated hereby contained when filed or will, at the respective times filed with the SEC or other governmental entity and, in addition, in the case of the Proxy Statement, if any, at the date it or any amendment or supplement thereto is mailed to shareholders and at the time of the meeting of shareholders of the Company to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied in writing by Merger Sub or Parent specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Merger Sub or Parent with the SEC or any other governmental entity in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            SECTION 3.14 MARYLAND TAKEOVER LAW. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from the requirements of any "moratorium," "control share," "fair price," or "affiliate transaction," or other takeover laws and regulations of any State (collectively, "TAKEOVER STATUTES") including the Maryland Control Share Acquisition Act, and any takeover provision in any of the Company's governing documents other than the Maryland Business Combination Act. The affirmative vote of holders of at least: (i) eighty (80%) of the issued and outstanding shares of the Company Common Stock and (ii) two-thirds of the issued and outstanding shares of Company Common Stock not held by Parent or any affiliate or associate of Parent (as such terms are defined in Section 602 of the Maryland Business Combination Act of the MGCL) is the only vote of the Company's stockholders required to approve this Agreement and the Merger (together, the "Company Stockholder Vote"). The Company's Board of Trustees has taken all action required to be taken by it in order to exempt Parent, Merger Sub and each of their respective affiliates from the Aggregate Share Ownership Limit provisions and transfer restrictions set forth in Article VII of the Company's Declaration of Trust, as amended.

            SECTION 3.15 BROKER'S FEES. No broker, investment banker, financial advisor or other person, other than Rockwood Realty Associates ("ROCKWOOD") (the fees and expenses of which are described in the engagement letter dated April 1, 2004, between Rockwood and the Company as last amended by that certain extension letter dated as of July 25, 2005 between Rockwood and the Company, a true and correct copy of which has been provided to the Parent and such agreement has not been further amended) and the Financial Advisor (the fees and expenses of which are described in the engagement letter dated September 29, 2005, between the Financial Advisor and the Company, a true and correct copy of which has been provided to the Parent and such agreement has not been amended), is entitled to any broker's, financial advisor's or similar fees or commissions in connection with the transactions contemplated hereby based on agreements, arrangements or understandings made by or on behalf of the Company, its Subsidiary, or their respective officers, directors, representative or employees.

            SECTION 3.16 CONTRACTS. Schedule 3.16 lists, as of the date of this Agreement, all written or oral contracts, agreements, guarantees, leases and executory commitments (other than Company Plans, the Office Lease or Space Leases) (each, a "CONTRACT") to which the Company or its Subsidiary is a party and that fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company's and its Subsidiary's business consistent with past practice, (b) joint venture, partnership and similar agreements, (c) Contracts that are Service Contracts or equipment leases involving payments by the Company or its subsidiaries of more than $50,000 per year, (d) Contracts containing covenants purporting by their express terms to limit the freedom of the Company or its Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts that, after the Effective Time, would have the effect of limiting the freedom of Parent or its Subsidiaries (other than the Company and its Subsidiary) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts relating to any outstanding commitment for capital expenditures, (g) Contracts with any with any present or former stockholder, director, officer, employee, partner or consultant of the Company or its Subsidiary, (h) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or its Subsidiary, (i) Contracts with or for the benefit of any of the Company's affiliates or immediate family member thereof (other than the Company's Subsidiary) and (n) Contracts involving payments by the Company or its Subsidiary of more than $50,000 per year. All such Contracts and all other Contracts that are material to the business or operations of the Company or its Subsidiary are valid and binding obligations of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company or its Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract or of any other Contract that is material to the business or operations of the Company or its Subsidiary, except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Company Material Adverse Effect.

            SECTION 3.17 INSURANCE. SCHEDULE 3.17 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by the Company and its Subsidiary on the date this Agreement that afford or afforded, as the case may be, coverage to the Company or its Subsidiary, or the respective assets or businesses of the Company or its Subsidiary. The Company's and its Subsidiary's insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums under the Company's and its Subsidiary's insurance policies have been paid in full to date. The Company and its Subsidiary have not been refused any insurance, nor has the coverage of the Company or any of its Subsidiary been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. The Company or its Subsidiary is a "named insured" or an "insured" under such insurance policies. Set forth on SCHEDULE 3.17 is the amount of the annual premium currently paid by the Company for its directors' and officers' liability insurance.

            SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Board of Trustees of the Company has received, and provided to the Parent, the Fairness Opinion, and such opinion has not been withdrawn or revoked or otherwise modified in any material respect.

            SECTION 3.19 BOARD RECOMMENDATION. (a) The Board of Trustees of the Company, at a meeting duly called and held, has, by unanimous vote of those trustees present (who constituted 100% of the trustees then in office), (i) determined, that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and fair to and in the best interests of the Company Stockholders, (ii) directed that the transaction be submitted to the Company Stockholders for consideration and (iii) resolved, as of the date of this Agreement, to recommend that the Company Stockholders approve this Agreement and the Merger (the "COMPANY BOARD RECOMMENDATION").

           (b) The Special Committee, at a meeting duly called and held, has, by unanimous vote of all of the members of the Special Committee (i) determined, that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and fair to and in the best interests of the Company Stockholders, (ii) directed that the transaction be submitted to the Company Stockholders for consideration and (iii) resolved, as of the date of this Agreement, to recommend that the Board of Trustees approve this Agreement and the Merger.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

            SECTION 4.1 ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, and each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent owns all of the outstanding capital stock or other equity interests of Merger Sub.

            SECTION 4.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Parent was an aggregate of 461,600,000 shares, consisting of 300,000,000 shares of Parent Common Stock; 153,000,000 shares of Excess Stock of the Parent, par value $0.01 per share; 3,600,000 shares of Preferred Stock; 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS A PREFERRED STOCK"); 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS B PREFERRED STOCK"); 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS C PREFERRED STOCK"); 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share ("CLASS D PREFERRED STOCK"); 65,000 shares of Floating-Rate Class E Cumulative Redeemable Preferred Stock; $1.00 par value per share ("CLASS E PREFERRED STOCK"); 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share ("CLASS F PREFERRED Stock"); 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share ("CLASS A EXCESS PREFERRED STOCK"); 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share ("CLASS B EXCESS PREFERRED STOCK"); 460,000 shares of Class C Excess Preferred Stock, $1.00 par value per share ("CLASS C EXCESS PREFERRED STOCK"); 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share ("CLASS D EXCESS PREFERRED STOCK"); 65,000 shares of Class E Excess Preferred Stock, $1.00 par value per share ("CLASS E EXCESS PREFERRED STOCK"); and 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share ("CLASS F EXCESS PREFERRED STOCK"). As of September 30, 2005, the outstanding shares of stock of the Parent were as follows: 227,252,825 shares of Common Stock; no shares of Excess Stock; no shares of Preferred Stock; no shares of Class A Preferred Stock; no shares of Class A Excess Preferred Stock; no shares of Class B Preferred Stock; no shares of Class B Excess Preferred Stock; no shares of Class C Preferred Stock; no shares of Class C Excess Preferred Stock; no shares of Class D Preferred Stock; no shares of Class D Excess Preferred Stock; no shares of Class E Preferred Stock; no shares of Class E Excess Preferred Stock; 700,000 shares of Class F Preferred Stock and no shares of Class F Excess Preferred Stock. In addition, as of the same date, approximately 20,944,231 shares of Common Stock have been reserved for issuance under the Parent's 1998 Equity Participation Plan (the "PARENT EQUITY PARTICIPATION PLAN") and the Parent's Stock Option Plan (the "PARENT OPTION PLAN"). Except for the options to purchase shares of Parent Common Stock under the Parent Equity Participation Plan and Parent Option Plan, which may be redeemed for shares of Parent Common Stock, and 4,766,160 shares issuable upon conversion of certain convertible units, there were not as of the date hereof, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent, Merger Sub or any of their respective Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Parent, Merger Sub or any of their respective Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares or other equity interests. All issued and outstanding shares of Parent Common Stock are duly authorized and validly issued, fully paid, non-assessable (other than general partnership interests in Subsidiaries that are partnerships) and free of preemptive rights with respect thereto.

            SECTION 4.3 AUTHORITY. (a) Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Merger Sub and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject to applicable bankruptcy, in-solvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

            (b) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, in-solvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

            SECTION 4.4 NO VIOLATIONS; CONSENTS AND APPROVALS. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or violate any provision of such party's charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of modification, termination, cancellation or acceleration, or result in the loss of any benefit to which Parent or Merger Sub is entitled or any increase in any of Parent's or Merger Sub's payment or performance obligations, any of the terms, conditions or provisions of any Contract, arrangement, understanding, order, arbitration award, license, franchise, permit judgment, decree, note, bond, mortgage, indenture or other instrument which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound or result in the creation or imposition of any Lien on asset of the Company or its Subsidiary, or (iii) violate any statute, rule, regulation, order or decree of any public body or authority by which Parent or Merger Sub or any of their respective properties is bound, excluding from the foregoing clauses (ii) or (iii) violations, breaches, defaults or rights which, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or for which Parent or Merger Sub has received or, prior to the Closing Date, shall have received appropriate consents or waivers.

            (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except (i) expiration of the waiting period under the HSR Act, if a filing under the HSR Act is required,
(ii) in connection, or in compliance, with the provisions of the Exchange Act,
(iii) the filing of articles of merger with the Department, (iv) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated hereby, (v) filings with, and approval of, the NYSE with respect to the listing of the Parent Common Stock to be issued in connection with the Merger, (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and
(vii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) Parent has timely filed with the SEC and has made available to the Company copies of each form, statement, registration statement, report, proxy statement, information statement, schedule or other document filed with the SEC by Parent since its December 31, 1999 under the Securities Act or the Exchange Act (such documents, as supplemented and amended since the time of filing, the "PARENT SEC DOCUMENTS"). As of their date filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the Parent SEC Documents, including any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) As of the dates filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), the consolidated financial statements included in the Parent SEC Documents complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented Parent's consolidated financial position and that of its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended.

            SECTION 4.6 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no Action pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, any of its Subsidiaries or any of their respective properties or assets before any governmental entity which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Documents, none of the Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.7 TAXES. Parent (i) has elected to be taxed as a REIT within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT, for all taxable years commencing with its taxable year ending December 31, 1992,
(ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each taxable year ending after the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in, and Parent has no actual knowledge of, a revocation of its status as a REIT. Parent represents that each of its Subsidiaries of which all the outstanding capital stock is owned solely by Parent is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code or a taxable REIT subsidiary as defined in Section 856(l)(1) of the Code.

            SECTION 4.8 PROXY STATEMENT; FORM S-4 REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to Parent or its Subsidiaries supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement or any amendments thereof or supplements thereto and at the time of the meeting of the shareholders of the Company to vote on the Merger or in the Form S-4 Registration Statement (as defined in Section 5.1 hereof) will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, or, in the case of the Form S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information related to the Company or any affiliate of the Company included in the Proxy Statement or the Form S-4 Registration Statement, as the case may be. The Proxy Statement and the Form S-4 Registration Statement will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each such statute.

            SECTION 4.9 BROKER'S FEES. None of Parent, any of its Subsidiaries or any of their respective directors or officers has incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated hereby, and none of Parent, any of its Subsidiaries or any of its directors or officers has employed any broker, finder or financial advisor in connection with any of the transactions contemplated hereby.

            SECTION 4.10 AUTHORIZATION FOR PARENT COMMON STOCK. Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued by it pursuant to this Agreement. Shares of Parent Common Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. Shares of Parent Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

                                   ARTICLE 5

                            COVENANTS OF THE PARTIES

            SECTION 5.1 TAKING OF NECESSARY ACTION. (a) Each party hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, subject to the terms and conditions hereof, including (i) all actions and things necessary to cause all conditions precedent to its obligations set forth in ARTICLE 6 to be satisfied, (ii) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (iii) taking all reasonable steps as may be necessary to obtain all such Required Approvals. In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub agrees that if required they shall to the extent necessary (i) make, as promptly as practicable, (A) if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and (B) all other necessary filings with other governmental entities relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such governmental entities or third parties and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such governmental entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Each of the Company, Parent and Merger Sub shall, in connection with the efforts referenced in this Section 5.1 to obtain all Required Approvals, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any governmental entity or any third party with respect to obtaining the Required Approvals, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

            (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of the Company will be asked to approve the Merger (together with all amendments and supplements thereto, the "PROXY STATEMENT"). The Company shall use its reasonable best efforts to respond to any comments or other communication of the SEC, and to cause the Proxy Statement to be mailed to the shareholders of the Company at the earliest practicable time. The Company will notify the Merger Sub and Parent (together, the " ACQUIRING ENTITIES") promptly of the receipt of any comments or other communication from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information and will supply the Acquiring Entities with copies of all written correspondence and advise the Acquiring Entities of all oral communication between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, in the case of correspondence to or communications with the SEC, sufficiently in advance of such correspondence or communication to provide the Acquiring Entities with the reasonable opportunity to review and comment on such correspondence and communication. The Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Acquiring Entities, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company such amendment or supplement in each case as reasonably in advance of such filing to provide the Acquiring Entities with the reasonable opportunity to review and comment on such filing. Subject to the provisions of clause (c) below and Section 5.4 hereof, the Proxy Statement shall include the Company Board Recommendation.

            (c) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY STOCKHOLDER MEETING") to be held as promptly as practicable for the purpose of obtaining the Company Stockholder Approval and, subject to Section 5.4, shall take all lawful action to solicit the Company Stockholder Approval. The Board of Trustees of the Company shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Parent or Merger Sub the Company Board Recommendation or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (each of (i) and (ii) collectively, a "CHANGE IN THE COMPANY BOARD RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Trustees of the Company may make a Change in the Company Board Recommendation pursuant to
Section 5.4 hereof. Notwithstanding any Change in the Company Board Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of considering this Agreement and the Merger and, prior to the termination of this Agreement in accordance with Section 7.1, nothing contained herein shall be deemed to relieve the Company of such obligation.

            (d) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Subsidiaries in favor of the approval and adoption of the Merger and this Agreement at the Company Stockholder Meeting.

            (e) The Acquiring Entities shall, as promptly as practicable following the date of this Agreement, prepare and file with SEC a registration statement on Form S-4 (the "FORM S-4

REGISTRATION STATEMENT"), containing the Proxy Statement and prospectus, in connection with the registration under the Securities Act of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to the Merger. The Acquiring Entities shall, and shall cause their accountants and attorneys to, use their reasonable best efforts to have or cause the Form S-4 Registration Statement declared effective as promptly as practicable, including, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action reasonably required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company shall promptly furnish the Acquiring Entities with all information concerning it as may be required for inclusion in the Form S-4 Registration Statement. The Company shall cooperate with the Acquiring Entities in the preparation of the Registration Statement in a timely fashion and shall use reasonable best efforts to assist the Acquiring Entities in having the Registration Statement declared effective by the SEC as promptly as practicable. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any information pertaining to the Company that would require any amendment or supplement to the Form S-4 Registration Statement, the Company shall so advise the Acquiring Entities and shall promptly furnish the Acquiring Entities with all information as shall be required for such amendment or supplement, and shall promptly amend or supplement the Form S-4 Registration Statement.

            (f) The Acquiring Entities shall use their reasonable best efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

            (g) In furtherance and not in limitation of the foregoing, the Acquiring Entities shall use their reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any anti-trust, competition or trade regulatory laws, rules or regulations of any governmental entity; provided, however, that nothing contained herein shall require the Acquiring Entities to sell, hold separate or otherwise dispose of or agree to conduct their business in a specified manner or agree to permit the sale, holding separate or other disposition of, any assets of the Acquiring Entities, the Company or their respective Subsidiaries.

            SECTION 5.2 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.

            (a) The Company and the Acquiring Entities will cooperate with each other before making any public statements or issuing any press releases with respect to this Agreement and any of the transactions contemplated hereby and shall not make any such public statements or issue any such press releases prior to such consultation, subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules.

            (b) Each of the Company and the Acquiring Entities agrees that all information provided to it or any of its representatives pursuant to this Agreement shall be kept confidential, and each of the Company and the Acquiring Entities shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company or the Acquiring Entities, as applicable, who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; PROVIDED, HOWEVER, the foregoing obligation of each of the Company and the Acquiring Entities shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by the Company or the Acquiring Entities, as applicable, or by persons to whom the Company or the Acquiring Entities, as applicable, has made such information available, (2) is or becomes available to the Company or the Acquiring Entities, as applicable, on a non-confidential basis from a third party that is not, to the knowledge of the Company or the Acquiring Entities, as applicable, bound by any other confidentiality agreement with the other party hereto, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

            SECTION 5.3 CONDUCT OF THE BUSINESS OF THE COMPANY. Prior to the Effective Time, except as contemplated by this Agreement and except for the matters set forth in SCHEDULE 5.3 or unless Merger Sub shall otherwise have previously agreed in writing, the Company shall, and shall cause its Subsidiary to, cause the Property to be operated and maintained in a professional manner and to carry on their respective businesses in the usual, regular and ordinary course in accordance in all material respects with past practice and in accordance with all applicable laws, and shall, and shall cause its Subsidiary to, use reasonable best efforts to preserve intact the Company's status as a REIT within the meaning of the Code, to preserve intact their present business organizations and properties, and keep available the services of their employees and preserve their relationships with customers, suppliers, tenants and others having business dealings with them. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, including Section 2.5, and except for the matters set forth in SCHEDULE 5.3, prior to the Effective Time unless Parent shall otherwise have previously agreed in writing, the Company shall not and shall not permit its Subsidiary to:

                  (i) (w) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than
     (1) dividends and distributions by the Company's Subsidiary to the Company,
     (2) the Special Dividend and (3) if the Closing occurs after December 23, 2005, the 2005 Dividend, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
     (y) purchase, redeem or otherwise acquire, any shares of capital stock of the Company or its Subsidiary or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities or (z) create any subsidiaries;

                 (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities;

                 (iii) amend its declaration of trust, by-laws or other comparable organizational documents;

                 (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets other than in the ordinary course of business, consistent with past practice and in accordance with the budget provided to Parent;

                  (v) (i) sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, (ii) cause any Lien, assessment, obligation, interest, encroachment or liability whatsoever (other than the Company Permitted Encumbrances) to be placed or remain of record against the Property, and (iii) knowingly impair or modify in any material respect the status of title to (or the legal description of) the Property;

                  (vi) except for the Telco Stores Lease, (1) enter into any new (or extend, renew or replace any existing) lease, agreement, service contract, employment contract, permit or obligation affecting the Property,
     (2) change, alter, file for, pursue, accept or obtain any zoning, land use permit or other development approval or entitlement, (3) consent to the inclusion of any portion of the Property into any special district or (4) terminate any Space Lease or Service Contract (other than upon expiration of such Tenant Lease or Service Contract pursuant to its terms); PROVIDED, HOWEVER, that the Company may enter into any service or similar contract without Merger Sub's approval if such contract is entered into in the ordinary course of the Company business and is terminable without penalty or premium on not more than 30 days' notice from the owner of the Property and is disclosed promptly in writing to Merger Sub; PROVIDED, FURTHER, that with the prior consent of the Parent, the Company may enter into new leases;

                  (vii) make or rescind any material election relating to Taxes (unless the Company reasonably determines that such action is required by law or necessary to preserve the Company's status as a REIT);

                  (viii) (A) change in any material respect (except as may be required by law) any of its methods, principles, or practices of accounting in effect or (B) settle or compromise any Action, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2002, except as may be required by the SEC, changes in applicable law or GAAP;

                  (ix) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to the Company or a wholly-owned Subsidiary of the Company), or enter into any "keep well" or other agreement to maintain any financial condition of another person, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company;

          (x) enter into or modify in any material respect any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee;

                  (xi) accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its, or any of its subsidiaries', current or former directors, officers, employees or consultants, or otherwise pay any amounts not due such individual under an existing Company Benefit Plan;

                  (xii) enter into, adopt or amend in any material respect any employee benefit plans, programs and other arrangements providing benefits to any employee or former employee or to any beneficiary or dependent thereof, and whether covering one individual or more than one individual, except as shall be required by Applicable Laws;

                  (xiii) settle any Actions, whether now pending or made or brought after the date of this Agreement;

                  (xiv) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract, Service Contract or Space Lease;

                  (xv) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies or a renewal thereof to the extent set forth in SCHEDULE 5.7(B);

                  (xvi) take any action to exempt or make not subject to any Takeover Statutes;

                  (xvii) on the Closing Date, make any payment, issue any checks, or initiate any transfers;

                  (xviii) accelerate the receipt of amounts due with respect to trade accounts receivable or any other accounts receivable, or lengthen the period for payment of accounts payable;

                  (xix) take any action that could likely result in a violation or breach of any agreement, covenant, representation or warranty contained in this Agreement;

                  (xx) allow any pending applications for approval or permit in connection with the Property to be withdrawn or permitted to lapse without Merger Sub's consent, (and the Company shall promptly notify Merger Sub of all pending applications); or

                  (xxi) authorize any of, or commit or agree to take any of, the foregoing actions.

            SECTION 5.4 NO SOLICITATION OF TRANSACTIONS.

            (a) Unless and until this Agreement is terminated in accordance with its terms, neither the Company nor its Subsidiary shall, directly or indirectly, through any officer, trustee director, agent or otherwise, nor will it authorize or permit any investment banker, financial advisor, attorney, accountant or other representative acting on its behalf to (A) initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of 10% or more of any class of equity securities of the Company, or assets representing a material portion of the assets of the Company or the Property, other than by Parent or its Subsidiaries, (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than with the Parent or its Subsidiaries, (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing, a "COMPETING PROPOSAL"), (iv) the withdrawal by the Company's Board of Trustees of its Company Board Recommendation or (B) enter into, participate or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (C) agree to or endorse any Competing Transaction; PROVIDED, THAT, prior to the date of the Company Stockholders Meeting, the Company's Board of Trustees or the Special Committee (and the officers, trustees, agents, and financial advisors of the Company acting at the direction of the Company's Board of Trustees or the Special Committee) may furnish information to, or enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Competing Proposal if, and only to the extent that (I) the Company's Board of Trustees, after consultation with and having considered the advise of independent outside legal counsel, determines in good faith, that (i) such Competing Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (ii) the failure to engage in such negotiations or discussions or provide such information would constitute a breach of the duties of the Board of Trustees of the Company under the Company's declaration of trust or applicable law, (II) prior to taking such action, the Company (i) provides reasonable notice to Parent (but in any event no later than 48 hours prior to taking such action) to the effect that it is taking such action and (ii) receives from such person an executed confidentiality agreement in reasonably customary form, and (III) the Company notifies the Acquiring Entities as promptly as practicable of all of the relevant details relating to all inquiries and proposals which the Company or its Subsidiary or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and, if such inquiry or proposal is in writing, the Company shall deliver to the Acquiring Entities a copy of such inquiry or proposal. In furtherance of and not in limitation of the preceding, the Company shall provide the Parent with a copy of any Competing Proposal or amendments or supplements thereto, and promptly inform Parent of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Competing Proposal, and shall promptly give Parent a copy of any information delivered to such person that has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Competing Proposal. Nothing contained in this Section shall prohibit the Company's

Board of Trustees from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

            (b) Except as set forth in this Section 5.4(b), the Company Board of Trustees will not approve or recommend or permit the Company to enter into any agreement with respect to any Competing Proposal (other than a confidentiality agreement as described in Section 5.4(a)) made by any person other than Parent or Merger Sub or, except as set forth in this Section 5.4(b) or in Section 5.1(c), make a Change in the Company Board Recommendation. Notwithstanding the foregoing and subject thereto, if the Company Board of Trustees, after having considered the advice of independent outside legal counsel, determines in good faith that failing to take such action would constitute a breach of the obligations of the Company Board of Trustees under the Company's declaration of trust or applicable law, the Company Board of Trustees may, prior to the date of the Company Stockholders Meeting, approve or recommend a Competing Proposal (or amendment or supplement thereto) or cause the Company to enter into an agreement with respect thereto or make a Change in the Company Board Recommendation, but in each case only if (i) the Company provides written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), which notice must be received by Parent at least five Business Days (exclusive of the day of receipt by Parent of the Notice of Superior Proposal) prior to the time it intends to cause the Company to enter into such an agreement, advising Parent in writing that the Company Board of Trustees has received a Competing Proposal (or amendment or supplement thereto) which it believes constitutes a Superior Proposal and which it intends to accept and, with respect to which, enter into a definitive agreement, subject to the provisions of this Section 5.4(b), providing a copy of any written offer or proposal describing the Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (ii) as of the end of such five Business Day period referenced above, Parent shall have failed to notify the Company in writing that it has determined to revise the terms of the Merger to provide that the Merger Consideration will be equal to or greater than the consideration to be paid to the Company stockholders pursuant to the Superior Proposal, and (iii) the Company terminates this Agreement in accordance with the requirements of Section 7.1(h) within 48 hours after the lapse of the five-day period referenced above and immediately thereafter enters into an agreement with respect to such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Competing Proposal not directly or indirectly initiated, solicited, encouraged or facilitated by the Company after the date of this Agreement in contravention of the provisions hereof which the Company Board of Trustees or the Special Committee determines in good faith judgment (based on the advice of the Financial Advisor or another investment banker of nationally recognized reputation), taking into account all legal, financial, regulatory and other aspects of the proposal, including the tax consequences of such Competing Proposal to the Company and its shareholders, and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders), from a financial point of view, than the Merger and (ii) is reasonably capable of being completed; PROVIDED, HOWEVER, that for purposes of this definition, the term Competing Proposal shall have the meaning assigned to such term in Section 5.4(a) except that the reference to 10 percent in the definition of "Competing Proposal" shall be deemed to be a reference to 100 percent.

            SECTION 5.5 INFORMATION AND ACCESS. Subject to and without limiting the Indemnification Agreement, dated as of March 28, 2005 by and between the Company and

Parent (as amended, the "INDEMNIFICATION AGREEMENT"), from the date hereof until the Closing Date, (i) each party hereto and its respective Subsidiaries shall afford to the other party and such other party's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to such other party (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of applicable laws, and (2) all other information concerning their businesses, personnel and (with respect to the Company) the Property as such other party may reasonably request. Such other party and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the party providing the access and information.

                  SECTION 5.6 EMPLOYEE AND OTHER ARRANGEMENTS. From and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their terms, (i) all employment and consulting agreements and other contracts to which the Company or its Subsidiary are parties set forth on
SCHEDULE 5.6 hereto and (ii) obligations to the Company's employees and former employees under the continuation coverage requirements of Section 4980B of the Code ("COBRA"); provided, however, nothing herein shall require the Acquiring Entities to pay or reimburse the Company's employees or former employees for any COBRA related costs they are responsible for paying under applicable law.

                  SECTION 5.7 INDEMNIFICATION. (a) Parent agrees that (i) all rights to indemnification existing in favor of any trustee, officer, employee, or agent of the Company and its Subsidiary (the "INDEMNIFIED PARTIES") as provided in their respective declaration of trust, by-laws or comparable organizational documents or in indemnification or reimbursement agreements with the Company or its Subsidiary, or otherwise in effect as of the date hereof, in each case to the extent provided to Parent prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years and ninety days from the Effective Time; provided that, in the event any claim or claims are asserted or made within such six-year and ninety day period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Parent also agrees to, from and after the Closing, indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, trustees, employees or agents of the Company or its Subsidiary, or as trustees or fiduciaries of any plan for the benefit of employees or trustees of, or otherwise on behalf of, the Company or its Subsidiary, including the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any Action in connection with any matter, including the transactions contemplated by this Agreement, Parent will pay as incurred such Indemnified Party's reasonable legal fees and expenses (including the fees and expenses of enforcing this indemnity) of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses (including the cost of any investigation and preparation) incurred in connection therewith, to the extent not prohibited by the MGCL and upon receipt of any affirmation and undertaking required by the MGCL;

PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent and the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any issue between positions of any two or more Indemnified Parties.

            (b) Notwithstanding anything to the contrary in Section 5.3, prior to the Effective Time, the Company will purchase a "tail policy" providing coverage substantially similar to the current policies of the directors' and officers' liability insurance maintained by the Company for a six year period from and after the Effective Time; provided, that the Company shall not pay more than 300% of the last annual premium paid by the Company prior to the date hereof for such insurance policy and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.7, it shall obtain as much comparable insurance as possible for a premium equal to such maximum amount; provided, further, to the extent any premiums for such insurance policy have not been paid prior to the last Business Day before the Closing Date such premiums shall be considered Company Merger Expenses.

            (c) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding upon the successors and assigns of Parent and the Surviving Corporation.

            (d) The obligations of the Company, the Surviving Corporation and Parent under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.7 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7).

            SECTION 5.8 REORGANIZATION. From and after the date hereof and until the Effective Time, none of the Company, Parent, Merger Sub or any of their respective Subsidiaries or other Affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any Contract, commitment or arrangement with respect to the foregoing. Following the Effective Time, the Surviving Corporation shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            SECTION 5.9 LISTING APPLICATION. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock which are to be issued in the Merger to be listed for trading on the NYSE, subject to official notice of issuance prior to the Closing Date.

            SECTION 5.10 TRANSFER TAXES. The Company and the Acquiring Entities shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value-added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "TRANSFER TAXES"). Other than to the extent included in Company Merger Expenses and deducted from the Merger

Consideration, all obligations with respect to Transfer Taxes from and after the Effective Time, shall be obligations of the Surviving Corporation or Parent as the case may be, and shall not be deducted or withheld from any amounts payable to the holders of Company Common Stock.

            SECTION 5.11 TAX RETURNS. The Company shall timely prepare and file or shall cause to be timely prepared and filed all Tax Returns of the Company and the Subsidiary for any taxable period that ends on or before the Closing Date; PROVIDED, HOWEVER, that the Company, prior to filing such Tax Returns, shall provide Parent copies of such proposed Tax Returns at least 30 days prior to the due date thereof (other than payroll tax returns, which shall be provided as soon as possible after the filing thereof), such Tax Returns shall be prepared consistently with this Agreement and past practice and, in the event that the Parent reasonably objects to any item in such Tax Returns, the Company shall make (or cause to be made) such revisions to such proposed tax returns as are reasonably requested by the Parent. In the event that the Company and its Subsidiary, on the one hand, and Parent, on the other hand, cannot reach an agreement with respect to such Tax Return prior to the Closing Date and it is possible to extend the time to file until a date after the Closing Date (taking multiple extensions into account), the Company shall, and shall cause its Subsidiary to, not file such Tax Return and instead request an extension of time within which to file such Tax Return until after the Closing Date, in which event Parent shall prepare and file, or cause to be prepared and filed, such Tax Return after the Closing Date.

            SECTION 5.12 GUARANTY. Parent hereby agrees to take all actions within its power to cause Merger Sub to perform its obligations under this Agreement.

            SECTION 5.13 AFFILIATES. Not less than 45 days prior to the date of the Company Stockholder Meeting, the Company shall deliver to the Acquiring Entities a list identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated from time to time as may be reasonably necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each Person identified on such list to deliver to Parent not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as EXHIBIT A hereto (an "AFFILIATE AGREEMENT").

            SECTION 5.14 ESTOPPELS. On or before the 5th day prior to the Closing Date, the Company shall deliver to Merger Sub copies of (a) an executed estoppel certificate from each of the tenants listed on SCHEDULE 5.14 in substantially the form attached hereto as EXHIBIT B, and (b) executed estoppel certificates from tenants under other Space Leases (i.e., tenants other than those named in SCHEDULE 5.14) and that, in the aggregate, lease at least 50% of the gross leaseable area of the Property that is occupied by tenants other than those named in SCHEDULE 5.14, each in the form attached hereto as EXHIBIT B (unless a tenant's Space Lease requires a different form, in which case such form shall be used for such Space Lease instead) (each, a "TENANT ESTOPPEL"). Each of the Tenant Estoppels shall be dated effective as of no earlier than the 30th day prior to the Closing Date. At the Closing, the Company shall deliver to Merger Sub each executed original Tenant Estoppel.

            SECTION 5.15 CASUALTY; CONDEMNATION.

            (a) Prior to Closing, in the event of any damage to or destruction of all or part of the Property (notice of which shall be given to Merger Sub by the Company as soon as practicable following its occurrence), then the Company shall promptly repair or replace such damage or destruction, except that if the cost of such repair or replacement exceeds $1,000,000, or the damage would take more than sixty (60) days to repair or rebuild, then in any such case Parent shall have the right to terminate this Agreement by giving the Company written notice of its intention to do so, such notice by Merger Sub to the Company to be given not later than seven (7) days after Merger Sub shall have received the notice from the Company of such aforesaid occurrence.

            (b) In the event that any governmental authority having jurisdiction of all or part of the Property notifies the Company or its Subsidiary before the Closing that some alteration of or addition to the Property is required to be made by law, rule or regulation (notice of which shall be given to Merger Sub by the Company as soon as practicable after its receipt) or otherwise requires a cure of a violation, then the Company shall promptly undertake such alteration or addition or cure and shall accomplish the same before the date of Closing; provided, however, that if the cost of such alteration or addition or cure shall exceed $1,000,000, then in such event Parent shall have the right to terminate this Agreement, by written notice given to the Company within fifteen (15) days after the Company has given Merger Sub the aforesaid notice..

            (c) In the event that any condemnation or eminent domain proceedings affecting the Property shall be threatened, contemplated, commenced or consummated prior to the Closing (notice of which shall be given to Merger Sub by the Company as soon as practicable after receipt by the Company or its Subsidiary), Parent shall have the right to terminate this Agreement, by written notice given to the Company within fifteen (15) days after the Company has given Merger Sub the aforesaid notice.

            SECTION 5.16 TITLE INSURANCE POLICY.

            (a) Parent has obtained an Owners Title Insurance Commitment (the "Title Commitment") with respect to the Property prior to the date of this Agreement from First American Title Insurance Company of New York (the "Title Insurer"), pursuant to which the Title Insurer has committed to insure Subsidiary's fee simple title to the Property. Parent has previously delivered a true and complete copy of the Title Commitment to the Company. The Parent hereby acknowledges that the Title Commitment does not reveal any Encumbrances, Property Restrictions or other defects of title that are not Company Permitted Encumbrances. Parent shall notify the Company in writing of any Encumbrances, Property Restrictions or other defects of title, which are not Company Permitted Encumbrances, disclosed in any update or continuation of the Title Commitment within ten Business Days of Parent's receipt thereof (and provide the Company within such ten-Business Day period with true and complete copies of any such Encumbrances, Property Restrictions or other defects of title). After receipt of Parent's notice of title objections, the Company shall have the right, exercisable by providing Parent notice within 10 Business Days of Company's receipt of Parent's notice of title objections, to give notice to Parent of its election not to cure same (or its inability to do so) (a "Non-Cure Notice") and in the event that (a) a Non-Cure Notice is delivered, (b) the Company fails to deliver a Non-Cure Notice within the applicable 10-Business Day period or (c) within 45 Business Days of Parent's delivery of a notice of title objections the Company has not removed or cured the noticed title objections, Parent shall have the right, exercisable within 10 Business Day from such event, either (i) to elect to accept the title to the Property subject to the title objections specified by Parent (in which event such title objections shall be deemed for all purposes herein, "Company Permitted Encumbrances") without any reduction or abatement of the Merger Consideration or (ii) to elect to terminate this Agreement. Failure of Parent to notify the Company of its election within the applicable 10-Business Day period shall be deemed to constitute Parent's election to accept such title objections, which title objections will then be deemed for all purposes herein as "Company Permitted Encumbrances."

            (b) Notwithstanding anything to the contrary set forth in clause (a) above,

                  (i) The Company shall not be obligated to pay the cost of any policy of title insurance and of any survey relating to the Property;

                  (ii) Unpaid Liens for taxes, water charges and assessments which Subsidiary is obligated to pay and discharge shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance;

                  (iii) If, on the Closing Date, there shall be financing statements which were filed more than five years prior to the Closing Date and which were not continued, such financing statements shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance, provided that (i) the Title Insurer shall afford Subsidiary affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of the security interest evidenced by such financing statement(s) or (ii) each such financing statement is omitted as an exception from the title insurance coverage afforded to Subsidiary by the Title Insurer;

                  (iv) In the event there are unpaid state franchise Taxes and/or municipal corporate business Taxes due from any Persons in the chain of title, which franchise taxes and/or municipal business Taxes are or may be a Lien upon the Property, such Taxes shall not be deemed an Encumbrance, Property Restriction or other defect of title which is not a Permitted Company Encumbrance, provided that either (x) such Taxes reduce the Merger Consideration pursuant to the terms of this Agreement or (y) the Title Insurer (i) shall afford Subsidiary affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of any such execution or Lien or (ii) shall otherwise insure Subsidiary against collection of such taxes out of the Property.

                                   ARTICLE 6

                             CONDITIONS TO CLOSINGS

            SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or to the extent legally permissible, waiver) at or prior to the Effective Time of the following conditions:

            (a) The Company Stockholder Approval shall have been obtained in the manner required by applicable laws;

            (b) Any waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated or the Company and Acquiring Entities shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby;

            (c) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or provision of applicable law;

            (d) The Form S-4 Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the shares of Parent Common Stock following the Merger shall have been complied with.

            (e) The shares of Parent Common Stock to be issued in connection with the Merger (i) shall have been validly registered under the Securities Act and (ii) shall be listed for trading on the NYSE.

            (f) The Company shall have received the opinion of a nationally recognized law firm selected by the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

            SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

            (a) The Acquiring Entities shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Acquiring Entities contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Parent Material Adverse Effect contained in any specific representation or warranty) when made and (except for representations and warranties made as of a specified date, which need only be true and correct as of such date) at and as of the Effective Time as if made at and as of such time, except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute a Parent Material Adverse Effect; and the Company shall have received a certificate of an officer of Parent to that effect.

            SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE ACQUIRING ENTITIES TO EFFECT THE MERGER. The obligations of the Acquiring Entities to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Merger Sub:

            (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in the first two sentences of Section 3.11(a)), shall be true and correct in all respects (but without regard to any materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) when made and (except for representations and warranties made as of a specified date, which need only be true and correct as of such date) at and as of the Effective Time as if made at and as of such time, except for inaccuracies that in the aggregate would not reasonably be expected to, individually or in the aggregate, constitute a Company Material Adverse Effect; and Merger Sub shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

            (b) Since December 31, 2004, there shall not have been any change, circumstance or event which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

            (c) Merger Sub shall have received the opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

            (d) The Acquiring Entities shall have received those opinions and reliance letters, if any, requested by the Acquiring Entities of Proskauer Rose LLP and/or Wolf, Block, Schorr and Solis-Cohen LLP in the forms agreed to by the parties prior to the date hereof and dated as of the Closing Date, unless otherwise agreed to by the parties.

            (e) The Buyer Entities shall have received from the Company executed Tenant Estoppels contemplated pursuant to clauses (a) and (b) of the first sentence of Section 5.14 hereof.

            (f) The representations and warranties set forth in the first two sentences of Section 3.11(a) shall be true and correct in all respects.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of the Merger and by the shareholders of Merger Sub of the Merger and the Board of Directors of the Parent of the issuance of the Parent Common Stock contemplated by the Merger:

            (a) by mutual written consent of Parent, Merger Sub and the Company;

            (b) by the Company, upon a material breach of this Agreement on the part of Merger Sub or Parent which is not curable or has not been cured within 20 Business Days after the giving of written notice to the Parent of such breach and in either case which would cause any of the conditions set forth in Section 6.1 or Section 6.2 to be incapable of being satisfied by June 30, 2006;

            (c) by the Parent, upon a material breach of this Merger Agreement on the part of the Company which is not curable or has not been cured within 20 Business Days (60 Business Days in the case of a breach of a representation or warranty set forth in the first two sentences of Section 3.11(a) hereof) after the giving of written notice to the Company of such breach and in either case which would cause any of the conditions set forth in Section 6.1 or Section 6.3 to be incapable of being satisfied by June 30, 2006;

            (d) by either Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

            (e) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2006; provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party that is in material breach of its representations, warranties or obligations under this Agreement;

            (f) by either Parent or the Company if the meeting of the shareholders the Company to approve the Merger (as such meeting may be adjourned from time to time) shall have concluded without the Company having obtained Company Stockholder Approval;

            (g) by Parent if, prior to the Company Stockholder Meeting, (i) there has been a Change in the Company Board Recommendation or (ii) the Company Board of Trustees shall have refused to affirm the Company Board Recommendation within 5 days of any written request from Parent;

            (h) by the Company, if (i) the Company Board of Trustees shall have determined that a Competing Proposal constitutes a Superior Proposal in accordance with the requirements of Section 5.4, (ii) the Company shall have delivered to Parent a written notice of the determination by the Company Board of Trustees to terminate this Agreement pursuant to this
     Section 7.1(h) and followed the procedures required by Section 5.4, and
     (iii) immediately prior to such termination the Company shall have made payment of the full amounts required by Section 7.2(b) and 7.2(c) and immediately after such termination the Company shall have entered into a definitive acquisition, merger or similar agreement to effect such Competing Proposal;

            (i) by Parent pursuant to Section 5.15 hereunder; and

            (j) by Parent pursuant to Section 5.16 hereunder.

            SECTION 7.2 PROCEDURE AND EFFECT OF TERMINATION.

            (a) In the event of termination of this Agreement by either or both of the Company, on the one hand, and the Acquiring Entities, on the other hand, pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 5.2 (Public Announcements; Confidentiality),
Section 7.3 (Expenses), Section 8.2 (Governing Law), and Section 8.4 (Notices) shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

            (b) In the event that (i) this Agreement is (A) terminated by Parent pursuant to Section 7.1(c), or (B) by the Company or Parent pursuant to Section 7.1(e) or Section 7.1(f), and either (C) a Competing Proposal shall have been previously publicly proposed or publicly announced or any person has previously publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Competing Proposal, or (D) within 12 months after such termination, the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Competing Proposal, or (ii) this Agreement is terminated by the Company pursuant to Section 7.1(h) or the Parent pursuant to Section 7.1(g), then the Company shall pay Parent a fee equal to $2,475,000 (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by Parent, in the case of a payment as a result of any event referred to in Section 7.2(b)(i)(A) or (B) and (D), upon the first to occur of the entering into any definitive agreement or the consummation of any Competing Proposal and in the case of a payment as a result of any event referred to in
Section 7.2(b)(ii) or Section 7.2(b)(i)(A) or (B) and (C), promptly, but in no event later than the date of such termination.

            (c) The Company shall reimburse Parent and Merger Sub for all their expenses incurred in connection with this Agreement and the Merger in the event this Agreement is terminated in the circumstances described in Section 7.2(b), promptly, but in no event later than the date of such termination; PROVIDED, HOWEVER, that the aggregate amount of such reimbursement shall not exceed $412,500 in the aggregate. All payments made pursuant to this Section 7.2(c) shall be made by wire transfer of the same day funds to an account designated by Parent.

            (d) Notwithstanding any other provisions in this Agreement, any payments otherwise to be made by the Company to Parent under Sections 7.2(b) and
(c) hereof for any calendar year shall not exceed the sum of (a) the amount that it is determined should not be gross income of Parent for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be set forth in an opinion of outside tax counsel selected by Parent, which opinion shall be reasonably satisfactory to Parent (which opinion is referred to as a "NO GROSS INCOME OPINION") plus (b) such additional amount that it is estimated can be paid to Parent in such taxable year without creating a risk that the payment would cause Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income that qualifies as gross income for purposes of Section 856(c)(2) of the Code, which determination shall be made by independent tax accountants to Parent and (c) in the event Parent receives a letter from tax counsel (the "ALTERNATIVE TAX

LETTER") indicating that Parent has received a ruling from the Internal Revenue Service holding that Parent's receipt of the additional amount otherwise to be paid under this Agreement either would constitute income that qualifies as gross income for purposes of Section 856(c)(2) of the Code ("QUALIFYING INCOME") or would be excluded from gross income of Parent for purposes of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the aggregate payments otherwise required to be made under this Agreement (determined without regard to this Section 7.2(d)) less the amount otherwise previously paid under clauses (a) and
(b) above. The obligation of the Company to pay any unpaid portion of any payment otherwise required under this Agreement that remains unpaid solely by reason of this Section 7.2(d) shall terminate three years from the date such payment otherwise would have been made but for this Section 7.2(d). In the event that Parent is not able to receive the full payments that otherwise would be due under this Agreement as and when such payments otherwise would be required to be made, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to the Parent unless and until the Company receives any of the following: (x) a letter from Parent's independent tax accountants indicating the amount that it is estimated can be paid at that time to Parent without creating a risk that the payment would cause Parent to fail to meet the REIT Requirements for the taxable year in which the payment would be made, which determination shall be made by such independent tax accountants, (y) an Alternative Tax Letter or (z) an opinion of outside tax counsel selected by Parent, which opinion shall be reasonably satisfactory to Parent, to the effect that, based upon a change in law after the date on which payment was first deferred hereunder, receipt of the additional amount otherwise to be paid under this Agreement either would be excluded from gross income of Parent for purposes of the REIT Requirements or would constitute Qualifying Income, in any of which events the Company shall pay Parent the lesser of the unpaid amounts due under this Agreement (determined without regard to this Section 7.2(d)) or the maximum amount stated in the letter referred to in clause (x) above. At the end of the three-year period referred to above in this Section 7.2(d) with respect to any amount placed in such escrow, if none of the events referred to in clauses (x),
(y) or (z) of the preceding sentence shall have occurred, such amount shall be released from such escrow to be used as determined by the Company in its sole and absolute discretion.

            SECTION 7.3 EXPENSES. Except as set forth in Sections 7.2(b) and 7.2(c) or to the extent included in Company Merger Expenses, whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                   ARTICLE 8

                                  MISCELLANEOUS

            SECTION 8.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

            SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF MARYLAND ARE MANDATORILY APPLICABLE.

            SECTION 8.3 ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein) and the Schedules, Annexes and Exhibits hereto and the Indemnification Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior discussions, negotiations, arrangements, agreements, and understandings.

            SECTION 8.4 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

            Atlantic Realty Trust
            747 Third Avenue
            New York, New York 10017
            Attention: Joel M. Pashcow
            Telecopy Number: (212) 355-3080

            with a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, New York
            Attention: Peter M. Fass, Esq.
                       Steven L. Lichtenfeld, Esq.
            Telecopy Number: (212) 969-2900

or at such other address and to the attention of such other person as the Company may designate by written notice to Parent and Merger Sub. Notices to Parent and/or Merger Sub shall be addressed to:

            Kimco Realty Corporation
            3333 New Hyde Park Road
            New Hyde Park, New York 11042-0020
            Attention: Milton Cooper
            Telecopy Number: (516) 869-9000

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019

            Attention:  Adam O. Emmerich, Esq.
                        David E. Shapiro, Esq.
            Telecopy Number: (212) 403-2000

            SECTION 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement may not be assigned or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however that Merger Sub may assign all of its rights and obligations to any direct or indirect wholly owned subsidiary of Parent.

            SECTION 8.6 HEADINGS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

            SECTION 8.7 AMENDMENTS AND WAIVERS.

            (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors or Board of Trustees, as applicable, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Acquiring Entities or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment shall be made except as allowed under applicable law.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            (c) The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

            SECTION 8.8 CERTAIN DEFINITIONS; INTERPRETATION; ABSENCE OF PRESUMPTION. (a) For the purposes hereof,

                  (i) "2005 DIVIDEND" shall mean that certain dividend, the record date for which shall be December 19, 2005, in an amount equal to the dividend the Company determines is necessary for the Company to declare and pay in order to qualify as a REIT for its taxable year ended December 31, 2005.

                  (ii) "BUSINESS DAY" shall mean any day on which banks are not required or authorized to close in the City of New York, New York.

                  (iii) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, event, circumstance, development or effect, which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, assets, liabilities, properties, results of operations or business of the Company and its Subsidiary taken as a whole, or on the ability of the Company to consummate the Merger and the other transactions contemplated hereby; PROVIDED, HOWEVER, that no change, event, circumstance, development or effect arising out of or in connection with the execution or announcement of this Agreement or the transactions contemplated hereby shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect.

                  (iv) "GAAP LIABILITIES" means any Liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of a person (including the notes thereto); provided however that for purposes of this Agreement, the GAAP Liabilities arising under the Tax Agreement shall equal the difference between (x) $4,700,000 and (y) the amounts paid under the Tax Agreement between the date hereof and the Closing Date.

                  (v) "LIABILITIES" means any losses, debts, dues, royalties, costs, charges, expenses, obligations, liabilities, settlement payments, awards, liens, judgments, fines, penalties, damages, demands, claims, Actions, causes of action, assessments, amounts paid in settlement, or deficiencies (including the expenses of investigation and attorneys' fees and expenses in connection therewith) including those arising out of any Action of any nature, whether known or unknown, accrued or unaccrued, liquidated or unliquidated, absolute, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims.

                  (vi) "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, event, circumstance, development or effect, which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby.

                  (vii) "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity or governmental entity.

                  (viii) "SUBSIDIARIES" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity; provided, however, with respect to the Company, "Subsidiaries" and "Subsidiary" shall mean Atlantic Hylan Corp., a Delaware corporation.

                  (ix) "TAX AGREEMENT" shall mean that certain Tax Agreement dated as of May 10, 1996 by and between the Company and Ramco-Gershenson Properties Trust.

                  (x) "TELCO STORES LEASE" shall mean that Lease Agreement dated September 26, 2005 between Atlantic Hylan Corp., as Owner, and Telco of Hylan Plaza, LLC, as Tenant relating to stores 43 and 44 at the Property.

            (b) For purposes hereof,

                  (i) words in the singular shall be held to include the plural and VICE VERSA and words of one gender shall be held to include the other gender as the context requires, the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit, Annex and Schedule references are to the Articles, Sections, paragraphs, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified,

                  (ii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified,

                  (iii) the word "or" shall not be exclusive,

                  (iv) references to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company or its Subsidiaries, or such knowledge that such officers would have had but for the negligence or bad faith of such officers,

                  (v) the terms "affiliate(s)" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, and

                  (vi) provisions shall apply, when appropriate, to successive events and transactions.

            (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            SECTION 8.9 SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            SECTION 8.10 INDEMNIFICATION AGREEMENT. The Indemnification Agreement shall remain in full force and effect.

            SECTION 8.11 FURTHER ASSURANCES. The Company, Parent and Merger Sub agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

            SECTION 8.12 SPECIFIC PERFORMANCE. Parent, Merger Sub and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

            SECTION 8.13 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Merger Sub and/or Parent under this Agreement, and for the benefit of the Acquiring Entities, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Section 5.8 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

            SECTION 8.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other representations, warranties and covenants contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

                            [SIGNATURE PAGE FOLLOWS.]

            IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.



                                      KIMCO REALTY CORPORATION

                                      By: /s/ Milton Cooper
                                         ---------------------------------------
                                         Name: Milton Cooper
                                         Title: Chairman and Chief Executive
                                                Officer

                                      SI 1339, INC.

                                      By: /s/ Milton Cooper
                                         ---------------------------------------
                                         Name: Milton Cooper
                                         Title: Chief Executive Officer


                                       ATLANTIC REALTY TRUST

                                       By: /s/ Edwin R. Frankel
                                          --------------------------------------
                                          Name: Edwin R. Frankel
                                          Title: Executive Vice President and
                                                 Chief Executive Officer




                                              Signature Page to Merger Agreement

                                                                        ANNEX B

--------------------------------------------------------------------------------
                                                               1129 Broad Street
ROBERT A. STANGER & CO., INC.                         Shrewsbury, NJ  07702-4314
                                                                   (732)389-3600
                                                              FAX: (732)389-1751
                                                                   (732)544-0779
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




November 18, 2005


Special Committee and
The Board of Trustees of
Atlantic Realty Trust
747 Third Avenue
New York, NY  10017

Gentlemen:

      We have been advised by the special committee (the "Special Committee") of, and the board of trustees (the "Board of Trustees") of Atlantic Realty Trust (the "Company") that the Company is contemplating a transaction (the "Transaction") in which the Company will be merged into a wholly owned subsidiary of KIMCO Realty Corporation ("KIMCO" or the "Parent") pursuant to an agreement and plan of merger (the "Merger Agreement"). We have been advised that the Merger Agreement provides that each outstanding share of beneficial interest, par value $0.01 per share of the Company's common stock (the "Company's Common Stock") shall be converted into and represent the right to receive a number of shares of common stock of KIMCO (the "Parent Common Stock") equal to the per share stock consideration (the "Per Share Stock Consideration") as defined in the Merger Agreement (the "Merger Consideration"). We have been advised that the Per Share Stock Consideration shall be the quotient obtained by dividing Total Stock Consideration by Total Company Shares, as defined below. Total Stock Consideration is the number of shares of Parent Common Stock obtained by dividing: (i) the amount by which the sum of (A) $82,500,000, (B) the aggregate amount of the Company's and its Subsidiary's cash and cash equivalents as of the close of business on the business day immediately prior to the closing date and (C) certain Lease Expenses as defined in the Merger Agreement, exceeds the sum of (aa) the amount of the Company Merger Expenses as defined in the Merger Agreement (which include balance sheet liabilities), (bb) the amount of dividends estimated by the Company to be required to be distributed in the year of closing to meet the distribution requirements for qualification as a REIT which have not been paid by the Company to an exchange agent prior to closing (the "REIT Dividend Amount"), and (cc) the 2005 Dividend to the extent not previously paid; by (ii) the market price (the "Market Price") of the Parent Company Stock. Total Company Shares shall equal the number of outstanding shares of Company Common Stock immediately prior to the Effective Time, as defined in the Merger Agreement. The Market Price shall equal the closing price on the New York Stock Exchange for shares of Parent Common Stock on the final full trading day immediately preceding the Closing Date.

     The Company has requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion to the Special Committee as to the fairness, from a financial point of view, of the Merger Consideration to be received by the shareholders of the Company's Common Stock, other than KIMCO and its affiliates.

     Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include mergers and acquisitions advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves real estate investment trusts and partnerships and the assets typically owned through such entities including, but not limited to, real estate.

     In the course of our review to render this opinion, we have, among other things:

     o Reviewed the 2002, 2003 and 2004 audited financial statements of the Company contained in the Company's Forms 10K and the March 31, 2005, June 30, 2005 and September 30, 2005 unaudited quarterly financial statements contained in the Company's Forms 10Q, in each case as filed with the Securities & Exchange Commission;

     o Reviewed a property offering memorandum prepared by Rockwood Realty Associates ("Rockwood") in connection with the marketing for sale of the Company's sole real estate asset, Hylan Plaza, a 360,204 square foot shopping center located in Staten Island, New York.

     o    Interviewed   personnel  of  Rockwood  Realty  Associates   concerning
          marketing of the property and reviewed a summary of bids received from prospective buyers of Hylan Plaza, including KIMCO;

     o Reviewed a current rent roll, historical operating statements for 2003 and 2004 and budgeted 2005 and year-to-date operating statements for Hylan Plaza;

     o Conducted a site visit of Hylan Plaza and made local market inquiries regarding rental rates at competing properties and the terms of sales transactions involving similar shopping center assets in the region;

     o Discussed with Company management conditions in retail property markets, conditions in the local market of the property, current and expected operations of the property, and the financial condition and future prospects for the Company;

     o Reviewed the acquisition parameters for similar shopping center assets as summarized in surveys prepared by PriceWaterhouseCoopers/Korpacz and Real Estate Research Corporation;

     o Prepared independent estimates of the range of value of Hylan Plaza based upon a discounted cash flow analysis and sales comparable analysis;

     o Reviewed the trading activity for shares of the Company and KIMCO for the years ended December 31, 2003 and 2004 and for the year-to-date period ended November 17, 2005;

     o Reviewed the Company's calculation of Merger Consideration based on information provided by management of anticipated cash and equivalent balances, Company Merger Expenses, Lease Expenses, REIT Dividend Amount and the 2005 Dividend Amount, as defined in the Merger Agreement;

     o Reviewed draft documents relating to the Transaction, including the Merger Agreement, which drafts the Company has represented are in substantially the form anticipated to be executed in connection with the Transaction; and

     o    Conducted such other analyses and inquiries as we deemed appropriate.

     In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial, tax and other information furnished or otherwise communicated to us by the Company, its management and representatives and Rockwood. We have not performed an independent appraisal of Hylan Plaza and have relied upon the representations of the Company concerning the Telco lease, and the physical condition and capital expenditure requirements of the property. We have also relied on the assurance of the Company and Management that any pro forma financial statements, projections, budgets, tax estimates or value estimates or adjustments provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of Hylan Plaza or the information reviewed between the date such information was provided and the date of this letter; and that the Company and its management are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in any material respect.

     We have not been engaged to, and therefore did not: (i) appraise Hylan Plaza; (ii) solicit interest in or otherwise attempt to market Hylan Plaza or interests in the Company; (iii) select the method of determining the type or amount of Merger Consideration in the Transaction or the method for determining the number of Parent Common Shares to be received by any stockholders of the Company; (iv) make any recommendation to the Special Committee or the Board of Trustees or any stockholders of the Company with respect to whether to accept or reject the Transaction or the impact, tax or otherwise, on the Company or its shareholders of acceptance or rejection of the Transaction; (v) express any opinion as to the business decisions made by the Special Committee or the Board of Trustees to enter into the Transaction, or alternatives to the Transaction; (vi) express any opinion as to the amounts or allocation of expenses relating to the Transaction, including but not limited to the Company Merger Expense estimates, or any terms of the Transaction other than the Merger Consideration; (vii) express any opinion as to the past or continuing qualification of the Company as a real estate investment trust for federal income tax purposes, the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or any other tax-related matters; or (viii) express any opinion as to the price at which Parent Company Shares may trade following the completion of the Transaction. Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses the Merger Consideration in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Merger Consideration to be received by shareholders of the Company's Common Stock, other than KIMCO and its affiliates, is fair to the shareholders of the Company from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Special Committee and the Board of Trustees that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.



Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
November 18, 2005

                                                                         ANNEX C

                                   MEMORANDUM

TO:        Atlantic Realty Trust, Board of Trustees

FROM:      Rockwood Realty Associates

DATE:      June 1, 2004

RE:        Hylan Plaza - Estimate of Market Value


The purpose of this memorandum is to summarize an estimate of market value for the Hylan Plaza Shopping Center. In the current capital markets environment, investors typically formulate their offers to purchase shopping centers such as Hylan Plaza based on a five to 10-year investment horizon. As such, Rockwood has based its estimate of market value on a 10-year holding period.

As a result of Atlantic Realty Trust's ongoing discussions with Modell's and Regal Cinema regarding the potential expansion of their respective stores, as well as Kmart and their required approval of the aforementioned expansions, Rockwood has performed two valuation scenarios with respect to the Property - "AS-IS" AND "AS-EXPANDED" - in order to derive an estimate of market value resulting from these potential expansions and the re-tenanting of the Kmart space.

A number of tenants at the Property have significantly below-market base rents, most notably Kmart (103,920 square feet @ $2.26/square foot with a current term expiration of 1/31/07 and final option term expiration of 1/31/2017) and Toy's "R" Us (42,000 square feet @ $2.14/square foot with a current term expiration of 10/31/05 and final option term expiration of 10/31/2015). IT IS IMPORTANT TO NOTE THAT ALTHOUGH KMART'S LEASE PROVIDES FOR A BASE RENTAL RATE OF $2.26/SQUARE FOOT, IT ALSO ESTABLISHES CAPS ON KMART'S CAM CONTRIBUTIONS WHICH RESULT IN AN "EFFECTIVE RENTAL RATE" OF APPROXIMATELY $0.00/SQUARE FOOT.

Assuming both Kmart and Toys "R" Us exercise their respective renewal options, these leases will not roll to market rents during Rockwood's projection period. Therefore, Rockwood has assumed a lower terminal cap rate in the Base Case valuation scenario in an effort to account for the significant increases in base rental income that will ultimately be realized when these tenants roll to a market rental rate.

Rockwood has assigned a Low, Mid and High estimate of market value to each valuation scenario ("As-Is" and "As-Expanded") based on a 10-year hold period. Following the summary of each valuation scenario is a discussion of potential issues that may arise as a result of a prospective purchaser's physical, environmental and financial due diligence, as well as a cash flow and valuation matrix which supports the estimate of market value for each valuation scenario.

                         HYLAN PLAZA SHOPPING CENTER
                   ESTIMATE OF MARKET VALUE - 10 YEAR HOLD

                                LOW              MID             HIGH

"As-Is"                     $57,500,000      $59,700,000      $62,200,000
"As-Expanded"*              $75,100,000      $77,800,000      $80,700,000

* Does not account for any cost to the Landlord relating to the buyout of Kmart's lease.

VALUATION SCENARIOS:

1. "AS-IS" VALUATION SCENARIO

    The "As-Is" valuation scenario assumes that neither of the two proposed expansions occurs during the hold period. Additionally, this scenario assumes that upon expiration of their respective leases (including option terms), Toy's "R" Us and Kmart roll to a projected per square foot market rental rate of $27.68 (2004 MARKET BASE RENT OF $20.00/SQUARE FOOT, GROWN AT 3% ANNUALLY THROUGH 2015) AND $26.43 (2004 MARKET BASE RENT OF $18.00/SQUARE FOOT, GROWN AT 3% ANNUALLY THROUGH 2017), respectively. The "mark to market" of the Toy's "R" Us and Kmart leases result in a new annual base rental revenue of $1,162,757 in 2015 and $2,746,980 in 2017, respectively.

    Given that the "mark to market" base rental increases for Toys "R" Us and Kmart occur beyond the 10-year holding period, Rockwood assumed a terminal cap rate of 6.75% or 125 basis points lower than the "As-Expanded" valuation scenario in order to capture the value associated with the significant revenue increase that will be realized as these tenants roll to market.


                         "AS-IS" VALUATION SCENARIO
                   ESTIMATE OF MARKET VALUE - 10 YEAR HOLD

                                LOW              MID             HIGH

GOING-IN CAP RATE               6.81%           6.56%            6.31%
VALUE                      $59,600,000      $61,800,000       $64,300,000
CAPITAL ADJUSTMENT*        $(2,100,000)     $(2,100,000)      $(2,100,000)
ADJUSTED NET VALUE         $57,500,000      $59,700,000       $62,200,000

* Please see page 4 for further detail.

2.  "AS-EXPANDED" VALUATION SCENARIO

    The "As-Expanded" valuation scenario assumes the following events occur:

A) Modell's expands its existing 6,000 square foot store by approximately 5,300 square feet effective September 30, 2005 with an October 1, 2005 commencement of the new rental structure and lease term as outlined in the March 15, 2004 Memorandum from Atlantic Hylan Corp. to Modell's, which provides for a $106,000 increase in base rental revenue in the first full lease year.

B) The Cinema proceeds with the proposed 22,245 square foot expansion of its space, with completion of the expansion by March 31, 2006 and a April 1, 2006 commencement of their new rental structure and lease term as outlined in the Preliminary Draft of the Fifth Amendment of Lease, which provides for a $440,000 increase in base rental revenue in the first full lease year and assumes the Landlord contributes a tenant allowance of $2.25 million.

C) Kmart negotiates a buyout of their lease effective September 30, 2004, which effectively clears arrangements to proceed with the Modell's and Cinema expansions. Twelve months of downtime is assumed to provide for re-tenanting and build out of the Kmart space. Landlord is assumed to provide a tenant allowance of $20.58/square foot or a total of $2,138,754. Leasing commissions are assumed to be 5% of base rental revenue, resulting in a total leasing commission of $1,016,336. A new 10 year lease is assumed to commence effective October 1, 2005 at an initial base rent of
    $18.54/square foot NNN. THIS VALUATION SCENARIO DOES NOT ACCOUNT FOR ANY COST TO THE LANDLORD RELATING TO THE BUYOUT OF KMART LEASE.

                       "AS-EXPANDED" VALUATION SCENARIO
                   ESTIMATE OF MARKET VALUE - 10 YEAR HOLD

                                LOW              MID             HIGH

GOING-IN CAP RATE               4.79%           4.63%            4.47%
YEAR 2 CAP RATE                 8.32%           8.04%            7.76%
VALUE                      $77,200,000      $79,900,000       $82,800,000
CAPITAL ADJUSTMENT*        $(2,100,000)     $(2,100,000)      $(2,100,000)
ADJUSTED NET VALUE**       $75,100,000      $77,800,000       $80,700,000

*  Please see page 4 for further detail.
** Does not account for any cost to the Landlord relating to the buyout of Kmart's lease.

POTENTIAL DUE DILIGENCE ISSUES

1.  PHYSICAL ELEMENTS

    The Property is currently in good physical condition. However, several deferred maintenance/capital items should be anticipated to arise as a result of a prospective purchaser's due diligence. IN TODAY'S CAPITAL MARKETS ENVIRONMENT, CAPITAL EXPENDITURES SUCH AS THOSE DISCUSSED BELOW ARE TREATED AS DIRECT DEDUCTS FROM THE PURCHASE PRICE. PROSPECTIVE PURCHASERS WILL REDUCE THEIR PURCHASE PRICE ON A DOLLAR-FOR-DOLLAR BASIS BY AN AMOUNT EQUIVALENT TO THE REQUIRED CAPITAL EXPENDITURES.

    The significant deferred maintenance/capital items are as follows:

     A) ROOFS: The Property consists of approximately 360,000 square feet of roof area. According to Rockwood's discussions with Ownership, there are currently no significant leaking issues with the roof at the Property and minor repairs are performed on an as-needed basis. However, due to the age of the existing roofing system, which is assumed to have exceeded its published useful life, a prospective purchaser will seek a credit for all or a significant portion of the cost to replace the roofing system.

          Kmart, Pathmark, and Toy's "R" Us and some other tenants have leases which establish the repair and maintenance of Tenant's roof as the Tenant's responsibility. Kmart's lease clearly states that the Tenant is responsible for the replacement of their roof and Rockwood's interpretation of the Toy's "R" Us lease is that it provides for the same.

          Assuming that Kmart, Toys "R" Us and Pathmark are responsible for the replacement of their respective roofs, the potential exposure relating to the replacement of the roofing system using a cost of $2.50 per square foot is approximately $400,000.

     B) STOREFRONT SIGNAGE: The existing back-lit storefront signage at the Property is significantly dated and in need of an upgrade to ensure the Center's continued viability within its competitive marketplace. The estimated potential exposure relating to the replacement/upgrade of the Center's storefront signage is approximately $1,700,000.

    Based on the items discussed above, the estimated potential exposure relating to existing deferred maintenance/capital expenditure items is approximately $2.1 million. THE AGGREGATE CAPITAL EXPENDITURE AMOUNT WILL BE DIRECTLY DEDUCTED FROM THE PURCHASE PRICE ON A DOLLAR-FOR-DOLLAR BASIS.

2.  ENVIRONMENTAL ELEMENTS

     A) DRY CLEANERS: There is currently an on-site dry cleaning facility that has been at the Property for more than 20 years. A Phase I Environmental Site Assessment was performed in 1997 which identified the dry cleaning facility as a potential environmental concern. Subsequent to the Phase I, a Phase II Environmental Site Assessment was performed to determine if the Property had been adversely impacted by the on-site dry cleaning facility.

          The Phase II identified the presence of some Volatile Organic Compounds at levels that were slightly above the appropriate New York State Guidance Values. However, the Phase II concluded that the soil and ground water at the Property did not appear to have been adversely impacted by the on-site dry cleaning facility and no further action was recommended.

          Due to the age of the Phase II Environmental Site Assessment (+/- 7 years) and the continued operation of the on-site dry cleaning facility, a prospective purchaser is very likely to require that a Phase I and Phase II Environmental Site Assessment be performed.

3.  FINANCIAL ELEMENTS

     A) EXPENSE REIMBURSEMENT METHODS: As part of Rockwood's due diligence, each Tenant lease has been read and abstracted to determine the appropriate methodology to be utilized regarding the Common Area Maintenance, Real Estate Tax and Insurance charges that each Tenant is responsible for. When comparing Rockwood's interpretation of the lease language to the current billing practice at the Property, it is evident that the Property is under-recovering CAM charges by approximately $40,000 per annum.

          Rockwood believes that due to the long tenure of many of the Tenants at the Property, it would be difficult at best to revise the billing methods currently employed at the Property, particularly if the revision would result in an increase of the Tenant's CAM obligation. As such, Rockwood's financial projections utilize the billing methodology currently employed at the Property. However, Rockwood's Offering Memorandum will identify the billing methodology variance and the associated financial implications.

                                                      ROCKWOOD REALTY ASSOCIATES
HYLAN PLAZA
INVESTMENT PRICING MATRIX - "As-Is" Valuation Scenario
NET RENTABLE AREA (SF)          360,204

                                                    TERMINAL CAPITALIZATION RATE

DISCOUNT RATE
                                 6.25%       PSF      6.50%       PSF      6.75%       PSF      7.00%       PSF      7.25%       PSF
------------------------------------------------------------------------------------------------------------------------------------
      9.00%                    $66,902,262   $186   $65,427,894   $182   $64,062,739   $178   $62,795,095   $174   $61,614,875  $171
Year 1 NOI Yield (Cap Rate)          6.06%                6.20%                6.33%                6.46%                6.58%
Year 1 NCF Yield                     5.89%                6.03%                6.16%                6.28%                6.40%
Avg. NOI Yield                       7.17%                7.33%                7.49%                7.64%                7.78%
Avg. NCF Yield                       6.81%                6.97%                7.12%                7.26%                7.40%
Reversion Percentage                57.30%               56.34%               55.41%               54.50%               53.63%
------------------------------------------------------------------------------------------------------------------------------------
      9.25%                    $65,704,505   $182   $64,263,530   $178   $62,929,295   $175   $61,690,362   $171   $60,536,872  $168
Year 1 NOI Yield (Cap Rate)          6.17%                6.31%                6.45%                6.58%                6.70%
Year 1 NCF Yield                     6.00%                6.14%                6.27%                6.39%                6.51%
Avg. NOI Yield                       7.30%                7.46%                7.62%                7.77%                7.92%
Avg. NCF Yield                       6.94%                7.09%                7.25%                7.39%                7.53%
Reversion Percentage                57.02%               56.06%               55.13%               54.22%               53.35%
------------------------------------------------------------------------------------------------------------------------------------
      9.50%                    $64,534,048   $179   $63,125,636   $175   $61,821,552   $172   $60,610,616   $168   $59,483,193  $165
Year 1 NOI Yield (Cap Rate)          6.29%                6.43%                6.56%                6.69%                6.82%
Year 1 NCF Yield                     6.11%                6.25%                6.38%                6.51%                6.63%
Avg. NOI Yield                       7.43%                7.60%                7.76%                7.91%                8.06%
Avg. NCF Yield                       7.06%                7.22%                7.37%                7.52%                7.66%
Reversion Percentage                56.74%               55.78%               54.85%               53.94%               53.07%
------------------------------------------------------------------------------------------------------------------------------------
      9.75%                    $63,390,184   $176   $62,013,528   $172   $60,738,847   $169   $59,555,214   $165   $58,453,211  $162
Year 1 NOI Yield (Cap Rate)          6.40%                6.54%                6.68%                6.81%                6.94%
Year 1 NCF Yield                     6.22%                6.36%                6.49%                6.62%                6.75%
Avg. NOI Yield                       7.57%                7.73%                7.90%                8.05%                8.20%
Avg. NCF Yield                       7.19%                7.35%                7.51%                7.66%                7.80%
Reversion Percentage                56.46%               55.50%               54.56%               53.66%               52.79%
------------------------------------------------------------------------------------------------------------------------------------
     10.00%                    $62,272,229   $173   $60,926,542   $169   $59,680,536   $166   $58,523,531   $162   $57,446,319  $159
Year 1 NOI Yield (Cap Rate)          6.51%                6.66%                6.80%                6.93%                7.06%
Year 1 NCF Yield                     6.33%                6.47%                6.61%                6.74%                6.86%
Avg. NOI Yield                       7.70%                7.87%                8.04%                8.19%                8.35%
Avg. NCF Yield                       7.32%                7.48%                7.64%                7.79%                7.94%
Reversion Percentage                56.19%               55.22%               54.28%               53.38%               52.50%


HYLAN PLAZA             "AS-IS" VALUATION SCENARIO
OPERATING PROJECTION FOR FISCAL YEARS ENDING SEPTEMBER 30

                                       HP       YR 1        YR 2        YR 3        YR 4        YR 5        YR 6        YR 7
                                      CAGR      2005        2006        2007        2008        2009        2010        2011
-------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
  Base Rental Revenue                 3.62%  $4,547,258  $4,671,424  $4,846,503  $5,197,063  $5,459,042  $5,537,246  $5,647,806
  Percentage Rent                     4.32%  $  238,796  $  235,737  $  243,823  $  258,850  $  278,468  $  293,369  $  297,297
  CAM Reimbursements                  3.24%  $  764,324  $  784,702  $  810,440  $  832,052  $  867,086  $  892,487  $  917,597
  RET Reimbursements                  3.05%  $1,727,720  $1,776,755  $1,836,371  $1,891,176  $1,968,515  $2,031,306  $2,093,398
  Water and Sewer Reimbursement       3.00%  $   18,808  $   19,168  $   19,742  $   20,336  $   20,945  $   21,574  $   22,220
  Pylon License Fee                   3.00%  $   11,963  $   12,322  $   12,692  $   13,073  $   13,464  $   13,869  $   14,285
-------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                3.47%  $7,308,669  $7,500,108  $7,769,571  $8,212,550  $8,607,520  $8,789,851  $8,992,603
PER SQUARE FOOT                              $    20.29  $    20.82  $    21.57  $    22.80  $    23.90  $    24.40  $    24.97
CREDIT LOSS                           N/A   ($  146,396) ($ 162,212) ($ 172,645) ($ 179,641) ($ 184,351) ($ 188,064) ($ 191,773)
-------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                3.46%  $7,162,273  $7,337,896  $7,596,926  $8,032,909  $8,423,169  $8,601,787  $8,800,830
PER SQUARE FOOT                              $    19.88  $    20.37  $    21.09  $    22.30  $    23.38  $    23.88  $    24.43
-------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
REIMBURSABLE OPERATING EXPENSES
  Insurance                           3.00%  $  454,717  $  468,357  $  482,407  $  496,881  $  511,787  $  527,141  $  542,954
  Administration                      3.00%  $  107,248  $  110,467  $  113,779  $  117,193  $  120,708  $  124,330  $  128,059
  Repairs and Maintenance             3.00%  $  143,150  $  147,445  $  151,867  $  156,423  $  161,117  $  165,950  $  170,928
  Parking Lot Repairs and Maintenance 3.00%  $  255,625  $  263,294  $  271,193  $  279,328  $  287,709  $  296,339  $  305,230
  Security                            3.00%  $   44,504  $   45,838  $   47,213  $   48,630  $   50,091  $   51,591  $   53,139
  Utilities                           3.00%  $   93,046  $   95,840  $   98,715  $  101,675  $  104,724  $  107,869  $  111,103
  Real Estate Taxes                   3.40%  $1,758,919  $1,821,030  $1,890,799  $1,964,679  $2,036,478  $2,101,575  $2,166,229
-------------------------------------------------------------------------------------------------------------------------------
TOTAL REIMBURSABLE OPERATING EXPENSES 3.25%  $2,857,209  $2,952,271  $3,055,973  $3,164,809  $3,272,614  $3,374,795  $3,477,642
NON-REIMBURSABLE EXPENSES
  Permits and Fees                    3.00%  $   11,758  $   12,113  $   12,473  $   12,850  $   13,234  $   13,631  $   14,042
  Professional Fees                   1.69%  $   57,376  $   52,657  $   54,239  $   55,866  $   57,540  $   59,268  $   61,047
  Management Fees                     3.46%  $  179,057  $  183,448  $  189,923  $  200,822  $  210,579  $  215,045  $  220,021
-------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-REIMBURSABLE EXPENSES       3.05%  $  248,191  $  248,218  $  256,635  $  269,538  $  281,353  $  287,944  $  295,110
-------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES              3.23%  $3,105,400  $3,200,489  $3,312,608  $3,434,347  $3,553,967  $3,662,739  $3,772,752
PER SQUARE FOOT                              $     8.62  $     8.89  $     9.20  $     9.53  $     9.87  $    10.17  $    10.47
-------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  3.64%  $4,056,873  $4,137,407  $4,284,318  $4,598,562  $4,869,202  $4,939,048  $5,028,078
PER SQUARE FOOT                              $    11.26  $    11.49  $    11.89  $    12.77  $    13.52  $    13.71  $    13.96
-------------------------------------------------------------------------------------------------------------------------------
LEASING AND CAPITAL COSTS
  Tenant Improvements                 N/A    $   11,613  $   21,607  $   18,738  $   63,692  $   10,144  $    2,657  $    3,611
  Leasing Commissions                 N/A    $    9,866  $   92,311  $   91,006  $  260,572  $   50,978  $   13,353  $   18,147
  Capital Reserves                    N/A    $   92,077  $   94,840  $   97,684  $  100,615  $  103,634  $  106,743  $  109,945
-------------------------------------------------------------------------------------------------------------------------------
TOTAL LEASING AND CAPITAL COSTS       N/A    $  113,556  $  208,758  $  207,428  $  424,879  $  164,756  $  122,753  $  131,703
PER SQUARE FOOT                              $     0.32  $     0.58  $     0.58  $     1.18  $     0.46  $     0.34  $     0.37
-------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOW                         3.41%  $3,943,317  $3,928,649  $4,076,890  $4,173,683  $4,704,446  $4,816,295  $4,896,375
PER SQUARE FOOT                              $    10.95  $    10.91  $    11.32  $    11.59  $    13.06  $    13.37  $    13.59

HYLAN PLAZA             "AS-IS" VALUATION SCENARIO
OPERATING PROJECTION FOR FISCAL YEARS ENDING SEPTEMBER 30

                                                YR 8        YR 9        YR 10       YR 11
                                                2012        2013        2014        2015
--------------------------------------------------------------------------------------------
OPERATING INCOME
  Base Rental Revenue                        $5,745,462  $6,017,855  $6,264,124  $ 6,626,069
  Percentage Rent                            $  314,164  $  330,216  $  349,435  $   348,891
  CAM Reimbursements                         $  944,746  $  969,148  $1,018,437  $ 1,086,640
  RET Reimbursements                         $2,155,333  $2,189,119  $2,264,158  $ 2,320,584
  Water and Sewer Reimbursement              $   22,888  $   23,575  $   24,280  $    25,009
  Pylon License Fee                          $   14,713  $   15,155  $   15,609  $    16,079
--------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                       $9,197,306  $9,545,068  $9,936,043  $10,423,272
PER SQUARE FOOT                              $    25.53  $    26.50  $    27.58  $     28.94
CREDIT LOSS                                 ($ 197,773) ($ 202,067) ($ 206,198) ($  210,122)
--------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                       $8,999,533  $9,343,001  $9,729,845  $10,213,150
PER SQUARE FOOT                              $    24.98  $    25.94  $    27.01  $     28.35
--------------------------------------------------------------------------------------------
OPERATING EXPENSES
REIMBURSABLE OPERATING EXPENSES
  Insurance                                  $  559,244  $  576,020  $  593,303  $   611,100
  Administration                             $  131,903  $  135,856  $  139,937  $   144,133
  Repairs and Maintenance                    $  176,057  $  181,338  $  186,778  $   192,381
  Parking Lot Repairs and Maintenance        $  314,386  $  323,819  $  333,532  $   343,538
  Security                                   $   54,734  $   56,374  $   58,067  $    59,810
  Utilities                                  $  114,438  $  117,868  $  121,406  $   125,048
  Real Estate Taxes                          $2,232,821  $2,301,411  $2,376,069  $ 2,458,200
--------------------------------------------------------------------------------------------
TOTAL REIMBURSABLE OPERATING EXPENSES        $3,583,583  $3,692,686  $3,809,092  $ 3,934,210
NON-REIMBURSABLE EXPENSES
  Permits and Fees                           $   14,462  $   14,895  $   15,344  $    15,803
  Professional Fees                          $   62,877  $   64,766  $   66,706  $    68,708
  Management Fees                            $  224,988  $  233,575  $  243,247  $   255,328
--------------------------------------------------------------------------------------------
TOTAL NON-REIMBURSABLE EXPENSES              $  302,327  $  313,236  $  325,297  $   339,839
--------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                     $3,885,910  $4,005,922  $4,134,389  $ 4,274,049
PER SQUARE FOOT                              $    10.79  $    11.12  $    11.48  $     11.87
--------------------------------------------------------------------------------------------
NET OPERATING INCOME                         $5,113,623  $5,337,079  $5,595,456  $ 5,939,101
PER SQUARE FOOT                              $    14.20  $    14.82  $    15.53  $     16.49
--------------------------------------------------------------------------------------------
LEASING AND CAPITAL COSTS
  Tenant Improvements                        $   14,452  $   84,954  $   27,992  $    41,992
  Leasing Commissions                        $   75,221  $  325,651  $  114,789  $   141,756
  Capital Reserves                           $  113,243  $  116,641  $  120,139  $   123,745
--------------------------------------------------------------------------------------------
TOTAL LEASING AND CAPITAL COSTS              $  202,916  $  527,246  $  262,920  $   307,493
PER SQUARE FOOT                              $     0.56  $     1.46  $     0.73  $      0.85
--------------------------------------------------------------------------------------------
NET CASH FLOW                                $4,910,707  $4,809,833  $5,332,536  $ 5,631,608
PER SQUARE FOOT                              $    13.63  $    13.35  $    14.80  $     15.63

                                                      ROCKWOOD REALTY ASSOCIATES
HYLAN PLAZA
INVESTMENT PRICING MATRIX - "As-Is" Valuation Scenario
NET RENTABLE AREA (SF)          387,749

                                                    TERMINAL CAPITALIZATION RATE

DISCOUNT RATE
                                  7.50%      PSF      7.75%      PSF        8.00%      PSF      8.25%       PSF       8.50%      PSF
------------------------------------------------------------------------------------------------------------------------------------
        9.00%                 $85,880,847   $221   $84,347,444  $218     $82,909,879  $214   $81,559,439   $210   $80,288,437   $207
Year 1 NOI Yield (Cap Rate)         4.31%                4.38%                 4.46%               4.53%               4.61%
Year 1 NCF Yield                    4.17%                4.24%                 4.32%               4.39%               4.46%
Avg. NOI Yield                      8.34%                8.49%                 8.64%               8.78%               8.92%
Avg. NCF Yield                      7.46%                7.60%                 7.73%               7.86%               7.98%
Reversion Percentage               55.35%               54.54%                53.75%              52.98%              52.24%
------------------------------------------------------------------------------------------------------------------------------------
        9.25%                 $84,310,928   $217   $82,812,256  $214     $81,407,250  $210   $80,087,397   $207   $78,845,181   $203
Year 1 NOI Yield (Cap Rate)         4.39%                4.47%                 4.54%               4.62%               4.69%
Year 1 NCF Yield                    4.24%                4.32%                 4.40%               4.47%               4.54%
Avg. NOI Yield                      8.50%                8.65%                 8.80%               8.94%               9.08%
Avg. NCF Yield                      7.60%                7.74%                 7.87%               8.00%               8.13%
Reversion Percentage               55.10%               54.29%                53.50%              52.74%              51.99%
------------------------------------------------------------------------------------------------------------------------------------
        9.50%                 $82,776,594   $213   $81,311,788  $210     $79,938,533  $206   $75,648,505   $203   $77,464,361   $200
Year 1 NOI Yield (Cap Rate)         4.47%                4.55%                 4.63%               4.70%               4.78%
Year 1 NCF Yield                    4.32%                4.40%                 4.48%               4.55%               4.62%
Avg. NOI Yield                      8.65%                8.81%                 8.96%               9.11%               9.25%
Avg. NCF Yield                      7.74%                7.88%                 8.02%               8.15%               8.28%
Reversion Percentage               54.86%               54.04%                53.25%              52.49%              51.74%
------------------------------------------------------------------------------------------------------------------------------------
        9.75%                 $81,276,929   $210   $79,845,150  $206     $78,502,857  $202   $77,241,916   $199   $76,055,147   $196
Year 1 NOI Yield (Cap Rate)         4.55%                4.63%                 4.71%               4.79%               4.86%
Year 1 NCF Yield                    4.40%                4.48%                 4.56%               4.63%               4.70%
Avg. NOI Yield                      8.81%                8.97%                 9.12%               9.27%               9.42%
Avg. NCF Yield                      7.89%                8.03%                 8.16%               8.30%               8.43%
Reversion Percentage               54.61%               53.80%                53.01%              52.24%              51.49%
------------------------------------------------------------------------------------------------------------------------------------
        10.00%                $79,811,044   $206   $78,411,475  $202     $77,099,379  $199   $75,866,804   $196   $74,706,733   $193
Year 1 NOI Yield (Cap Rate)         4.63%                4.72%                 4.80%               4.88%               4.95%
Year 1 NCF Yield                    4.48%                4.56%                 4.64%               4.72%               4.79%
Avg. NOI Yield                      8.97%                9.13%                 9.29%               9.44%               9.59%
Avg. NCF Yield                      8.03%                8.17%                 8.31%               8.45%               8.58%
Reversion Percentage                54.36%              53.55%                52.76%              51.99%              51.24%

HYLAN PLAZA             "AS-IS" VALUATION SCENARIO
OPERATING PROJECTION FOR FISCAL YEARS ENDING SEPTEMBER 30

                                         HP         YR 1          YR 2          YR 3         YR 4          YR 5          YR 6
                                        CAGR        2005          2006          2007         2008          2009          2010
--------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
  Base Rental Revenue                   7.92%  $ 4,429,788   $ 6,689,158   $ 7,084,239   $ 7,440,166   $ 7,798,478   $ 7,883,464
  Percentage Rent                       4.32%  $   238,796   $   235,737   $   242,005   $   251,898   $   265,348   $   280,920
  CAM Reimbursements                    7.46%  $   689,793   $ 1,004,765   $ 1,070,387   $ 1,094,332   $ 1,134,756   $ 1,168,614
  RET Reimbursements                    5.69%  $ 1,561,204   $ 1,994,634   $ 2,113,273   $ 2,170,671   $ 2,251,748   $ 2,321,749
  Water and Sewer Reimbursement         3.00%  $    18,608   $    19,168   $    19,742   $    20,336   $    20,945   $    21,574
  Pylon License Fee                     3.00%  $    11,963   $    12,322   $    12,692   $    13,073   $    13,464   $    13,869
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                  7.27%  $ 6,950,152   $ 9,955,784   $10,542,338   $10,990,476   $11,484,739   $11,690,190
PER SQUARE FOOT                                $     17.92   $     25.68   $     27.19   $     28.34   $     29.62   $     30.15
CREDIT LOSS                              N/A   ($  155,409)  ($  272,710)  ($  322,528)  ($  333,592)  ($  342,481)  ($  349,186)
--------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                  7.19%  $ 6,794,743   $ 9,683,074   $10,219,810   $10,656,884   $11,142,258   $11,341,004
PER SQUARE FOOT                                $     17.52   $     24.97   $     26.36   $     27.48   $     28.74   $     29.25
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
REIMBURSABLE OPERATING EXPENSES
  Insurance                             3.00%  $   454,717   $   468,357   $   482,407   $   496,881   $   511,787   $   527,141
  Administration                        2.56%  $   164,624   $   163,124   $   168,018   $   173,059   $   178,248   $   183,598
  Repairs and Maintenance               3.00%  $   398,775   $   410,739   $   423,060   $   435,751   $   448,826   $   462,289
  Security                              3.00%  $    44,504   $    45,838   $    47,213   $    48,630   $    50,091   $    51,591
  Utilities                             3.00%  $    66,461   $    68,457   $    70,511   $    72,625   $    74,803   $    77,050
  Water and Sewer                       3.00   $    26,585   $    27,383   $    28,204   $    29,050   $    29,921   $    30,819
  Real Estate Taxes                     3.40%  $ 1,758,919   $ 1,821,030   $ 1,890,799   $ 1,964,679   $ 2,036,478   $ 2,101,575
--------------------------------------------------------------------------------------------------------------------------------
TOTAL REIMBURSABLE OPERATING EXPENSES   3.22%  $ 2,914,585   $ 3,004,928   $ 3,110,212   $ 3,220,675   $ 3,330,154   $ 3,434,063
NON-REIMBURSABLE EXPENSES
  Permits and Fees                      3.00%  $    11,758   $    12,113   $    12,473   $    12,850   $    13,234   $    13,631
  RET Refunds                            N/A   $         0   $         0   $         0   $         0   $         0   $         0
  Management Fees                       7.19%  $   169,869   $   242,076   $   255,495   $   266,423   $   278,555   $   283,526
--------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-REIMBURSABLE EXPENSES         6.95%  $   181,627   $   254,189   $   267,968   $   279,273   $   291,789   $   297,157
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                3.47%  $ 3,096,212   $ 3,259,117   $ 3,378,180   $ 3,499,948   $ 3,621,943   $ 3,731,220
PER SQUARE FOOT                                $      7.99   $      8.41   $      8.71   $      9.03   $      9.34   $      9.62
--------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    9.66%  $ 3,698,531   $ 6,423,957   $ 6,841,630   $ 7,156,936   $ 7,520,315   $ 7,609,784
PER SQUARE FOOT                                $      9.54   $     16.57   $     17.64   $     18.46   $     19.39   $     19.63
--------------------------------------------------------------------------------------------------------------------------------
LEASING AND CAPITAL COSTS
  Tenant Improvements                    N/A   $    11,613   $ 4,386,867   $    18,738   $    63,692   $    10,144   $     2,657
  Leasing Commissions                    N/A   $     9,866   $   899,203   $    91,006   $   260,572   $    50,978   $    13,353
  Capital Reserves                       N/A   $    99,119   $   102,091   $   105,155   $   108,310   $   111,559   $   114,906
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LEASING AND CAPITAL COSTS          N/A   $   120,598   $ 5,388,161   $   214,899   $   432,574   $   172,681   $   130,916
PER SQUARE FOOT                                $      0.31   $     13.90   $      0.55   $      1.12   $      0.45   $      0.34
--------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOW                           9.67%  $ 3,577,933   $ 1,035,796   $ 6,626,731   $ 6,724,362   $ 7,347,634   $ 7,478,868
PER SQUARE FOOT                                $      9.23   $      2.67   $     17.09   $     17.34   $     18.95   $     19.29

HYLAN PLAZA             "AS-IS" VALUATION SCENARIO
OPERATING PROJECTION FOR FISCAL YEARS ENDING SEPTEMBER 30

                                             YR 7            YR 8          YR 9          YR 10         YR 11
                                             2011            2012          2013           2014          2015
---------------------------------------------------------------------------------------------------------------
OPERATING INCOME
  Base Rental Revenue                  $  8,005,023   $  8,222,027   $  8,535,122   $  8,798,124   $  9,160,069
  Percentage Rent                      $    297,297   $    314,164   $    329,502   $    349,435   $    348,891
  CAM Reimbursements                   $  1,202,815   $  1,237,266   $  1,265,975   $  1,317,591   $  1,391,964
  RET Reimbursements                   $  2,391,498   $  2,460,794   $  2,496,925   $  2,569,176   $  2,624,434
  Water and Sewer Reimbursement        $     22,220   $     22,888   $     23,575   $     24,280   $     25,009
  Pylon License Fee                    $     14,285   $     14,713   $     15,155   $     15,609   $     16,079
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                 $ 11,933,138   $ 12,271,852   $ 12,666,254   $ 13,074,215   $ 13,566,446
PER SQUARE FOOT                        $      30.78   $      31.65   $      32.67   $      33.72   $      34.99
CREDIT LOSS                            ($   356,522)  ($   367,485)  ($   375,499)  ($   382,310)  ($   380,341)
---------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                 $ 11,576,616   $ 11,904,367   $ 12,290,755   $ 12,691,905   $ 13,186,105
PER SQUARE FOOT                        $      29.86   $      30.70   $      31.70   $      32.73   $      34.01
---------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
REIMBURSABLE OPERATING EXPENSES
  Insurance                            $    542,954   $    559,244   $    576,020   $    593,303   $    611,100
  Administration                       $    189,106   $    194,780   $    200,622   $    206,643   $    212,841
  Repairs and Maintenance              $    476,158   $    490,443   $    505,157   $    520,310   $    535,919
  Security                             $     53,139   $     54,734   $     56,374   $     58,067   $     59,810
  Utilities                            $     79,359   $     81,741   $     84,192   $     86,718   $     89,321
  Water and Sewer                      $     31,744   $     32,697   $     33,676   $     34,688   $     35,727
  Real Estate Taxes                    $  2,166,229   $  2,232,821   $  2,301,411   $  2,376,069   $  2,458,200
---------------------------------------------------------------------------------------------------------------
TOTAL REIMBURSABLE OPERATING EXPENSES  $  3,538,689   $  3,646,460   $  3,757,452   $  3,875,798   $  4,002,918
NON-REIMBURSABLE EXPENSES
  Permits and Fees                     $     14,042   $     14,462   $     14,895   $     15,344   $     15,803
  RET Refunds                          $          0   $          0   $          0   $          0   $          0
  Management Fees                      $    289,415   $    297,609   $    307,268   $    317,298   $    329,653
---------------------------------------------------------------------------------------------------------------
TOTAL NON-REIMBURSABLE EXPENSES        $    303,457   $    312,071   $    322,163   $    332,642   $    345,456
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES               $  3,842,146   $  3,958,531   $  4,079,615   $  4,208,440   $  4,348,374
PER SQUARE FOOT                        $       9.91   $      10.21   $      10.52   $      10.85   $      11.21
---------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                   $  7,734,470   $  7,945,836   $  8,211,140   $  8,483,465   $  8,837,731
PER SQUARE FOOT                        $      19.95   $      20.49   $      21.18   $      21.88   $      22.79
---------------------------------------------------------------------------------------------------------------
LEASING AND CAPITAL COSTS
  Tenant Improvements                  $      3,611   $     14,452   $     69,276   $     27,992   $     41,992
  Leasing Commissions                  $     18,147   $     75,221   $    260,647   $    114,789   $    141,756
  Capital Reserves                     $    118,351   $    121,903   $    125,560   $    129,327   $    133,208
---------------------------------------------------------------------------------------------------------------
TOTAL LEASING AND CAPITAL COSTS        $    140,109   $    211,576   $    455,483   $    272,108   $    316,956
PER SQUARE FOOT                        $       0.36   $       0.55   $       1.17   $       0.70   $       0.82
---------------------------------------------------------------------------------------------------------------
NET CASH FLOW                          $  7,594,361   $  7,734,260   $  7,755,657   $  8,211,357   $  8,520,775
PER SQUARE FOOT                        $      19.59   $      19.95   $      20.00   $      21.18   $      21.97

                                                                         ANNEX D

3-201 DEFINITION OF SUCCESSOR

(a) In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

3-202 FAIR VALUE, RIGHT TO FROM SUCCESSORS

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder's stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under ss.3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by ss.3-602 of this title or exempted by ss.3-603(b) of this title.

(b)(1) Fair value is determined as of the close of business:

(i) With respect to a merger under ss.3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under ss.3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by ss.3-602 of this title or exempted by ss.3-603(b) of this title, fair value shall be value determined in accordance with the requirements of ss.3-603(b) of this title.

(c) Unless the transaction is governed by ss.3-602 of this title or is exempted by ss.3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under ss.3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under ss.3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger; unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of ss.3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment
Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

3-203 DUTIES OF OBJECTING STOCKHOLDERS

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under SS.3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under SS.3-106; or

(ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered OR, in the case of action taken under SS.2-505(b) of this article, within 10 days after the corporation gives the notice required by SS.2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for (1) the stockholder's stock, stating the number and class of shares for which (2) the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

3-204 EFFECT OF DEMAND

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under ss.3-202 of this subtitle; and

(2)Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

3-205 CONSENT TO DEMAND WITHDRAWL

A demand for payment may be withdrawn only with the consent of the successor.

3-206 RESTORATION OF STOCKHOLDER'S RIGHTS.

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

3-207 SUCCESSOR'S DUTY, NOTICE AND OFFER.

(a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

3-208 PETITION FOR APPRAISAL

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

3-209 SUBMISSION OF CERTIFICATE FOR NOTICE.

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

3-210 REPORT OF APPRAISERS

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

3-211 COURT ORDER UPON APPRAISERS' REPORT.

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b)(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers' report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as to which fair value is to be determined under ss.3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under ss.3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under ss.3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under ss.3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

3-212 SURRENDER OF STOCK TO SUCCESSOR

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

3-213 RIGHTS OF SUCCESSOR

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under ss.3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise stock in the successor of a consolidation merger, or share exchange otherwisen deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                                                         ANNEX E













--------------------------------------------------------------------------------
                              Atlantic Realty Trust

                                    Form 10-K

                               Filed December 31, 2004


--------------------------------------------------------------------------------

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-K

(Mark One)
  [X]            ANNUAL REPORT PURSUANT TO SECTION 13
                      OR 15(d) OF THE SECURITIES
                        EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED December 31,2004

------------------------------------------------------

                                       OR

   [  ]               TRANSITION REPORT PURSUANT TO SECTION
               13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         FOR THE TRANSITION PERIOD FROM                  TO
                                        --------------       -----------------

                 COMMISSION FILE NUMBER  0-27562
                                        --------------------------------------

                              ATLANTIC REALTY TRUST
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Maryland                                      13-3849655
----------------------------------                -------------------------
  State or other jurisdiction of                          (IRS Employer
  Incorporation or organization                        Identification No.)


  747 Third Avenue, New York, NY                             10017
----------------------------------                -------------------------
 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code 212-702-8561
                                                  -------------------------

Securities registered pursuant to Section 12(b) of the Act:

       Title of each class            Name of each exchange on which registered

Common Shares of Beneficial Interest,           NASDAQ SmallCap Market
-------------------------------------           ----------------------
     $0.01 Par Value Per Share
-------------------------------------


           Securities registered pursuant to Section 12(g) of the Act:

                                      None
           -----------------------------------------------------------
                                 Title of class

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No[]

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

      Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2). Yes [ ] No[X]

      Aggregate market value of the Shares of Beneficial Interest held by non-affiliates of the registrant as of June 30, 2004: approximately $56,613,876.

      Approximately 3,561,553 Shares of Beneficial Interest of the Registrant were outstanding as of March 24, 2005.

                                TABLE OF CONTENTS


                                                                           Page

PART I.......................................................................1


   Item 1.   Business........................................................1

   Item 2.   Properties......................................................6

   Item 3.   Legal Proceedings...............................................6

   Item 4.   Submission of Matters to a Vote of Security Holders.............6


PART II......................................................................7


   Item 5.   Market for Registrant's Common Equity and Related
             Stockholder Matters............................................ 7

   Item 6.   Selected Financial Data.........................................8

   Item 7.   Management's Discussion and Analysis of Financial Condition
             and Liquidation Activities......................................8

   Item 7A.  Quantitative and Qualitative Disclosures About Market Risk......9

   Item 8.   Financial Statements and Supplementary Data.....................9

   Item 9.   Changes in and Disagreements With Accountants On Accounting
             and Financial Disclosure........................................9

   Item 9A.  Controls and Procedures.........................................9

   Item 9B.  Other Information...............................................9


PART III....................................................................11


   Item 10.  Directors and Executive Officers of the Registrant.............11

   Item 11.  Executive Compensation.........................................14

   Item 12.  Security Ownership of Certain Beneficial Owners and
             Management.....................................................16

   Item 13.  Certain Relationships and Related Transactions.................16

   Item 14.  Principal Accountant Fees and Services.........................17


PART IV.....................................................................17


   Item 15.  Exhibits, Financial Statement Schedules, and Reports On
             Form 8-K.......................................................17

                      CAUTIONARY STATEMENT FOR PURPOSES OF
                         THE "SAFE HARBOR" PROVISIONS OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

WHEN  USED  IN  THIS  ANNUAL  REPORT  ON  FORM  10-K,   THE  WORDS   "BELIEVES,"
"ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS ANNUAL REPORT ON FORM 10-K PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS RELATING TO THE "RPS TRUST ISSUES" AND THE "TRUST AUDIT" DISCUSSED IN ITEM 1 OF THIS ANNUAL REPORT ON FORM 10-K, STATEMENTS SET FORTH IN THE SECTION CAPTIONED "RISK FACTORS" IN THE TRUST'S REGISTRATION STATEMENT ON FORM 10 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1996 (FILE NO. 0-27562) AND STATEMENTS IN THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" OF THIS ANNUAL REPORT ON FORM 10-K. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     PART I



ITEM 1.  BUSINESS.

     Atlantic Realty Trust, a Maryland real estate investment trust (together with its subsidiary, the "Trust"), was organized pursuant to a Declaration of Trust dated July 27, 1995 (as amended, the "Declaration of Trust"). The principal office of the Trust is located at 747 Third Avenue, New York, New York 10017.

     The Trust commenced operations on May 10, 1996 as a result of a spinoff (the "Spin-Off Transaction") from RPS Realty Trust ("RPS"). The Spin-Off Transaction was consummated in order to permit RPS to complete an acquisition (the "Ramco Acquisition") of assets from Ramco Gershenson, Inc. and its affiliates ("Ramco"), which permitted RPS to become an equity shopping center real estate investment trust (a "REIT"). RPS undertook the Spin-Off Transaction because Ramco was unwilling to consummate the Ramco Acquisition if the assets that were contributed by RPS to the Trust (the "Trust Assets") remained in RPS. Pursuant to the Spin-Off Transaction, the board of trustees of RPS approved a distribution of one common share of beneficial interest (the "Shares") of the Trust for every eight shares of beneficial interest of RPS (the "Distribution").

     Under the provisions of its Declaration of Trust, the Trust was to continue for a period of 18 months from May 10, 1996, during which time it was to reduce to cash or cash equivalents the Trust Assets and either (i) make a liquidating distribution to its shareholders or (ii) agree to merge or combine operations with another real estate entity, in either case, as soon as practicable following the Distribution and within such 18-month period. Such 18-month period was subject to extension if (i) the Trust had not achieved its objective and the holders of at least two-thirds of the outstanding Shares approved the extension of such date or (ii) a contingent tax liability relating to RPS that has been assumed by the Trust had not been satisfactorily resolved. Because the RPS Tax Issues and the Trust Audit (each as defined below) have not yet been satisfactorily resolved, the Trust has continued its business past such 18-month period. The Trust cannot currently estimate the timing of the future satisfactory resolution of the Trust Audit. Accordingly, the Trust will continue until there is a final determination of this issue. Upon obtaining a satisfactory resolution to the Trust Audit and liquidating the Trust's remaining assets, any liquidating distribution effected by the Trust would be subject to the satisfaction of the Trust's liabilities to its creditors. In the event that at the end of this period, the Trust is unable to achieve its business objectives, the members (the "Trustees") of the Trust's board of trustees (the "Board of Trustees") will appoint an independent third party to liquidate the Trust's remaining assets.

     As a result  of the  Spin-Off  Transaction,  the Trust  acquired  the Trust
Assets. The Trust Assets which have not been disposed of by the Trust are described below under "-- Description of Trust Assets." The Trust's principal investment objective is to maximize shareholder value from the reduction of the Trust Assets to cash or cash equivalents. As part of its plan to liquidate the Trust Assets to cash or cash equivalents, the Trust intends, among other things, and subject to the Internal Revenue Service's ("IRS") consideration of the appeals filed, by RPS and the Trust in connection with the examination reports issued by the IRS in connection with their audits of RPS and the Trust (as more fully described below under "-- Tax Contingency") to continue to: (i) contact strategic buyers of the Trust's remaining asset (the Hylan Plaza Shopping Center, located in Staten Island, New York (the "Hylan Center")) regarding possible sales transactions and (ii) list the Hylan Center for sale with qualified real estate brokers. No assurance can be given, however, that such objective will be achieved. The Trust expects to continue to invest the net proceeds from sales of the Trust Assets in short-term or temporary investments, such as certificates of deposit, pass-through mortgage-backed certificates, mortgage participation certificates and mortgaged-backed securities (or similar investment products), all or some of which investments may be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Unless otherwise approved by the shareholders, the Trust does not expect that it will make new permanent investments or raise additional capital. In addition, the Trust does not expect to acquire additional mortgage loans or properties.

     In addition, the Trust has and may continue to explore the possibility of merging or entering into a business combination with another real estate entity. The Trust expects that it will pursue such a transaction only if it represents an attractive alternative to the distribution to shareholders of the net proceeds from the orderly liquidation of the Trust Assets, as described above. The merger candidates that may be available to the Trust may be limited as a result of the amount of cash and the nature of the assets which the Trust will hold. Accordingly, there can be no assurance that the Trust will successfully merge or combine operations with another real estate entity. Because the Trust has adopted a policy not to re-invest sales proceeds in additional mortgage loans on real estate (except to the extent necessary to satisfy applicable REIT requirements), a merger or other business combination involving the Trust and another real estate entity may constitute a "roll-up transaction" under applicable securities laws. In such case, the Trust would be required to comply with the heightened disclosure rules as well as special rules relating to the proxy solicitation process and the listing of the securities of the surviving company on any exchange or the inclusion for quotation of such securities on the Nasdaq Small Cap Market. Application of the roll-up rules to a company merger or business combination could delay, defer or prevent such a transaction from occurring. See "Sale of Hylan Plaza Shopping Center" below.

     The Trust was organized for the purpose of qualifying as a REIT under sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust will elect to qualify as a REIT for the year ended December 31, 2004 and intends to operate so as to continue to qualify as a REIT.

      As of December 31, 2004, the Trust had six employees.

DESCRIPTION OF TRUST ASSETS

     As of December 31, 2004, the Trust owned and operated one real property, the Hylan Center and held short-term investments in the principal amount of approximately $7,300,000, consisting primarily of a certificate of deposit at a major New York bank.

REAL PROPERTY INVESTMENT

     THE HYLAN PLAZA SHOPPING CENTER. At December 31, 2004, the Trust held an equity investment in one property, the Hylan Center. The Hylan Center is a one-story community shopping center located in Staten Island, New York which was acquired by the Trust in April, 1996. The Hylan Center contains approximately 359,000 square feet of leasable space approximately 99% of which was leased and occupied as of December 31, 2004. Major tenants (i.e., tenants who accounted for 10% or more of the leasable space as of December 31, 2004) include K-Mart Corp., a department store chain ("K-Mart"), Pathmark Stores, Inc. ("Pathmark"), and the Toys "R" Us -- NY L.L.C., a retail toy store chain ("Toys "R" Us"). These three tenants lease approximately 104,000, 60,000 and 42,000 square feet, respectively, which constitutes 29%, 17% and 12%, respectively, of the total leasable space. The K-Mart lease expires in January 2007 and provides for annual base rental payments of approximately $235,000; the Pathmark lease expires in January 2007 and provides for annual base rental payments of approximately $579,000; and the Toys "R" Us lease expires in October 2005 and provides for annual base rental payments of approximately $90,000. The K-Mart lease contains two 5-year tenant renewal options; the Pathmark lease contains six 5-year tenant renewal options; and the Toys "R" Us lease contains one 10-year tenant renewal option. Leases for approximately 55,000 square feet are due to expire on or prior to December 31, 2005. The approximate base rental revenue as of December 31, 2003 was approximately $4,422,000. The average base rental revenue per leased square foot as of December 31, 2004 was $12.78, excluding percentage rent and similar provisions. The Trust believes the property is adequately covered by insurance. As of December 31, 2004, the estimated net realizable value of the Hylan Center was approximately $81,319,000, including estimated cash flows using a disposition period of six months. Realized values may differ depending on actual disposition results and time periods.

     Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with the ownership, operation and management of the Hylan Center, the Trust may be potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. Certain environmental laws and common law principles could also be used to impose liability for release of an exposure to hazardous substances, including asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of the Hylan Center, the Trust may be potentially liable for any such costs.

QUALIFICATION AS A REIT

     The Trust intends to qualify as a REIT for federal income tax purposes. If the Trust so qualifies, amounts paid by the Trust as distributions to its shareholders will not be subject to corporate income taxes. For any year in which the Trust does not meet the requirements for electing to be taxed as a REIT, it will be taxed as a corporation.

     The requirements for qualification as a REIT are contained in Sections 856-860 of the Code and the regulations promulgated thereunder. The following discussion is a brief summary of some of those requirements. Such requirements include certain provisions relating to the nature of a REIT's assets, the sources of its income, the ownership of its stock, and the distribution of its income. Among other things, at the end of each fiscal quarter, at least 75% of the value of the total assets of the Company must consist of real estate assets (including interests in mortgage loans secured by real property and interests in other REITs, as well as cash, cash items and government securities) (the "75% Asset Test"). There are also certain limitations on the amount of other types of securities which can be held by a REIT. Additionally, at least 75% of the gross income of the Company for the taxable year must be derived from certain sources, which include "rents from real property," and interest secured by mortgages on real property. An additional 20% of the gross income of the Company must be derived from these same sources or from dividends, interest from any source, or gains from the sale or other disposition of stock or securities or any combination of the foregoing.

     The Trust may invest the proceeds derived from the sale or other disposition of the Trust Assets in pass-through, mortgage-backed certificates, mortgage participation certificates and mortgage-backed securities, all or some of which instruments may be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Such instruments produce qualifying income for REIT qualification purposes and also satisfy the requirements of the 75% Asset Test. A REIT is also required to distribute at least 90% of its REIT Taxable Income (as defined in the Code) to its shareholders.

TAX CONTINGENCY

     During the third quarter of 1994, RPS held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the IRS may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the IRS enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

     In connection with the Spin-Off Transaction, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the Spin-Off Transaction) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). Such agreement provides that RPS (now named Ramco-Gershenson Properties Trust), under the direction of four trustees, three of whom are also trustees of the Trust (the "Continuing Trustees") and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust did not have any control as to the timing of the resolution or disposition of any such claims.

     In December 2003, Ramco-Gershenson Properties Trust and the Internal Revenue Service entered into a Closing Agreement with respect to all of the issues raised by the Internal Revenue Service in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable year in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts is approximately $7,400,000, and because the Trust is required by the Tax Agreement to reimburse Ramco-Gershenson Properties Trust for these items, they are included in the estimated cost of liquidation as of December 31, 2003. Although the Closing Agreement provides that the election of Ramco-Gershenson Properties Trust to be taxed as a "real estate investment trust" was terminated with respect to its 1994 and 1995 taxable years, it also provides that Ramco-Gershenson Properties Trust will be treated as having reelected to be taxed as a "real estate investment trust" with respect to its taxable year beginning January 1, 1996 and that the termination of its election to be taxed as a "real estate investment trust" will not prohibit it or any successor entity (which includes the Trust) from electing to be taxed as a "real estate investment trust" on or after January 1, 1996.

     The Trust remains obligated under the Tax Agreement to assume certain liabilities relating to the RPS Tax Issues. The Trust established a special committee (the "Special Committee regarding RPS Tax Issues") comprised of the two Trustees who are not Continuing Trustees or otherwise affiliated with Ramco-Gershenson Properties Trust to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by Ramco-Gershenson Properties Trust for contribution arising out of the Closing Agreement. On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividend required to be paid pursuant to the Closing Agreement. On June 10, 2004 the Trust paid $1,803,235 in respect of the tax and interest on the tax pursuant to the Closing Agreement. The Trust will be obligated to make additional payments with respect to the RPS Tax Issues and the Closing Agreement as a result of its obligations under the Tax Agreement. In the event the Trust is presented with further requests or claims for payment or reimbursement arising in connection with the RPS Tax Issues and the Closing Agreement, the Special Committee regarding RPS Tax Issues will evaluate the Trust's further obligations at the time of its receipt of any such claim or request. The Trust does not however expect the amounts claimed or requested to exceed approximately $3,300,000.

     On February 21, 2003, the IRS issued an examination report to the Trust with respect to the 1996 and 1997 taxable years of the Trust. This examination report proposes to disallow all of the loss deductions claimed by the Trust upon the disposition of Trust Assets during that period. In addition, the examination report proposes to increase the REIT taxable income of the Trust during 1996 and 1997 on account of two items reported on the Trust's tax returns for which the Trust did not claim any taxable loss or deduction. Counsel to the Trust has advised that the examination report contains numerous errors of fact with respect to the operations of the Trust and that the legal conclusions in the examination report are not consistent with the applicable provisions of the Code and the income tax regulations. The Trust timely filed an administrative appeals (the "Trust Protest") challenging the adjustments proposed in the examination report.

     Apart from transferring the responsibility of the Trust's appeal of the examination report to the IRS appeals office having jurisdiction for this case, no action has yet been taken by the

IRS with respect to the Trust's Protest to the disallowances proposed in the examination report issued to the Trust. The outcome of the Trust Protest is uncertain and the impact of the resolution could be material to the financial statements; however, the Trust anticipates that the outcome will be favorable to the Trust.

INDEMNIFICATION AGREEMENT WITH KIMCO REALTY CORPORATION

     On March 28, 2005, the Trust entered into an Indemnification Agreement (the "Indemnification Agreement") with Kimco Realty Corporation ("Kimco") pursuant to which the Trust has agreed to allow Kimco to conduct due diligence on the Hylan Center. The indemnification agreement is being entered into in connection with Kimco's bid to acquire the Hylan Center from the trust and further provides that commencing on March 28, 2005 and for a period of forty five (45) days thereafter, neither the Trust nor any of its representatives or agents will engage in negotiations or discussions with any party other than Kimco for the sale of the capital stock or assets of the Trust, including the sale of the Hylan Center. While the Trust and Kimco have entered into the Indemnification Agreement, the Trust has not as of the date hereof accepted Kimco's offer to purchase the Hylan Center; therefore, there is no assurance that Kimco and the Trust will enter into a definitive agreement in respect thereto.

SEGMENT INFORMATION

     The  Trust  considers  its  business  to  include  one  industry   segment,
investment in real estate.



ITEM 2.  PROPERTIES.

     The Trust leases approximately 4,100 square feet of office space at 747 Third Avenue, New York, New York at an annual base rent of approximately $264,000. This lease will expire on October 31, 2005. In addition, the Trust owns and operates the Hylan Center property described under Item 1.



ITEM 3.  LEGAL PROCEEDINGS.

     There are no material pending legal proceedings other than ordinary routine litigation incidental to the business (including without limitation, foreclosure proceedings), against or involving the Trust or its properties.



ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     The Trust did not submit any matter to a vote of its shareholders during the fourth quarter of 2004.

                                     PART II



ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
         MATTERS.

(a) MARKET INFORMATION

     The Shares of the Trust have been included for quotation on the Nasdaq SmallCap Market under the symbol ATLRS. Set forth below is the range of high and low bid prices for the shares for each of the quarters during the years ended December 31, 2004 and 2003.

                                                        HIGH           LOW

First Quarter 2003                                     $11.10         $ 9.75

Second Quarter 2003                                    $12.61          $9.75

Third Quarter 2003                                     $14.00         $10.81

Fourth Quarter 2003                                    $16.94         $11.99

First Quarter 2004                                     $18.30         $15.00

Second Quarter 2004                                    $21.00         $15.54

Third Quarter 2004                                     $17.30         $16.22

Fourth Quarter 2004                                    $18.11         $16.55



(b) APPROXIMATE NUMBER OF EQUITY SECURITY HOLDERS

                                                           APPROXIMATE NUMBER
                                                           OF RECORD HOLDERS
TITLE OF CLASS                                            (AS OF MARCH 7, 2005)
--------------                                            ---------------------

Shares of beneficial interest, $.01 par value                     1,980


(c) DIVIDEND INFORMATION

     Under the Code, a REIT must meet certain qualifications including a requirement that it distribute annually to its shareholders at least 90% of its REIT Taxable Income. The Trust has continued the cash distribution policy of the predecessor programs by making quarterly distributions to its shareholders in amounts such that annual distributions equal 100% of REIT Taxable Income, thereby complying with the distribution requirements of the federal income tax laws applicable to REITs. See "Qualification as a REIT" in Item 1 above.

     The Trust paid distributions of $.41, $.46 and $.62 per share for the years ended December 31, 2004, 2003 and 2002 respectively. Such distributions represent ordinary income for income tax purposes. In addition in May 2004 the Trust paid a return of capital of $3.25 per share.

ITEM 6.  SELECTED FINANCIAL DATA.

     The following tables set forth certain selected historical information for the Trust. The financial information should be read in conjunction with the financial statements and notes thereto included herein.



ATLANTIC REALTY TRUST              12/31/04       12/31/03     12/31/02       12/31/01        12/31/00
                                   --------       --------     --------       --------        --------

Statement of Net Assets
In Liquidation:

   Total Assets                    $89,273,922    $67,607,443  $66,876,929    $63,286,177    $62,691,522
   Total Liabilities                $8,600,164    $12,547,752   $4,971,363     $5,430,048     $4,545,181
   Net Assets in Liquidation       $80,673,758    $55,059,691  $61,905,566    $57,856,129    $58,146,371

Statement of Changes in
Net Assets in Liquidation:
Increase (Decrease)

   Distributions                  (13,035,333)     (1,638,314)  (2,208,163)    (2,706,780)    (3,062,936)
          Paid
Adjustments to Reflect
Liquidation
Basis of Accounting                38,649,400      (5,207,561)   6,257,600      2,416,538      3,777,618
Net Change in Net Assets
in Liquidation                    $25,614,067     $(6,845,875)  $4,049,437      $(290,242)      $714,682



ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND LIQUIDATION ACTIVITIES.

CAPITAL RESOURCES AND LIQUIDITY -- ATLANTIC REALTY TRUST

     The Trust's primary objective has been to liquidate its assets in an eighteen-month period from the date of the Spin-Off Transaction while realizing the maximum values for such assets; however because the RPS Tax Issues had not been settled within such time and the Trust Audit has not been satisfactorily resolved, the Trust has continued its business beyond such period. Although the Trust considers its assumptions and estimates as to the values and timing of such liquidations to be reasonable, the period of time to liquidate the assets and distribute the proceeds of such assets is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Trust's control. There can be no assurance that the net values ultimately realized and costs actually incurred for such assets will not materially differ from the Trust's estimate. The Trust does not intend to make new loans or actively engage in either the mortgage lending or the property acquisition business.

     The Trust believes that cash and cash equivalents on hand, proceeds generated by the real estate property that it owns and operates (the Hylan Center) and proceeds from the eventual sale of such property will be sufficient to support the Trust and meet its obligations. As of December 31, 2004, the Trust had approximately $7,852,000 in cash and short-term investments.

     The Trust expects that, unless it is sold or merges with another entity, it will liquidate upon resolution of the RPS Tax Issues, the Trust Audit and any resolution of any liabilities relating thereto under the Tax Agreement.

RESULTS OF OPERATIONS

PERIOD FROM JANUARY 1, 2002 TO DECEMBER 31, 2002, JANUARY 1, 2003 TO DECEMBER 31, 2003 AND JANUARY 1, 2004 TO DECEMBER 31, 2004.

     As a result of the spin-off transaction, the Trust has adopted the liquidation basis of accounting. The liquidation basis of accounting is appropriate when liquidation appears imminent and the Trust is no longer viewed as a going concern. The Trust's income or loss is included in the adjustments to reflect liquidation basis of accounting. Net income for the years ended December 31, 2004, 2003 and 2002 was approximately $1,580,000, $2,187,000 and $2,701,000 respectively. The increase in net assets in liquidation in 2004 is based on the recent re-valuation of the Hylan Center. The decrease in net assets in liquidation during 2003 is primarily due to the Trust's accrual of a liability of approximately $7,400,000 to Ramco-Gershenson Properties Trust with regard to the settlement of the RPS Tax Issues, including obligations arising from the Closing Agreement.



ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     As of December 31, 2004, the Trust has approximately $7,852,000 of cash and short term investments. The earnings from these assets are affected by changes in market interest rates over which the Trust has no control. Although changes in market interest rates may significantly affect the earnings on these assets the impact in changes in rates on the Trust's net assets in liquidation is not expected to be material.



ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See pages F-1 through F-9, which are included herein.



ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.



ITEM 9A. CONTROLS AND PROCEDURES

     As of the end of the period covered by this Annual Report on Form 10-K, the Company carried out an evaluation, under the supervision of and with the participation of the Company's management, including the Company's President and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934. Based upon that evaluation, the President and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective (i) to ensure that material information relating to the Trust is communicated to them on a timely basis, and (ii) to accomplish the purposes for which they were designed. There were no material changes made in the Company's internal controls over financial reporting that occurred during the quarter ended December 31, 2003 that has materially affected, or are reasonably likely to materially affect the Trust's internal control over financial reporting.



ITEM 9B. OTHER INFORMATION

      None.

                                    PART III


ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     The Trust has adopted a Code of Ethics that applies to the Trust's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Any person wishing to receive a copy of The Code of Ethics may request a copy by contacting the Trust and providing a name and address where such copy may be sent.

     The Board of Trustees is composed of six Trustees, each of whom will serve until the respective successors are elected and qualified.

     The Trustees and executive officers of the Trust are as follows:


NAME                  AGE        OFFICES AND POSITIONS

Joel M. Pashcow*      62         Chairman and  President of the Trust  effective
                                 as of February 29, 1996. He has been a member of the Bar of the State of New York since 1968.
                                 Chairman of RPS from inception (December 1988) through May 1996. He is a graduate of Cornell
                                 University  and the  Harvard  Law  School.  Mr.
                                 Pashcow is also a trustee  of  Ramco-Gershenson
                                 Properties  Trust and Chairman of its Executive
                                 Committee (formerly named RPS Realty Trust).


Edwin J. Glickman     72         Consultant  in real  estate  financings.  Until
                                 May,  30,  2003,  Mr.  Glickman  had  served as
                                 Executive   Vice  President  of  Capital  Lease
                                 Funding Corp., a company  engaged in commercial
                                 real estate lending,  since January 1995. Prior
                                 to that,  Mr.  Glickman  was  President  of the
                                 Glickman  Organization,  Inc. ("Glickman") from
                                 January   1992  to  December   1994.   Glickman
                                 conducted  real  estate  investment  consulting
                                 services  and real estate  financial  services,
                                 including mortgage  brokerage,  arranging joint
                                 ventures and equity  financing.  Prior to that,
                                 Mr.  Glickman  was  Chairman  of the  Executive
                                 Committee  of  Schoenfeld  Glickman  Maloy Inc.
                                 from  May  1989,   which  is  a  company   that
                                 conducted  real  estate   financial   services,
                                 including mortgage  brokerage,  arranging joint
                                 ventures  and  equity  financing.  Also  served
                                 successively   as  Executive  Vice   President,
                                 President   and  Vice   Chairman   of   Sybedon
                                 Corporation  from  1977  to  1993,  which  is a
                                 company that  conducted  real estate  financial
                                 services,    including   mortgage    brokerage,
                                 arranging

NAME                  AGE        OFFICES AND POSITIONS

                                 joint ventures and equity financing. In all positions, Mr. Glickman has been engaged in real estate financial services, including mortgage brokerage, arranging joint ventures and equity financing.


Stephen R.  Blank*    59         Senior  Fellow,   Finance  of  the  Urban  Land
                                 Institute ("ULI"). Mr. Blank is also a director
                                 of, MFA Mortgage Investments,  Inc., a New York
                                 Stock    Exchange-listed   REIT,   West   Coast
                                 Hospitality  Corporation,   a  New  York  Stock
                                 Exchange-listed corporation and BNP Residential
                                 Trust, Inc., an American Stock  Exchange-listed
                                 REIT and a member of the Board of  Advisors  of
                                 Paloma  LLC,  the  General  Partner  of Simpson
                                 Housing Limited  Partnership.  Prior to joining
                                 the ULI in  December of 1998,  Mr.  Blank was a
                                 Managing   Director,   Real  Estate  Investment
                                 Banking    of    CIBC     Oppenheimer     Corp.
                                 ("Oppenheimer")  since November 1, 1993.  Prior
                                 to  joining   Oppenheimer,   Mr.  Blank  was  a
                                 Managing   Director,   Real  Estate   Corporate
                                 Finance, of Cushman & Wakefield,  Inc. for four
                                 years.  Prior to that, Mr. Blank was associated
                                 for  ten  years  with  Kidder,  Peabody  &  Co.
                                 Incorporated  as a  Managing  Director  of  the
                                 firm's Real Estate Group.  Mr. Blank  graduated
                                 from  Syracuse   University  in  1967  and  was
                                 awarded   a   Masters    Degree   in   Business
                                 Administration   (Finance   Concentration)   by
                                 Adelphi University in 1971. He is a member of the Urban Land Institute and the American
                                 Society of Real Estate Counselors. Mr. Blank is also a trustee of Ramco-Gershenson Properties
                                 Trust (formerly named RPS Realty Trust).

Edward  Blumenfeld    64         A principal of  Blumenfeld  Development  Group,
                                 Ltd.,   a   real   estate    development   firm
                                 principally   engaged  in  the  development  of
                                 commercial properties since 1978.

Arthur H.  Goldberg*  62         Managing  Director  of  Corporation   Solutions
                                 Group  since   January   2000.   President   of
                                 Manhattan  Associates,   LLC,  a  merchant  and
                                 investment  banking firm from  February 1994 to
                                 December 1999.  Prior to that, Mr. Goldberg was
                                 Chairman  of Reich & Company,  Inc.,  (formerly
                                 Vantage Services, Inc.), a securities brokerage
                                 and  investment  brokerage  firm,  from January
                                 1990  to  December  1993.   Mr.   Goldberg  was
                                 employed by Integrated Resources, Inc. from its inception in December 1968, as President and Chief

NAME                  AGE        OFFICES AND POSITIONS

                                 Operating  Officer  from  May 1973 and as Chief
                                 Executive Officer from February 1989 until January 1990. On February 13, 1990, Integrated Resources, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Goldberg has been a member of the Bar of the State of New York since 1967. He is a graduate of New York University School of Commerce and its School of Law. Trustee of RPS since 1988. Mr. Goldberg is also a trustee of Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust).

William A. Rosoff     61         Vice-Chairman  of the  Board  of  Directors  of
                                 Advanta   Corporation,   a  financial  services
                                 company,  since  January 1996 and  President of
                                 Advanta  Corporation  since October 1999. Prior
                                 thereto, Mr. Rosoff was associated with the law
                                 firm of Wolf,  Block,  Schorr  and  Solis-Cohen
                                 since 1969, a partner since 1975. Mr. Rosoff is
                                 a  past  chairman  of  that  firm's   Executive
                                 Committee and is a past chairman of its tax department. Mr. Rosoff served on the Legal
                                 Activities  Policy Board of Tax  Analysts,  the
                                 Advisory Board for Warren,  Gorham and Lamont's
                                 Journal of Partnership Taxation, and has served on the Tax Advisory Boards of Commerce Clearing
                                 House and Little, Brown and Company. Mr. Rosoff also serves on the Advisory Group for the American Law Institute. He was a fellow of the American College of Tax Counsel. Mr. Rosoff earned a B.S. degree with honors from Temple
                                 University in 1964, and earned an L.L.B. magna cum laude from the University of Pennsylvania
                                 Law School in 1967.

Edwin R. Frankel      59         Since the  inception  of the Trust in May 1996,
                                 Mr.  Frankel has served as its  Executive  Vice
                                 President, Chief Financial Officer, Secretary and Principal Financial and Accounting Officer.
                                 From 1988 to 1992,  Mr.  Frankel served as Vice
                                 President and Chief Financial Officer of RPS and from 1992 to 1996 as Senior Vice President,
                                 Chief Financial Officer and Treasurer of RPS.

-----------------------------
* Designates status as a Continuing Trustee.

COMMITTEES OF THE BOARD OF TRUSTEES

     The Audit Committee of the Board of Trustees (the "Audit Committee"), established on October 22, 1997, consists of three Trustees, Messrs. Blumenfeld, Goldberg and Glickman. The Audit Committee meets with management and the Trust's independent accountants to determine the adequacy of internal controls and other financial reporting matters. On February 10, 2000, Mr. Glickman was appointed as a third member of the Audit Committee in order for the Trust to be in compliance with new regulations promulgated by the Securities and Exchange Commission and the NASDAQ Stock Market regarding the size, duties and responsibilities of audit committees of public companies. The Board of Trustees has determined that Mr. Glickman qualifies as an "audit committee financial expert" for purposes of Item 401(h) of SEC Regulation S-K, by virtue of his service as Vice President of Capital Lease Funding, the Glickman Organization, Inc. and as otherwise set forth in the table above. In all such positions, Mr. Glickman has been engaged in real estate financial services, including mortgage brokerage, arranging joint ventures and equity financing.

     The  Disposition  Committee  of the  Board of  Trustees  (the  "Disposition
Committee"), established in July 1996, consists of three Trustees, Messrs. Blumenfeld, Glickman and Blank. The Disposition Committee works with management in connection with the orderly disposition of the Trust's assets.

     A Special Committee of the Board of Trustees (the "Special Committee") established January 13, 2004, consists of three Trustees Messrs. Messrs. Glickman, Blank and Pashcow. The Special Committee was to consider any bona fide offer or acquisition proposal made for the Trust and to ensure that all reasonable steps are taken to maximize shareholder value while having regard to the Trust's existing contractual obligations.

     The Special Committee regarding RPS Tax Issues, established April 17, 2003 consists of two Trustees, Messrs. Blumenfeld and Glickman. The Special Committee regarding RPS Tax Issues is charged with the responsibility to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by RPS for contribution arising out of the Closing Agreement.



ITEM 11.    EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

     Mr. Pashcow receives no cash compensation for serving as an executive officer of the Trust. Mr. Frankel receives compensation of approximately $196,000 per annum pursuant to an employment contract entered into between the Trust and Mr. Frankel on June 11, 1998, as more fully described below.

                           SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION     LONG TERM
                                                            COMPENSATION

NAME AND                                                           RESTRICTED   SECURITIES       PAYOUT
PRINCIPAL                                           OTHER ANNUAL     STOCK      UNDERLYING        LTIP
POSITION             YEAR    SALARY($)   BONUS($)  COMPENSATION($)  AWARDS($)  OPTIONS/SARS($)  PAYOUTS($)


Edwin R. Frankel*
   Executive Vice
  President,Chief    2002    175,638     15,250      13,900*
Financial Officer    2003    180,907     15,250      14,400*
              and
        Secretary    2004    187,156     15,250      14,400*

Stanley Rappoport

                     2002    124,423
                     2003    127,885    75,000
                     2004    147,440    65,000

----------------

*Includes approximately $1,000 in imputed interest under the Frankel Note (as defined below).

     The Trust had no compensation committee, however all of the Trustees participated in deliberations of the Trustees concerning executive officer compensation.

     On June 11, 1998, the Trust entered into an employment agreement with Mr. Frankel (the "Frankel Employment Agreement"), which provided Mr. Frankel with a base salary of $158,000 (as adjusted from time to time, the "Base Salary") per annum. The term of the Frankel Employment Agreement is from June 11, 1998 until the date of a "change of control" of the Trust (as defined in the Frankel Employment Agreement) unless earlier terminated by either Mr. Frankel or the Trust upon written notice. The Frankel Employment Agreement also provides that Mr. Frankel will be entitled to a one-time payment upon the liquidation of the Trust or a change in control of 150% of Mr. Frankel's Base Salary as in effect at such time. In addition, the Frankel Employment Agreement provides for a loan from the Trust to Mr. Frankel in the principal amount of $37,500, which loan is evidenced by a promissory note, dated June 11, 1998, made by Mr. Frankel in favor of the Trust (the "Frankel Note"). The Frankel Note will be canceled upon the occurrence of certain conditions, including a Change of Control or liquidation of the Trust. In January, 2000, the Frankel Employment Agreement was amended to additionally provide that Mr. Frankel's estate or designated beneficiary will be entitled to receive a one time payment of 150% of his Base Salary as in effect at the time of his demise.

     In connection with his employment with the Trust, Mr. Rappoport received a bonus plan that provided as follows: (i) for the period 1996, and ending July 31, 2003, Mr. Rappoport will receive an aggregate total $100,000, such sum to be earned on a monthly pro rata basis over that period and the first $75,000 of such earned amount was paid on September 1, 2003 with the balance of such earned amount up to an additional $25,000 shall be payable on January 1, 2004, (ii) for the period beginning August 1, 2003 and ending December 31, 2003, Mr. Rappoport will earn, to the extent he remains employed by the Trust, an aggregate of $25,000 in addition to his then current salary, such sum to be earned on a monthly pro rata basis over that period an to the extent earned, the $25,000 shall be payable the earlier of June 30, 2004 and the liquidation date of the Trust; and (iii) for the period beginning January 1, 2004 and ending June 30, 2004, Mr. Rappoport will earn, to the extent he remains employed by the Trust, an aggregate total of $15,000 in addition to his then current salary, such sum to be earned on a monthly pro rata basis over that period and to the extent earned, shall be payable the earlier of June 30, 2004 or the liquidation date of the Trust.

TRUSTEES

     The Trustees do not receive any compensation for serving as trustees and likewise will not receive any compensation for attending meetings or for serving on any committees of the Board of Trustees; however, Trustees will receive reimbursement of travel and other expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.

     During the years ended 2004, 2003 and 2002, respectively, Messrs. Edwin Glickman and Edward Blumenfeld each earned fees of $25,000 in connection with services they provided to the Trust as Members of the Disposition Committee.

     On March 24, 2004, the Trust entered into a Reimbursement Agreement with Joel M. Pashcow pursuant to which the Trust agreed to reimburse Mr. Pashcow for all reasonable fees and expenses, including the reasonable fees and expenses of accountants and legal counsel, incurred in connection with any personal income tax audit to which he may become subject solely as a result of his being a member of the Board of Trustees of the Trust and a member of the Board of Trustees of Ramco-Gershenson Properties Trust. The maximum reimbursement commitment of the Trust is $50,000 per fiscal year during the term of such Reimbursement Agreement.

     On March 24, 2004, the Trust also entered into a Reimbursement Agreement with Arthur H. Goldberg pursuant to which the Trust agreed to reimburse Mr. Goldberg for all reasonable fees and expenses, including the reasonable fees and expenses of accountants and legal counsel, incurred in connection with any personal income tax audit to which he may become subject solely as a result of his being a member of the Board of Trustees of the Trust and a member of the Board of Trustees of Ramco-Gershenson Properties Trust. The maximum reimbursement commitment of the Trust is $50,000 per fiscal year during the term of such Reimbursement Agreement.



ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     As of March 11, 2004, each of the following persons were known by the Trust to be the beneficial owners of more than five percent of the Shares of the Trust.

                                                                      Amount and
                                                                      Nature of
                                  Name and Address of                 Beneficial     Percent of
   Title of Class                  Beneficial Owner                   Ownership        Class
   --------------                 -------------------                 ----------       -----

Shares of beneficial    Kensington Investment Group, Inc.             191,422(1)       5.37%
interest                4 Orinda Way
$.01 par value          Suite 200C
                        Orinda, CA 94563

Shares of beneficial    High Rise Capital                             504,088(2)      14.2%
interest                Management
$.01 par value          535 Madison Avenue
                        26th Floor
                        New York, NY 10022

Shares of beneficial    Kimco Realty Corporation                    1,317,787(3)      37.0%
interest                3333 New Hyde Park Rd.
$.01 par value          New Hyde Park, NY 11042

------------------
(1) Based upon Schedule 13G/A filing with the Securities and Exchange Commission, filed on January 10, 2005.
(2) Based upon Schedule 13G filing with the Securities and Exchange Commission, filed on February 11, 2005.
(3) Based upon Schedule 13D/A filing with the Securities and Exchange Commission filed February 18, 2005.


ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Set forth below is information as to the Shares beneficially owned as of March 18, 2005 by each of the Trustees, each of the executive officers included in the Summary Compensation Table set forth in Item 11 and all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.


Name of Trustee/                                             Shares Owned       Percent Of Class
Executive Officer                                            Beneficially(1)    ----------------
------------------                                           ---------------

Joel M. Pashcow                                                  94,154(2)          2.64%
Arthur H. Goldberg                                               24,487(3)            *
William A. Rosoff                                                   125               *
Stephen R. Blank                                                    987(4)            *
Edward Blumenfeld                                                   125               *
Edwin J. Glickman                                                10,531               *
Edwin R. Frankel                                                      0               *
All Trustees and Executive  Officers as a group (7 persons)     130,409             3.66%

---------------------
*    Less than 1% of class.
(1)  All amounts are directly owned unless stated otherwise.
(2) Includes 25,890 shares held in an IRA account for the benefit of Mr. Pashcow, a retirement savings plan, a pension and profit sharing account and a money purchase plan, 47,662 shares owned by an irrevocable trust of which Mr. Pashcow is a trustee, an irrevocable trust for his daughter and a foundation of which Mr. Pashcow is trustee (for all of which trusts Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and each of the trusts.
(3) Includes 19,563 shares owned by Mr. Goldberg's wife, 1,875 shares owned by trusts for his daughters and 3,050 shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the shares owned by his wife and the trusts for his daughters.
(4) Includes 712 shares owned by trusts for Mr. Blank's daughters and 275 shares held in an IRA account for the benefit of Mr. Blank. Mr. Blank disclaims beneficial ownership of the shares owned by the trusts for his daughters.



ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Information relating to Principal Accountant Fees and Services will be contained in a definitive Proxy Statement under the caption "Principal Accountant Fees and Services" which the Registrant will file with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 not later than 120 days after December 31, 2004, and such information is incorporated herein by reference.



                                     PART IV



ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

Financial Statements, Schedules and Exhibits

(a)(1) Financial Statements
       See pages F-1 through F-9, which are included herein.

(a)(2) Financial Statement Schedules
        All schedules have been omitted because they are inapplicable, not required, or the information is included in the financial statements or notes thereto.


(a)(3) Exhibits

        The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as a part of this Annual Report on Form 10-K.

(b) No Current Reports on Form 8-K were filed by the Company during the last quarter of the period covered by this report.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            PAGE

Consolidated Financial Statements -- Atlantic Realty Trust and Subsidiary (Liquidation Basis of Accounting)

Report of Independent Registered Accounting Firm.............................F-2
Consolidated Statements of Net Assets in Liquidation as of
     December 31, 2004 and 2003..............................................F-3
Consolidated Statements of Changes in Net Assets in Liquidation for
     the Years Ended December 31, 2004, 2003 and 2002........................F-4
Notes to Consolidated Financial Statements................................F-5-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
Atlantic Realty Trust

We have audited the accompanying consolidated statements of net assets in liquidation of Atlantic Realty Trust and subsidiary (the "Trust") as of December 31, 2004 and 2003, and the related consolidated statements of changes in net assets in liquidation for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Trust was formed for the purpose of liquidating the mortgage loan portfolio and certain other assets and liabilities which were transferred to the Trust from RPS Realty Trust on May 1, 1996 and liquidating and distributing capital to the Trust's shareholders. As a result, the Trust adopted the liquidation basis of accounting, effective May 10, 1996.

In our opinion, such consolidated financial statements present fairly, in all material respects, the net assets in liquidation of Atlantic Realty Trust and subsidiary as of December 31, 2004 and 2003 and the changes in their net assets in liquidation for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America on the basis described in the preceding paragraph.

As discussed in Notes 1 and 6 to the consolidated financial statements, because of the inherent uncertainty of valuation when an entity is in liquidation, the amounts ultimately realized from assets disposed and costs incurred to settle liabilities may differ materially from amounts presented in the accompanying consolidated financial statements.

/s/ DELOITTE & TOUCHE LLP


  ------------------------
  MARCH 24, 2005
  ------------------------
  New York, New York
  New York, New York

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION
                        (LIQUIDATION BASIS OF ACCOUNTING)

                                    December 31,     December 31,
                                        2004             2003
                                        ----             ----
ASSETS:

Investment in real estate........   $81,319,000      $44,144,250
Cash and short-term investments..     7,852,922       23,198,093
Other assets                            102,000          265,100
                                  ---------------- -------------
        Total assets.............    89,273,922       67,607,443
                                  ---------------- -------------

LIABILITIES:

Estimated costs of liquidation...     8,600,164       12,547,752
                                  ---------------- -------------
Net assets in liquidation........   $80,673,758      $55,059,691
                                  ---------------- -------------



                 See notes to consolidated financial statements.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                        (LIQUIDATION BASIS OF ACCOUNTING)


                                           FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                              ENDED          ENDED          ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               2004           2003          2002
                                          -------------- --------------  -------------

Net assets in liquidation, beginning
    of period...........................   $55,059,691     $61,905,566    $57,856,129
Distributions paid                         (13,035,333)     (1,638,314)    (2,208,163)
Adjustments to reflect liquidation
    basis of accounting.................    38,649,400      (5,207,561)     6,257,600
Net assets in liquidation,
    end of period.......................   $80,673,758     $55,059,691    $61,905,566



                 See notes to consolidated financial statements.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (LIQUIDATION BASIS OF ACCOUNTING)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Atlantic  Realty  Trust,  a Maryland  real  estate  investment  trust (the
"Trust"), was formed on July 27, 1995 for the purpose of liquidating its interests in real properties, its mortgage loan portfolio and certain other assets and liabilities which were transferred to the Trust from Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust) ("RPS") on May 10, 1996 (the "Spin-Off Transaction"). The Trust had no operations from the date of formation to the date of the Spin-Off Transaction. The Trust adopted the liquidation basis of accounting as of the date of the Spin-Off Transaction based on its intention to liquidate its assets or merge or combine operations with another real estate entity within eighteen months from the date of the Spin-Off Transaction. The Trust intends to conduct its operations with the intent of meeting the requirements applicable to a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Trust will have no current or deferred income tax liabilities.

      Liquidation Basis of Accounting -- As a result of the Spin-Off Transaction, the Trust has adopted the liquidation basis of accounting. The liquidation basis of accounting is appropriate when liquidation appears imminent and the Trust is no longer viewed as a going concern. Under this method of accounting, assets are stated at their estimated net realizable values and liabilities are stated at the anticipated settlement amounts.

      The valuations presented in the accompanying Consolidated Statements of Net Assets in Liquidation represent the estimates at the dates shown, based on current facts and circumstances, of the estimated net realizable value of the assets and estimated costs of liquidating the Trust. In determining the net realizable values of the assets, the Trust considered each asset's ability to generate future cash flows, offers to purchase received from third parties, if any, and other general market information. Such information was considered in conjunction with operating the Trust's plan for disposition of assets. The estimated costs of liquidation represent the estimated cost of operating the Trust through its anticipated termination. These costs primarily include payroll, consulting and related costs, rent, shareholder relations, legal and auditing. Changes in these costs during the periods presented are reflected in the adjustments to reflect liquidation basis of accounting. Computations of net realizable value necessitate the use of certain assumptions and estimates. Future events, including economic conditions that relate to real estate markets in general, may differ from those assumed or estimated at the time such computations are made. Because of inherent uncertainty of valuation when an entity is in liquidation, the amounts ultimately realized from assets disposed and costs incurred to settle liabilities may materially differ from amounts presented.

      Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction, subject to, among certain other things, satisfactory resolution of the RPS Tax Issues (as such term is defined in footnote 6). Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (LIQUIDATION BASIS OF ACCOUNTING)

the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

      CONSOLIDATION  --  The  consolidated   financial  statements  include  the
accounts  of  the  Trust  and  its  wholly-owned  subsidiary.   All  significant
intercompany accounts and transactions have been eliminated in consolidation.

2. INVESTMENT IN REAL ESTATE

                                          ESTIMATED NET REALIZED VALUE(a)(b)
PROPERTY               LOCATION               DECEMBER 31,        DECEMBER 31,
                                                  2004                  2003
                                         ----------------       ---------------
Hylan Shopping Center  Staten Island, NY      $81,319,000          $44,144,250

--------------

(a) Includes estimated cash flows using a disposition period of six months and nine months for the years ended December 31, 2004 and December 31, 2003, respectively. Realized values may differ depending on actual disposition results and time periods.

(b) The operations of the Trust and the Hylan Shopping Center for the years ended December 31, 2004 and December 31, 2003 are as follows:

                                               2004                   2003
                                               ----                   ----
Rental income.....................         $4,669,152             $4,579,713
Expense reimbursements............          2,529,747              2,194,211
Interest from short-term investments          125,023                267,868
Other.............................              2,376                  3,004
                                      -------------------- ---------------------
                                            7,326,298              7,044,796
                                      -------------------- ---------------------
Operating property expenses.......          3,118,759              2,989,906
Depreciation......................            344,067                348,831
General and administrative........          2,432,697              2,125,909
                                      -------------------- ---------------------
                                            5,895,523              5,464,646
                                      -------------------- ---------------------
Net income........................         $1,430,775             $1,580,150

3. SHARES OUTSTANDING

      The weighted average number of common shares outstanding for each of the periods ended December 31, 2004, 2003, and 2002 was 3,561,553.

4. CASH AND SHORT-TERM INVESTMENTS

      Cash and short-term investments at December 31, 2004 and 2003, consist primarily of certificates of deposit at a major New York bank of $7,300,000 and $22,500,000, respectively, purchased with original maturities of three months or less, bearing interest at a fixed rate of 1.25% and 1.09%, respectively.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (LIQUIDATION BASIS OF ACCOUNTING)

5. OTHER ASSETS

      Other assets include the estimated interest income from the Trust's short-term investments.

6. INCOME TAXES

      During the third quarter of 1994, RPS held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the IRS may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the IRS enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

      In connection with the Spin-Off Transaction, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the Spin-Off Transaction) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). Such agreement provides that RPS (now named Ramco-Gershenson Properties Trust), under the direction of four trustees, three of whom are also trustees of the Trust (the "Continuing Trustees") and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust did not have any control as to the timing of the resolution or disposition of any such claims.

      In December 2003, Ramco-Gershenson Properties Trust and the Internal Revenue Service entered into a Closing Agreement with respect to all of the issues raised by the Internal Revenue Service in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable year in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts is approximately $7,400,000, and because the Trust is required by the Tax Agreement to reimburse Ramco-Gershenson Properties Trust for these items, they are included in the estimated cost of liquidation as of December 31, 2003. Although the Closing Agreement provides that the election of Ramco-Gershenson Properties Trust to be taxed as a "real estate investment trust" was terminated with respect to its 1994 and 1995 taxable years, it also provides

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (LIQUIDATION BASIS OF ACCOUNTING)

that Ramco-Gershenson Properties Trust will be treated as having reelected to be taxed as a "real estate investment trust" with respect to its taxable year beginning January 1, 1996 and that the termination of its election to be taxed as a "real estate investment trust" will not prohibit it or any successor entity (which includes the Trust) from electing to be taxed as a "real estate investment trust" on or after January 1, 1996.

      The Trust remains obligated under the Tax Agreement to assume certain liabilities relating to the RPS Tax Issues. The Trust established a special committee (the "Special Committee regarding RPS Tax Issues") comprised of the two Trustees who are not Continuing Trustees or otherwise affiliated with Ramco-Gershenson Properties Trust to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by Ramco-Gershenson Properties Trust for contribution arising out of the Closing Agreement. On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividend required to be paid pursuant to the Closing Agreement. On June 10, 2004 the Trust paid $1,803,235 in respect of the tax and interest on the tax pursuant to the Closing Agreement. The Trust will be obligated to make additional payments with respect to the RPS Tax Issues and the Closing Agreement as a result of its obligations under the Tax Agreement. In the event the Trust is presented with further requests or claims for payment or reimbursement arising in connection with the RPS Tax Issues and the Closing Agreement, the Special Committee regarding RPS Tax Issues will evaluate the Trust's further obligations at the time of its receipt of any such claim or request. The Trust does not however expect the amounts claimed or requested to exceed approximately $3,300,000.

      On February 21, 2003, the IRS issued an examination report to the Trust with respect to the 1996 and 1997 taxable years of the Trust. This examination report proposes to disallow all of the loss deductions claimed by the Trust upon the disposition of Trust Assets during that period. In addition, the examination report proposes to increase the REIT taxable income of the Trust during 1996 and 1997 on account of two items reported on the Trust's tax returns for which the Trust did not claim any taxable loss or deduction. Counsel to the Trust has advised that the examination report contains numerous errors of fact with respect to the operations of the Trust and that the legal conclusions in the examination report are not consistent with the applicable provisions of the Code and the income tax regulations. The Trust timely filed an administrative appeals (the "Trust Protest") challenging the adjustments proposed in the examination report.

      Apart from transferring the responsibility of the Trust's appeal of the examination report to the IRS appeals office having jurisdiction for this case, no action has yet been taken by the IRS with respect to the Trust's Protest to the disallowances proposed in the examination report issued to the Trust. The outcome of the Trust Protest is uncertain and the impact of the resolution could be material to the financial statements; however, the Trust anticipates that the outcome will be favorable to the Trust.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (LIQUIDATION BASIS OF ACCOUNTING)


7. DIVIDENDS/DISTRIBUTIONS TO SHAREHOLDERS

      Under the Internal Revenue Code, a REIT must meet certain qualifications, including a requirement that it distribute annually to its shareholders at least 90 percent of its REIT taxable income. The Trust's policy is to distribute to shareholders all taxable income. Dividend distributions for the years ended December 31, 2003, 2002 and 2001 are summarized as follows:

     Record Date                 Distribution                Payment
     -----------                 ------------                -------

December 20, 2004               $.41 per share          December 29, 2004
May 10, 2004                   $3.25 per share          May 20, 2004
December 18, 2003               $.46 per share          December 29, 2003
December 15, 2002               $.62 per share          December 27, 2002

The distributions listed in the table above represent ordinary income for income tax purposes, except for the $3.25 per share distribution which was a return of capital.

8. COMMITMENTS

      The Trust leases approximately 4,100 square feet of office space at 747 Third Avenue, New York, New York at an annual base rent of approximately $264,000. This lease will expire on October 31, 2005.

9. SUBSEQUENT EVENTS

      On March 28, 2005,  the Trust  entered into an  Indemnification  Agreement
(the "Indemnification Agreement") with Kimco Realty Corporation ("Kimco") pursuant to which the Trust has agreed to allow Kimco to conduct due diligence on the Hylan Center. The indemnification agreement is being entered into in connection with Kimco's bid to acquire the Hylan Center from the trust and further provides that commencing on March 28, 2005 and for a period of forty five (45) days thereafter, neither the Trust nor any of its representatives or agents will engage in negotiations or discussions with any party other than Kimco for the sale of the capital stock or assets of the Trust, including the sale of the Hylan Center. While the Trust and Kimco have entered into the Indemnification Agreement, the Trust has not as of the date hereof accepted Kimco's offer to purchase the Hylan Center; therefore, there is no assurance that Kimco and the Trust will enter into a definitive agreement in respect thereto.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of March, 2005.

                                   ATLANTIC REALTY TRUST

Date:  March 29th, 2005            By:/s/Joel M. Pashcow
                                      ------------------------------------------
                                      Name:  Joel M. Pashcow
                                      Title: President and Chairman of the Board

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                   Title                                 Date
---------                   -----                                 ----


---------------------
Joel M. Pashcow             President  and  Chairman of      March 29, 2005
                            the Board

---------------------       Executive Vice President,        March 29, 2005
Edwin R. Frankel            Chief Financial Officer,
                            Secretary and Principal
                            Financial and Accounting
                            Officer

---------------------       Trustee                          March 29, 2005
Edwin J. Glickman


---------------------       Trustee                          March 29, 2005
Stephen R. Blank


---------------------       Trustee                          March 29, 2005
Edward Blumenfeld


---------------------       Trustee                          March 29, 2005
Arthur H. Goldberg


---------------------
William A. Rosoff           Trustee                          March 29, 2005

                                  EXHIBIT INDEX

The following exhibits are filed as part of this Annual Report on Form 10-K.

EXHIBIT NO.    DESCRIPTION

     3.1 Amended and Restated Declaration of Trust of the Trust (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562,
               Exhibit 3.1).

     3.2 Amended and Restated By-Laws of the Trust (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562, Exhibit 3.2).

     3.3 First Amendment to Amended and Restated Declaration of Trust of the Trust (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562, Exhibit 3.3).

     4.1 Form of Share Certificate (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562, Exhibit 4.1).

    10.1 Lease Agreement, dated as of January 16, 1997, by and between Sage Realty Corporation, as the lessor, and the Trust, as the lessee (Incorporated by reference to the Trust's annual report on Form 10-K for the year ended December 31, 1996, File No. 0-27562,
               Exhibit 10.1).

    10.2 Form of Assignment, Assumption and Indemnification Agreement between RPS Realty Trust and the Trust (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1997, File No. 0-27562, Exhibit 10.1).

    10.3 Form of Tax Agreement between RPS Realty Trust and the Trust (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562,
               Exhibit 10.2).

    10.4 Form of Information Statement (Incorporated by reference to the Trust's definitive registration statement on Form 10, dated March 28, 1996, File No. 0-27562, Exhibit 20.1).

    10.5 Employment Agreement, dated as of June 11, 1998, by and between the Trust and Edwin R. Frankel (Incorporated by reference to the Trust's quarterly report on Form 10-Q for the three months ended June 30, 1998, File No. 0-27562, Exhibit 10.1).

    10.6 Amendment to Employment Agreement, dated as of January 29, 2000, by and between the Trust and Edwin R. Frankel (Incorporated by reference to the

               Trust's annual report on Form 10-K, for the year ended December 31, 2000, File No. 0-27562, Exhibit 10.6).

    10.7 Amended and Restated Standstill Agreement, dated as of July 21, 2000, by and among Atlantic Realty Trust, on the one hand, and Kimco Realty Corporation, Kimco Realty Services, Inc. and Milton Cooper, on the other hand.

    10.8 Second Amended and Restated Standstill Agreement, dated as of January 31, 2003, by and among Atlantic Realty Trust, on the one hand, and Kimco Realty Corporation, Kimco Realty Services, Inc. and Milton Cooper, on the other hand.

    10.9 Standstill Agreement, dated as of January 27, 2004, by and among Atlantic Realty Trust, on the one hand, and High Rise Capital Management, L.P., High Rise Capital Advisors, L.L.C., Bridge Realty Advisors, L.L.C., Zankel Management GP, L.L.C., Cedar Bridge Realty Fund, L.P., Cedar Bridge Institutional Fund, L.P., a Delaware limited partnership Arthur Zankel and David O'Connor on the other hand. (Filed as an exhibit to Form 8-K filed January 27, 2004, File No. 0-27562.)

    10.10 Reimbursement Agreement, dated as of March 24, 2004 by and between Atlantic Realty Trust and Joel M. Pashcow.

    10.11 Reimbursement Agreement, dated as of March 24, 2004 by and between Atlantic Realty Trust and Arthur H. Goldberg.

    10.12 Indemnification Agreement, dated as of March 28, 2005, by and between Atlantic Realty Trust and Kimco Realty Corporation.

    21.1 Subsidiary of the Registrant (incorporated by reference to the Trust Annual Report on 10-K, for the year ended December 31, 1999, File No. 0-27562, Exhibit 21.1).

                  CERTIFICATION BY EDWIN R. FRANKEL PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

I, Edwin R. Frankel, certify that:

1.    I have reviewed this annual report on Form 10-K of Atlantic Realty Trust;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and we have:

      a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

      c) disclosed in this annual report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

      a) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 29, 2005                    /s/Edwin R. Frankel
                                        -----------------------------------
                                        Name:  Edwin R. Frankel
                                        Title  Executive Vice President,
                                               Chief Financial Officer
                                               and Secretary
                                               (Principal Financial and
                                               Accounting Officer)

                  CERTIFICATION BY JOEL M. PASHCOW PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

I, Joel M. Pashcow, certify that:

1.    I have reviewed this annual report on Form 10-K of Atlantic Realty Trust;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and we have:

      a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

      c) disclosed in this annual report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

      a) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 29, 2005                /s/Joel M. Pashcow
                                    -----------------------------------
                                    Name:  Joel M. Pashcow
                                    Title: Chairman and President
                                           (Principal Executive Officer)

Exhibit 99.1
To Atlantic Realty Trust
Report on Form 10-K
December 31, 2004

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chairman and President of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-K of the Company for the fiscal year ended December 31, 2004 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date: March 29, 2005                   /s/Joel M. Pashcow
                                       -----------------------------------
                                       Name:  Joel M. Pashcow
                                       Title: Chairman and President
                                              (Principal Executive Officer)

Exhibit 99.2
To Atlantic Realty Trust
Report on Form 10-K
December 31, 2004

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Executive Vice President, Chief Financial Officer and Secretary of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-K of the Company for the fiscal year ended December 31, 2004 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose

Date: March 29, 2005                   /s/Edwin R. Frankel
                                       -----------------------------------
                                       Name:   Edwin R. Frankel
                                       Title:  Executive Vice President
                                               Chief Financial Officer
                                               and Secretary
                                               (Principal Financial and
                                               Accounting Officer)

                                                                   Exhibit 10.10


                             REIMBURSEMENT AGREEMENT
                             -----------------------

     THIS REIMBURSEMENT AGREEMENT (the "AGREEMENT"), dated as of March 24, 2004, is between Atlantic Realty Trust, a Maryland real estate investment trust (the "TRUST"), and Joel M. Pashcow, a trustee and officer of the Trust, (the "MEMBER").

          WHEREAS, the United States Internal Revenue Service (the "IRS") is in the process of auditing certain of the income tax returns of the Trust (the "TRUST AUDIT"); and

          WHEREAS,  the  Member,  a  trustee  and  officer  of  the  Trust,  was
previously   a  trustee   and   officer  of  RPS   Realty   Trust   ("RPS"),   a
predecessor-in-interest to the Trust; and

          WHEREAS, RPS was previously audited by the IRS (the "RPS AUDIT") in proceedings that ultimately resulted in a very favorable settlement for RPS and the Trust; and

          WHEREAS, several allegations have been made in the Trust Audit proceedings that were previously asserted in the RPS Audit proceedings and ultimately proved unfounded; and

          WHEREAS, in the event the Trust Audit does not produce the desired results the IRS examining agent is attempting to achieve or ultimately results in a favorable outcome for the Trust as was achieved in the RPS Audit, such examining agent may proceed to conduct or cause to be conducted audits of the personal taxes of each of the joint trustees and officers of RPS and the Trust, including the Member (each such audit, a "MEMBER AUDIT"); and

          WHEREAS, while the Member may be entitled to indemnification relating to claims, actions or proceedings against the Member solely for his actions as a trustee or officer of the Trust pursuant to the Trust's Declaration of Trust, Bylaws and/or Maryland law and is covered by director and officer insurance, he believes that this Agreement is desirable to augment such protection in light of the fact that it may be difficult or impossible to prove that the initiation of an audit of his personal taxes is directly connected to (i) his position as a trustee and officer of the Trust, (ii) the RPS Audit or (iii) the Trust Audit; and

          WHEREAS, the Board of Trustees of the Trust believes that the Member should be indemnified for certain expenses incurred by him in connection with any Member Audit and that in the event the Member is unable to link such audit to (i) his position as an officer and trustee of the Trust, (ii) the RPS Audit or (iii) the Trust Audit, he should still, in good faith, be entitled to compensation for his incurrence of such expenses pursuant a contractual obligation of the Trust;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. REIMBURSEMENT; PROCEDURE FOR REIMBURSEMENT. (a) The Trust shall reimburse the Member for all reasonable fees and expenses, including, without limitation, the reasonable fees and expenses of accountants and legal counsel (collectively, "EXPENSES"), incurred in connection with any Member Audit in an amount not to exceed $50,000.00 (the "FISCAL YEAR MAXIMUM AMOUNT") for each fiscal year during the term of this Agreement. Notwithstanding anything to the contrary herein, in the event a Member Audit is conducted and it shall be proven that the Member failed to properly file such Member's taxes, the Trust shall not be required to reimburse the Member for any
(i) amounts of federal, New York State or New York City income taxes found by the auditors to be delinquent, due or owing, (ii) interest associated with the failure of the Member to make the payments set forth in subsection (i) of this section on or prior to the date on which such payment was due or (iii) penalties associated with (x) the Member's failure to properly file the Member's taxes,
(y) the Member's failure to make any tax payment on time or (z) otherwise incurred in connection with the foregoing subsections (i) and (ii). Notwithstanding anything to the contrary herein, Member Audits shall only include audits of any Member with respect to tax years commencing on or after January 1, 2000 and ending no later than one year following the final settlement, termination, dismissal or other conclusion of the Trust Audit (each a "TAX YEAR").

     (b) The Member shall provide to the Trust a written request for reimbursement (the "REIMBURSEMENT REQUEST") and a statement setting forth the derivation of the Expenses for which the Member is requesting reimbursement (the "REIMBURSEMENT INVOICE"). Upon receipt by the Trust of the Reimbursement Request and the Reimbursement Invoice, the Trust shall reimburse the Member for all Expenses set forth in the Reimbursement Request up to the Maximum Amount, within thirty (30) days of receipt thereof; PROVIDED, HOWEVER, such Expense amounts shall not be paid to the extent such amounts are contested in good faith by the Trust ("CONTESTED AMOUNTS"). Any Contested Amounts shall be settled promptly by the Member and the Trust. For purposes of this Agreement, the "MAXIMUM AMOUNT" shall be the lesser of (i) the amount of the Reimbursement Request and (ii) an amount equal to (a) the number of years this Agreement has been in effect multiplied by (b) the Fiscal Year Maximum Amount minus (c) any amount previously paid to the Member under any previous Reimbursement Request.

     2. TERM. This Agreement shall be effective as of the date first above written and shall continue in existence until the earlier of (i) three years following the filing of any tax return relating to the final Tax Year to which the Agreement is applicable, unless a Member Audit has been initiated in which case, until the final settlement, termination, dismissal or other conclusion of all Member Audits for each of the Tax Years and (ii) termination by mutual agreement of the parties hereto set forth in writing and signed by the parties hereto or their successors and assigns.

     3. MODIFICATION. This Agreement may not be amended or modified except by a written instrument duly executed by the Trust and the Member.

     4. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, agreements or representations by or between the parties.

     5. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns, PROVIDED HOWEVER that neither party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of other party.

     6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same document.

     7. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     8. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of New York, without regard to conflict of laws principles.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              ATLANTIC REALTY TRUST

                              By:   /S/ EDWIN R. FRANKEL
                                    -----------------------------------
                                    Name:   Edwin R. Frankel
                                    Title:  Executive Vice President
                                            Chief Financial Officer

                              JOEL M. PASHCOW


                              /S/ JOEL M. PASHCOW
                              -----------------------------------------

                                                                   Exhibit 10.11

                             REIMBURSEMENT AGREEMENT
                             -----------------------


     THIS REIMBURSEMENT AGREEMENT (the "Agreement"), dated as of March 24, 2004, is between Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), and Arthur H. Goldberg, a trustee of the Trust, (the "Member").

          WHEREAS, the United States Internal Revenue Service (the "IRS") is in the process of auditing certain of the income tax returns of the Trust (the "Trust Audit"); and

          WHEREAS, the Member, a trustee of the Trust, was previously a trustee and/or officer of RPS Realty Trust ("RPS"), a predecessor-in-interest to the Trust; and

          WHEREAS, RPS was previously audited by the IRS (the "RPS Audit") in proceedings that ultimately resulted in a very favorable settlement for RPS and the Trust; and

          WHEREAS, several allegations have been made in the Trust Audit proceedings that were previously asserted in the RPS Audit proceedings and ultimately proved unfounded; and

          WHEREAS, in the event the Trust Audit does not produce the desired results the IRS examining agent is attempting to achieve or ultimately results in a favorable outcome for the Trust as was achieved in the RPS Audit, such examining agent may proceed to conduct or cause to be conducted audits of the personal taxes of each of the joint trustees and/or officers of RPS and the Trust, including the Member (each such audit, a "Member Audit"); and

          WHEREAS, while the Member may be entitled to indemnification relating to claims, actions or proceedings against the Member solely for his actions as a trustee of the Trust pursuant to the Trust's Declaration of Trust, Bylaws and/or Maryland law and is covered by director and officer insurance, he believes that this Agreement is desirable to augment such protection in light of the fact that it may be difficult or impossible to prove that the initiation of an audit of his personal taxes is directly connected to (i) his position as a trustee of the Trust, (ii) the RPS Audit or (iii) the Trust Audit; and

          WHEREAS, the Board of Trustees of the Trust believes that the Member should be indemnified for certain expenses incurred by him in connection with any Member Audit and that in the event the Member is unable to link such audit to (i) his position as an trustee of the Trust, (ii) the RPS Audit or (iii) the Trust Audit, he should still, in good faith, be entitled to compensation for his incurrence of such expenses pursuant a contractual obligation of the Trust;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Reimbursement; Procedure for Reimbursement. (a) The Trust shall reimburse the Member for all reasonable fees and expenses, including, without limitation, the reasonable fees and expenses of accountants and legal counsel (collectively, "Expenses"), incurred in connection with any Member Audit in an amount not to exceed $50,000 (the "Fiscal Year Maximum Amount") for each fiscal year during the term of this Agreement. Notwithstanding anything to the contrary herein, in the event a Member Audit is conducted and it shall be proven that the Member failed to properly file such Member's taxes, the Trust shall not be required to reimburse the Member for any
(i) amounts of federal, New York State or New York City income taxes found by the auditors to be delinquent, due or owing, (ii) interest associated with the failure of the Member to make the payments set forth in subsection (i) of this section on or prior to the date on which such payment was due or (iii) penalties associated with (x) the Member's failure to properly file the Member's taxes,
(y) the Member's failure to make any tax payment on time or (z) otherwise incurred in connection with the foregoing subsections (i) and (ii). Notwithstanding anything to the contrary herein, Member Audits shall only include audits of any Member with respect to tax years commencing on or after January 1, 2000 and ending no later than one year following the final settlement, termination, dismissal or other conclusion of the Trust Audit (each a "Tax Year").

     (b) The Member shall provide to the Trust a written request for reimbursement (the "Reimbursement Request") and a statement setting forth the derivation of the Expenses for which the Member is requesting reimbursement (the "Reimbursement Invoice"). Upon receipt by the Trust of the Reimbursement Request and the Reimbursement Invoice, the Trust shall reimburse the Member for all Expenses set forth in the Reimbursement Request up to the Maximum Amount, within thirty (30) days of receipt thereof; provided, however, such Expense amounts shall not be paid to the extent such amounts are contested in good faith by the Trust ("Contested Amounts"). Any Contested Amounts shall be settled promptly by the Member and the Trust. For purposes of this Agreement, the "Maximum Amount" shall be the lesser of (i) the amount of the Reimbursement Request and (ii) an amount equal to (a) the number of years this Agreement has been in effect multiplied by (b) the Fiscal Year Maximum Amount minus (c) any amount previously paid to the Member under any previous Reimbursement Request.

     2. Term. This Agreement shall be effective as of the date first above written and shall continue in existence until the earlier of (i) three years following the filing of any tax return relating to the final Tax Year to which the Agreement is applicable, unless a Member Audit has been initiated in which case, until the final settlement, termination, dismissal or other conclusion of all Member Audits for each of the Tax Years and (ii) termination by mutual agreement of the parties hereto set forth in writing and signed by the parties hereto or their successors and assigns.

     3. Modification. This Agreement may not be amended or modified except by a written instrument duly executed by the Trust and the Member.

     4. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, agreements or representations by or between the parties.

     5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns, provided however that neither party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of other party.

     6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same document.

     7. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed under the laws of the state of New York, without regard to conflict of laws principles.



                               [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              ATLANTIC REALTY TRUST


                              By:   /s/ Edwin R. Frankel
                                    -----------------------
                                    Name:  Edwin R. Frankel
                                    Title: Executive Vice President
                                           Chief Financial Officer


                              ARTHUR H. GOLDBERG


                              /s/ Arthur H. Goldberg
                              ----------------------

                                                                  EXECUTION COPY
                                                                  --------------

                            INDEMNIFICATION AGREEMENT
                            -------------------------

          THIS INDEMNIFICATION AGREEMENT (this "AGREEMENT") is entered into as of the 28th day of March 2005, by and among Atlantic Realty Trust ("Seller") and Kimco Realty Corporation ("Buyer").

                                    RECITALS

          A. Buyer and Seller have entered into exclusive good faith negotiations of a Purchase and Sale Agreement ("Purchase and Sale Agreement"), in connection with that certain property commonly known as Hylan Plaza Shopping Center located in Staten Island, New York (collectively with the land and improvements thereon, the "Property").

          B. Buyer desires to conduct the Property Diligence (as defined below) on the terms and conditions provided herein.

          C. Seller is willing to permit Buyer to do the Property Diligence on the terms and conditions provided herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

               PROPERTY DILIGENCE. Seller hereby agrees to permit Buyer and its representatives to enter onto the Property to conduct due diligence on the Property including, without limitation, inspecting and performing tests upon the Property (including, without limitation, environmental, including "Phase II" environmental testing, structural, engineering and other tests) (collectively, the "Property Diligence"). Buyer shall be exclusively responsible for all of its and its representative's costs and fees associated with its investigation and review of the Property. Buyer shall conduct and shall cause its representatives to conduct any inspections and reviews in a commercially reasonable, prudent and professional manner and in compliance with all applicable laws. A representative of Seller may, at its option, be present during any inspections or reviews of the property. Buyer agrees to repair promptly any damage or disturbance Buyer or its representatives shall cause to the Property. Nothing in this Agreement shall preclude Buyer or its representatives from complying with any express legal obligation to report environmental violations or other circumstances existing at the Property to any governmental authority (to the extent that Buyer can prove that such an obligation exists) and such compliance alone shall not be the basis for any liability to Buyer hereunder.

               BUYER'S INDEMNIFICATION OF SELLER. Buyer shall indemnify, defend and hold Seller harmless from any and all claims, damages, costs and liability resulting directly from Buyer or its representatives conducting the Property
Diligence in a manner that does not comply with the requirements of Section 1 above, except to the extent the same is caused by Seller's gross negligence or willful misconduct; provided, that in no event shall Buyer be liable for consequential, punitive, or special damages. Buyer shall exercise commercially reasonable efforts to minimize disruption to the tenants of the Property in connection with the Property Diligence and

Buyer's or its representative's activities. No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or the assumption of liability or risk by Seller.

               NO LIENS CREATED BY BUYER. Buyer shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of the Property Diligence or the purchase of any materials by Buyer or Buyer's representatives in connection with the Property Diligence.

               CONFIDENTIALITY. Buyer agrees to treat any information concerning the Property furnished by the Seller or obtained by the Buyer in the course of its diligence activities pursuant to Section 1 (the "Confidential Material") strictly confidential. Except as required by law, neither Buyer nor any of it employees, officers, directors, agents, advisors or representatives ("Representatives") shall disclose any Confidential Material to any other person. The term "Confidential Material" does not include information which (i) is already in Buyer's possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to the Seller, (ii) becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Buyer or its Representatives, or (iii) becomes available to Buyer on a non-confidential basis from a source other than the Seller or its Representatives, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Seller.

               NOTICES. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be delivered to the addresses set forth on the signature pages hereto.

               EXCLUSIVE NEGOTIATIONS. During the period commencing on the date hereof and ending forty five days after the date hereof (such period, the "Exclusivity Period"), Seller will not, directly or through its officers, directors, employees, affiliates, brokers, investment bankers, attorneys and other agents and representatives (collectively, "Representatives"), solicit, encourage, engage in negotiations or discussions with, or furnish any confidential information or data to, any third party (other than Buyer) relating to a potential or actual proposal to acquire any of the capital stock or assets of the Seller, including the Property (an "Acquisition Proposal") and will cease and instruct its Representatives to immediately cease any such activities. Seller will promptly provide Buyer with any written Acquisition Proposals, and promptly inform Buyer of the material terms of any oral Acquisition Proposals, received by Seller or its Representatives during the Exclusivity Period.

               BINDING EFFECT; NO OBLIGATION. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns. Neither the execution of this Agreement nor any of the terms or conditions set forth herein shall create any obligation for Buyer to do any or all of the Property
Diligence. Unless and until a definitive agreement between Seller and Buyer concerning the purchase and sale of the Property, Buyer will not be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors, and has no obligation to continue to pursue such a transaction.

               GOVERNING LAW AND VENUE. The laws of the state of New York shall govern the validity, construction, enforcement, and interpretation of this Agreement with respect to the Property, except for the conflict of law provisions thereof which would result in the application of the laws of another jurisdiction. All claims, disputes and other matters in question with respect to the Property arising out of or relating to this Agreement, or the breach thereof, shall be decided by proceedings instituted and litigated in a state or federal court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

               MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterparts.

               CONSTRUCTION. No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

               NOW WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

                                      SELLER:
                                      -------
                                      ATLANTIC REALTY TRUST




                                      By:  /s/ Edwin R. Frankel
                                         --------------------
                                         Name:  Edwin R. Frankel
                                         Title: Chief Financial Officer

                                         Address for notices:

                                         Atlantic Realty Trust
                                         747 3rd Avenue
                                         New York, New York 10017
                                         Attention: Joel Pashcow

                                         With a copy to (which shall not consti-
                                         tute notice):

                                         Proskauer Rose LLP
                                         1585 Broadway
                                         New York, New York 10036-8200
                                         Attention: Peter M. Fass, Esq.




                 [Signature Page to Indemnification Agreement]

                                      BUYER:
                                      -----

                                      KIMCO REALTY CORPORATION


                                      By: /s/ Bruce M. Kauderer
                                         ----------------------
                                      Name:  BRUCE M. KAUDERER
                                      Title:  VICE PRESIDENT

                                      Address for notices:

                                      Kimco Realty Corporation
                                      3333 New Hyde Park Road
                                      New Hyde Park, New York 11042-0020
                                      Attention: General Counsel

                                      With a copy to (which shall not consti-
                                      tute notice):

                                      Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, NY 10019
                                      Attention: Adam O. Emmerich, Esq.




                 [Signature Page to Indemnification Agreement]

--------------------------------------------------------------------------------
                              Atlantic Realty Trust

                                    Form 10-Q

                               Filed May 13, 2005


--------------------------------------------------------------------------------

                                    FORM 10-Q
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended MARCH 31, 2005
                               -------------------------------------------------
                                            OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to
                               -------------------------------------------------

Commission file number 0-27562
                       ---------------------------------------------------------
                                   ATLANTIC REALTY TRUST
                           --------------------------------------
                (Exact name of registrant as specified in its charter)

            Maryland                                              13-3849655
----------------------------------                           -------------------
 (State or other jurisdiction of                              (I.R.S. Employer-
       incorporation                                            Identification
      or organization)                                               No.)

                      747 THIRD AVENUE, NEW YORK, NEW YORK 10017
                     -------------------------------------------
                     (Address of principal executive offices)
                                   (Zip Code)

                                  212-702-8561
                      -------------------------------------
                 (Registrant's telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes      X                No
    -----------              ------


      Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).

Yes                       No    X
    -----------              -------


      Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

      The number of shares of beneficial interest, par value $.01 per share, outstanding on May 9, 2005 was 3,561,553.

                                    I N D E X

This quarterly report on form 10-Q contains historical information and forward-looking statements. Statements looking forward in time are included in this Form 10-Q pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the Trust's actual results in future periods to be materially different from any future performance suggested herein. In the context of forward-looking information provided in this Form 10-Q and in other reports, please refer to the discussion of risk factors detailed in, as well as the other information contained in, the Trust's Form 10 filed with the Securities and Exchange Commission on March 28, 1996 as well as the Trust's filings with the Securities and Exchange Commission during the past 12 months.

                                                                      PAGE NO.
                                                                       -------



PART I. - FINANCIAL INFORMATION............................................3

   Item 1. Financial Statements............................................3

   Item 2. Management's Discussion and Analysis of Financial Condition
           and Liquidation Activities......................................9

   Item 3. Quantitative and Qualitative Disclosure About Market Risk.......9

   Item 4. Controls and Procedures.........................................9

PART II. - OTHER INFORMATION..............................................10

   Item 1. Legal Proceedings..............................................10

   Item 2. Changes in Securities and Use of Proceeds......................10

   Item 3. Defaults Upon Senior Securities................................10

   Item 4. Submission of Matters to a Vote of Security Holders............10

   Item 5. Other Information..............................................10

   Item 6. Exhibits and Reports on Form 8-K...............................10

   Signatures.............................................................11

                         PART I. - FINANCIAL INFORMATION



ITEM 1. FINANCIAL STATEMENTS.

                         ATLANTIC REALTY TRUST AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)



                                            MARCH 31, 2005     DECEMBER 31, 2004
                                            --------------     -----------------

                                               (unaudited)
                   ASSETS

Investment in Real Estate...................   $80,344,000        $81,319,000
Cash and Short-Term Investments.............     9,126,523          7,852,922
Other Assets................................       102,000            102,000
                                               -----------        -----------
Total Assets................................   $89,572,523         89,273,922
                                               ============       ===========

                LIABILITIES

Estimated Costs of Liquidation..............     8,761,141          8,600,164
                                               -----------        -----------

NET ASSETS IN LIQUIDATION...................   $80,811,382        $80,673,758
                                               ===========        ===========




                    SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         ATLANTIC REALTY TRUST AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)

                                   (UNAUDITED)

                                                    For the Period           For the Period
                                                   January 1, 2005          January 1, 2004 to
                                                 to March 31, 2005           March 31, 2004
                                                 -----------------          ------------------

Net Assets in Liquidation
   Beginning of Period.........................       $80,673,758               $55,059,691

Adjustments to Reflect
   Liquidation Basis of Accounting.............           137,624                13,791,406
                                                      -----------               -----------
Net Assets in Liquidation End of Period........       $80,811,382               $68,851,097
                                                      ===========               ===========



                    SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), was formed on July 27, 1995 for the purpose of liquidating its interests in real properties, its mortgage loan portfolio and certain other assets and liabilities which were transferred to the Trust from Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust) ("RPS") on May 10, 1996 (the "Spin-Off Transaction"). The Trust adopted the liquidation basis of accounting as of the date of the Spin-Off Transaction based on its originally stated intention to liquidate its assets or merge or combine operations with another real estate entity within eighteen months from the date of the Spin-Off Transaction. The Trust conducts its operations with the intent of meeting the requirements applicable to a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Trust will have no current or deferred income tax liabilities.

      In the opinion of management, the accompanying consolidated financial statements, which have not been audited, include all adjustments necessary to present fairly the results for the interim periods. Such adjustments consist only of normal recurring accruals.

      The consolidated financial statements should be read in conjunction with the annual financial statements and notes thereto included in the Trust's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004. The results of interim periods may not be indicative of the results for the entire year.

LIQUIDATION BASIS OF ACCOUNTING

      As a result of the Spin-Off Transaction, the Trust has adopted the liquidation basis of accounting. The liquidation basis of accounting is appropriate when liquidation appears imminent and the Trust is no longer viewed as a going concern. Under this method of accounting, assets are stated at their estimated net realizable values and liabilities are stated at the anticipated settlement amounts.

      The valuations presented in the accompanying consolidated statements of net assets in liquidation represent the estimates at the dates shown, based on current facts and circumstances, of the estimated net realizable value of the assets and estimated costs of liquidating the Trust. In determining the net realizable values of the assets, the Trust considered each asset's ability to generate future cash flows, offers to purchase received from third parties, if any, and other general market information. Such information was considered in conjunction with operating the Trust's plan for disposition of assets. The estimated costs of liquidation represent the estimated costs of operating the Trust through its anticipated termination. These costs primarily include payroll, consulting and related costs, rent, shareholder relations, legal and auditing. Changes in these costs during the periods presented are reflected in the adjustments to reflect the liquidation basis of accounting. Computations of net realizable value necessitate the use of certain assumptions and estimates. Future events, including economic conditions that relate to real estate markets in general, may differ from those assumed or estimated at the time such computations are made. Because of the inherent uncertainty of valuation when an entity is in liquidation, the amounts ultimately realized from assets disposed and costs incurred to settle liabilities may materially differ from amounts presented.

      Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction, subject to, among certain other things, satisfactory resolution of the RPS Tax Issues (as such term is defined in footnote 5 below). Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

CONSOLIDATION

      The consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. INVESTMENT IN REAL ESTATE:


                                            ESTIMATED NET REALIZED VALUE (A)(B)
PROPERTY               LOCATION            MARCH 31, 2005      DECEMBER 31, 2004
--------               --------            ---------------     -----------------

Hylan Shopping Center  Staten Island, NY     $80,344,000        $81,319,000


--------------------------
(a) Includes estimated cash flows using a disposition period of three months and six months for such periods, respectively. Realized value may differ depending on actual disposition results and time period.

(b) The operations of the Trust and the Hylan Shopping Center for the three months ended March 31, 2005 and March 31, 2004 are as follows:



                                                        Three Months       Three Months
                                                            Ended             Ended
                                                       March 31, 2005     March 31, 2004
                                                       --------------     --------------

Rental Income.......................................     $ 1,155,959         $1,165,636
Expense Reimbursements..............................         571,302            588,375
Interest from Short-Term Investments ...............          28,100             52,897
Other...............................................             827                578
                                                         -----------        -----------
                                                           1,756,188          1,801,486
                                                         -----------        -----------
Operating Property Expenses.........................         758,668            768,165
Depreciation........................................          83,902             86,016
General and Administrative..........................         541,055            547,160
                                                         -----------        -----------
                                                           1,383,625          1,401,341
                                                         -----------        -----------
Net Income..........................................     $   372,563        $   406,145
                                                          ==========         ==========

3. SHARES OUTSTANDING:

      The weighted average number of shares of beneficial interest outstanding for the periods ending March 31, 2005 and 2004 was 3,561,553.

4. CASH AND SHORT-TERM INVESTMENTS:

      Cash and short-term investments at March 31, 2005 consist primarily of a certificate of deposit at a major New York bank of $8,300,000, purchased with an original maturity of three months or less, bearing interest at a fixed rate of 2.69%.

5. INCOME TAXES:

     During the third quarter of 1994, RPS held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the Internal Revenue Service ("IRS") may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the IRS enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

     In connection with the Spin-Off Transaction, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the Spin-Off Transaction) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). Such agreement provides that RPS (now named Ramco-Gershenson Properties Trust), under the direction of four trustees, three of whom are also trustees of the Trust (the "Continuing Trustees") and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust did not have any control as to the timing of the resolution or disposition of any such claims.

     In December 2003, Ramco-Gershenson Properties Trust and the IRS entered into a Closing Agreement with respect to all of the issues raised by the IRS in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable years in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts is approximately $7,400,000, and because the Trust is required by the Tax Agreement to reimburse Ramco-Gershenson Properties Trust for these items, they are included in the estimated cost of liquidation as of December 31, 2003. Although the Closing Agreement provides that the election of Ramco-Gershenson Properties Trust to be taxed as a "real estate investment trust" was terminated with respect to its 1994 and 1995 taxable years, it also provides that Ramco-Gershenson Properties Trust will be treated as having reelected to be taxed as a "real estate investment trust" with respect to its taxable year beginning January 1, 1996 and that the termination of its election to be taxed as a "real estate investment trust" will not prohibit it or any successor entity (which includes the Trust) from electing to be taxed as a "real estate investment trust" on or after January 1, 1996.

     The Trust remains obligated under the Tax Agreement to assume certain liabilities relating to the RPS Tax Issues. The Trust established a special committee (the "Special Committee regarding RPS Tax Issues") comprised of the two Trustees who are not Continuing Trustees or otherwise affiliated with Ramco-Gershenson Properties Trust to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by Ramco-Gershenson Properties Trust for contribution arising out of the Closing Agreement. On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividend required to be paid pursuant to the Closing Agreement. On June 10, 2004 the Trust paid $1,803,235 in respect of the tax and interest on the tax pursuant to the Closing Agreement. The Trust will be obligated to make additional payments with respect to the RPS Tax Issues and the Closing Agreement as a result of its obligations under the Tax Agreement. In the event the Trust is presented with further requests or claims for payment or reimbursement arising in connection with the RPS Tax Issues and the Closing Agreement, the Special Committee regarding RPS Tax Issues will evaluate the Trust's further obligations at the time of its receipt of any such claim or request. The Trust does not however expect the amounts claimed or requested to exceed approximately $3,300,000.

     On February 21, 2003, the IRS issued an examination report to the Trust with respect to the 1996 and 1997 taxable years of the Trust. This examination report proposes to disallow all of the loss deductions claimed by the Trust upon the disposition of Trust Assets during that period. In addition, the examination report proposes to increase the REIT taxable income of the Trust during 1996 and 1997 on account of two items reported on the Trust's tax returns for which the Trust did not claim any taxable loss or deduction. Counsel to the Trust has advised that the examination report contains numerous errors of fact with respect to the operations of the Trust and that the legal conclusions in the examination report are not consistent with the applicable provisions of the Code and the income tax regulations. The Trust timely filed an administrative appeals (the "Trust Protest") challenging the adjustments proposed in the examination report.

      Apart from transferring the responsibility of the Trust's appeal of the examination report to the IRS appeals office having jurisdiction for this case, no action has yet been taken by the IRS with respect to the Trust's Protest to the disallowances proposed in the examination report issued to the Trust. The outcome of the Trust Protest is uncertain and the impact of the resolution could be material to the financial statements; however, the Trust anticipates that the outcome will be favorable to the Trust.

6. OTHER ASSETS:

      Other assets include the estimated interest income from the Trust's short-term investments.

7. SUBSEQUENT EVENTS

      On April 22, 2005, the Trust received a letter from RPS stating that RPS had received a 30-day Letter (the "30-day Letter") from the IRS covering the years 1996 through 2000. The 30-day Letter takes the position that RPS should be disqualified as a real estate investment trust ("REIT") for the years 1996 through 2000 and disallows certain claimed deductions of RPS. Because the Trust is a successor to RPS for REIT tax qualification purposes, there is a risk that if the IRS' position is sustained, the Trust's status as a REIT could be jeopardized. The facts presented raise complex issues, many of which are issues of first impression and therefore the outcome cannot be predicted with certainty. While there can be no assurance, outside tax counsel has advised the Trust that, based on the facts known to date, the IRS position on RPS's REIT status is incorrect and moreover, the possible disqualification of RPS as a REIT should not result in any material tax liability for the Trust. The letter from RPS also stated that RPS might seek indemnification from the Trust with regard to the 1996 year pursuant to the Tax Agreement. While there can be no assurance, counsel advises that the Trust does not have any obligation to make any payment to or indemnify RPS in any manner for any tax, interest or penalty set forth in the 30-day Letter.



ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND LIQUIDATION ACTIVITIES.

CAPITAL RESOURCES AND LIQUIDITY

      At March 31, 2005, the Trust owned one retail property (Hylan Plaza Shopping Center, located in Staten Island, New York) as well as cash and certain other assets. The Trust does not intend to make new loans or actively engage in either the mortgage lending or the property acquisition business.

      The Trust's primary objective has been to liquidate its assets in an eighteen-month period from the date of the Spin-Off Transaction while realizing the maximum values for such assets; however because the RPS Tax Issues have not been satisfactorily resolved, the Trust has continued its business beyond such period. Although the Trust considers its assumptions and estimates as to the values and timing of such liquidations to be reasonable, the period of time to liquidate the assets and distribute the proceeds of such assets is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Trust's control. There can be no assurance that the net values ultimately realized and costs actually incurred for such assets will not materially differ from the Trust's estimates.

      The Trust believes that cash and cash equivalents on hand, proceeds generated by the real estate property that it owns and operates and proceeds from the eventual sale of such property will be sufficient to support the Trust and meet its obligations. As of March 31, 2005, the Trust had approximately $9,127,000 in cash and short-term investments.

INFLATION

      Inflation has been consistently low during the periods presented in the consolidated financial statements and, as a result, has not had a significant effect on the operations on the Trust or its investment.

RESULTS OF OPERATIONS

      As a result of the Trust adopting the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America as of May 10, 1996 and thus not reporting results of operations thereafter, there is no management discussion comparing the corresponding periods.



ITEM 3.     QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

      Not Applicable.



ITEM 4.     CONTROLS AND PROCEDURES

      Within the 90-day period prior to the filing of this quarterly report on Form 10-Q, the Company carried out an evaluation, under the supervision of and with the participation of the Company's management, including the Company's President and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14(c) under the Securities

Exchange Act of 1934. Based upon that evaluation, the President and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There were no significant changes made in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.



                          PART II. - OTHER INFORMATION



ITEM 1.     LEGAL PROCEEDINGS.

      Not applicable.



ITEM 2.     CHANGES IN SECURITIES AND USE OF PROCEEDS.

      Not applicable.



ITEM 3.     DEFAULTS UPON SENIOR SECURITIES.

      Not applicable.



ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

      Not applicable.



ITEM 5.     OTHER INFORMATION.

(a) Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction (which 18-month period ended on November 10,
     1997), subject to, among certain other things, satisfactory resolution of the RPS Tax Issues. Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

(b)  None.



ITEM 6.     EXHIBITS AND REPORTS ON FORM 8-K.

(a)  Exhibits. None.

(b)  Reports on Form 8-K.
     None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ATLANTIC REALTY TRUST
                                          (Registrant)



Date:  May 12, 2005                         /S/ JOEL M. PASHCOW
                                            ----------------------------
                                            Name: Joel M. Pashcow
                                            Title:  Chairman, Chief
                                                    Executive Officer and
                                                    President
                                                    (Principal Executive
                                                    Officer)


Date:  May 12, 2005                         /S/ EDWIN R. FRANKEL
                                            ----------------------
                                            Name: Edwin R. Frankel
                                            Title: Executive Vice
                                                   President,
                                                   Chief Financial Officer
                                                   and Secretary
                                                  (Principal Financial and
                                                   Accounting Officer)

                     CERTIFICATION BY JOEL M. PASHCOW PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

      I, Joel M. Pashcow, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Atlantic Realty Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

     c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  May 12, 2005

                                     /s/ Joel M. Pashcow
                                     -------------------------------------------
                                     Name: Joel M. Pashcow
                                     Title: Chairman, Chief Executive Officer
                                            and President
                                            (Principal Executive Officer)

                     CERTIFICATION BY EDWIN R. FRANKEL PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

      I, Edwin R. Frankel, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Atlantic Realty Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

     c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  May 12, 2005

                                  /s/ Edwin R. Frankel
                                  --------------------------------------------
                                  Name:   Edwin R. Frankel
                                  Title:  Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary
                                          (Principal Financing and
                                          Accounting Officer)

Exhibit 99.1
To Atlantic Realty Trust
Report of Form 10-Q
March 31, 2005

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     The undersigned, Chairman and President of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended March 31, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  May 12, 2005

                               /s/ Joel M. Pashcow
                               --------------------------------------------
                               Name: Joel M. Pashcow
                               Title:  Chairman and President
                                       (Principal Executive Officer)

Exhibit 99.2
To Atlantic Realty Trust
Report of Form 10-Q
March 31, 2005

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     The undersigned, Executive Vice President, Chief Financial Officer and Secretary of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended March 31, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  May 12, 2005

                                  /s/ Edwin R. Frankel
                                  --------------------------------------------
                                  Name:   Edwin R. Frankel
                                  Title:  Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary
                                          (Principal Financing and
                                          Accounting Officer)

--------------------------------------------------------------------------------
                              Atlantic Realty Trust

                                    Form 10-Q

                               Filed August 4, 2005


--------------------------------------------------------------------------------

                                    FORM 10-Q
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended JUNE 30, 2005
               -------------------------------------------------
                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from                       to
                               -------------------------------------------------

Commission file number 0-27562
                       ---------------------------------------------------------

                              ATLANTIC REALTY TRUST

                    -----------------------------------------

             (Exact name of registrant as specified in its charter)

                    Maryland                                  13-3849655

------------------------------------------------      --------------------------
(State or other jurisdiction of incorporation             (I.R.S. Employer-
                or organization)                          Identification No.)

                   747 THIRD AVENUE, NEW YORK, NEW YORK 10017
                    -----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                  212-702-8561
                    -----------------------------------------
              (Registrant's telephone number, including area code)


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


Yes      X                No
    -----------             -----------


     Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).


Yes                       No     X
    -----------             -----------


     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

     The number of shares of beneficial interest, par value $.01 per share, outstanding on August 2, 2005 was 3,561,553.

                                    I N D E X

THIS QUARTERLY REPORT ON FORM 10-Q CONTAINS HISTORICAL INFORMATION AND FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS FORM 10-Q PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE TRUST'S ACTUAL RESULTS IN FUTURE PERIODS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE PERFORMANCE SUGGESTED HEREIN. IN THE CONTEXT OF FORWARD-LOOKING INFORMATION PROVIDED IN THIS FORM 10-Q AND IN OTHER REPORTS, PLEASE REFER TO THE DISCUSSION OF RISK FACTORS DETAILED IN, AS WELL AS THE OTHER INFORMATION CONTAINED IN, THE TRUST'S FORM 10 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1996 AS WELL AS THE TRUST'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION DURING THE PAST 12 MONTHS.


                                                                        PAGE NO.


PART I. - FINANCIAL INFORMATION..............................................3

     Item 1. Financial Statements............................................3

     Item 2. Management's Discussion and Analysis of Financial Condition
             and Liquidation Activities......................................8

     Item 3. Quantitative and Qualitative Disclosure About Market Risk.......9

     Item 4. Controls and Procedures.........................................9

PART II. - OTHER INFORMATION.................................................9

     Item 1. Legal Proceedings...............................................9

     Item 2. Changes in Securities and Use of Proceeds.......................9

     Item 3. Defaults Upon Senior Securities.................................9

     Item 4. Submission of Matters to a Vote of Security Holders............10

     Item 5. Other Information..............................................10

     Item 6. Exhibits and Reports on Form 8-K...............................10

     Signatures.............................................................11

                         PART I. - FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)


                                              JUNE 30, 2005    DECEMBER 31, 2004
                                              -------------    -----------------
                                               (unaudited)


                  ASSETS

Investment in Real Estate..................   $ 80,669,000      $     81,319,000
Cash and Short-Term Investments............      9,417,823             7,852,922
Other Assets...............................         79,000               102,000
                                              ------------      ----------------
Total Assets...............................     90,165,823            89,273,922
                                              ------------      ----------------

                           LIABILITIES

Estimated Costs of Liquidation.............      7,569,804             8,600,164
                                              ------------      ----------------


NET ASSETS IN LIQUIDATION..................   $ 82,596,019      $     80,673,758
                                              ============      ================


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ATLANTIC REALTY TRUST AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)
                                   (UNAUDITED)


                                            For the Period       For the Period
                                             April 1,2005        January 1, 2005
                                            to JUNE 30, 2005    to JUNE 30, 2005
                                            ----------------    ----------------

Net Assets in Liquidation
    Beginning of Period...................   $  80,811,382       $    80,673,758
Adjustments to Reflect
    Liquidation Basis of Accounting.......       1,784,637             1,922,261
                                             -------------       ---------------

Net Assets in Liquidation End of Period...   $  82,596,019       $    82,596,019
                                             =============       ===============


                                            For the Period       For the Period
                                             April 1,2004        January 1, 2004
                                            to JUNE 30, 2004    to JUNE 30, 2004
                                            ----------------    ----------------

Net Assets in Liquidation
    Beginning of Period...................   $  68,851,097       $   55,059,691
Distribution Paid                              (11,575,096)         (11,575,096)
Adjustments to Reflect
    Liquidation Basis of Accounting.......        (500,546)          13,290,860
                                                ----------       ---------------
Net Assets in Liquidation End of Period...   $  56,775,455       $   56,775,455
                                             =============       ===============



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

          Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), was formed on July 27, 1995 for the purpose of liquidating its interests in real properties, its mortgage loan portfolio and certain other assets and liabilities which were transferred to the Trust from Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust) ("RPS") on May 10, 1996 (the "Spin-Off Transaction"). The Trust adopted the liquidation basis of accounting as of the date of the Spin-Off Transaction based on its originally stated intention to liquidate its assets or merge or combine operations with another real estate entity within eighteen months from the date of the Spin-Off Transaction. The Trust conducts its operations with the intent of meeting the requirements applicable to a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Trust will have no current or deferred income tax liabilities.

         In the opinion of management, the accompanying consolidated financial statements, which have not been audited, include all adjustments necessary to present fairly the results for the interim periods. Such adjustments consist only of normal recurring accruals.

         The consolidated financial statements should be read in conjunction with the annual financial statements and notes thereto included in the Trust's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004. The results of interim periods may not be indicative of the results for the entire year.

LIQUIDATION BASIS OF ACCOUNTING

        As a result of the Spin-Off Transaction, the Trust has adopted the liquidation basis of accounting. The liquidation basis of accounting is appropriate when liquidation appears imminent and the Trust is no longer viewed as a going concern. Under this method of accounting, assets are stated at their estimated net realizable values and liabilities are stated at the anticipated settlement amounts.

       The valuations presented in the accompanying consolidated statements of net assets in liquidation represent the estimates at the dates shown, based on current facts and circumstances, of the estimated net realizable value of the assets and estimated costs of liquidating the Trust. In determining the net realizable values of the assets, the Trust considered each asset's ability to generate future cash flows, offers to purchase received from third parties, if any, and other general market information. Such information was considered in conjunction with operating the Trust's plan for disposition of assets. The estimated costs of liquidation represent the estimated costs of operating the Trust through its anticipated termination. These costs primarily include payroll, consulting and related costs, rent, shareholder relations, legal and auditing. Changes in these costs during the periods presented are reflected in the adjustments to reflect the liquidation basis of accounting. Computations of net realizable value necessitate the use of certain assumptions and estimates. Future events, including economic conditions that relate to real estate markets in general, may differ from those assumed or estimated at the time such computations are made. Because of the inherent uncertainty of valuation when an entity is in liquidation, the amounts ultimately realized from assets disposed and costs incurred to settle liabilities may materially differ from amounts presented.

        Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction, subject to, among certain other things, satisfactory resolution of the RPS Tax Issues (as such term is defined in footnote 5 below). Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.


CONSOLIDATION

        The consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.  INVESTMENT IN REAL ESTATE:


                                             ESTIMATED NET REALIZED VALUE (A)(B)
PROPERTY                LOCATION           JUNE 30, 2005       DECEMBER 31, 2004
--------                --------           --------------      -----------------

Hylan Shopping Center   Staten Island, NY   $80,344,000         $81,319,000

------------------
       (a) Includes estimated cash flows using a disposition period of four months and six months for such periods, respectively. Realized value may differ depending on actual disposition results and time period.

       (b) The operations of the Trust and the Hylan Shopping Center for the six months ended June 30, 2005 and June 30, 2004 are as follows:


                                           Six Months Ended     Six Months Ended
                                            June 30, 2005        June 30, 2004
                                           ----------------     ----------------

Rental Income............................       2,294,822              2,309,193
Expense Reimbursements...................       1,284,862              1,131,567
Interest from Short-Term Investments.....          65,513                 87,430
Other....................................           1,573                  1,095
                                              -----------            -----------
                                                3,646,770              3,529,285
                                              -----------            -----------

Operating Property Expenses..............       1,679,146              1,494,881
Depreciation.............................         167,804                172,034
General and Administrative...............       1,415,469              1,333,066
                                              -----------            -----------
                                                3,262,419              2,999,981
                                              -----------            -----------

Net Income...............................         384,351                529,304
                                              ===========            ===========


3.  SHARES OUTSTANDING:

     The weighted average number of shares of beneficial interest outstanding for the periods ending June 30, 2005 and 2004 was 3,561,553.

4.  CASH AND SHORT-TERM INVESTMENTS:

        Cash and short-term investments at June 30, 2005 consist primarily of a certificate of deposit at a major New York bank of $7,900,000, purchased with an original maturity of three months or less, bearing interest at a fixed rate of 3.00%.

5.  INCOME TAXES:

        During the third quarter of 1994, RPS held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the Internal Revenue Service ("IRS") may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the IRS enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

        In connection with the Spin-Off Transaction, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the Spin-Off Transaction) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). Such agreement provides that RPS (now named Ramco-Gershenson Properties Trust), under the direction of four trustees, three of whom are also trustees of the Trust (the "Continuing Trustees") and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust did not have any control as to the timing of the resolution or disposition of any such claims.

        In December 2003, Ramco-Gershenson Properties Trust and the IRS entered into a Closing Agreement with respect to all of the issues raised by the IRS in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable years in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts is approximately $7,400,000, and because the Trust is required by the Tax Agreement to reimburse Ramco-Gershenson Properties Trust for these items, they are included in the estimated cost of liquidation as of December 31, 2003. Although the Closing Agreement provides that the election of Ramco-Gershenson Properties Trust to be taxed as a "real estate investment trust" was terminated with respect to its 1994 and 1995 taxable years, it also provides that Ramco-Gershenson Properties Trust will be treated as having reelected to be taxed as a "real estate investment trust" with respect to its taxable year beginning January 1, 1996 and that the termination of its election to be taxed as a "real estate investment trust" will not prohibit it or any successor entity (which includes the Trust) from electing to be taxed as a "real estate investment trust" on or after January 1, 1996.


        The Trust remains obligated under the Tax Agreement to assume certain liabilities relating to the RPS Tax Issues. The Trust established a special committee (the "Special Committee regarding RPS Tax Issues") comprised of the two Trustees who are not Continuing Trustees or otherwise affiliated with Ramco-Gershenson

Properties Trust to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by Ramco-Gershenson Properties Trust for contribution arising out of the Closing Agreement. On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividend required to be paid pursuant to the Closing Agreement. On June 10, 2004 the Trust paid $1,803,235 in respect of the tax and interest on the tax pursuant to the Closing Agreement. The Trust will be obligated to make additional payments with respect to the RPS Tax Issues and the Closing Agreement as a result of its obligations under the Tax Agreement. In the event the Trust is presented with further requests or claims for payment or reimbursement arising in connection with the RPS Tax Issues and the Closing Agreement, the Special Committee regarding RPS Tax Issues will evaluate the Trust's further obligations at the time of its receipt of any such claim or request. The Trust does not however expect the amounts claimed or requested to exceed approximately $3,300,000.

        On February 21, 2003, the IRS issued an examination report to the Trust with respect to the 1996 and 1997 taxable years of the Trust. This examination report proposes to disallow all of the loss deductions claimed by the Trust upon the disposition of Trust Assets during that period. In addition, the examination report proposes to increase the REIT taxable income of the Trust during 1996 and 1997 on account of two items reported on the Trust's tax returns for which the Trust did not claim any taxable loss or deduction. Counsel to the Trust has advised that the examination report contains numerous errors of fact with respect to the operations of the Trust and that the legal conclusions in the examination report are not consistent with the applicable provisions of the Code and the income tax regulations. The Trust timely filed an administrative appeals (the "Trust Protest") challenging the adjustments proposed in the examination report.

        Apart from transferring the responsibility of the Trust's appeal of the examination report to the IRS appeals office having jurisdiction for this case, no action has yet been taken by the IRS with respect to the Trust's Protest to the disallowances proposed in the examination report issued to the Trust. The outcome of the Trust Protest is uncertain and the impact of the resolution could be material to the financial statements; however, the Trust anticipates that the outcome will be favorable to the Trust.

6.  OTHER ASSETS:

        Other assets include the estimated interest income from the Trust's short-term investments.

7.  SUBSEQUENT EVENTS

        None.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND LIQUIDATION ACTIVITIES.

CAPITAL RESOURCES AND LIQUIDITY

        At June 30, 2005, the Trust owned one retail property (Hylan Plaza Shopping Center, located in Staten Island, New York) as well as cash and certain other assets. The Trust does not intend to make new loans or actively engage in either the mortgage lending or the property acquisition business.

        The Trust's primary objective has been to liquidate its assets in an eighteen-month period from the date of the Spin-Off Transaction while realizing the maximum values for such assets; however because the RPS Tax Issues have not been satisfactorily resolved, the Trust has continued its business beyond such period. Although the Trust considers its assumptions and estimates as to the values and timing of such liquidations to be reasonable, the period of time to liquidate the assets and distribute the proceeds of such assets is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Trust's control. There can be no assurance that the net values ultimately realized and costs actually incurred for such assets will not materially differ from the Trust's estimates.

        The Trust believes that cash and cash equivalents on hand, proceeds generated by the real estate property that it owns and operates and proceeds from the eventual sale of such property will be sufficient to support the Trust and meet its obligations. As of June 30, 2005, the Trust had approximately $9,418,000 in cash and short-term investments.

INFLATION

        Inflation has been consistently low during the periods presented in the consolidated financial statements and, as a result, has not had a significant effect on the operations on the Trust or its investment.

RESULTS OF OPERATIONS

        As a result of the Trust adopting the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America as of May 10, 1996 and thus not reporting results of operations thereafter, there is no management discussion comparing the corresponding periods.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

        Not Applicable.

ITEM 4.  CONTROLS AND PROCEDURES

        Within the 90-day period prior to the filing of this quarterly report on Form 10-Q, the Company carried out an evaluation, under the supervision of and with the participation of the Company's management, including the Company's President and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14(c) under the Securities Exchange Act of 1934. Based upon that evaluation, the President and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There were no significant changes made in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.


                          PART II. - OTHER INFORMATION


ITEM 1. LEGAL PROCEEDINGS.

        Not applicable.


ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS.

        Not applicable.


ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

        Not applicable.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

        The Annual Meeting of Shareholders of the Trust was held on June 3, 2005 to elect six trustees to sit on the Board of Trustees of the Trust (the "Board") until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified and (ii) to ratify the selection by the Board of Deloitte & Touche LLP as the independent auditors of the Trust for the fiscal year commencing January 1, 2005.

        On the first proposal, the vote of the Shareholders was as follows:


Nominee                         For              Withheld                Abstain
--------------------------------------------------------------------------------

Stephen R. Blank                3,193,870           9,707                   --
Edward Blumenfeld               3,193,822           9,755                   --
Edwin J. Glickman               3,193,156          10,421                   --
Arthur H. Goldberg              3,192,829          10,748                   --
Joel M. Paschow                 3,187,534          16,043                   --
William A. Rosoff               3,193,964           9,613                   --


        On the second proposal, the Shareholders voted to ratify the selection by the Board of Deloitte & Touche LLP as the independent auditors of the Trust. There were 3,193,796 votes for, 5,241 votes against and 4,539 abstained.


ITEM 5. OTHER INFORMATION.

(a) Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction (which 18-month period ended on November 10, 1997), subject to, among certain other things, satisfactory resolution of the RPS Tax Issues. Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

(b)     None.


ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

(a)     Exhibits. None.

(b)     Reports on Form 8-K.

        The registrant filed three reports on Form 8-K during the three-month period ended June 30, 2005.

        On May 12, 2005, registrant filed a Form 8-K reporting that on April
22, 2005, registrant received a letter from Ramco-Gershenson Properties Trust (formerly known as RPS Realty Trust, "Ramco") stating (i) that Ramco had received a 30-day Letter (the "30-day Letter") from the Internal Revenue Service (the "IRS") covering the years 1996 and 1997 and (ii) that Ramco might seek indemnification from the registrant with regard to the 1996 year pursuant to the Tax Agreement dated as of May 10, 1996 by and between Ramco and the registrant.

        On May 13, 2005, registrant filed a Form 8-K reporting that on May 12, 2005, the registrant entered into an amendment of the Indemnification Agreement the registrant entered into with Kimco Realty Corporation ("Kimco") on March 28, 2005, pursuant to which the Trust agreed to allow Kimco to conduct due diligence on the Hylan Plaza Shopping Center. A copy of the amendment was attached to the Form 8-K.

        On June 16, 2005, registrant filed a Form 8-K reporting that on June 14, 2005, the registrant entered into a second amendment of the Indemnification Agreement the registrant entered into with Kimco on March 28, 2005. A copy of the second amendment was attached to the Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ATLANTIC REALTY TRUST
                                        (Registrant)



Date:  August 4, 2005                  /s/ Joel M. Pashcow
                                        --------------------------------------
                                        Name:   Joel M. Pashcow
                                        Title:  Chairman, Chief Executive
                                                Officer and President
                                                (Principal Executive Officer)

Date:  August 4, 2005                  /s/ Edwin R. Frankel
                                        --------------------------------------
                                        Name:   Edwin R. Frankel
                                        Title:  Executive Vice President,
                                                Chief Financial Officer
                                                and Secretary
                                                (Principal Financial and
                                                Accounting Officer)

                  CERTIFICATION BY JOEL M. PASHCOW PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

        I, Joel M. Pashcow, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Atlantic Realty Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

        a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

        b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

        c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

        a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 4, 2005

                                         /s/ Joel M. Pashcow
                                        ----------------------------------------
                                         Name:  Joel M. Pashcow
                                         Title: Chairman, Chief Executive
                                                Officer and President
                                                (Principal Executive Officer)

                  CERTIFICATION BY EDWIN R. FRANKEL PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

        I, Edwin R. Frankel, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Atlantic Realty Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

     c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  August 4, 2005

                                         /s/ Edwin R. Frankel
                                        ----------------------------------------
                                         Name:   Edwin R. Frankel
                                         Title:  Executive Vice President,
                                                 Chief Financial Officer
                                                 and Secretary
                                                 (Principal Financing and
                                                 Accounting Officer)

Exhibit 99.1
To Atlantic Realty Trust
Report of Form 10-Q
June 30, 2005


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        The undersigned, Chairman and President of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended June 30, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  August 4, 2005

                                         /s/ Joel M. Pashcow
                                        ----------------------------------------
                                        Name:   Joel M. Pashcow
                                        Title:  Chairman and President
                                                (Principal Executive Officer)

Exhibit 99.2
To Atlantic Realty Trust
Report of Form 10-Q
June 30, 2005

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         The undersigned, Executive Vice President, Chief Financial Officer and Secretary of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended June 30, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  August 4, 2005

                                        /s/ Edwin R. Frankel
                                        ----------------------------------------
                                        Name:    Edwin R. Frankel
                                        Title:   Executive Vice President,
                                                 Chief Financial Officer
                                                 and Secretary
                                                 (Principal Financing and
                                                 Accounting Officer)

--------------------------------------------------------------------------------
                              Atlantic Realty Trust

                                    Form 10-Q

                               Filed November 14, 2005


--------------------------------------------------------------------------------

                                    FORM 10-Q
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

(Mark One)

[X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended SEPTEMBER 30, 2005 OR
                -------------------------------------------------

[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to
                              --------------------------------------------------


Commission file number 0-27562
            ---------------------------------------------------------


                              ATLANTIC REALTY TRUST
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Maryland                                    13-3849655
-------------------------------------------------         ----------------------
 (State or other jurisdiction of incorporation              (I.R.S. Employer-
                or organization)                            Identification No.)


                   747 THIRD AVENUE, NEW YORK, NEW YORK 10017
                   ------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                  212-702-8561
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes      X            No
    -----------          -----------


     Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).

Yes                   No      X
    -----------          -----------

     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes                   No      X
    -----------          -----------

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

     The number of shares of beneficial interest, par value $.01 per share, outstanding on November 7, 2005 was 3,561,553.

                                    I N D E X

THIS QUARTERLY REPORT ON FORM 10-Q CONTAINS HISTORICAL INFORMATION AND FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS FORM 10-Q PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE TRUST'S ACTUAL RESULTS IN FUTURE PERIODS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE PERFORMANCE SUGGESTED HEREIN. IN THE CONTEXT OF FORWARD-LOOKING INFORMATION PROVIDED IN THIS FORM 10-Q AND IN OTHER REPORTS, PLEASE REFER TO THE DISCUSSION OF RISK FACTORS DETAILED IN, AS WELL AS THE OTHER INFORMATION CONTAINED IN, THE TRUST'S FORM 10 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1996 AS WELL AS THE TRUST'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION DURING THE PAST 12 MONTHS.

                                                                        PAGE NO.
                                                                        --------


PART I. - FINANCIAL INFORMATION.............................................3


   Item 1. Financial Statements.............................................3


   Item 2. Management's Discussion and Analysis of Financial Condition
           and Liquidation Activities.......................................8


   Item 3. Quantitative and Qualitative Disclosure About Market Risk........9


   Item 4. Controls and Procedures..........................................9


PART II. - OTHER INFORMATION................................................9


   Item 1. Legal Proceedings................................................9


   Item 2. Changes in Securities and Use of Proceeds........................9


   Item 3. Defaults Upon Senior Securities.................................10


   Item 4. Submission of Matters to a Vote of Security Holders.............10


   Item 5. Other Information...............................................10


   Item 6. Exhibits and Reports on Form 8-K................................10

   Signatures..............................................................11

                        PART I. - FINANCIAL INFORMATION



ITEM 1.  FINANCIAL STATEMENTS.

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)


                                         SEPTEMBER 30, 2005    DECEMBER 31, 2004
                                         ------------------    -----------------
                                                                 (unaudited)
                  ASSETS

Investment in Real Estate ..............     $80,227,756         $81,319,000
Cash and Short-Term Investments ........       9,514,185           7,852,922
Other Assets ...........................          66,750             102,000
                                             -----------         -----------
Total Assets ...........................      89,808,691          89,273,922
                                             -----------         -----------



                  LIABILITIES

Estimated Costs of Liquidation .........       7,557,709           8,600,164
                                             -----------         -----------


NET ASSETS IN LIQUIDATION ..............     $82,250,982         $80,673,758
                                             ===========         ===========


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
                        (Liquidation Basis of Accounting)
                                   (UNAUDITED)

                                              For the Period          For the Period
                                               July 1, 2004           January 1, 2004
                                          to September 30, 2005   to September 30, 2005
                                         ----------------------   ----------------------
Net Assets in Liquidation
    Beginning of Period ...............  $           82,596,019   $           80,673,758
Adjustments to Reflect
    Liquidation Basis of Accounting ...                (345,037)               1,577,224
                                         ----------------------   ----------------------
Net Assets in Liquidation End of Period  $           82,250,982   $           82,250,982
                                         ======================   ======================

                                             For the Period          For the Period
                                              July 1, 2004           January 1, 2004
                                          to September 30, 2004   to September 30, 2004
                                         ----------------------  ----------------------
Net Assets in Liquidation
    Beginning of Period ...............  $           56,775,455  $           55,059,691
Distribution Paid .....................                    --               (11,575,096)
Adjustments to Reflect
    Liquidation Basis of Accounting ...               1,188,086              14,478,946
                                         ----------------------  ----------------------
Net Assets in Liquidation End of Period  $           57,963,541  $           57,963,541
                                         ======================  ======================


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      ATLANTIC REALTY TRUST AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), was formed on July 27, 1995 for the purpose of liquidating its interests in real properties, its mortgage loan portfolio and certain other assets and liabilities which were transferred to the Trust from Ramco-Gershenson Properties Trust (formerly named RPS Realty Trust) ("RPS") on May 10, 1996 (the "Spin-Off Transaction"). The Trust adopted the liquidation basis of accounting as of the date of the Spin-Off Transaction based on its originally stated intention to liquidate its assets or merge or combine operations with another real estate entity within eighteen months from the date of the Spin-Off Transaction. The Trust conducts its operations with the intent of meeting the requirements applicable to a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Trust will have no current or deferred income tax liabilities.

     In the opinion of management, the accompanying consolidated financial statements, which have not been audited, include all adjustments necessary to present fairly the results for the interim periods. Such adjustments consist only of normal recurring accruals.

     The consolidated financial statements should be read in conjunction with the annual financial statements and notes thereto included in the Trust's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004. The results of interim periods may not be indicative of the results for the entire year.

LIQUIDATION BASIS OF ACCOUNTING

     As a result of the Spin-Off Transaction, the Trust has adopted the liquidation basis of accounting. The liquidation basis of accounting is appropriate when liquidation appears imminent and the Trust is no longer viewed as a going concern. Under this method of accounting, assets are stated at their estimated net realizable values and liabilities are stated at the anticipated settlement amounts.

     The valuations presented in the accompanying consolidated statements of net assets in liquidation represent the estimates at the dates shown, based on current facts and circumstances, of the estimated net realizable value of the assets and estimated costs of liquidating the Trust. In determining the net realizable values of the assets, the Trust considered each asset's ability to generate future cash flows, offers to purchase received from third parties, if any, and other general market information. Such information was considered in conjunction with operating the Trust's plan for disposition of assets. The estimated costs of liquidation represent the estimated costs of operating the Trust through its anticipated termination. These costs primarily include payroll, consulting and related costs, rent, shareholder relations, legal and auditing. Changes in these costs during the periods presented are reflected in the adjustments to reflect the liquidation basis of accounting. Computations of net realizable value necessitate the use of certain assumptions and estimates. Future events, including economic conditions that relate to real estate markets in general, may differ from those assumed or estimated at the time such computations are made. Because of the inherent uncertainty of valuation when an entity is in liquidation, the amounts ultimately realized from assets disposed and costs incurred to settle liabilities may materially differ from amounts presented.

     Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction, subject to, among certain other things, satisfactory resolution of the RPS Tax Issues (as such term is defined in footnote 5 below). Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

CONSOLIDATION

     The consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.       INVESTMENT IN REAL ESTATE:


                       ESTIMATED NET REALIZED VALUE (a)(b)

                                           SEPTEMBER    DECEMBER
PROPERTY               LOCATION             30, 2005    31, 2004
--------               -----------------  -----------  -----------
Hylan Shopping Center  Staten Island, NY  $80,227,756  $81,319,000
----------

(a) Includes estimated cash flows using a disposition period of four months and six months for such periods, respectively. Realized value may differ depending on actual disposition results and time period.

(b) The operations of the Trust and the Hylan Shopping Center for the nine months ended September 30, 2005 and September 30, 2004 are as follows:


                                        Nine Months Ended     Nine Months Ended
                                        September 30, 2005   September 30, 2004
                                        ------------------   ------------------

Rental Income...........................      $3,426,480             $3,473,471
Expense Reimbursements..................       2,134,289              1,858,646
Interest from Short-Term Investments ...         112,048                107,649
Other...................................           1,782                  2,825
                                              ----------             ----------
                                               5,674,599              5,442,591
                                              ----------             ----------
Operating Property Expenses.............       2,469,541              2,360,044
Depreciation............................         251,706                258,050
General and Administrative..............       1,964,150              1,711,289
                                              ----------             ----------
                                               4,685,397              4,329,383
                                              ----------             ----------
Net Income..............................      $  989,202             $1,113,208
                                              ==========             ==========

3.   SHARES OUTSTANDING:

     The weighted average number of shares of beneficial interest outstanding for the periods ending September 30, 2005 and 2004 was 3,561,553.

4.   CASH AND SHORT-TERM INVESTMENTS:

     Cash and short-term investments at September 30, 2005 consist primarily of a certificate of deposit at a major New York bank of $8,900,000, purchased with an original maturity of three months or less, bearing interest at a fixed rate of 3.68%.

5.   INCOME TAXES:

     During the third quarter of 1994, RPS held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the Internal Revenue Service ("IRS") may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the IRS enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

     In connection with the Spin-Off Transaction, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the Spin-Off Transaction) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). Such agreement provides that RPS (now named Ramco-Gershenson Properties Trust), under the direction of four trustees, three of whom are also trustees of the Trust (the "Continuing Trustees") and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust did not have any control as to the timing of the resolution or disposition of any such claims.

         In December 2003, Ramco-Gershenson Properties Trust and the IRS entered into a Closing Agreement with respect to all of the issues raised by the IRS in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable years in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts are approximately $7,400,000, and because the Trust is required by the Tax Agreement to reimburse Ramco-Gershenson Properties Trust for these items, they were included in the estimated cost of liquidation as of December 31, 2003. Although the Closing Agreement provides that the election of Ramco-Gershenson Properties Trust to be taxed as a "real estate investment trust" was terminated with respect to its 1994 and 1995 taxable years, it also provides that Ramco-Gershenson Properties Trust will be treated as having reelected to be taxed as a "real estate investment trust" with respect to its taxable year beginning January 1, 1996 and that the termination of its election to be taxed as a "real estate investment trust" will not prohibit it or any successor entity (which includes the Trust) from electing to be taxed as a "real estate investment trust" on or after January 1, 1996.

     The Trust remains obligated under the Tax Agreement to assume certain liabilities relating to the RPS Tax Issues. The Trust established a special committee (the "Special Committee regarding RPS Tax Issues") comprised of the two Trustees who are not Continuing Trustees or otherwise affiliated with Ramco-Gershenson

Properties Trust to act on behalf of the Trust in evaluating the position of the Trust with respect to the RPS Tax Issues and to represent the Trust with respect to any claims asserted by Ramco-Gershenson Properties Trust for contribution arising out of the Closing Agreement. On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividend required to be paid pursuant to the Closing Agreement. On June 10, 2004 the Trust paid $1,803,235 in respect of the tax and interest on the tax pursuant to the Closing Agreement. The Trust will be obligated to make additional payments with respect to the RPS Tax Issues and the Closing Agreement as a result of its obligations under the Tax Agreement. In the event the Trust is presented with further requests or claims for payment or reimbursement arising in connection with the RPS Tax Issues and the Closing Agreement, the Special Committee regarding RPS Tax Issues will evaluate the Trust's further obligations at the time of its receipt of any such claim or request. The Trust does not however expect the amounts claimed or requested to exceed approximately $3,300,000.

     On February 21, 2003, the IRS issued an examination report to the Trust with respect to the 1996 and 1997 taxable years of the Trust. This examination report proposed to disallow all of the loss deductions claimed by the Trust upon the disposition of Trust Assets during that period. In addition, the examination report proposed to increase the REIT taxable income of the Trust during 1996 and 1997 on account of two items reported on the Trust's tax returns for which the Trust did not claim any taxable loss or deduction. Effective October 31, 2005, the IRS and the Trust entered into an agreement settling all federal income tax issues with respect to the Trust's 1996 and 1997 taxable years. Under the terms of that agreement, the Trust will pay additional taxes for those periods totaling $15,534, plus interest (approximately $12,000). The agreement entered into between the IRS and the Trust does not affect the Trust's classification as a REIT.

6.   OTHER ASSETS:

     Other assets include the estimated interest income from the Trust's short-term investments.

7.   SUBSEQUENT EVENTS

     None.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND LIQUIDATION ACTIVITIES.

CAPITAL RESOURCES AND LIQUIDITY

     At September 30, 2005, the Trust owned one retail property (Hylan Plaza Shopping Center, located in Staten Island, New York) as well as cash and certain other assets. The Trust does not intend to make new loans or actively engage in either the mortgage lending or the property acquisition business.

     The Trust's primary objective has been to liquidate its assets in an eighteen-month period from the date of the Spin-Off Transaction while realizing the maximum values for such assets; however because the RPS Tax Issues have not been satisfactorily resolved, the Trust has continued its business beyond such period. Although the Trust considers its assumptions and estimates as to the values and timing of such liquidations to be reasonable, the period of time to liquidate the assets and distribute the proceeds of such assets is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Trust's control. There can be no assurance that the net values ultimately realized and costs actually incurred for such assets will not materially differ from the Trust's estimates.

     The Trust believes that cash and cash equivalents on hand, proceeds generated by the real estate property that it owns and operates and proceeds from the eventual sale of such property will be sufficient to support the Trust and meet its obligations. As of September 30, 2005, the Trust had approximately $9,514,000 in cash and short-term investments.

INFLATION

     Inflation has been consistently low during the periods presented in the consolidated financial statements and, as a result, has not had a significant effect on the operations on the Trust or its investment.

RESULTS OF OPERATIONS

     As a result of the Trust adopting the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America as of May 10, 1996 and thus not reporting results of operations thereafter, there is no management discussion comparing the corresponding periods.


ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

        Not Applicable.


ITEM 4. CONTROLS AND PROCEDURES

        CONCLUSION REGARDING DISCLOSURE CONTROLS AND PROCEDURES

        At September 30, 2005, our principal executive officer and principal financial officer have performed an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, the "Exchange Act") and concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed or summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

        CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

        There were no material changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during the third quarter of our fiscal year ending December 31, 2005 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.


                          PART II. - OTHER INFORMATION


ITEM 1. LEGAL PROCEEDINGS.

        Not applicable.


ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS.

        Not applicable.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

        Not applicable.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

        None.


ITEM 5. OTHER INFORMATION.

(a) Pursuant to the terms of the Trust's Amended and Restated Declaration of Trust, the Trust was to continue for a period of 18 months from the date of the Spin-Off Transaction (which 18-month period ended on November 10,
        1997), subject to, among certain other things, satisfactory resolution of the RPS Tax Issues. Because the RPS Tax Issues have not yet been satisfactorily resolved, the Trust has continued its business past that date. The Trust cannot currently estimate the timing of the future satisfactory resolution of the RPS Tax Issues. Accordingly, the Trust will continue until there is a final determination of these issues.

(b)     None.


ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

(a)     Exhibits. None.

(b)     Reports on Form 8-K.

        The registrant filed two reports on Form 8-K during the three-month period ended September 30, 2005.

        On July 12, 2005, registrant filed a Form 8-K reporting that on July 11, 2005, the registrant entered into a third amendment of the Indemnification Agreement the registrant entered into with Kimco Realty Corporation ("Kimco") on March 28, 2005. A copy of the third amendment was attached to the Form 8-K.

        On August 5, 2005, registrant filed a Form 8-K reporting that on August 5, 2005, the registrant entered into a fourth amendment of the Indemnification Agreement the registrant entered into with Kimco on March 28, 2005. A copy of the fourth amendment was attached to the Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ATLANTIC REALTY TRUST
                                  (Registrant)


Date:  November 11, 2005            /S/ JOEL M. PASHCOW
                                  ----------------------------------------
                                  Name:   Joel M. Pashcow
                                  Title:  Chairman, Chief Executive
                                          Officer and President
                                          (Principal Executive Officer)

Date:  November 11, 2005            /S/ EDWIN R. FRANKEL
                                  ----------------------------------------
                                  Name:   Edwin R. Frankel
                                  Title:  Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary
                                          (Principal Financial and
                                          Accounting Officer)

                  CERTIFICATION BY JOEL M. PASHCOW PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

        I, Joel M. Pashcow, certify that:

1.   I have reviewed this quarterly report on Form 10-Q of Atlantic Realty
     Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

          c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 11, 2005

                                        /s/ Joel M. Pashcow
                                        ----------------------------------------
                                        Name:  Joel M. Pashcow
                                        Title: Chairman, Chief Executive Officer
                                               and President
                                               (Principal Executive Officer)

                  CERTIFICATION BY EDWIN R. FRANKEL PURSUANT TO
                       SECURITIES EXCHANGE ACT RULE 13a-14

        I, Edwin R. Frankel, certify that:

1.   I have reviewed this quarterly report on Form 10-Q of Atlantic Realty
     Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure control and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

          c) disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  November 11, 2005

                                        /s/ Edwin R. Frankel
                                        ----------------------------------------
                                        Name:    Edwin R. Frankel
                                        Title:   Executive Vice President,
                                                 Chief Financial Officer
                                                 and Secretary
                                                 (Principal Financing and
                                                 Accounting Officer)

Exhibit 99.1
To Atlantic Realty Trust
Report of Form 10-Q
September 30, 2005


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned, Chairman and President of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended September 30, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  November 11, 2005

                                        /s/ Joel M. Pashcow
                                        ----------------------------------------
                                        Name:    Joel M. Pashcow
                                        Title:   Chairman and President
                                                 (Principal Executive Officer)

Exhibit 99.2
To Atlantic Realty Trust
Report of Form 10-Q
September 30, 2005

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned, Executive Vice President, Chief Financial Officer and Secretary of Atlantic Realty Trust (the "Company"), hereby certifies, to the best of my knowledge, that the Form 10-Q of the Company for the quarter ended September 30, 2005 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) and that the information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:  November 11, 2005

                                        /s/ Edwin R. Frankel
                                        ----------------------------------------
                                        Name:    Edwin R. Frankel
                                        Title:   Executive Vice President,
                                                 Chief Financial Officer
                                                 and Secretary
                                                 (Principal Financing and
                                                 Accounting Officer)

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Kimco charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

      The Kimco charter authorizes the company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The bylaws of Kimco obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit Kimco to indemnify and advance expenses to any person who served a predecessor of Kimco in any of the capacities described above and to any employee or agent of Kimco or a predecessor of Kimco.

      The MGCL requires a corporation (unless its charter provides otherwise, which Kimco's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires Kimco, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Kimco as authorized by the bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Kimco if it shall ultimately be determined that the standard of conduct was not met.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Kimco pursuant to the provisions described above, Kimco has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed herewith or incorporated herein by reference:

 EXHIBIT NO.   DESCRIPTION
 -----------   -----------
     2.1       Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic
               Realty Trust (included as Annex A to the proxy statement/ prospectus contained in this registration statement)

     3.1 Articles of Amendment and Restatement of Kimco Realty Corporation (incorporated by reference to Exhibit 3.1 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1994)

     3.2 Articles Supplementary relating to the 8 1/2% Class B Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated July 25, 1995 (incorporated by reference to Exhibit 3.3 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31,
               1995)

     3.3 Articles Supplementary relating to the 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated April 9, 1996 (incorporated by reference to Exhibit 3.4 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31,
               1996)

     3.4 Articles Supplementary relating to the 6.65% Class F Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated May 7, 2003 (incorporated by reference to Kimco Realty Corporation's filing on Form 8-A dated June 3, 2003)

     3.5 Amended and Restated Declaration of Trust of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28,
               1996)

     3.6 First Amendment to Amended and Restated Declaration of Trust of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28, 1996)

     3.7 By-laws of Kimco Realty Corporation dated February 1, 2005, as amended (incorporated by reference to Exhibit 3(ii) Kimco Realty Corporation's Current Report on Form 8-K dated February 1, 2005)

     3.8 Amended and Restated By-Laws of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28, 1996)

     5.1 Opinion of Bruce M. Kauderer, Esq. regarding legality of securities being registered

     8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger*

     8.2 Opinion of Proskauer Rose LLP regarding certain U.S. income tax aspects of the merger*

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Deloitte & Touche LLP

    23.3       Consent of Wachtell, Lipton, Rosen & Katz*

    23.4       Consent of Proskauer Rose LLP*

    24.1 Powers of Attorney (included on the signature page of this Registration Statement)

    99.1       Form of Proxy of Atlantic Realty Trust*

    99.2 Opinion of Robert A. Stanger & Co., Inc. (included as Annex B to the proxy statement/prospectus contained in this registration statement)

    99.3 Estimate of Market Value of the Hylan Plaza Shopping Center prepared by Rockwood Realty Associates, L.L.C. (included as Annex C to the proxy statement/prospectus contained in this registration statement)

    99.4       Consent of Robert A. Stanger & Co., Inc.

    99.5       Consent of Rockwood Realty Associates, L.L.C.

-----------------
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

           (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (3) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
      Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (4) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

           (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF NEW HYDE PARK, STATE OF NEW YORK, ON FEBRUARY 6, 2006.

                              KIMCO REALTY CORPORATION

                              By: /s/ Michael V. Pappagallo
                                 -----------------------------------------------
                              Name:   Michael V. Pappagallo
                              Title:  Executive Vice President and Chief
                                      Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Milton Cooper and Michael V. Pappagallo and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign to sign a registration statement on Form S-4 with respect to shares of Kimco Realty Corporation common stock to be issued in connection with the merger of a wholly-owned subsidiary of Kimco Realty Corporation with and into Atlantic Realty Trust and any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 6, 2006.


               *                                            *
-------------------------------------     -------------------------------------
Martin S. Kimmel                          Milton S. Cooper
DIRECTOR                                  CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICER

               *                                            *
-------------------------------------     -------------------------------------
Michael J. Flynn                          Michael V. Pappagallo
VICE CHAIRMAN OF THE BOARD OF             EXECUTIVE  VICE PRESIDENT AND
DIRECTORS, PRESIDENT AND CHIEF            CHIEF FINANCIAL OFFICER
OPERATING OFFICER


               *                                            *
-------------------------------------     -------------------------------------
David B. Henry                            Richard G. Dooley
CHIEF INVESTMENT OFFICER AND              DIRECTOR
DIRECTOR


               *                                            *
-------------------------------------     -------------------------------------
Frank Lourenso                            Joe Grills
DIRECTOR                                  DIRECTOR


               *                                            *
-------------------------------------     -------------------------------------
F. Patrick Hughes                         Richard B. Saltzman
DIRECTOR                                  DIRECTOR


* Michael V. Pappagallo as attorney-in-fact

EXHIBIT NO.    DESCRIPTION
-----------    -----------

    2.1 Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust (included as Annex A to the proxy statement/ prospectus contained in this registration statement)

    3.1 Articles of Amendment and Restatement of Kimco Realty Corporation (incorporated by reference to Exhibit 3.1 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1994)

    3.2 Articles Supplementary relating to the 8 1/2% Class B Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated July 25, 1995 (incorporated by reference to Exhibit 3.3 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1995)

    3.3 Articles Supplementary relating to the 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated April 9, 1996 (incorporated by reference to Exhibit 3.4 to Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31,
              1996)

    3.4 Articles Supplementary relating to the 6.65% Class F Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Kimco Realty Corporation, dated May 7, 2003 (incorporated by reference to Kimco Realty Corporation's filing on Form 8-A dated June 3, 2003)

    3.5 Amended and Restated Declaration of Trust of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28, 1996)

    3.6 First Amendment to Amended and Restated Declaration of Trust of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28, 1996)

    3.7 By-laws of Kimco Realty Corporation dated February 1, 2005, as amended (incorporated by reference to Exhibit 3(ii) Kimco Realty Corporation's Current Report on Form 8-K dated February 1, 2005)

    3.8 Amended and Restated By-Laws of Atlantic Realty Trust (incorporated by reference to Atlantic Realty Trust's Definitive Registration Statement on Form 10, dated March 28, 1996)

    5.1 Opinion of Bruce M. Kauderer, Esq. regarding legality of securities being registered

    8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger*

    8.2 Opinion of Proskauer Rose LLP regarding certain U.S. income tax aspects of the merger*

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Deloitte & Touche LLP

    23.3       Consent of Wachtell, Lipton, Rosen & Katz*

    24.1 Powers of Attorney (included on the signature page of this Registration Statement)

    99.1       Form of Proxy of Atlantic Realty Trust*

    99.2 Opinion of Robert A. Stanger & Co., Inc. (included as Annex B to the proxy statement/prospectus contained in this registration statement)

    99.3 Estimate of Market Value of the Hylan Plaza Shopping Center prepared by Rockwood Realty Associates, L.L.C. (included as Annex C to the proxy statement/prospectus contained in this registration statement)

    99.4       Consent of Robert A. Stanger & Co., Inc.

    99.5       Consent of Rockwood Realty Associates, L.L.C.

-----------------
* To be filed by amendment.